                                                                  Exhibit 99.2

================================================================================
THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION (THE "AMENDED PLAN") ANNEXED HERETO. ACCEPTANCES OR REJECTIONS OF THE AMENDED PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.

================================================================================

THE UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

----------------------------------------------------x
                                                    :
IN RE                                               : Chapter 11
                                                    :
SOLUTIA INC., ET AL.,                               : Case No. 03-17949 (PCB)
                                                    :
         Debtors.                                   : (Jointly Administered)
                                                    :
----------------------------------------------------x


THIS DISCLOSURE STATEMENT APPLIES TO:

 X  All Debtors                              Axio Research Corporation
---                                      ---

    Solutia Inc.                             Solutia Investments, LLC
---                                      ---

    Solutia Business Enterprises Inc.        Beamer Road Management Company
---                                      ---

    Solutia Systems, Inc.                    Monchem, Inc.
---                                      ---

    Solutia Overseas, Inc.                   Solutia Inter-America, Inc.
---                                      ---

    CPFilms Inc.                             Solutia International Holding, LLC
---                                      ---

    Solutia Management Company, Inc.         Solutia Taiwan, Inc.
---                                      ---

    Monchem International, Inc.              Solutia Greater China, Inc.
---                                      ---

--------------------------------------------------------------------------------

             DEBTORS' SECOND AMENDED DISCLOSURE STATEMENT PURSUANT

                    TO SECTION 1125 OF THE BANKRUPTCY CODE



--------------------------------------------------------------------------------

                             KIRKLAND & ELLIS LLP
                               Citigroup Center
                             153 East 53rd Street
                         New York, New York 10022-4611
                                (212) 446-4800

                Attorneys for Debtors and Debtors in Possession




Dated: July 9, 2007

                                                        TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
I.   INTRODUCTION.................................................................................................1

II.  EXECUTIVE SUMMARY............................................................................................2

         A.       CORPORATE HISTORY AND EVENTS LEADING TO THE FILING OF THE CHAPTER 11 CASES......................2

         B.       EVENTS DURING THE CHAPTER 11 CASES..............................................................3

         C.       REORGANIZED SOLUTIA.............................................................................5

         D.       HEARING TO APPROVE THE LEGACY LIABILITY SETTLEMENT WITH MONSANTO AND THE RETIREES...............6

         E.       KEY ELEMENTS OF THE AMENDED PLAN................................................................8
                  1.       Reallocation of the Legacy Liabilities.................................................8
                  2.       Resolution of Outstanding Adversary Litigations and Claims............................10
                  3.       Chapter 11 Claims.....................................................................12
                           (a)      Asserted and Scheduled Claims................................................12
                           (b)      Estimates of Certain Classes of Claims.......................................12
                           (c)      Implied Equity Value Available For Distribution..............................15
                           (d)      Distributions to Creditors Under the Amended Plan............................15
                                    (i)     Certain Creditors Will Be Paid In Full...............................15
                                    (ii)    Certain Creditors Will Receive Shares of New Common Stock............15
                  4.       Distributions to Holders of Common Stock in Solutia Inc...............................17
                  5.       Releases..............................................................................17
                  6.       The Exit Financing Facility...........................................................18

         F.       SUMMARY OF CLASSIFICATION AND TREATMENT OF ALLOWED CLAIMS AND EQUITY INTERESTS UNDER
                  THE AMENDED PLAN...............................................................................19

         G.       PARTIES ENTITLED TO VOTE ON THE AMENDED PLAN...................................................22

         H.       SOLICITATION PACKAGE...........................................................................23

         I.       VOTING INSTRUCTIONS............................................................................24

         J.       THE CONFIRMATION HEARING.......................................................................28

         K.       CONFIRMATION OF THE PLAN IS THE CULMINATION OF THE CHAPTER 11 CASES............................28

                                     -i-


         L.       EFFECT OF THE AMENDED PLAN ON SOLUTIA'S ONGOING BUSINESS.......................................29

III. IMPORTANT INFORMATION.......................................................................................29

IV.  EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES..................................................33

         A.       OVERVIEW OF SOLUTIA'S BUSINESS.................................................................33

         B.       SOLUTIA'S CORPORATE HISTORY....................................................................34
                  1.       The Creation of Solutia...............................................................34
                  2.       The Spinoff...........................................................................34
                  3.       The Monsanto Spinoff - Old Monsanto Becomes Pharmacia.................................35
                  4.       Pfizer's Acquisition of Pharmacia.....................................................36

         C.       THE ASSUMPTION OF LEGACY LIABILITIES...........................................................36
                  1.       Legacy OPEB Liabilities...............................................................36
                  2.       Legacy Environmental Liabilities......................................................37
                  3.       Legacy Tort Liabilities...............................................................38
                  4.       Legacy Pension Liabilities............................................................38
                  5.       Legacy Liability Allocation...........................................................38

         D.       EVENTS LEADING UP TO BANKRUPTCY................................................................39
                  1.       The Initial Period Following the Spinoff..............................................39
                  2.       Beginning of the Economic Downturn....................................................40
                  3.       Continued Decline in Results, Burden of the Legacy Liabilities and
                           Difficulties Obtaining Favorable Financing............................................41
                  4.       The Period Prior to Filing Bankruptcy.................................................42
                  5.       Prepetition Attempts to Restructure the Business......................................44
                           (a)      Anniston PCB Cases Settlement................................................44
                           (b)      Anniston Partial Consent Decree..............................................45
                           (c)      The Bank Credit Agreement....................................................45
                           (d)      Negotiations with Monsanto, Pharmacia and Noteholders........................46
                           (e)      Restructuring of the Euro Notes..............................................46

         E.       THE COMMENCEMENT OF THE CHAPTER 11 CASES.......................................................46

V.   EVENTS DURING THE CHAPTER 11 CASES..........................................................................47

         A.       STABILIZATION OF BUSINESS OPERATIONS...........................................................47
                  1.       First Day Relief......................................................................47
                  2.       DIP Financing.........................................................................48
                  3.       Employee Retention....................................................................48
                  4.       Retention of Restructuring and Other Professionals....................................49

         B.       NEW SENIOR MANAGEMENT TEAM.....................................................................50


                                     -ii-


         C.       REORGANIZATION STRATEGY........................................................................53
                  1.       Enhancing the Performance of Solutia's Businesses.....................................54
                           (a)      New Corporate Culture........................................................54
                           (b)      Strategic Review of Solutia's Material Businesses............................54
                           (c)      Proactive Commercial Perspective.............................................54
                           (d)      Cost Reduction and Efficiency Initiatives....................................55
                           (e)      Operational Excellence Initiative............................................55
                           (f)      Headcount Reductions.........................................................55
                           (g)      Changes to Employee and Retiree Benefit Programs.............................55
                                    (i)     Changes in Active Employee Welfare Benefits..........................55
                                    (ii)    Actions Regarding the Forsberg Settlement............................56
                                    (iii)   Changes in Qualified U.S. Pension Plan Benefits......................57
                                    (iv)    Termination of Non-Qualified Pension Benefits........................57
                                    (v)     Changes in Other Post-Employment Benefits for Active
                                            Employees............................................................58
                                    (vi)    Collective Bargaining Agreements with U.S. Union-Represented
                                            Employees............................................................58
                           (h)      Changes in Compensation Philosophy and Annual Incentive Programs.............58
                           (i)      Remediation Management of Legacy Environmental Liabilities...................58
                           (j)      Executory Contracts and Unexpired Leases.....................................59
                  2.       Changes to the Asset Portfolio........................................................61
                           (a)      Acquisition of Akzo Nobel's Interest in the Flexsys joint venture............61
                           (b)      Changes in the Nylon Business................................................62
                                    (i)     Closure of the Acrylic Fibers Business...............................62
                                    (ii)    Closure of the Pensacola Industrial Fiber Business...................62
                                    (iii)   Conversion of the Pensacola Industrial Fiber Assets..................62
                                    (iv)    Improved Nylon Operational Reliability...............................63
                           (c)      Changes in the Saflex Business...............................................63
                                    (i)     Acquisition of Vitro's interest in the Quimica Joint Venture.........63
                                    (ii)    Construction of Saflex(R) Interlayer Plant in China..................63
                                    (iii)   Construction of Third Extrusion Line at Ghent........................64
                           (d)      Changes in the CPFilms Business..............................................64
                                    (i)     Installation of New CPFilms Metallizing Production Line..............64
                                    (ii)    Installation of New CPFilms Dye Line.................................64
                           (e)      Changes in the Specialty Products Business...................................65
                                    (i)     Expansion of Therminol(R) Production in China........................65
                                    (ii)    Divestiture of the Dequest(R) Business...............................65
                                    (iii)   Closure of the Queeny Plant..........................................65
                                    (iv)    Closure of the Chlorobenzene Business................................65
                                    (v)     Closure of Other Operations..........................................65
                           (f)      Strategic Actions Regarding Non-Core Assets..................................66


                                    -iii-


                                    (i)     Divestiture of the Pharmaceutical Services Business..................66
                                    (ii)    Divestiture of the Astaris Joint Venture.............................66
                                    (iii)   Divestiture of Axio Research Corporation.............................66
                  3.       Reallocation of the Legacy Liabilities................................................66
                           (a)      Legacy OPEB Liabilities......................................................67
                                    (i)     Modification of Benefits Provided to Existing Retirees...............67
                           (b)      Legacy Environmental Liabilities.............................................68
                           (c)      Legacy Tort Liabilities......................................................68
                           (d)      Legacy Pension Liabilities...................................................69
                  4.       Appropriate Capital Structure and Conversion of Debt..................................69
                           (a)      Capital Structure as of Petition Date........................................69
                           (b)      Capital Structure upon Emergence; Exit Financing Facility....................70

         D.       FINANCIAL PERFORMANCE DURING BANKRUPTCY........................................................70

VI.  SUMMARY OF LEGAL PROCEEDINGS................................................................................70

         A.       LEGAL PROCEEDINGS IN THE BANKRUPTCY COURT......................................................71
                  1.       The JPM Adversary Proceeding..........................................................71
                  2.       Equity Committee Adversary Proceeding Against Monsanto and Pharmacia..................72
                  3.       The Equity Committee's View of the Equity Committee Adversary Proceeding..............73
                  4.       Litigation Among Pharmacia, Monsanto and Solutia......................................77
                           (a)      Distribution Agreement Rejection.............................................77
                           (b)      The Adversary Proceedings....................................................77
                           (c)      The Standstill Agreement and Treatment in the Amended Plan...................78
                           (d)      Monsanto's Proof of Claim....................................................79
                           (e)      Pharmacia's Proof of Claim...................................................79
                  5.       The EPA Adversary Proceeding..........................................................80
                  6.       The Retirees Adversary Proceeding.....................................................80
                  7.       Calpine Arbitration...................................................................80
                  8.       Avoidance Actions.....................................................................82
                           (a)      Preference Actions...........................................................83
                           (b)      Fraudulent Transfer and Conveyance Actions...................................83
                                    (i)     Section 548 of the Bankruptcy Code...................................83
                                    (ii)    Section 544 of the Bankruptcy Code...................................83

         B.       PENDING LEGAL PROCEEDINGS OUTSIDE THE BANKRUPTCY COURT.........................................84
                  1.       Cash Balance Plan Litigation..........................................................84
                  2.       SIP Plan Litigation...................................................................85
                  3.       Significant Legal Proceedings Involving Non-Debtor Affiliates of Solutia..............86
                           (a)      Flexsys Patent and Related Litigation........................................86

                                     -iv-


                           (b)      Other Flexsys Related Litigation.............................................88
                           (c)      Ferro Antitrust Investigation................................................88
                  4.       Commercial Litigation.................................................................89
                           (a)      Litigation against INEOS Americas LLC........................................89
                  5.       Other Matters.........................................................................89
                           (a)      Probst v. Monsanto and Solutia...............................................89
                           (b)      Department of Labor Investigation............................................90

VII.  REORGANIZED SOLUTIA........................................................................................91

         A.       BUSINESS OVERVIEW..............................................................................91

         B.       THE NYLON BUSINESS.............................................................................91

         C.       THE SAFLEX BUSINESS............................................................................93

         D.       THE FLEXSYS BUSINESS...........................................................................94

         E.       THE CPFILMS BUSINESS...........................................................................95

         F.       THE SPECIALTY PRODUCTS BUSINESS................................................................96

         G.       CAPITAL OBLIGATIONS TO BE SATISFIED OR COMPROMISED UPON EMERGENCE..............................98
                  1.       DIP Credit Facility  & Prepetition Secured Bank Debt.................................100
                  2.       Senior Secured Notes.................................................................100
                           (a)      Additional Claims...........................................................101
                           (b)      Impairment..................................................................101
                           (c)      Cramdown....................................................................102
                  3.       Retiree Trust........................................................................102
                  4.       Funding Co...........................................................................102
                  5.       Headquarters Financing...............................................................102
                  6.       Euro Notes...........................................................................103
                  7.       Flexsys Financing....................................................................103
                  8.       2027/2037 Notes......................................................................104
                  9.       Trade Claims and Other Unsecured Obligations.........................................104
                  10.      Common Stock and Common Stock Derivatives............................................104
                           (a)      TRADING RESTRICTIONS TO PRESERVE SOLUTIA'S NET OPERATING LOSS INCOME
                                    ATTRIBUTES..................................................................105

         H.       REORGANIZED SOLUTIA'S STRUCTURE...............................................................105
                  1.       New Common Stock.....................................................................105
                  2.       Exit Financing Facility..............................................................106

VIII. RESOLUTION OF THE LEGACY LIABILITIES......................................................................106

         A.       EVENTS LEADING TO THE CURRENT RESOLUTION OF THE LEGACY LIABILITIES............................106

                                     -v-


                  1.       The Agreement in Principle...........................................................106
                  2.       The Original Plan....................................................................107
                  3.       The Global Settlement................................................................107
                           (a)      Material terms of the Global Settlement remain unchanged by the terms of the Amended Plan.........................................................107
                           (b)      Changes to the Global Settlement since February 2006........................108

         B.       DETAILED DISCUSSION OF TERMS OF THE REALLOCATION OF THE LEGACY LIABILITIES....................109
                  1.       Settlement Overview..................................................................109
                           (a)      The Monsanto Claim..........................................................109
                           (b)      Monsanto's Contributions to Solutia's Reorganization........................111
                                    (i)     As Between Itself and Solutia, Monsanto Is Taking Financial
                                            Responsibility for All Tort Claims..................................111
                                    (ii)    Monsanto Is Taking Financial Responsibility, As Between
                                            Itself and Solutia Only, for Certain Environmental
                                            Remediation and Clean-Up Obligations................................112
                                            (a)      Monsanto Is Taking Responsibility, As Between
                                                     Itself and Solutia Only, for All Environmental
                                                     Liabilities at the Legacy Sites............................112
                                            (b)      Monsanto Is Sharing Financial Responsibility with
                                                     Solutia for Obligations at Shared Sites....................112
                                    (iii)   Settlement of Litigation among Pharmacia, Monsanto and
                                            Solutia.............................................................113
                                    (iv)    Monsanto Will Continue To Operate Under the Commercial and
                                            Operating Agreements, and Will Extend the Terms of the
                                            Master Operating Agreement..........................................113
                           (c)      The Retiree Settlement......................................................114
                           (d)      Settlement With Pharmacia...................................................114
                  2.       Settlement of Tort Claims............................................................115
                  3.       Overview of Tort Claims For Which Monsanto Has Agreed to Take Financial
                           Responsibility.......................................................................116
                           (a)      Premises-Based Asbestos Claims..............................................116
                           (b)      Dioxin Claims...............................................................116
                           (c)      PCB Claims..................................................................117
                           (d)      Silica......................................................................118
                           (e)      Other Claims/Unspecified Claims.............................................119
                  4.       Settlement of Legacy Environmental Liabilities.......................................119
                           (a)      Retained Sites (Solutia-Owned or Operated Sites)............................120
                           (b)      Legacy Sites (Never Owned or Operated by Solutia)...........................120
                           (c)      Shared Site Areas (Anniston and Sauget).....................................121
                           (d)      Certain Waste Sites.........................................................122
                           (e)      Natural Resource Damages at Anniston and Sauget.............................122


                                    -vi-


                           (f)      Miscellaneous Prepetition Environmental Claims..............................123
                           (g)      The Terms of the Relationship Agreement.....................................123
                  5.       Monsanto's Settlement of Adversary Proceedings, Contested Matters, Disputes
                           and the Monsanto Proof of Claim......................................................124
                  6.       Monsanto's Agreement to Waive Claims for Indemnity and Contribution Against
                           Solutia..............................................................................124
                  7.       Monsanto's Agreement to Enter into the Relationship Agreement and Continue the
                           Commercial and Operating Agreements..................................................124
                           (a)      Chocolate Bayou Agreements..................................................124
                           (b)      HMD Supply Agreement........................................................125
                  8.       The Retiree Settlement...............................................................126
                  9.       The Pharmacia Settlement.............................................................127

         C.       CONSIDERATION RECEIVED UNDER THE AMENDED PLAN.................................................127
                  1.       Monsanto's Consideration.............................................................127
                  2.       Pharmacia's Consideration............................................................128
                  3.       General Unsecured Creditors' Consideration...........................................128
                  4.       Noteholders' Consideration...........................................................128
                  5.       Retirees' Consideration..............................................................129
                  6.       New Indemnities......................................................................129

         D.       THE RELEASES AND THE MONSANTO/PHARMACIA INJUNCTION ARE NECESSARY COMPONENTS OF THE
                  AMENDED PLAN..................................................................................129

         E.       THE RELATIONSHIP AGREEMENT IS CRITICAL TO THE AMENDED PLAN....................................132

         F.       APPROVAL OF THE SETTLEMENT OF THE LITIGATION AMONG MONSANTO, PHARMACIA AND SOLUTIA IS
                  CLEARLY WARRANTED.............................................................................133

         G.       THE EQUITY COMMITTEE OPPOSES THE MONSANTO AND RETIREE SETTLEMENTS.............................134

IX.   ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE AMENDED PLAN.........................................135

         A.       LIQUIDATION UNDER CHAPTER 7...................................................................137

         B.       ALTERNATIVE PLAN TO REORGANIZATION OR LIQUIDATION.............................................138

X.    PROJECTED FINANCIAL INFORMATION...........................................................................139

         A.       THE EQUITY COMMITTEE'S VIEWS CONCERNING REORGANIZED SOLUTIA'S VALUATION.......................141

                                    -vii-


         B.       SOLUTIA'S RESPONSE TO THE EQUITY COMMITTEE'S "SUM OF INDICATIONS" VALUATION METHODOLOGY.......141

XI.  RISK FACTORS...............................................................................................141

         A.       CERTAIN BANKRUPTCY CONSIDERATIONS.............................................................142

         B.       FACTORS AFFECTING THE VALUE OF THE SECURITIES TO BE ISSUED UNDER THE AMENDED PLAN.............147

         C.       RISKS RELATED TO SOLUTIA'S BUSINESS AND INDUSTRY..............................................151

XII. CONFIRMATION OF THE PLAN...................................................................................159

         A.       THE CONFIRMATION HEARING......................................................................159

         B.       DEADLINE TO OBJECT TO CONFIRMATION............................................................159

         C.       REQUIREMENTS FOR CONFIRMATION OF THE PLAN.....................................................159
                  1.       Requirements of Section 1129(a) of the Bankruptcy Code...............................159
                  2.       Best Interests of Creditors..........................................................161
                  3.       Acceptance...........................................................................163
                  4.       Feasibility..........................................................................163
                  5.       Requirements of Section 1129(b) of the Bankruptcy Code...............................163
                           (a)      "Fair and Equitable"........................................................164
                           (b)      Secured Creditors...........................................................164
                           (c)      Unsecured Creditors.........................................................164
                           (d)      Holders of Equity Interests.................................................164
                           (e)      "Unfair Discrimination".....................................................165

         D.       VALUATION OF REORGANIZED SOLUTIA..............................................................165

         E.       IDENTITY OF INSIDERS..........................................................................165

         F.       EFFECT OF CONFIRMATION OF THE PLAN............................................................165
                  1.       Term of Bankruptcy Injunction or Stays...............................................165
                  2.       Preservation of Avoidance Actions....................................................166
                  3.       Discharge of Claims and Termination of Equity Interests..............................166
                  4.       Exculpation and Limitation of Liability..............................................167
                  5.       Assumption of the ACE Insurance Program and the Treatment of the ACE
                           Companies' Claims....................................................................167

XIII. SECTION 1145 EXEMPTION FOR OFFER AND SALE OF THE NEW COMMON STOCK UNDER THE PLAN..........................169

XIV.  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE AMENDED PLAN..........................................172
                  1.       Consequences to Holders of Claims and Equity Interests...............................173

                                    -viii-


                           (a)      Consequences to Holders of Secured Claims...................................173
                           (b)      Consequences to Holders of Senior Secured Note Claims.......................174
                           (c)      Consequences to Holders of Noteholder Claims and General Unsecured
                                    Claims......................................................................174
                                    (i)     Treatment of a Debt Instrument as a "Security"......................175
                                    (ii)    The Rights..........................................................175
                                    (iii)   Treatment of a Holder of an Allowed Noteholder Claim or a
                                            General Unsecured Claim if the Exchange of Its Claim Is
                                            Treated as a Reorganization.........................................176
                                    (iv)    Treatment of a Holder of an Allowed Noteholder Claim or an
                                            Allowed General Unsecured Claim if the Exchange of its Claim
                                            Is Not Treated as a Reorganization..................................176
                                    (v)     Accrued Interest....................................................177
                                    (vi)    Market Discount.....................................................177
                           (d)      Consequences to Holders of CPFilms Claims...................................178
                           (e)      Consequences to Holders of Tort Claims......................................178
                           (f)      Consequences to Holders of Security Claims..................................179
                           (g)      Consequences to Holders of Equity Interests.................................179
                           (h)      Consequences to Holders of Retiree Claims...................................179

         B.       CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO THE DEBTORS.......................180
                  1.       Certain U.S. Federal Income Tax Consequences of the Amended Plan to Solutia..........180
                           (a)      Cancellation of Indebtedness and Reduction of Tax Attributes................180
                           (b)      Limitation of Net Operating Loss Carryovers and Other Tax Attributes........180
                           (c)      Alternative Minimum Tax.....................................................182
                           (d)      Funding Co..................................................................183
                  2.       Backup Withholding and Reporting.....................................................183

XV.   RECOMMENDATION............................................................................................184

                                 EXHIBITS(1)
                                 --------

EXHIBIT A   Second Amended Plan of Reorganization

EXHIBIT B   Disclosure Statement Order

EXHIBIT C   Solutia Inc. Annual Report, as amended, on Form 10-K for the fiscal year ended December 31, 2006

EXHIBIT D   Reorganized Debtors' Projections

EXHIBIT E   Reorganized Debtors' Valuation

EXHIBIT F   Liquidation Analysis

EXHIBIT G   Committees Appointed in the Debtors' Chapter 11 Cases and Their
            Professionals

EXHIBIT H   Schedule of Avoidance Actions

EXHIBIT I   Certain Litigation Involving Monsanto and/or Pharmacia

EXHIBIT J   Reconciliation of EBITDAR to GAAP Net Income

EXHIBIT K   Valuation Summary, Debt Summary and Updated Business Plan Summary
            (Exhibits 99.2 through and including 99.4 of Solutia Inc. Form 8-K dated April 27, 2007)



---------------------------
(1) The Exhibits to the Debtors' Second Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (the "Disclosure Statement") are voluminous. Accordingly, these Exhibits will be filed with the Bankruptcy Court but will not be annexed to the Disclosure Statement for purposes of service. Parties can obtain copies of the Exhibits to the proposed Disclosure Statement from the website of the Debtors' notice and claims agent, The Trumbull Group, at http://www.trumbullgroup.com.

                                      I.
                                 INTRODUCTION
                                 ------------

         Solutia Inc. ("Solutia"), a Delaware corporation with its primary headquarters in St. Louis, Missouri, and certain of Solutia's direct and indirect subsidiaries identified on the title page above (collectively, "Solutia," the "Debtors" or the "Company"), as debtors and debtors in possession, submit this Disclosure Statement,(2) pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code"), to Holders of Claims and Equity Interests(3) in connection with (A) the solicitation of acceptances of the Debtors' Second Amended Joint Plan of Reorganization, dated July 9, 2007, as the same may be amended from time to time (the "Amended Plan"), which was filed by Solutia with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") on May 16, 2007, and (B) the Confirmation Hearing, which is scheduled for [DATE, MONTH], 2007, commencing at [TIME _.M.], (prevailing Eastern Time). A copy of the Amended Plan is annexed to this Disclosure Statement as Exhibit A.

         This Disclosure Statement includes information about Solutia's prepetition operating and financial history, the events leading up to the commencement of the Chapter 11 Cases, significant events that occurred during the Chapter 11 Cases, and the proposed organization, operations and financing of Reorganized Solutia if the Amended Plan is confirmed and becomes effective. This Disclosure Statement also summarizes terms and provisions of the Amended Plan, including certain effects of confirmation of the Amended Plan, certain risk factors relating to Solutia or Reorganized Solutia, the Amended Plan and the securities to be issued under the Amended Plan and the manner in which Distributions will be made under the Amended Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that Holders of Claims entitled to vote on the Amended Plan must follow for their votes to be counted. Unless otherwise noted in this Disclosure Statement, all dollar amounts provided in this Disclosure Statement and in the Amended Plan are given in United States dollars.

         On [______], 2007, the Bankruptcy Court entered an order, annexed hereto as Exhibit B (the "Disclosure Statement Order"), approving this Disclosure Statement as containing "adequate information," i.e., information of a kind and in sufficient detail to enable a hypothetical reasonable investor typical of the Holders of Claims to make an informed judgment whether to accept the Amended Plan.

---------------------------
(2) All capitalized terms used but not otherwise defined in this Disclosure Statement shall have the meanings ascribed to them in the Amended Plan and the exhibits thereto, including the Retiree Settlement Agreement.

(3) As set forth in this Disclosure Statement, and pursuant to the Disclosure Statement Order (as hereinafter defined), only those Holders of Claims in Classes 3, 5, 11, 12, 13, 14, 15 and 20 who are entitled to vote on the Amended Plan will receive this Disclosure Statement. All other Holders of Claims and Equity Interests will receive a notice of the Disclosure Statement, which will provide details on how to procure copies of this Disclosure Statement.

                                     II.
                               EXECUTIVE SUMMARY
                               -----------------

         Prior to soliciting acceptances of a proposed plan of reorganization, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the plan of reorganization. This Disclosure Statement is being submitted in accordance with the requirements of section 1125 of the Bankruptcy Code. The following is a summary of the material items addressed in the Disclosure Statement and of the Amended Plan, which is qualified by reference to the entire Disclosure Statement and by the actual terms of the Amended Plan, and the exhibits attached hereto and to the Amended Plan. This Executive Summary is being provided as an overview and should not be relied upon for a comprehensive discussion of the Disclosure Statement and/or the Amended Plan.

A.       CORPORATE HISTORY AND EVENTS LEADING TO THE FILING OF THE CHAPTER 11
         --------------------------------------------------------------------
         CASES
         -----

         In 1997 Old Monsanto (as defined below and also referred to herein as Pharmacia) formed Solutia to hold and operate substantially all of the assets and liabilities of Old Monsanto's historical chemicals business, including the Legacy Liabilities (as defined below) related to contingent tort liabilities, environmental remediation, pension obligations and certain retiree medical and other benefits. Solutia was spun off to Old Monsanto's shareholders pursuant to the terms of a Distribution Agreement, dated September 1, 1997, between Solutia and Old Monsanto (the "Spinoff").

         From the Spinoff until 1999, Solutia was a profitable business. However, beginning in late 1999 and continuing through 2003, a general downturn in the economy, increasing raw material prices and excess capacity in the chemicals markets began to negatively impact Solutia's financial results. Despite cost cutting efforts, this negative trend continued. During this timeframe, the more than $100 million per year that Solutia was spending on account of the Legacy Liabilities transferred to it at the time of the Spinoff began imposing significant financial burdens on the Company. The terrorist attacks on September 11, 2001 compounded the financial burdens on Solutia. Because Solutia's raw materials are derivatives of crude oil, Solutia's costs for raw materials skyrocketed after September 11th. At the same time, demand for Solutia's end products (particularly nylon) plummeted in the economic downturn following September 11th. Moreover, as a result of negative publicity surrounding PCB-related litigation filed against Solutia and Monsanto in Anniston, Alabama, Solutia was unable to refinance its senior debt facility on favorable terms. Faced with the challenges presented by the Legacy Liabilities, the continuing economic downturn, high raw materials costs and unfavorable debt terms, Solutia took several actions in an attempt to improve its financial condition and mitigate the burdens imposed by the Legacy Liabilities, including reducing costs and headcount, seeking a reallocation of the Legacy Liabilities among Solutia, Pharmacia and Monsanto, settling the Anniston PCB cases and refinancing its Bank Credit Agreement. Despite these efforts to restructure its liabilities out of court, Solutia continued to face deteriorating liquidity and a substantial Legacy Liability burden. Accordingly, on December 17, 2003, Solutia commenced the Chapter 11 Cases.

B.       EVENTS DURING THE CHAPTER 11 CASES
         ----------------------------------

         During the Chapter 11 Cases, Solutia has greatly improved its business operations and financial results. Under the leadership of a new senior management team, Solutia developed and has been implementing a four-prong reorganization strategy designed to address the factors that led to its chapter 11 filing and to enable Solutia to thrive after emergence from chapter 11. This four-prong strategy focuses on:

         o managing Solutia's businesses to enhance financial and operating performance including the utilization of the unique powers of a chapter 11 debtor-in-possession;

         o making changes to Solutia's asset portfolio so that it consists of high-potential businesses that can consistently deliver returns in excess of their cost of capital;

         o    achieving a reallocation of the Legacy Liabilities; and

         o    establishing an appropriate capital structure.

         The first element of Solutia's reorganization strategy was to stabilize the businesses and position them for growth. Solutia's immediate focus after filing the Chapter 11 Cases was on revitalizing the culture within Solutia and on implementing cost cutting measures. Solutia promptly made management changes throughout the Company, rolled out extensive cost reduction initiatives and redesigned its compensation systems to be more performance-driven. To further improve its cost competitiveness, Solutia made changes to its U.S.-based welfare benefit programs and froze future benefits accruals under its qualified U.S. Pension Plan. During the Chapter 11 Cases, Solutia also utilized the tools of bankruptcy, including the chapter 11 contract rejection and assumption processes, to reject unfavorable contracts or assume and obtain beneficial amendments to a number of executory contracts.

         To better assess the Company's long-term viability, Solutia's management conducted comprehensive and systematic strategic reviews of the Company's material businesses and thereafter began executing on those reviews. Solutia also adopted a more proactive commercial approach in dealing with its customers. In addition, the Company initiated an operational excellence program designed to deliver sustainable improvements in its manufacturing and supply chain operations.

         The second element of Solutia's reorganization strategy was to make changes to its asset portfolio as a means of enhancing the value of its Estates. This is consistent with Solutia's business strategy to build a portfolio of high-potential businesses that can consistently deliver returns in excess of their cost of capital. To implement this strategy, during the Chapter 11 Cases, Solutia (a) made strategic investments in its core businesses; (b) exited certain unprofitable businesses and facilities; and (c) divested non-core assets.

         With respect to strategic investments in high-performing businesses, Solutia has:

         o acquired Flexsys, a global leader in high quality chemicals for the rubber industry with $600 million in annual revenues. Prior to such acquisition, Flexsys was a 50/50 joint venture between Solutia and Akzo Nobel N.V. ("Akzo Nobel");

         o acquired a polyvinyl butyral ("PVB") interlayer plant, and its related business operations, located in Puebla, Mexico, which allows its Saflex laminating glazing interlayers business ("Saflex") to accelerate production of a new, higher margin acoustic PVB product. Prior to such acquisition, the Puebla facility and its related operations were part of a joint venture between Solutia, with a 49% interest, and Vitro S.A., with a 51% interest;

         o initiated construction of a third extrusion line at its facility in Ghent, Belgium, which allows its Saflex business to better meet the rapid growth in architectural PVB sheet;

         o initiated construction of a new PVB interlayer plant in Suzhou, China, which provides its Saflex business with improved access to the growing Asian automotive industry;

         o initiated conversion of historic industrial and carpet fiber assets at its Pensacola, Florida facility into assets that produce resin and compound, which allows its integrated nylon ("Nylon") business to participate in the higher value and growing plastics market for Nylon 6,6;

         o invested in improved plant infrastructure and operational reliability at its Alvin, Texas (Chocolate Bayou) Nylon facility, which has historically incurred high costs associated with unplanned downtime and disruptions in raw material deliveries and product shipments;

         o installed a new metallizing production line and a new dye line at its Martinsville, Virginia facility, which significantly increased the capacity and versatility of its CPFilms (as defined below) business in such areas; and

         o invested in a new Therminol heat transfer fluid manufacturing facility in Suzhou, China, which more than doubled the facility's production capacity.

         With respect to exiting non-profitable businesses and facilities and divesting of non-core assets, Solutia has:

         o closed its acrylic fibers business, its chlorobenzene business and its Pensacola, Florida industrial fiber business;

         o relocated its Skydrol and Skykleen production lines from St. Louis, Missouri to Anniston, Alabama, and thereafter closed its Queeny (St. Louis, Missouri) plant; and

         o divested its pharmaceutical services business, its Dequest(R) phosphonates business and its Astaris joint venture interest.

         The third element of Solutia's reorganization strategy was to achieve a reallocation of the significant tort, environmental and retiree Legacy Liabilities that it assumed as part of the

Spinoff. To achieve a reallocation of these Legacy Liabilities, Solutia entered into arms-length negotiations with Monsanto, the Creditors' Committee and the Retirees' Committee, which resulted in the reallocation of the Legacy Liabilities described herein.(4) Solutia believes that the reallocation is necessary for the Company to emerge as a viable entity. The reallocation of the Legacy Liabilities will be accomplished pursuant to the Amended Plan, which incorporates the terms of the Relationship Agreement and the Retiree Settlement Agreement. Even with the reallocation of the Legacy Liabilities, certain Legacy Liabilities remain Solutia's responsibility.

         With respect to the fourth element of its reorganization strategy, Solutia believes that it is positioned to emerge with an improved capital structure and an appropriate Exit Financing Facility.

C.       REORGANIZED SOLUTIA
         -------------------

         Solutia, together with its wholly owned debtor subsidiaries and wholly owned non-debtor foreign subsidiaries ("Reorganized Solutia"), will emerge from these Chapter 11 Cases as a global organization with a strong portfolio of businesses, many of which have industry-leading positions within their markets. Each of Reorganized Solutia's major businesses is described below:

         o Solutia's Nylon business produces fibers, plastics and high-performance polymers for a variety of applications from carpet to automotive parts. Solutia's Nylon business is one of the world's few fully integrated producers of Nylon 6,6.

         o Solutia's Saflex business manufactures PVB, plastic interlayers that are used in laminated safety glass in automotive and architectural applications. Solutia is a leader in the laminated glass industry and is the world's largest manufacturer of PVB.

         o Solutia's recently acquired Flexsys business is a leading producer of chemicals for the rubber industry.

         o Solutia's CPFilms ("CPFilms") business is the world leader in custom-coated window films for aftermarket automotive and architectural applications, as well as other precision coating applications.

         o Solutia's specialty products ("Specialty Products") business is comprised of a group of specialty industrial chemical products, including heat transfer fluids and aviation hydraulic fluids, used in a variety of industrial applications and a plastic products business focusing on entrance matting and automotive spray suppression flaps. Solutia is a world leader in many of the markets for these niche businesses.


------------------------
(4) The Equity Committee, a party in interest in these Chapter 11 Cases, did not participate in many of these negotiations.

D.       HEARING TO APPROVE THE LEGACY LIABILITY SETTLEMENT WITH MONSANTO AND
         --------------------------------------------------------------------
         THE RETIREES
         ------------

         On June 29, 2007, Solutia filed its motion and memorandum of law seeking approval of the Monsanto Settlement and Retiree Settlement. (See Dkt. Nos. 3974 and 3977). The reallocation and/or satisfaction of the Legacy Liabilities set forth in the Amended Plan and described in this Disclosure Statement form the foundation for the Amended Plan. The Monsanto Settlement and the Retiree Settlement are supported by nearly all of Solutia's primary stakeholders, including the Creditors' Committee, the Retirees' Committee, the Ad Hoc Trade Committee, Pharmacia and Monsanto. Solutia anticipates that the Equity Committee and the Ad Hoc Notes Committee will oppose the Monsanto Settlement. Solutia does not anticipate any opposition to the Retiree Settlement; however, the two settlements are interdependent -- if one fails, the other will no longer remain viable.

         The Bankruptcy Court has scheduled a hearing (the "Settlement Approval Hearing") with respect to the approval of the Monsanto Settlement and the Retiree Settlement. The hearing will commence on September 5, 2007. Thus, Solutia is seeking acceptances of the terms of the Amended Plan from Persons entitled to vote to accept or reject the Amended Plan in advance of approval of the Monsanto Settlement and the Retiree Settlement. There is a risk that the Court will not approve or will require modifications to the Monsanto Settlement and/or the Retiree Settlement in connection with the Settlement Approval Hearing. In such an event, the solicitation of votes on the Amended Plan may be ineffective and Solutia may be required to either resolicit votes or formulate a new plan of reorganization.

         Solutia believes that the Settlement Approval Hearing generally could have three possible outcomes: (i) the Monsanto Settlement and the Retiree Settlement will be approved; (ii) the Monsanto Settlement and the Retiree Settlement will be denied; or (iii) the Monsanto Settlement and the Retiree Settlement will be modified either at the Court's direction or as a result of further negotiations between the parties supporting and opposing the Monsanto Settlement.

         o If the Monsanto Settlement and the Retiree Settlement are approved, Solutia will seek to confirm the Amended Plan based on the votes received through the solicitation process.

         o If the Monsanto Settlement and Retiree Settlement are denied, Solutia will need to reformulate and renegotiate the terms of a new plan. This process could be protracted, due to the possibility of extended complex litigation and negotiation, and would likely delay Solutia's emergence from the Chapter 11 Cases for the foreseeable future.

         o If the Monsanto Settlement and Retiree Settlement are modified, and such modifications materially and adversely affect parties who previously voted in favor of the Amended Plan, Solutia may need to resolicit votes from such parties. However, if the modifications are not material and adverse, no resolicitation will be necessary. In the context of resolicitation, "material" refers to a modification which makes a party who previously accepted the plan "apt to reconsider his vote." See In re American

              Solar King Corp., 90 B.R. 808, 824 (Bankr. W.D. Tex. 1988); see also In re Eastern Sys., 118 B.R. 223 (Bankr. S.D.N.Y. 1990) (mentioning both Bankruptcy Rule 3019 and Solar King during discussion about whether a creditor should be permitted to change his vote in violation of the timeframe allowed by Bankruptcy Rule 3018(a)).

         Solutia submits that solicitation of votes on the Amended Plan prior to or simultaneously with the prosecution of the Monsanto Settlement and the Retiree Settlement is warranted for the following reasons:

         o    The Cost of Solicitation is Not Significant in the Context of
              -------------------------------------------------------------
              the Chapter 11 Cases
              --------------------

              The cost of solicitation is approximately $500,000. As a result, Solutia believes that the cost of soliciting votes now is a prudent investment due to the potential return of obtaining an exit financing facility on the best possible terms and conditions.

         o    Denial of the Monsanto Settlement and/or the Retiree Settlement
              ---------------------------------------------------------------
              Will Impact More than Solicitation
              ----------------------------------

              If the Monsanto Settlement and/or Retiree Settlement are denied, Solutia's accomplishment in reallocating significant Legacy Liabilities back to Monsanto will be lost. In this event, Solutia will need to go back to the proverbial "drawing board" to determine how to appropriately reallocate the Legacy Liabilities. Solutia believes that the denial of the Monsanto Settlement and/or Retiree Settlement will damage the Estates and result in tremendous costs to the stakeholders. Specifically, Solutia believes that negotiating a new agreement on the reallocation and satisfaction of the Legacy Liabilities would be very difficult. In addition, it is very likely that complex, lengthy and costly litigation would ensue if the Monsanto Settlement and/or Retiree Settlement are not approved. As a result, if either of the Monsanto Settlement or the Retiree Settlement are denied, Solutia will be forced to propose a new plan, which would likely result in significant delay to emergence and may ultimately jeopardize Solutia's exit from chapter 11.

         o    Confirmation Through Cramdown is an Alternative to
              --------------------------------------------------
              Resolicitation
              --------------

              To the extent that there is at least one non-insider, impaired accepting Class that is not materially and adversely affected by modifications to the Amended Plan that may occur in connection with the Settlement Approval Hearing, Solutia may be able to confirm the Amended Plan over the objection of any dissenting class without needing to resolicit votes. Solutia may be able to confirm the Amended Plan (as modified) based on the votes already solicited through the "cramdown" provisions of the Bankruptcy Code. The Bankruptcy Court may confirm a modified plan pursuant to the "cramdown" provision contained in section 1129(b) of the Bankruptcy Code if it determines that the plan satisfies the requirements of that section. See Article XII.C.

E.       KEY ELEMENTS OF THE AMENDED PLAN
         --------------------------------

         The Amended Plan is the result of protracted arms-length negotiations among Solutia and its stakeholders.(5) Importantly, the Amended Plan does not alter the material terms of the reallocation of the Legacy Liabilities set forth (a) in the plan of reorganization filed on February 14, 2006 (the "Original Plan"), (b) the Relationship Agreement, or (c) the Retiree Settlement Agreement. However, the terms of the Amended Plan do provide for material changes to the classification of Solutia's creditors and the Distributions that will be available to them.

         1.       REALLOCATION OF THE LEGACY LIABILITIES
                  --------------------------------------

         Having concluded several years of arduous arm's-length negotiations, Solutia now seeks approval of the Monsanto Settlement and the Retiree Settlement. These settlements are supported by nearly all of Solutia's primary stakeholders, for good reason. The Monsanto Settlement achieves the overriding goal of Solutia's reorganization: the permanent reallocation of significant Legacy Liabilities. Monsanto is taking financial responsibility as between itself and Solutia for all of Solutia's legacy tort liabilities and a substantial portion of its legacy environmental liabilities. Monsanto's contributions in this regard make possible Solutia's Settlement with its approximately 20,000 Retirees concerning the provision of future medical and other benefits at modified levels.

         The Amended Plan, the Relationship Agreement and the Retiree Settlement Agreement reallocate the Legacy Liabilities as follows:

         o    Tort Liabilities. Approximately 8,500 Tort Claims were filed in
              ----------------
              the Chapter 11 Cases asserting amounts of more than $17 billion in the aggregate, plus multiple unliquidated Claims not specifying a damage amount. Monsanto has agreed to be responsible, as between itself and Solutia only, for the payment of all past and future Tort Claims related to products liability, property damage, personal injury or premises liability or other damages arising out of or related to the historical chemical business and liabilities transferred to Solutia at the time of the Spinoff. As a result, the Tort Claims will be Reinstated under the Amended Plan and resolved by Monsanto in the ordinary course of business. Solutia currently estimates that the ultimate liability for asserted Tort Claims will range between $15 and $40 million. This estimate does not account for: (a) future Tort Claims that could be asserted for pre-Spinoff conduct; (b) the hundreds of additional lawsuits asserting thousands of claims, which have been commenced directly against Monsanto (for which Monsanto, under the Distribution Agreement, could have asserted potentially billions in dollars in surrogate claims against Solutia's Estates absent the Monsanto Settlement); and (c) defense costs.


-------------------
(5) The Equity Committee opposes the Monsanto Settlement on which the Amended Plan is based.

         o    Environmental Liabilities. Environmental Claims in an aggregate
              -------------------------
              amount of $4 billion have been asserted against Solutia in the Chapter 11 Cases. Pursuant to the terms of the Relationship Agreement, Solutia and Monsanto have agreed to allocate the responsibility for environmental remediation and clean-up obligations at designated sites as follows: (a) Solutia will remain responsible for the environmental liabilities at sites that it owned or operated after the Spinoff; (b) Monsanto will assume responsibility for sites that were transferred to Solutia pursuant to the Spinoff, but with respect to which Solutia was never an owner/operator; and (c) Solutia and Monsanto will share responsibility with respect to the Anniston, Alabama and Sauget, Illinois sites.(6) The projected liabilities relate to these three types of sites set forth below:

              o       Retained Sites
                      --------------

                      Solutia projects that it will incur remediation costs for the Retained Sites in the aggregate amount of approximately $82 million over the next five years.

              o       Legacy Sites
                      ------------

                      Solutia estimates that Monsanto's agreement to take financial responsibility for the Legacy Sites will remove approximately $150 million worth of complex environmental claims from Solutia's Estates. Additionally, Monsanto has agreed to be responsible for remediation of dioxin contamination in the Kanawha River and surrounding areas.

              o       Shared Sites
                      ------------

                      Solutia projects that the aggregate remediation costs at the Shared Sites will be approximately $104 million through 2011. Although the EPA has not yet determined final remedies for these sites, Solutia estimates that remediation costs at Sauget and Anniston will increase to approximately $25 million per year from 2012 through 2016. After 2016, their costs should decrease.

         o    Legacy OPEB Liabilities. Solutia's liabilities with respect to
              -----------------------
              providing its Retirees with medical and other post-employment benefits are modified by the terms of the Retiree Settlement Agreement. The Retiree Settlement effectuates a comprehensive settlement between Solutia and the Retirees' Committee regarding Solutia's OPEB obligations. This settlement (a) provides cost savings to Solutia by modifying Solutia's obligations to provide medical and other post employment benefits to its Retirees, (b) sets up a trust funded with $175 million in cash to be raised in the Rights


-------------------
(6) The description of sites in this paragraph and the Disclosure Statement generally is qualified by reference to the Relationship Agreement.

              Offering, and will be used solely to reimburse Solutia for costs associated with the payment of benefits for pre-spin Retirees, and (c) grants the Retirees an Allowed non-priority general unsecured claim in the aggregate amount of $35 million, the Distribution on account of which will be contributed to the Retiree Trust. The Retiree Settlement is made possible only as a result of Monsanto's agreement to assume financial responsibility for legacy tort and environmental claims pursuant to the Monsanto Settlement.

         o    Legacy Pension Liabilities. During the Chapter 11 Cases, Solutia
              --------------------------
              ceased future benefit accruals under its qualified U.S. Pension Plan in order to reduce required funding obligations to a manageable level. While in chapter 11, Solutia has funded over $235 million to the Pension Plan with approximately $100 million in additional contributions to be made later this year. Solutia has satisfied all minimum funding requirements under ERISA and expects the Plan to be over 80% funded by the end of 2007. Solutia will retain its Pension Plan after emergence and is confident that it can satisfy future mandatory funding obligations now that benefit accruals have ceased. Total required contributions for 2008 through 2011 are expected to be approximately $90 million. The preservation of Solutia's Pension Plan through Solutia's reorganization will benefit over 19,000 participants in the Pension Plan.

         2.       RESOLUTION OF OUTSTANDING ADVERSARY LITIGATIONS AND CLAIMS
                  ----------------------------------------------------------

         The Amended Plan incorporates the resolution or settlement of the various adversary proceedings filed by and against Solutia during the Chapter 11 Cases:

         o    The JPM Adversary Proceeding. As described in Section VI.A.1
              ----------------------------
              hereof, on May 27, 2005, JPMorgan Chase National Bank N.A. ("JPMorgan"),(7) as the predecessor to the Prepetition Indenture Trustee under the Prepetition Indenture, filed an adversary proceeding against Solutia in the Chapter 11 Cases (the "JPM Adversary Proceeding"). In this adversary proceeding, the Prepetition Indenture Trustee asserted five causes of action seeking declaratory judgments that the holders of the 2027/2037 Notes (the "Noteholders") were entitled to security interests in certain of Solutia's assets, and one cause of action seeking adequate protection under section 363 of the Bankruptcy Code. After significant discovery and pre-trial briefing, a trial in this adversary proceeding took place from late May through early July 2006. On May 1, 2007, the Bankruptcy Court ruled that the Noteholders do not have, and are not entitled to, a lien on any of the Debtors' assets. As a result of the Bankruptcy Court's ruling, the Amended Plan provides that the Noteholders will receive, on account of their individual Claims, the same percentage recovery provided to Holders of General Unsecured Claims.

-------------------
(7) Wilmington Trust Company ("Wilmington Trust") has replaced JPMorgan as the Prepetition Indenture Trustee. On March 12, 2007, the Bankruptcy Court entered a Stipulation and Order substituting Wilmington Trust as plaintiff in the JPM Adversary Proceeding.

         o    The Equity Committee Adversary Proceeding. As described in
              -----------------------------------------
              Section VI.A.2 hereof, on March 7, 2005, the Equity Committee commenced an adversary proceeding against Monsanto and Pharmacia in the Chapter 11 Cases (the "Equity Committee Adversary Proceeding"). By its adversary proceeding, the Equity Committee seeks to disallow Monsanto and Pharmacia's Claims against Solutia based on alleged wrongful and inequitable conduct by Monsanto and Pharmacia relating to the Spinoff. Solutia believes that it has already settled the Equity Committee's objections to Monsanto and Pharmacia's claims. At a hearing on May 18, 2007, the Bankruptcy Court ruled that it would consider the reasonableness of Solutia's proposed settlement of claims asserted by and against Pharmacia and Monsanto in these Chapter 11 Cases. The Settlement Approval Hearing is scheduled to commence on September 5, 2007. At this hearing, the Equity Committee will challenge the terms of the Monsanto Settlement and the Retiree Settlement. In the event that the Equity Committee is successful at the Settlement Approval Hearing, the Monsanto Settlement and Retiree Settlement will not be approved and the Amended Plan may not be confirmable. If, however, the Bankruptcy Court approves the terms of the Monsanto Settlement and the Retiree Settlement, pursuant to the standards governing the approval of settlements under Bankruptcy Rule 9019, then the Equity Committee Adversary Proceeding will necessarily be dismissed with prejudice.

         o    Litigation Among Pharmacia, Monsanto and Solutia. Since the
              ------------------------------------------------
              Petition Date, Solutia, Pharmacia and Monsanto have engaged in certain litigations regarding their respective rights and obligations under the Distribution Agreement. On January 17, 2006, these litigations were stayed. In exchange for, among other things, Monsanto's agreement to take financial responsibility for the Legacy Liabilities as described herein, the distribution of New Common Stock provided to Monsanto pursuant to the terms of the Amended Plan, Pharmacia's agreement to waive its claims against the Estates and the releases provided to Monsanto and Pharmacia pursuant to the terms of the Amended Plan, Solutia, Monsanto and Pharmacia have each agreed to settle these adversary proceedings.

         o    The Retirees' Adversary Proceeding. On May 7, 2004, the
              ----------------------------------
              Retirees' Committee commenced an adversary proceeding seeking a declaratory judgment (a) that Pharmacia and Monsanto are liable for the Retirees' benefit claims in the event Solutia obtains relief pursuant to Bankruptcy Code section 1114 and (b) that Pharmacia and Monsanto's claims for indemnity related to Retiree Claims should be equitably subordinated (the "Retirees' Adversary Proceeding"). On November 1, 2004 the parties entered into a standstill agreement and the litigation has been stayed since October 26, 2004. Pursuant to the terms of the Amended Plan and the Retiree Settlement Agreement, the Retirees' Adversary Proceeding will be withdrawn with prejudice.

         3.       CHAPTER 11 CLAIMS
                  -----------------

         (a)      Asserted and Scheduled Claims

         Over 14,800 proofs of claim were filed against the Debtors in the Chapter 11 Cases. In addition, the Debtors listed approximately 2,500 Claims in their Schedules. These Claims asserted amounts of over $28 billion in the aggregate. The Claims are categorized into classes based upon the similarity or dissimilarity of Claims (with similarly situated Claims in the same class) as prescribed by the Bankruptcy Code. A chart setting forth the Classes of Claims against and Interests in Solutia, and the treatment of such Claims and Interests as provided for in the Amended Plan, follows.

         Pursuant to the terms of the Amended Plan, except for Claims that are
(a) expressly exempted from the discharge provisions of the Bankruptcy Code, or (b) specifically identified as being Reinstated, all Claims that arose prior to the confirmation of the Amended Plan will be discharged.

         (b)      Estimates of Certain Classes of Claims

         Claims in Classes 1, 2, 4, 6, 7, 8, 9 and 10 will be paid in Cash in full on the Effective Date, will be Reinstated or will otherwise not be impaired by the terms of the Amended Plan. Claims in Classes 3 and 5 will be paid in Cash in full on the Effective Date, but are deemed impaired by the terms of the Amended Plan. Claims in Classes 18 and 19 will not receive any Distribution under the Amended Plan. Claims in Class 16 will receive a Distribution under the Amended Plan and the holders of such claims are deemed to accept the Amended Plan. Claims in Class 17 will not receive a Distribution and are deemed to accept the Amended Plan. Claims in Classes 11, 12, 13, 14 and 15 will receive Distributions of shares of New Common Stock or other Distributions under the terms of the Amended Plan. Holders of Common Stock in Solutia Inc. in Class 20 will receive their Pro Rata share of the Warrants, provided that Classes 11, 12, 13, 14, 15 and 20 vote to accept the Amended Plan. If any of Classes 11, 12, 13, 14, 15 and 20 vote to reject the Amended Plan, then the Holders of Common Stock in Solutia Inc. in Class 20 will not receive any Distributions under the Amended Plan. The estimated aggregate amount of Claims and Equity Interests in each of Classes 3, 5, 11, 12, 13, 14, 15 and 20 is set forth below:

         o    Senior Secured Notes Claims. As of the Petition Date, Solutia
              ---------------------------
              had outstanding approximately $223 million (which takes into account an unamortized original issue discount (the "OID") of $41.3 million) of the Senior Secured Notes issued pursuant to the 2009 Indenture (as defined herein). On June 22, 2007, Solutia objected to claim no. 6210 filed by the Senior Secured Notes Trustee. Solutia's objection seeks to reduce and allow the Senior Secured Notes Trustee's claim to approximately $208 million as of the Effective Date, which consist of (a) $181.7 million funded on account of the Senior Secured Notes at their issuance and (b) amortized OID of $26.3 million (assuming an Effective Date of September 30, 2007).

         o    CPFilms Claims. Solutia estimates that the total amount of
              --------------
              Allowed CPFilms Claim, will be approximately $8.4 million. Holders of CPFilms Claims are also entitled to assert Claims for simple interest against the CPFilms estate.

         o    Monsanto Claim. Monsanto asserts Claims against Solutia in the
              --------------
              aggregate amount of at least $824.5 million. Importantly, the Monsanto Claim includes additional unliquidated claims, fees, costs and charges that are not reflected below:(8)

--------------------------------------------------------------------------------------------


                           MONSANTO LIQUIDATED CLAIM CALCULATION

--------------------------------------------------------------------------------------------
         Amounts Spent on Solutia's behalf as of (May 31, 2007) (in $ millions)
--------------------------------------------------------------------------------------------
Environmental
         Environmental Remediation (Legacy Sites)                                 15.7
         Environmental Remediation (Shared Sites)                                 46.3
                                                                    ------------------
                  Subtotal                                                        62.0
--------------------------------------------------------------------------------------------
Litigation Defense Costs
         Fees & Expenses                                                          87.1
         Settlements                                                              66.8
                                                                    ------------------
                  Subtotal                                                       153.9
                                                                    ==================
Total Spending as of May 31, 2007                                                215.9(9)
--------------------------------------------------------------------------------------------

                  Other Claim Elements

--------------------------------------------------------------------------------------------
Estimated Future Tort/Environmental Spending                                       179(10)
--------------------------------------------------------------------------------------------
Anniston Settlement                                                              428.7(11)
--------------------------------------------------------------------------------------------
Other (PCL3 Claims)                                                                0.9
--------------------------------------------------------------------------------------------

                  TOTAL LIQUIDATED MONSANTO CLAIM                                824.5
--------------------------------------------------------------------------------------------

         o    Monsanto Contribution. As part of the Monsanto Settlement,
              ---------------------
              Monsanto has agreed, to (a) extend the term of the Master Operating Agreement, (b) replace the Distribution


-------------------
(8)  On June 29, 2007, Monsanto filed its amended claim.

(9) Under section 502(e) of the Bankruptcy Code, the $215.9 million that Monsanto has spent during these Chapter 11 Cases on Solutia's behalf for litigation defense and environmental remediation at the Legacy Sites and Shared Sites may constitute allowed General Unsecured Claims based on the terms of the Distribution Agreement. See In re Drexel Burnham Lambert Group, Inc., 146 B.R. 98, 102 (Bankr. S.D.N.Y. 1992) (claims for reimbursement or contribution that are paid, therefore fixed, are treated as prepetition claims). Moreover, absent the Monsanto Settlement, Monsanto would likely argue that the $215.9 million that Monsanto has spent on Solutia's behalf since the Petition Date constitutes an Administrative Claim under section 507(a)(2) under the Bankruptcy Code. See In re Jartran, Inc., 886 F.2d 859, 871 (7th Cir. 1989) (expenditures may be treated as administrative expense claims if they are actual and necessary costs and expenses of preserving the estate that benefit the estate as a whole).

(10) Monsanto expects to spend $179 million in connection with future legacy tort and legacy environmental liabilities. The estimated future tort liability component is based on historical settlement and judgment costs and past attorney's fees related to such actions. The estimated future environmental liability component is based on the amount Monsanto expects to spend on Legacy Site environmental remediation (discounted to present value at a rate of 3.5%).

(11) Monsanto alleges that Solutia breached the Anniston Settlement Agreement and asserts a claim for $428.7 million (net of insurance proceeds) as a result of this alleged breach.

              Agreement with the Relationship Agreement, (c) settle the litigation related to Solutia's Anniston, Alabama plant, (d) remove all Tort Claims from Solutia's General Unsecured Claims pool, (e) waive the right to file surrogate claims on behalf of legacy claimants, (f) waive the various indemnity claims related to Legacy Liabilities for which Monsanto has agreed to take financial responsibility, (g) enter into the Chocolate Bayou Settlement and amend and assume the Commercial and Operating Agreements subject to the terms thereof,(12) and (h) resolve all litigation and potential litigation related to the Distribution Agreement, the classification of Monsanto's Claim and other matters, between Solutia and Monsanto (with (a) through (h), the "Monsanto Contribution").

         o    2027/2037 Notes. The face amount of the 2027/2037 Notes plus
              ---------------
              accrued but unpaid interest as of the Petition Date is $455.4 million.

              o        Classification
                       --------------

                       The Noteholders' Claims are being separately classified from the General Unsecured Claims because, for among other reasons, (a) the Prepetition Indenture Trustee has filed an appeal of the Bankruptcy Court's May 1, 2007 ruling holding that the Holders of 2027/2037 Notes do not have, and are not entitled to, a lien on the Debtors' assets; (b) the ultimate recovery on account of the Noteholders' Claims is subject to the charging lien arising under the Prepetition Indenture; and (c) the underlying obligations for such Claims constitute funded debt as opposed to general trade Claims.

         o    General Unsecured Claims. The Debtors estimate that the total
              ------------------------
              amount of Allowed General Unsecured Claims will range between $317 million and $367 million.(13)

         o    Retiree Claim. The Retirees, as a class, will receive an
              -------------
              Allowed, non-priority unsecured claim in the aggregate amount of $35 million, which amount is based on the value of agreed-upon reductions to retiree benefits that Solutia could not have unilaterally imposed on the Retirees. The recovery on account of the Retiree Claim will be contributed to the Retiree Trust to enhance its ability to maintain benefit payments for both pre- and post-spin Retirees.

         o    Pharmacia. Holders of Pharmacia Claims will receive
              ---------
              Distributions in the form of a limited indemnity and release.


-------------------
(12) The Chocolate Bayou Settlement is expected to be "cost-neutral" such that there will be no impact on Solutia's business projections upon the consummation of this agreement.

(13) This range does not include $290 million asserted as a borrowed Unsecured Claim by the Dickerson plaintiffs. Solutia believes that this claim should be subordinated by operation of section 510(b) of the Bankruptcy Code. For a more detailed discussion of this claim and Solutia's objections, thereto, see Section VI.B.2.

         o    Common Stock in Solutia Inc. As of February 28, 2007, there were
              ---------------------------
              104,459,578 shares of common stock in Solutia Inc. issued and outstanding. Solely for purposes of tabulating votes to accept or reject the Amended Plan in accordance with section 1126(d) of the Bankruptcy Code, each share of common stock in Solutia Inc. will be deemed to have a value of $0.01.

         (c)      Implied Equity Value Available For Distribution

         As more fully described in the valuation materials attached as Exhibits E and K hereto prepared by Rothschild, the Debtors' financial advisor and investment banker, the estimated midpoint enterprise value for Reorganized Solutia is approximately $2.85 billion, assuming pro forma net debt of approximately $1.7 billion.(14) Accordingly, Reorganized Solutia's implied midpoint equity value available for distribution to creditors is approximately $1.2 billion.

         The Equity Committee's financial advisor believes that Solutia's value may be significantly higher than the Debtors' estimate. The Equity Committee intends to vigorously challenge the Debtors' valuation at confirmation.

         (d)      Distributions to Creditors Under the Amended Plan

                  (i)      Certain Creditors Will Be Paid In Full

         Distributions under the Amended Plan will be made only to Holders of Allowed Claims. As more fully described in Article VII of the Amended Plan, Holders of Disputed Claims must wait until their Claims become Allowed to receive their respective distributions. In addition, Allowed Administrative Expense Claims, Allowed Priority Non-Tax Claims, Allowed Senior Secured Notes Claims, Allowed CPFilms Claims, Allowed Secured Claims and Convenience Claims will be paid in full.

                  (ii)     Certain Creditors Will Receive Shares of New Common
                           Stock

         Pursuant to the Amended Plan, the following Creditors will receive the following distributions, as summarized below (the recovery calculations set forth herein are based on the following assumptions: (a) a General Unsecured Claims pool of $342 million -- the midpoint of the estimated range for the ultimate aggregate amount of Allowed General Unsecured Claims; (b) an exercise price in the Rights Offering at a discount of 25% to Solutia's implied midpoint equity valuation; (c) full subscription to the Rights Offering by participating parties; and (d) that all recoveries are calculated net of the cost to acquire Rights):(15)


-------------------
(14) Pro forma debt of $1.7 billion less pro forma cash of $30 million.

(15) The discount applied to the Rights may change as a result of negotiations among Solutia and its stakeholders; provided that the Rights Offering
                                         --------
     generates $250 million in Cash proceeds and that Monsanto receives 20% of the New Common Stock after taking into account any dilution as a result of the Rights Offering.

         o Holders of Allowed Noteholder Claims in Class 12 will receive their Pro Rata share, inclusive of Allowed General Unsecured Claims, of the Stock Pool consisting of 49.9% of the New Common Stock. In addition, each Holder of an Allowed Noteholder Claim that is an Eligible Holder will be entitled to participate in the Rights Offering. Holders of Allowed Noteholder Claims in Class 12 that do not participate in the Rights Offering will receive a recovery of approximately 74.8 cents on the dollar. Holders of Allowed Noteholder Claims in Class 12 that do participate in the Rights Offering will receive a recovery of approximately 85.3 cents on the dollar.

         o Monsanto will receive (a) 20% of the New Common Stock,(16) which Solutia estimates will be worth approximately $240 million at the midpoint of total enterprise value; (b) an Allowed Administrative Expense Claim for all amounts that it has spent on (x) the Retained Sites and (y) Environmental Liabilities in excess of $50 million at the Shared Sites;(17) (c) payment of reasonable fees and expenses of Monsanto's professionals for work related to the Chapter 11 Cases, capped at the aggregate fees (as approved by the Bankruptcy Court) of the Creditors' Committee's professionals;(18) and (d) subject to taking financial responsibility for liability relating to legacy tort and environmental claims, releases and injunctions against claims relating to Solutia or Legacy Liabilities retained by Solutia.

         o Holders of Allowed General Unsecured Claims in Class 13 will receive their Pro Rata share, inclusive of Allowed Noteholder Claims, of the Stock Pool consisting of 49.9% of the New Common Stock. In addition, each Holder of an Allowed General Unsecured Claim that is an Eligible Holder will be entitled to participate in the Rights Offering. Holders of Allowed General Unsecured Claims in Class 13 that do not participate in the Rights Offering will receive a recovery of approximately 74.8 cents on the dollar. Holders of Allowed General Unsecured Claims in Class 13 that do participate in the Rights Offering will receive a recovery of approximately 85.3 cents on the dollar.

         o The Retirees will receive their future post-employment healthcare, medical or life insurance benefits as modified by the Retiree Settlement Agreement. On the Effective


-------------------
(16) Pursuant to the Monsanto Settlement, Monsanto's recovery on account of this Claim is materially less than if the Monsanto Claim was allowed in its full asserted amount.

(17) Monsanto's administrative expense claim includes claims for Environmental Liabilities (as defined in the Relationship Agreement) at the Shared Sites. Environmental Liabilities include, among other things, amounts that Monsanto has spent for environmental remediation and fees and expenses related to contribution actions against potential responsible parties in connection with the Shared Sites. Based on information received from Monsanto, the Environmental Liabilities at the Shared Sites, as of May 31, 2007, equal $65.9 million (of which $46.3 million is for environmental remediation). Pursuant to the Relationship Agreement, any amounts recovered by Monsanto through its contribution actions against potentially responsible third-parties are allocated 33.3% to Monsanto and 66.6% to Solutia.

(18) The professionals for the Creditors' Committee have incurred approximately $16.7 million in fees and expenses as of May 31, 2007, plus a transaction fee payable to Houlihan Lokey, the Creditors' Committee's financial advisors, upon the confirmation of the Amended Plan with a base fee of at least $1 million plus an incentive fee, based on the interim compensation orders granted by the Bankruptcy Court.

              Date, Solutia will contribute $175 million in cash proceeds from the Rights Offering to the Retiree Trust, which funds will be used solely to reimburse Solutia for costs associated witht the payment of benefits for pre-spin Retirees. In addition, the Retirees, as a class, will receive an Allowed, non-priority unsecured Claim in the aggregate amount of $35 million, which amount is based on the value of agreed-upon reductions to benefits that Solutia could not have unilaterally imposed on the Retirees.(19) The recovery on account of the Retiree Claim will be contributed to the Retiree Trust. In accordance with the terms of the Retiree Settlement Agreement, the Retirees, as a class, will receive 2.2% of the New Common Stock, resulting in a recovery of 74.8 cents on the dollar, which is comparable with the implied value afforded other holders of unsecured claims after excluding the value associated with the right to acquire additional New Common Stock through the Rights Offering and without considering the value to be received through the Retiree Trust in the form of future retiree medical, life and disability benefits. The recovery on account of the Retiree Claim will be contributed to the Retiree Trust to enhance its ability to maintain benefit payments for both pre- and post-spin Retirees and does not account for potential variations to General Unsecured Creditor recoveries based on whether Solutia's General Unsecured Claims estimate proves to be correct.(20)

         4.       DISTRIBUTIONS TO HOLDERS OF COMMON STOCK IN SOLUTIA INC.
                  --------------------------------------------------------

         Holders of Common Stock in Solutia Inc. will receive their Pro Rata share of Warrants to purchase up to 3.5% of the New Common Stock with a strike price of $14.16, provided that Holders of Claims and/or Equity Interests in each of Classes 11, 12, 13, 14, 15 and 20 vote to accept the Plan. If any of Classes 11, 12, 13, 14, 15 and 20 vote to reject the Plan, the Holders of Common Stock in Solutia Inc. will not receive any Distributions under the Amended Plan. On the Effective Date, all existing common stock of, and existing warrants and options to purchase common stock, in Solutia Inc. will be cancelled.

         5.       RELEASES
                  --------

         The Amended Plan provides for the following releases:(21)

         o    Release By the Debtors. As of the Effective Date, the Debtors,
              ----------------------
              Reorganized Solutia and their respective Estates will forever release all claims arising on or prior to the Effective Date against (a) the Debtors' current or former directors, officers and


-------------------
(19) The Retiree Claim and all rights and obligations associated therewith, including voting rights, will be held and managed by the Retirees' Committee as the authorized representative for the Retirees.

(20) Any and all claims filed by individual Retirees on account of reductions in their post-employment healthcare, medical or life insurance benefits as a result of Solutia's Chapter 11 Cases will be disallowed and expunged as duplicative of the Retiree Claim.

(21) This summary of the releases set forth in Article VIII.D of the Amended Plan is provided solely for the convenience of the Bankruptcy Court and parties in interest, and is qualified in its entirety by reference to the terms of the Amended Plan. In the event of any inconsistency between the terms of the Amended Plan and the terms of this summary, the terms of the Amended Plan shall govern.

              employees, (b) the current and former members of the Creditors' Committee, except for the Prepetition Indenture Trustee and their advisors, (c) Monsanto, (d) Pharmacia, (e) Monsanto and Pharmacia's employee benefit plans, (f) the Ad Hoc Trade Committee (g) the Retirees' Committee and (h) the respective Affiliates and current or former representatives, agents and advisors of the foregoing.

         o    Release By Holders of Claims and Equity Interests. As of the
              -------------------------------------------------
              Effective Date, each Holder of a Claim or Equity Interest will forever release all claims, other than claims for Environmental Liabilities related to the Retained Sites or the Shared Sites, arising on or prior to the Effective Date against (a) the Debtors' current or former directors, officers and employees,
              (b) the current and former members of the Creditors' Committee, except for the Prepetition Indenture Trustee and their respective advisors, (c) Monsanto, (d) Pharmacia, (e) the Ad Hoc Trade Committee, (f) the Retirees' Committee and (g) the respective Affiliates and current or former representatives, agents and advisors of the foregoing.

         o    Retiree Release. Pursuant to the terms of the Retiree Settlement
              ---------------
              Agreement, the Retirees' Committee and the Retirees have agreed to release and discharge claims for retiree benefits against (a) the Debtors, (b) Monsanto, (c) Pharmacia, (d) Monsanto and Pharmacia's employee benefit plans and (e) the respective directors, officers, employees, affiliates, agents, advisors and professionals of each of the foregoing. This release will not release and discharge Reorganized Solutia or Monsanto from the performance of their obligations under the terms of the Retiree Settlement Agreement.

         Importantly, Monsanto and Pharmacia are not receiving a release from the Debtors, Reorganized Solutia or Holders of Claims and Equity Interest for those Claims for which Monsanto has agreed, as between itself and Solutia, to take financial responsibility for under the terms of the Amended Plan and the Relationship Agreement. These Claims include Tort Claims, certain NRD Claims, Legacy Site Claims, and Claims for Environmental Liabilities or Costs at sites other than the Retained Sites. Monsanto and Pharmacia will receive releases from the Legacy Liabilities at the Retained Sites. These releases are of significant value.

         6.       THE EXIT FINANCING FACILITY
                  ---------------------------

         As more fully described in Section VII.H.2. herein, Solutia will seek to obtain an exit facility (the "Exit Financing Facility") of up to $2.0 billion (including undrawn availability on the revolving loan) to replace all of its existing secured debt obligations, satisfy various bankruptcy related costs, and provide adequate liquidity for on-going operations. The Exit Financing Facility is expected to include some combination of institutional term loans, a revolving loan, a letter of credit facility, high yield bonds or second lien loans, depending on many factors, including the strength of the capital markets.

F.       SUMMARY OF CLASSIFICATION AND TREATMENT OF ALLOWED CLAIMS AND EQUITY
         --------------------------------------------------------------------
         INTERESTS UNDER THE AMENDED PLAN
         --------------------------------

         The following table(22) provides a summary of the distributions to Holders of Allowed Claims and Equity Interests under the Amended Plan. The recoveries set forth below are projected recoveries and may change based upon changes in Allowed Claims and available proceeds.

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                         ESTIMATED PERCENTAGE
                                                      TREATMENT OF      ESTIMATED AGGREGATED AMOUNT OF    RECOVERY OF ALLOWED
 CLASS                CLAIM/EQUITY INTEREST           CLAIM/EQUITY         ALLOWED CLAIMS OR EQUITY        CLAIMS OR EQUITY
                                                        INTEREST                   INTERESTS                 INTERESTS(23)
--------------------------------------------------------------------------------------------------------------------------------
 Class 1            Priority Non-Tax Claims            Unimpaired                $2.2 million                    100%
--------------------------------------------------------------------------------------------------------------------------------
 Class 2            Secured Claims(24)                 Unimpaired               $40-$50 million                  100%
--------------------------------------------------------------------------------------------------------------------------------
 Class 3            Senior Secured Note Claims          Impaired                $208 million to                  100%
                                                                                $223 million(25)
--------------------------------------------------------------------------------------------------------------------------------
 Class 4            Convenience Claims                 Unimpaired             $1 to $2.5 million               100%(26)
--------------------------------------------------------------------------------------------------------------------------------
 Class 5            CPFilms Claims                      Impaired           $8.4 million plus simple              100%
                                                                         interest at a rate of 8% per
                                                                                    annum.
--------------------------------------------------------------------------------------------------------------------------------
 Class 6            NRD Claims                         Unimpaired         Not applicable. NRD Claims        See Exhibit A.
                                                                         are being Reinstated and will
                                                                        be paid in accordance with the
                                                                         terms of the Amended Plan and
                                                                          the Relationship Agreement.
--------------------------------------------------------------------------------------------------------------------------------

-------------------
(22) This table is only a summary of the classification and treatment of Allowed Claims and Equity Interests under the Amended Plan. Reference should be made to the entire Disclosure Statement and the Amended Plan for a complete description of the classification and treatment of Allowed Claims and Equity Interests.

(23) The estimated percentage recoveries provided by the Debtors with respect to Classes 12 (Noteholder Claims), 13 (General Unsecured Claims), and 14 (Retiree Claims) each contain the assumption that the ultimate aggregate amount of Allowed General Unsecured Claims will be $342 million. This estimated amount includes an estimate of the allowed amount of the Calpine Claims in the amount of $140 million based upon the Calpine Settlement described in Section VI.A.7 of this Disclosure Statement.

(24) Secured Claims include Claims premised upon mechanics' liens and materialmen's liens.

(25) The Allowed Amount of the Senior Secured Note Claims is subject to a determination of the Senior Secured Noteholders' rights under applicable law. Solutia believes that the Allowed amount of the Senior Secured Notes Claim will not exceed $223 million, however, the Senior Secured Notes Trustee has asserted that its claims on behalf of the Senior Secured Noteholders could exceed this amount. The $208 million is determined using the effective interest method as of Sept. 30, 2007. For voting purposes only, the Senior Secured Note Claims will be allowed in their full face amount of $223 million.

(26) See Exhibit A.


                                      19


--------------------------------------------------------------------------------------------------------------------------------
                                                                                                         ESTIMATED PERCENTAGE
                                                      TREATMENT OF      ESTIMATED AGGREGATED AMOUNT OF    RECOVERY OF ALLOWED
  CLASS               CLAIM/EQUITY INTEREST           CLAIM/EQUITY         ALLOWED CLAIMS OR EQUITY        CLAIMS OR EQUITY
                                                        INTEREST                   INTERESTS                 INTERESTS(23)
--------------------------------------------------------------------------------------------------------------------------------
 Class 7            Insured Claims                     Unimpaired         Not applicable. Holders of          See Exhibit A.
                                                                          Insured Claims can recover
                                                                            against the applicable
                                                                              insurance policies.
--------------------------------------------------------------------------------------------------------------------------------
 Class 8            Tort Claims                        Unimpaired         Not applicable. Tort Claims         See Exhibit A.
                                                                         are being Reinstated and will
                                                                        be resolved by Monsanto in the
                                                                          ordinary course of business.
--------------------------------------------------------------------------------------------------------------------------------
 Class 9            Legacy Site Claims                 Unimpaired         Not applicable. Monsanto is         See Exhibit A.
                                                                               taking financial
                                                                           responsibility for Legacy
                                                                                 Site Claims.
--------------------------------------------------------------------------------------------------------------------------------
 Class 10           Equity Interests in all
                    Debtors other than Solutia         Unimpaired               Not applicable.               Not applicable.
--------------------------------------------------------------------------------------------------------------------------------
 Class 11           Monsanto Claim                      Impaired               See Note 27.(27)                See Note 27.
--------------------------------------------------------------------------------------------------------------------------------
 Class 12           Noteholder Claims(28)               Impaired              $455.4 million(29)                85.3%(30)
--------------------------------------------------------------------------------------------------------------------------------


-------------------
(27) Monsanto has asserted Claims against Solutia of at least $824.5 million. Importantly, these Claims include additional unliquidated claims, fees, costs and charges. Additionally, pursuant to the Monsanto Settlement, Monsanto has agreed to make significant contributions to Solutia's Estates as described in more detail in section VIII.B. In satisfaction of its Claim and based on its Contribution, Monsanto will receive 20% of the New Common Stock of Reorganized Solutia. At the Amended Plan's midpoint implied equity value of $1.2 billion, this stock is worth approximately $240 million.

(28) As described in Sections II.E.3 and VI.A.1, the status of the Noteholder Claims is subject to an appeal of the Bankruptcy Court's Final Judgment (as defined herein) determining that the Noteholders do not have, and are not entitled to, a lien on any of the Debtors' assets. For this and other reasons, under the Amended Plan, the Noteholders Claims are being separately classified from the General Unsecured Claims.

(29) Based on principal amount of $450 million plus accrued and unpaid interest of $5.4 million as of the Petition Date.

(30) The recovery calculation is based on the following assumptions: (a) a General Unsecured Claims pool of $342 million -- the midpoint of the estimated range for the ultimate aggregate amount of Allowed General Unsecured Claims; (b) an exercise price in the Rights Offering at a discount of 25% to Solutia's implied midpoint equity valuation; (c) full subscription to the Rights Offering by participating parties; and (d) that all recoveries are calculated net of the cost to acquire Rights. The discount applied to the Rights may change as a result of negotiations among Solutia and its stakeholders; provided that the Rights Offering
                                         --------
     generates $250 million in Cash proceeds and that Monsanto receives 20% of the New Common Stock after taking into account any dilution as a result of the Rights Offering.



                                      20


--------------------------------------------------------------------------------------------------------------------------------
                                                                                                         ESTIMATED PERCENTAGE
                                                      TREATMENT OF      ESTIMATED AGGREGATED AMOUNT OF    RECOVERY OF ALLOWED
      CLASS           CLAIM/EQUITY INTEREST           CLAIM/EQUITY         ALLOWED CLAIMS OR EQUITY        CLAIMS OR EQUITY
                                                        INTEREST                   INTERESTS                 INTERESTS(23)
--------------------------------------------------------------------------------------------------------------------------------
 Class 13           General Unsecured Claims            Impaired          $317 million to $367 million       85.3%(31) (32)
--------------------------------------------------------------------------------------------------------------------------------
 Class 14           Retiree Claim                       Impaired                $35 million(33)                 74.8%(34)
--------------------------------------------------------------------------------------------------------------------------------
 Class 15           Pharmacia Claims                    Impaired          Not applicable. Pursuant to              0%
                                                                         the terms of the Plan and the
                                                                            Relationship Agreement,
                                                                           Pharmacia will receive a
                                                                            limited indemnity from
                                                                           Reorganized Solutia and a
                                                                         limited release from certain
                                                                                  claims.
--------------------------------------------------------------------------------------------------------------------------------


-------------------
(31) The recovery calculation is based on the following assumptions: (a) a General Unsecured Claims pool of $342 million -- the midpoint of the estimated range for the ultimate aggregate amount of Allowed General Unsecured Claims; (b) a Rights Offering discount of 25% to Solutia's implied midpoint equity valuation; (c) full subscription to the Rights Offering by participating parties; and (d) that all recoveries are calculated net of the cost to acquire Rights. The discount applied to the Rights may change as a result of negotiations among Solutia and its stakeholders; provided that the Rights Offering generates $250 million in
                   --------
     Cash proceeds and that Monsanto receives 20% of the New Common Stock after taking into account any dilution as a result of the Rights Offering.

(32) The ultimate percentage recovery received by Holders of Allowed General Unsecured Claims will depend on the final aggregate amount of Allowed General Unsecured Claims. For a discussion of Solutia's estimate of the aggregate amount of Allowed General Unsecured Claims, please see Exhibit A to this Disclosure Statement. Notably, Solutia is in the process of reconciling the General Unsecured Claims asserted in the Chapter 11 Cases and, as a result, certain General Unsecured Claims will be resolved, through liquidation or disallowance, between now and the date the Disclosure Statement is approved, and thereafter. Consequently, the actual aggregate amount of Allowed General Unsecured Claims set forth in this Disclosure Statement may be higher or lower than what is currently estimated and the actual aggregate amount of Allowed General Unsecured Claims ultimately could be outside the range that is currently estimated.

(33) The Retirees will receive their future post-employment benefits as modified by the Retiree Settlement. On the Effective Date, $175 million in cash proceeds, raised through the Rights Offering, will be placed in the Retiree Trust, which funds will be used solely to reimburse Reorganized Solutia for costs associated with the payment of benefits for pre-spin Retirees. The Retirees, as a class, will also receive an Allowed, non-priority unsecured Claim in the aggregate amount of $35 million, which is based on the value of agreed-upon reductions to benefits that Solutia could not have unilaterally imposed on the Retirees. In accordance with the terms of the Retiree Settlement Agreement, the Retirees, as a class, will receive 2.2% of the New Common Stock, resulting in a recovery of 74.8 cents on the dollar. The recovery on account of the Retiree Claim will be contributed to the Retiree Trust to enhance its ability to maintain benefit payments for all Retirees for both pre- and post-spin Retirees.

(34) The estimated recovery for the Retiree Claim does not include the future value of retiree, medical, life and disability benefits to be provided by Reorganized Solutia. Holders of the Retiree Claim are not Eligible Holders and will not participate in the Rights Offering. Proceeds from the later sale of the New Common Stock distributed on account of the Retiree Claim will help to ensure that Reorganized Solutia is able to meet its future obligations to Retirees under the Retiree Settlement; the value of the New Common Stock therefore does not limit Reorganized Solutia's commitment to provide future welfare benefits pursuant to the terms of the Retiree Settlement.



                                      21


--------------------------------------------------------------------------------------------------------------------------------
                                                                                                         ESTIMATED PERCENTAGE
                                                      TREATMENT OF      ESTIMATED AGGREGATED AMOUNT OF    RECOVERY OF ALLOWED
      CLASS           CLAIM/EQUITY INTEREST           CLAIM/EQUITY         ALLOWED CLAIMS OR EQUITY        CLAIMS OR EQUITY
                                                        INTEREST                   INTERESTS                 INTERESTS(23)
--------------------------------------------------------------------------------------------------------------------------------
 Class 16           Non-Debtor Intercompany             Impaired                 $108 million                   40%(36)
                    Claims(35)
--------------------------------------------------------------------------------------------------------------------------------
 Class 17           Debtor Intercompany Claims          Impaired                 $2.44 billion                    0%
--------------------------------------------------------------------------------------------------------------------------------
 Class 18           Axio Claims                         Impaired          Not applicable. Holders of              0%
                                                                            Claims in Class 18 will
                                                                         receive no distribution under
                                                                               the Amended Plan.
--------------------------------------------------------------------------------------------------------------------------------
 Class 19           Security Claims                     Impaired          Not applicable. Holders of              0%
                                                                            Claims in Class 19 will
                                                                         receive no distribution under
                                                                               the Amended Plan.
--------------------------------------------------------------------------------------------------------------------------------
 Class 20           Common Stock in Solutia             Impaired            Solely for purposes of             N/A(37)
                                                                         tabulating votes to accept or
                                                                          reject the Amended Plan in
                                                                            accordance with Section
                                                                          1126(d) of the Bankruptcy
                                                                          Code, each share of common
                                                                         stock of Solutia Inc. will be
                                                                         Inc. deemed to be worth $0.01.
--------------------------------------------------------------------------------------------------------------------------------

G.       PARTIES ENTITLED TO VOTE ON THE AMENDED PLAN
         --------------------------------------------

         Under the provisions of the Bankruptcy Code, not all parties in interest are entitled to vote on a Chapter 11 plan. The following sets forth the Classes that are entitled to vote on the Amended Plan and the Classes that are not entitled to vote on the Amended Plan:


-------------------
(35) Non-Debtor Intercompany Claims are Claims between Solutia and its foreign non-debtor subsidiaries. The Plan treatment for these claims is intended to maximize tax and financial efficiencies between Solutia and its foreign subsidiaries. On the Effective Date, each Non-Debtor Intercompany Claim will be reduced by 60% and the remainder thereof shall be Reinstated by virtue of book entries without a Distribution of Cash or other consideration being made on account of such Claims.


(37) Holders of Common Stock in Solutia Inc. will receive their Pro Rata Share of the Warrants if, and only if, Classes 11, 12, 13, 14, 15 and 20 vote to accept the Amended Plan.

         o Solutia is NOT soliciting votes from the Holders of Claims in Classes 1, 2, 4, 6, 7, 8, 9 and 10, because such Classes, and each Holder of a Claim in such Classes, are not Impaired under the Amended Plan. Pursuant to section 1126(f) of the Bankruptcy Code, such Classes are conclusively presumed to have accepted the Amended Plan.

         o Solutia is NOT soliciting votes from Holders of Claims in Classes 16 and 17, such Classes are deemed to have accepted the Amended Plan.

         o Solutia is NOT soliciting votes from the Holders of Claims in Classes 18 and 19 because such Classes are Impaired under the Amended Plan, and such Holders will not receive any Distributions under the Amended Plan. Pursuant to section 1126(g) of the Bankruptcy Code, such Classes are deemed to have rejected the Amended Plan.

         o Solutia IS soliciting votes to accept or reject the Amended Plan from those Holders of Claims and Equity Interests as of [_____], 2007, which is the record date for voting on the Amended Plan (also defined in the Amended Plan as the "Voting Record Date"), in Classes 3, 5, 11, 12, 13, 14, 15 and 20 because Claims and Equity Interests as in these Classes are Impaired under the Amended Plan and the Holders of those Claims will receive Distributions under the Amended Plan.(38) As such, the Holders of such Claims have the right to vote to accept or reject the Amended Plan.

         For a detailed description of the Classes of Claims and the Class of Equity Interests, as well as their respective treatment under the Amended Plan, see Exhibit A to this Disclosure Statement.

H.       SOLICITATION PACKAGE
         --------------------

         Accompanying this Disclosure Statement are copies of:

         o    the Amended Plan;

         o    the Disclosure Statement Order, which, among other things,
              (a) approves this Disclosure Statement as containing "adequate information" in accordance with section 1125 of the Bankruptcy Code, (b) establishes the procedures for voting on the Amended Plan, (c) schedules a hearing to consider confirmation of the Amended Plan (the "Confirmation Hearing"), (d) sets the deadline for voting on and for objecting to confirmation of the Amended Plan and (e) approves the Rights Offering Procedures;

         o the Rights Offering Procedures, which accompany the Amended Plan as Exhibit H;

         o Rights Subscription Exercise Forms, which are provided only to the Holders of Claims in Classes 12 and 13;


-------------------
(38) The Retiree Claim and all rights and obligations associated therewith, including voting on the Amended Plan, will be held and managed by the Retirees' Committee as the authorized representative for the Retirees.

         o    notice of the Confirmation Hearing ("Confirmation Hearing
              Notice"); and

         o one or more Ballots and a return envelope, which are provided only to the Holders of Claims and Equity Interests in Classes 3, 5, 11, 12, 13, 14, 15 and 20.(39)

I.       VOTING INSTRUCTIONS
         -------------------

         This Disclosure Statement, accompanied by a Ballot or Ballots to be used for voting on the Amended Plan, is being distributed to the Holders of Claims and Equity Interests in Classes 3, 5, 11, 12, 13, 14, 15 and 20. Only the Holders of Claims or Equity Interests in these Classes are entitled to vote to accept or reject the Amended Plan and may do so by completing the Ballot and returning it in the envelope provided.

         Solutia, with the approval of the Bankruptcy Court, has engaged Financial Balloting Group LLC, 757 Third Avenue, New York, New York 10017, www.fbgllc.com, as the claims, balloting, and solicitation agent (the "Voting Agent") to assist in the voting process. The Voting Agent will answer questions, provide additional copies of all materials, and oversee the voting process. The Voting Agent will also process and tabulate Ballots for each Class entitled to vote to accept or reject the Amended Plan.

         The deadline to vote on the Amended Plan is 5:00 p.m. (prevailing Eastern Time) August 30, 2007 (the "Voting Deadline").






-------------------
(39) Holders of common Stock in Solutia Inc. in Class 20 will only receive a solicitation package to the extent that they hold at least 24 shares of common stock in Solutia Inc. Persons who hold less than 24 shares of common stock in Solutia Inc., do not own sufficient shares to receive a Warrant. Under the terms of the Amended Plan, Reorganized Solutia is not required to make Distributions of less than whole Warrants.

          -----------------------------------------------------------

                                    BALLOTS

          -----------------------------------------------------------
            Ballots and Master Ballots must be actually received by
           the Voting Agent by the Voting Deadline at the following
                                   address:

                               Solutia Balloting
                       c/o Financial Balloting Group LLC
                          757 Third Avenue, 3rd Floor
                           New York, New York 10017

            If you received an envelope addressed to your Nominee, please allow enough time when you return your ballot for your Nominee to cast your vote on a Master Ballot before the Voting Deadline.

           If you have any questions on the procedure for voting on
             the Amended Plan, please call the Voting Agent at the
                          following telephone number:

                                (646) 282-1800

          -----------------------------------------------------------

         MORE DETAILED INSTRUCTIONS REGARDING HOW TO VOTE ON THE AMENDED PLAN ARE CONTAINED ON THE BALLOTS DISTRIBUTED TO CREDITORS THAT ARE ENTITLED TO VOTE ON THE AMENDED PLAN. FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE COMPLETED, SIGNED AND RECEIVED BY 5:00 P.M., (PREVAILING EASTERN TIME), ON AUGUST 30, 2007.

         ANY BALLOT THAT IS PROPERLY EXECUTED BY THE HOLDER OF A CLAIM, BUT WHICH DOES NOT CLEARLY INDICATE AN ACCEPTANCE OR REJECTION OF THE AMENDED PLAN OR WHICH INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE AMENDED PLAN, SHALL NOT BE COUNTED.

         EACH HOLDER OF A CLAIM MAY CAST ONLY ONE BALLOT PER EACH SUCH CLAIM HELD. BY SIGNING AND RETURNING A BALLOT, EACH HOLDER OF A CLAIM OR EQUITY INTEREST IN CLASSES 3, 5, 11, 12, 13, 14, 15 AND 20 WILL CERTIFY TO THE BANKRUPTCY COURT AND SOLUTIA THAT NO OTHER BALLOTS WITH RESPECT TO SUCH CLAIM HAVE BEEN CAST OR, IF ANY OTHER BALLOTS HAVE BEEN CAST WITH RESPECT TO SUCH CLASS OF CLAIMS, SUCH EARLIER BALLOTS ARE THEREBY SUPERSEDED AND REVOKED.

         ALL BALLOTS ARE ACCOMPANIED BY RETURN ENVELOPES. IT IS IMPORTANT TO FOLLOW THE SPECIFIC INSTRUCTIONS PROVIDED ON EACH BALLOT.

         FOR NOMINEES:
         -------------

         With respect to Noteholder Claims, Solutia will deliver Ballots to Nominees.

         The Nominees should deliver the Ballot and other documents relating to the Amended Plan, including this Disclosure Statement, to each Beneficial Owner (as defined in the Disclosure Statement Order) for which they serve as Nominee.

         A Nominee has two options with respect to voting. Under the first option, the Nominee will forward the Solicitation Package to each Beneficial Owner for voting and include a return envelope provided by and addressed to the Nominee so that the Beneficial Owner may return the completed Beneficial Owner Ballot to the Nominee. Upon receipt of the Ballots, the Nominee will summarize the individual votes of its respective Beneficial Owners on the appropriate Master Ballot and then return the Master Ballot to the Voting Agent before the Voting Deadline.

         Under the second option, if the Nominee elects to "prevalidate"
Ballots:

         o The Nominee shall forward the Solicitation Package or copies thereof (including (a) the Disclosure Statement (together with the Amended Plan annexed thereto as Exhibit A, and all other exhibits), (b) an individual Ballot that has been prevalidated, as indicated in paragraph (b) below, and (c) a return envelope provided by and addressed to the Voting Agent) to the Beneficial Owner within three (3) business days of the receipt by such Nominee of the Solicitation Package;

         o To "prevalidate" a ballot, the Nominee shall complete and execute the Ballot and indicate on the Ballot the name of the registered holder, the amount of securities held by the Nominee for the Beneficial Owner and the account number(s) for the account(s) in which such securities are held by the Nominee; and

         o The Beneficial Owner shall return the prevalidated Ballot to the Voting Agent by the Voting Deadline.

         If a Master Ballot is received after the Voting Deadline, the votes and elections on such Master Ballot will not be counted. The method of delivery of a Master Ballot to be sent to the Voting Agent is at the election and risk of each Nominee. Except as otherwise provided in this Disclosure Statement, such delivery will be deemed made only when the executed Master Ballot is actually received by the Voting Agent. Instead of effecting delivery by mail, it is recommended, though not required, that such entities use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Ballot should be sent to Solutia, or Solutia's financial or legal advisors, but only to the Voting Agent as set forth above.

         Nominees must provide appropriate information for each of the items on the Master Ballot, including, without limitation, identifying the votes to accept or reject the Amended Plan.

         By returning a Master Ballot, each Nominee will be certifying to Solutia and the Bankruptcy Court, among other things, that:(40)

         o it has received a copy of the Disclosure Statement and other solicitation materials annexed to the Disclosure Statement, and it has delivered the same to the Beneficial Owners such Nominee represents;

         o it has received a completed and signed Ballot from each Beneficial Owner whose vote is reflected on such Master Ballot;

         o it is a bank, broker or other nominee (or agent thereof) that holds the securities being voted on behalf of the Beneficial Owners identified on such Master Ballot;

         o it has properly disclosed (a) the number of such Beneficial Owners, (b) the amount of the 2027/2037 Notes owned by each such Beneficial Owner, (c) each Beneficial Owner's respective vote, if any, concerning the Amended Plan and (d) the customer account, serial number and/or other identification number for each such Beneficial Owner;

         o each such Beneficial Owner has certified to the Nominee that such Beneficial Owner has not submitted any other Ballots for such Class 12 Claims held in other accounts or other names, or, if it has submitted another Ballot held in other accounts or names, that the Beneficial Owner has certified to the Nominee that such Beneficial Owner has cast the same vote for such Class 12 Claims, and the undersigned has identified such other accounts or Owner and such other Ballots;

         o it has been authorized by each such Beneficial Owner to vote on the Amended Plan; and

         o it will maintain the original Beneficial Owner Ballot returned by each Beneficial Owner (whether properly completed or defective) for one year after the Voting Deadline (or such other date as is set by subsequent Bankruptcy Court order) for disclosure to the Bankruptcy Court or the Debtor, if so ordered.

         Each Master Ballot must be returned in sufficient time to allow it to be RECEIVED by the Voting Agent by no later than 5:00 p.m. (prevailing Eastern
Time) on the date of the Voting Deadline.



-------------------
(40) For purposes of soliciting votes on the Amended Plan, Wilmington Trust shall not constitute a "Nominee" and is not responsible for sending any solicitation packages to or collecting and voting a Master Ballot for any Beneficial Owner or holder of the 2027/2037 Notes.

J.       THE CONFIRMATION HEARING
         ------------------------

         Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Amended Plan. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Amended Plan.

         The Bankruptcy Court has scheduled the Confirmation Hearing for [______], 2007 to take place at [______] (prevailing Eastern Time) (the "Confirmation Hearing Date") before the Honorable Prudence Carter Beatty, United States Bankruptcy Judge, in the United States Bankruptcy Court for the Southern District of New York, located at Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004. The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

         Objections to confirmation of the Amended Plan must be filed and served on Solutia, and certain other parties, by no later than [______], 2007 at 4:00 p.m. (prevailing Eastern Time) (the "Plan Objection Deadline") in accordance with the Confirmation Hearing Notice that accompanies this Disclosure Statement. UNLESS OBJECTIONS TO CONFIRMATION OF THE AMENDED PLAN ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE DISCLOSURE STATEMENT ORDER, THEY MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

         Solutia will publish the Confirmation Hearing Notice, which will contain the Plan Objection Deadline and Confirmation Hearing Date, in the national edition of The Wall Street Journal, The Financial Times (U.S. edition), St. Louis Post-Dispatch, and USA Today, to provide notification to those persons who may not receive notice by mail.

K.       CONFIRMATION OF THE PLAN IS THE CULMINATION OF THE CHAPTER 11 CASES
         -------------------------------------------------------------------

         Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code enabling debtors to reorganize their businesses for the benefit of creditors and shareholders. In addition to permitting the rehabilitation of a debtor, chapter 11 promotes equality of treatment for similarly situated creditors and similarly situated equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code.

         The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the bankruptcy commencement date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor in possession."

         The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. The confirmation of a plan of reorganization by the Bankruptcy Court binds the debtor, any issuer of securities under the plan of reorganization, any person acquiring property under the plan of reorganization, any creditor or equity interest holder of a debtor and any other person or entity as may be ordered by the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code. Subject to certain limited exceptions, the order issued by the Bankruptcy Court confirming a plan of reorganization discharges a debtor from any debt that arose prior to the confirmation of the plan of reorganization and provides for the treatment of such debt in accordance with the terms of the confirmed plan of reorganization.

L.       EFFECT OF THE AMENDED PLAN ON SOLUTIA'S ONGOING BUSINESS
         --------------------------------------------------------

         Solutia is reorganizing pursuant to chapter 11 of the Bankruptcy Code. As a result, the confirmation of the Amended Plan does not mean that Solutia will be liquidated or forced to go out of business. Reorganized Solutia will continue to operate Solutia's businesses going forward. More information about the operation of Reorganized Solutia's business can be found in Section VII of this Disclosure Statement.


                                     III.
                             IMPORTANT INFORMATION
                             ---------------------

         THE DEBTORS, THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS, AND THE AD HOC TRADE COMMITTEE APPOINTED IN THE CHAPTER 11 CASES, BELIEVE THAT THE AMENDED PLAN IS IN THE BEST INTERESTS OF ALL CREDITORS. ALL CREDITORS ENTITLED TO VOTE ON THE AMENDED PLAN ARE URGED TO VOTE IN FAVOR OF THE AMENDED PLAN AND ALL RETIREES ARE URGED TO SUPPORT THE RETIREE SETTLEMENT AGREEMENT (AS DEFINED BELOW). THE CREDITORS' COMMITTEE SUPPORTS THE AMENDED PLAN AND URGES ALL HOLDERS OF GENERAL UNSECURED CLAIMS TO VOTE IN FAVOR OF THE AMENDED PLAN. THE RETIREES' COMMITTEE SUPPORTS THE RETIREE SETTLEMENT AGREEMENT AND THE AMENDED PLAN AND URGES ALL RETIREES TO SUPPORT THE RETIREE SETTLEMENT AGREEMENT AND THE AMENDED PLAN. THE AD HOC TRADE COMMITTEE SUPPORTS THE AMENDED PLAN AND URGES ALL HOLDERS OF TRADE CLAIMS TO VOTE IN FAVOR OF THE AMENDED PLAN.

         SOLUTIA BELIEVES THAT THE AMENDED PLAN IS IN THE BEST INTERESTS OF ALL CREDITORS AND RETIREES. ALL CREDITORS ENTITLED TO VOTE ON THE AMENDED PLAN ARE URGED TO VOTE IN FAVOR OF THE AMENDED PLAN AND ALL RETIREES ARE URGED TO SUPPORT THE RETIREE SETTLEMENT AGREEMENT (AS DEFINED BELOW).

         THE CONFIRMATION AND EFFECTIVENESS OF THE AMENDED PLAN ARE SUBJECT TO OTHER MATERIAL CONDITIONS PRECEDENT, AS STATED IN ARTICLE VIII OF THIS DISCLOSURE STATEMENT. THERE IS NO ASSURANCE THAT THESE CONDITIONS WILL BE SATISFIED OR WAIVED.

         THE EQUITY COMMITTEE DOES NOT BELIEVE THAT THE AMENDED PLAN IS IN THE BEST INTERESTS OF ALL CREDITORS OR IN THE BEST INTEREST OF THE ESTATES.

         APPROVAL OF THE AMENDED PLAN IS SUBJECT TO A HEARING ON THE REASONABLENESS OF THE MONSANTO SETTLEMENT AND THE RETIREE SETTLEMENT, WHICH ARE INCORPORATED INTO THE AMENDED PLAN. AN EVIDENTIARY HEARING ON THE REASONABLENESS OF THE SETTLEMENTS IS SCHEDULED TO COMMENCE ON SEPTEMBER 5, 2007. THE EQUITY COMMITTEE INTENDS TO OBJECT TO THE REASONABLENESS OF THE MONSANTO AND RETIREE SETTLEMENTS AT THAT HEARING. IF THE BANKRUPTCY COURT DETERMINES THAT THE SETTLEMENTS ARE NOT REASONABLE, THE AMENDED PLAN WILL NOT GO FORWARD AS PROPOSED BECAUSE IT WILL NOT BE CONFIRMABLE UNDER THE BANKRUPTCY CODE.

         CREDITORS ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING, WITHOUT LIMITATION, THE AMENDED PLAN, WHICH IS ANNEXED HERETO AS EXHIBIT A, AND THE MATTERS DESCRIBED IN ARTICLE XI OF THIS DISCLOSURE STATEMENT, ENTITLED "RISK FACTORS," PRIOR TO SUBMITTING BALLOTS TO VOTE ON THE AMENDED PLAN.

         THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE MERITS OF THE AMENDED PLAN BY THE BANKRUPTCY COURT.

         SUMMARIES OF THE AMENDED PLAN AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE AMENDED PLAN AND THE EXHIBITS AND SCHEDULES ATTACHED TO THE AMENDED PLAN AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS DISCLOSURE STATEMENT, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER SUCH DATE. EXCEPT AS OTHERWISE PROVIDED IN THE AMENDED PLAN OR IN ACCORDANCE WITH APPLICABLE LAW, SOLUTIA IS UNDER NO DUTY TO UPDATE OR SUPPLEMENT THIS DISCLOSURE STATEMENT.

         THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED FOR PURPOSES OF SOLICITING ACCEPTANCES TO, AND CONFIRMATION OF, THE AMENDED PLAN AND MAY NOT BE RELIED ON FOR ANY OTHER PURPOSE. SOLUTIA BELIEVES THAT A SUMMARY OF CERTAIN PROVISIONS OF THE AMENDED PLAN AND CERTAIN OTHER DOCUMENTS AND FINANCIAL INFORMATION CONTAINED OR REFERENCED IN THIS DISCLOSURE STATEMENT ARE FAIR AND ACCURATE. THE SUMMARIES OF THE FINANCIAL INFORMATION AND THE DOCUMENTS ANNEXED TO THIS DISCLOSURE STATEMENT, INCLUDING, BUT NOT LIMITED TO, THE AMENDED PLAN, THE AMENDED PLAN DOCUMENTS AND THE RELATIONSHIP

AGREEMENT, OR INCORPORATED HEREIN BY REFERENCE, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THOSE DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE DISCLOSURE STATEMENT AND THE AMENDED PLAN, THE RELEVANT PROVISION OF THE AMENDED PLAN, AS IT RELATES TO SUCH INCONSISTENCY, SHALL GOVERN.

         NO REPRESENTATIONS CONCERNING SOLUTIA OR THE VALUE OF SOLUTIA'S PROPERTY HAVE BEEN AUTHORIZED BY SOLUTIA OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN ACCEPTANCE OF THE AMENDED PLAN, WHICH ARE OTHER THAN OR INCONSISTENT WITH THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AND IN THE AMENDED PLAN, SHOULD NOT BE RELIED ON BY ANY CREDITOR ENTITLED TO VOTE ON THE AMENDED PLAN.

         THE NEW COMMON STOCK AND THE RIGHTS DESCRIBED IN THIS DISCLOSURE STATEMENT WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN LAW, IN RELIANCE ON THE EXEMPTION SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE OR OTHER APPLICABLE EXEMPTIONS UNDER THE FEDERAL SECURITIES LAWS, TO THE EXTENT SUCH EXEMPTION MAY APPLY, AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.

         THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC") OR ANY SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN REGULATORY AGENCY, NOR HAS THE SEC OR ANY OTHER SUCH AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT.

         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING, THREATENED OR POTENTIAL LITIGATION OR ACTIONS, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AND MAY NOT BE CONSTRUED AS AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER, BUT, RATHER, AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

         SOLUTIA HAS SOUGHT TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT, BUT THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT HAS NOT BEEN AND WILL NOT BE AUDITED OR REVIEWED BY SOLUTIA'S INDEPENDENT AUDITORS UNLESS EXPLICITLY PROVIDED OTHERWISE.

         SOLUTIA MAKES STATEMENTS IN THIS DISCLOSURE STATEMENT THAT ARE CONSIDERED FORWARD-LOOKING STATEMENTS UNDER THE FEDERAL

SECURITIES LAWS. SOLUTIA CONSIDERS ALL STATEMENTS REGARDING ANTICIPATED OR FUTURE MATTERS, INCLUDING THE FOLLOWING, TO BE FORWARD-LOOKING STATEMENTS:

o   any future effects as a result of the pendency of   o   results of litigation;
    the Chapter 11 Cases;
                                                        o   plans and objectives of management for future
o   Solutia's expected future financial position,           operations;
    liquidity, results of operations, profitability
    and cash flows;;                                    o   contractual obligations;

o   dividends                                           o   off-balance sheet arrangements;

o   financing plans;                                    o   growth opportunities for existing products and
                                                            services;
o   competitive position;
                                                        o   price increases;
o   business strategy;
                                                        o   general market conditions;
o   budgets;
                                                        o   benefits from new technology; and
o   projected cost reductions;
                                                        o   effect of changes in accounting due to
o   projected and estimated liability costs,                recently issued accounting standards.
    including pension, retiree, tort and environmental
    costs and costs of environmental remediation;


         THESE STATEMENTS ARE NOT GUARANTEES OF SOLUTIA'S FUTURE PERFORMANCE. THESE STATEMENTS REPRESENT SOLUTIA'S ESTIMATES AND ASSUMPTIONS ONLY AS OF THE DATE SUCH STATEMENTS WERE MADE. THERE ARE RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE DEBTORS' ACTUAL PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE THEY MAY PROJECT AND SOLUTIA UNDERTAKES NO OBLIGATION TO UPDATE ANY SUCH STATEMENT. THESE RISKS, UNCERTAINTIES AND FACTORS INCLUDE:

o   Solutia's ability to demonstrate that the               o   exposure to product liability and other
    Monsanto Settlement and Retiree Settlement are              litigation, environmental remediation obligations
    reasonable pursuant to Bankruptcy Rule 9019 and other       and other environmental liabilities;
    applicable bankruptcy law;
                                                            o   lower prices for Solutia's products or a
o   Solutia's ability to develop, confirm and                   decline in Solutia's market share due to
    consummate the Amended Plan;                                competition or price pressure by customers;

o   Solutia's ability to reduce its overall financial       o   ability to implement cost reduction
    leverage;                                                   initiatives in a timely manner;

o   the potential adverse impact of the Chapter 11          o   ability to divest existing businesses;
    Cases on Solutia's operations, management and
    employees, and the risks associated with operating      o   efficacy of new technology and facilities;
    businesses in the Chapter 11 Cases;
                                                            o   limited access to capital resources;
o   the applicable Debtors' ability to comply with
    the terms of the DIP Credit Facility;                   o   changes in domestic and foreign laws and
                                                                regulations;
o   customer response to the Chapter 11 Cases;
                                                            o   general market conditions;
o   general economic, business and market conditions;
                                                            o   geopolitical instability;
o   currency fluctuations;
                                                            o   changes in pension and other post-retirement
o   interest rate fluctuations;                                 benefit plan assumptions; and

o   price increases or shortages of raw materials and       o   the enactment of legislation increasing
    energy;                                                     funding obligations to the Solutia Pension Plan.

o   disruption of operations;



                                     IV.
          EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES
          ----------------------------------------------------------

A.       OVERVIEW OF SOLUTIA'S BUSINESS
         ------------------------------

         Solutia, together with its wholly owned debtor subsidiaries and wholly owned non-debtor foreign subsidiaries, is a global organization that manufactures and sells chemical-based materials for industrial and consumer use. Solutia is a world leader in a number of markets. Solutia is currently organized in five business units:

     o Solutia's integrated Nylon business produces fibers, plastics and high-performance polymers for a variety of applications from carpet to automotive parts. Solutia's Nylon business is one of the world's few fully integrated producers of Nylon 6,6.

     o Solutia's Saflex business manufactures PVB, plastic interlayers that are used in laminated safety glass in automotive and architectural applications. Solutia is a leader in the laminated glass industry and is the world's largest manufacturer of PVB.

     o Solutia's recently acquired Flexsys business is a leading producer of chemicals for the rubber industry.

     o Solutia's CPFilms business is the world leader in custom-coated window films for aftermarket automotive and architectural applications, as well as other precision coating applications.

     o Solutia's Specialty Products business is comprised of a group of specialty industrial chemical products, including heat transfer fluids and aviation hydraulic fluids, used in a variety of industrial applications and a plastic products business focusing on entrance matting and automotive spray suppression flaps. Solutia is a world leader in many of the markets for these niche businesses.

B.       SOLUTIA'S CORPORATE HISTORY
         ---------------------------

         1.       THE CREATION OF SOLUTIA
                  -----------------------

         Solutia was created by Pharmacia Corporation ("Pharmacia"), which was then known as the Monsanto Company ("Old Monsanto"). Old Monsanto was originally founded in 1901 as a chemicals company. Over the course of the twentieth century, Old Monsanto grew into a highly successful global enterprise that manufactured not only chemicals but also agricultural products, pharmaceuticals, and food ingredients. By 1996, Old Monsanto's net annual sales had grown to approximately $9.6 billion, with chemicals representing less than one-third of its revenues.

         2.       THE SPINOFF
                  -----------

         The core businesses of what are now Solutia and the new Monsanto Company were, prior to 1997, all owned and operated by Old Monsanto. In 1997, Old Monsanto made the strategic decision to exit the chemicals business upon which it had been founded and focus on building a life sciences-based business around its agricultural, pharmaceutical and food ingredient products. In April 1997, Old Monsanto formed Solutia as a wholly owned subsidiary to hold and operate substantially all assets, and assume substantially all of the liabilities, of Old Monsanto's historical chemicals business, including, among others, certain retiree benefits, environmental remediation and pension obligations, as well as contingent tort liability, related to its historical chemicals business.

         The transfer of the chemicals business assets and liabilities from Old Monsanto to Solutia was accomplished pursuant to a Distribution Agreement, dated September 1, 1997, between Solutia and Old Monsanto (as amended on July 1, 2002, the "Distribution Agreement").(41)


-------------------
(41) Article VIII of the Disclosure Statement contains a more detailed discussion of the terms of the Distribution Agreement and its impact on the relationship among Pharmacia, Monsanto and Solutia.

Pursuant to the Distribution Agreement, Solutia was contractually required to assume and indemnify Old Monsanto from and against a wide variety of liabilities. In accordance with the Distribution Agreement, Old Monsanto, through a spinoff transaction, distributed its shares of common stock in Solutia to its shareholders and Solutia became a publicly held company with operations independent of Old Monsanto.

         Pursuant to the Distribution Agreement, Solutia and Old Monsanto entered into a series of contracts to effectuate the transactions necessary to implement the Spinoff (collectively, the "Spinoff Agreements"). The majority of the Spinoff Agreements facilitated Solutia's assumption of liabilities of the chemicals businesses, caused the assignment and transfer of various assets and property from Old Monsanto to Solutia to enable Solutia to operate the chemicals businesses and defined the relationship which was to exist between Solutia and Old Monsanto going forward. Additional Spinoff Agreements were entered into to effectuate Solutia's employment of certain of Old Monsanto's employees and the transfer of their respective benefit plans and related liabilities to Solutia, as well as to allocate tax liability associated with the transferred chemical assets. There were also a number of Spinoff Agreements entered into to govern the leasing of, and guest/operator relationship at, certain facilities as well as the supply of services and arrangements for the provision of utilities at such facilities.

         3.       THE MONSANTO SPINOFF - OLD MONSANTO BECOMES PHARMACIA
                  -----------------------------------------------------

         On December 19, 1999, Old Monsanto was acquired by Pharmacia & Upjohn, Inc. The acquisition was effected by a merger of Old Monsanto with Pharmacia & Upjohn, Inc. whereby (a) Pharmacia & Upjohn, Inc. became a wholly owned subsidiary of Old Monsanto, (b) on February 9, 2000, Old Monsanto formed a new subsidiary, Monsanto Ag Company and (c) on March 31, 2000, Old Monsanto changed its name to "Pharmacia Corporation," and Monsanto Ag Company changed its name to "Monsanto Company." The latter corporation is the entity known today as Monsanto Company and sometimes referred to herein as "Monsanto" or "New Monsanto."

         On September 1, 2000, Pharmacia and the newly formed Monsanto Company entered into a separation agreement (as amended, the "Separation Agreement") whereby Pharmacia's agricultural business, including its agricultural chemicals manufacturing business, was transferred to Monsanto. Pursuant to the Separation Agreement, Monsanto agreed to assume and indemnify Pharmacia not only for any liabilities related to Pharmacia's agricultural business, but also for the liabilities assumed by Solutia in the Spinoff pursuant to the Distribution Agreement, if and to the extent that Solutia failed to pay, perform or discharge them. Certain of the Spinoff Agreements, including the Commercial and Operating Agreements, were assigned by Pharmacia to Monsanto in connection with the Separation Agreement.

         In October 2000, Monsanto made an initial public offering of its common stock in which it sold approximately 15% of its common stock to the public. On August 13, 2002, Pharmacia spun off to its shareholders its remaining interest in Monsanto such that Monsanto became an independent, publicly held company.

         On or about July 1, 2002, prior to the completion of the separation of Monsanto and Pharmacia, Monsanto, Pharmacia and Solutia entered into an amendment to the Distribution

Agreement (the "Amendment"). The Amendment was entered into to effectuate the transfer of certain assets and liabilities from Pharmacia to Monsanto pursuant to the Separation Agreement and to preserve the relationship among Solutia, Monsanto and Pharmacia as nearly as possible in accordance with the original intent of the Distribution Agreement. In addition, in exchange for certain undertakings by Monsanto and Pharmacia, including the agreement by Pharmacia to post an appeal bond, if necessary, in connection with certain PCB litigation relating to Solutia's Anniston, Alabama plant, Solutia agreed to indemnify Monsanto for the liabilities assumed by Solutia in the Spinoff, to the extent Monsanto was required to satisfy them.

         The contractual relationship among Solutia, Pharmacia and Monsanto with respect to the liabilities arising out of the historical chemicals business of Old Monsanto pursuant to the Distribution Agreement and Separation Agreement resulted in a "triangle" of indemnities which is described in greater detail in Section IV.C of this Disclosure Statement.

         4.       PFIZER'S ACQUISITION OF PHARMACIA
                  ---------------------------------

         In April 2003, Pharmacia was acquired by Pfizer Inc. ("Pfizer"). The acquisition was effectuated by a merger of Pharmacia and a wholly owned subsidiary of Pfizer, which resulted in Pharmacia becoming a wholly owned subsidiary of Pfizer.

C.       THE ASSUMPTION OF LEGACY LIABILITIES
         ------------------------------------

         Pursuant to the Distribution Agreement, Solutia agreed to indemnify Old Monsanto from and against liabilities associated with the future ownership and operation of the businesses that Old Monsanto spun-off as Solutia. Solutia was also required to indemnify Old Monsanto for a wide variety of liabilities related to the ownership and operation of the historical chemicals business prior to the Spinoff (the "Legacy Liabilities"). The Legacy Liabilities relate to the chemicals business that Solutia inherited in the Spinoff and include certain liabilities related to many products that were never produced by Solutia. The most significant of the Legacy Liabilities relate to: (a) healthcare, life and disability insurance costs for certain of Old Monsanto's employees who had previously retired from Old Monsanto ("Other Post Employment Benefit Liabilities" or "Legacy OPEB Liabilities"); (b) environmental remediation, compliance and litigation liabilities related to sites owned or operated by Old Monsanto prior to the Spinoff (the "Legacy Environmental Liabilities"); (c) litigation liabilities related to chemical products formerly manufactured, released or used by Old Monsanto in its operations and claims related to asbestos, general liability and other disputes (the "Legacy Tort Liabilities"); and (d) liability for pension benefits for certain of Old Monsanto's employees who retired from Old Monsanto prior to the Spinoff (the "Legacy Pension Liabilities"). These Legacy Liabilities are more fully described below.

         1.       LEGACY OPEB LIABILITIES
                  -----------------------

         The Legacy OPEB Liabilities include medical and life insurance benefits for employees who retired from Old Monsanto prior to the Spinoff and disability benefits for individuals who became disabled while working for Old Monsanto prior to the Spinoff. Many of these retired employees never worked for Solutia. As of the Petition Date, Solutia was providing such benefits to approximately 20,000 pre-Spinoff retirees, disabled individuals and their dependent and surviving spouses at an annual cost of approximately $55 million to $60 million per year.

         In June 1998, Solutia attempted to modify and clarify the benefit payment obligations assigned to it by Old Monsanto for subscribing individuals receiving retiree medical benefits from Solutia. Solutia filed a declaratory judgment action in the United States District Court for the Northern District of Florida, Pensacola Division. In this action, styled Solutia Inc. v. George Forsberg et al. (the "Forsberg Litigation"), Solutia asserted that these medical benefits were not "vested" under ERISA. In addition, certain Old Monsanto retirees filed three lawsuits against Pharmacia in the United States District Court for the Eastern District of Missouri, Eastern Division. Those lawsuits, styled Larry Baird v. Monsanto Company (the "Baird Litigation"), were consolidated for all purposes with the Forsberg Litigation. In addition to Solutia and the retirees, Monsanto and Pharmacia were added as parties to the Forsberg Litigation.

         On November 1, 2001, a settlement of the Forsberg Litigation was approved by the United States District Court for the Northern District of Florida (the "Forsberg Settlement"). The Forsberg Settlement divided union and non-union retirees into eight groups, each entitled to specific benefits under the Solutia Inc. Medical Benefits Plan for Retirees (2002) (the "Forsberg Plan"). In addition to their agreement to participate in the Forsberg Plan, the Forsberg Settlement released all claims by the named plaintiffs, and the classes of retirees that they represented, against Solutia, Pharmacia and Monsanto, and any and all claims for post employment benefits that could have been asserted in the Forsberg Litigation. The retirees' release of Pharmacia and Monsanto provided that the retirees could refile and pursue their claims for retiree medical benefits asserted in the Forsberg Litigation against Pharmacia and Monsanto if Solutia failed to perform its obligations under the Forsberg Plan and was declared to be insolvent. The Forsberg Settlement provides, however, that if the retirees were successful in any such refiled litigation, the measure of damages awarded to such prevailing retiree plaintiffs may not exceed an amount equal to the level and duration of benefits to which such retirees would have been entitled to receive from Solutia under the Forsberg Plan.

         The Monsanto Settlement and Retiree Settlement provide Monsanto and Pharmacia with substantial protection from the Retirees. Without the Retiree Settlement embodied in the Amended Plan, Monsanto and Pharmacia face the risk, under the terms of the Forsberg Settlement, that if Solutia is, in fact, insolvent, and fails to make the required payments, that the Retirees could refile the Forsberg and Baird Litigations against Pharmacia and Monsanto.

         See Section V.C.1.(g)(ii) of this Disclosure Statement which outlines the actions taken by Solutia during the Chapter 11 Cases regarding the Forsberg Settlement and Section VIII.B of this Disclosure Statement for a discussion of the treatment of Legacy OPEB Liabilities under the Retiree Settlement and the Amended Plan.

         2.       LEGACY ENVIRONMENTAL LIABILITIES
                  --------------------------------

         The Legacy Environmental Liabilities for which Solutia was responsible under the Distribution Agreement include the costs of environmental remediation, compliance and litigation obligations arising from activities conducted by Old Monsanto's chemicals business both at sites owned or operated by Solutia as of the Petition Date and others not owned or operated by Solutia as of the Petition Date, including clean-up obligations for off-site migration of contaminants. Prior to the Petition Date, Solutia had spent between $20 million and $40 million annually with respect to the Legacy Environmental Liabilities. As of the Petition Date, Solutia projected that costs related to the Legacy Environmental Liabilities would increase to between $35 million and $45 million annually for 2004 through 2006.

         See Section V.C.1.(i) of this Disclosure Statement which describes the actions taken by Solutia regarding the management of Legacy Environmental Liabilities during the Chapter 11 Cases and Section VIII.B of this Disclosure Statement for a discussion of the treatment of Legacy Environmental Liabilities under the Relationship Agreement and the Amended Plan.

         3.       LEGACY TORT LIABILITIES
                  -----------------------

         The Legacy Tort Liabilities include the costs of toxic tort lawsuits relating to chemical exposure resulting from the conduct of Old Monsanto's chemicals business, including expenses, settlements and judgments arising from the litigation. The Legacy Tort Liabilities included liabilities related to PCBs, most significantly the Tort Claims arising out of the manufacture of PCBs in Anniston, Alabama prior to the Spinoff. Solutia has never manufactured or sold PCBs. Although the Tort Claims related to PCBs at Anniston were settled prior to the Petition Date, as of such date, Solutia estimated that costs related to the Legacy Tort Liabilities would be approximately $20 million per year for the foreseeable future. See Section VIII.B.2 and 3 of this Disclosure Statement regarding the treatment of Legacy Tort Liabilities under the Relationship Agreement and the Amended Plan.

         4.       LEGACY PENSION LIABILITIES
                  --------------------------

         Solutia's qualified U.S. pension plan includes pension benefits for employees of Old Monsanto who retired from Old Monsanto prior to the Spinoff and likely never worked for Solutia. While the valuation of the pension plan assets contributed to Solutia by Old Monsanto at the time of the Spinoff was equal to the projected pension liabilities assumed by Solutia, the actual returns on such pension assets fell short of the projected returns, in part due to the generally poor performance of the stock market in the early 2000s. This shortfall, coupled with a sharp drop in the interest rate required to be used in calculating the pension plan's liabilities, resulted in Solutia's qualified pension plan becoming underfunded. As a result, as of the Petition Date, Solutia estimated that it would need to make quarterly contributions to the qualified pension plan in 2005 totaling approximately $150 million in the aggregate and significant contributions thereafter. See Section V.C.1.(g) of this Disclosure Statement which outlines the actions taken by Solutia during the Chapter 11 Cases regarding the Legacy Pension Liabilities.

         5.       LEGACY LIABILITY ALLOCATION
                  ---------------------------

         Through the execution of the Distribution Agreement and the Separation Agreement and the consummation of the Spinoff and the spinoff of Monsanto, Pharmacia effectuated an allocation of its historic liabilities among itself, Solutia and Monsanto, with the ultimate contractual responsibility for the Legacy Liabilities allocated to Solutia. This contractual allocation, as it existed immediately prior to the commencement of the Chapter 11 Cases, can be summarized as follows:

     o   Pharmacia: Pharmacia, as the original corporate entity that conducted
         ---------
         the operations giving rise to the Legacy Liabilities, remains responsible for the Legacy Liabilities by operation of law. Pharmacia is contractually indemnified for these liabilities by both Solutia and, to the extent that Solutia fails to pay, perform or discharge such liabilities, Monsanto.

     o   Solutia: Solutia is contractually responsible for the Legacy
         -------
         Liabilities and must indemnify (a) Pharmacia under the Distribution Agreement and (b) Monsanto under the 2002 amendment to the Distribution Agreement, with respect to losses incurred by such parties in connection with the Legacy Liabilities.

     o   Monsanto: Monsanto is contractually obligated to indemnify Pharmacia
         --------
         under the Separation Agreement for the Legacy Liabilities to the extent that Solutia fails to pay, perform or discharge such liabilities.

D.       EVENTS LEADING UP TO BANKRUPTCY
         -------------------------------

         1.       THE INITIAL PERIOD FOLLOWING THE SPINOFF
                  ----------------------------------------

         For the first few years after the Spinoff, from 1997 through 1999, Solutia was a profitable business. In 1997, its initial year of existence, Solutia had net income of $192 million on net sales of $3.0 billion. Net income was $249 million and $206 million, respectively, in 1998 and 1999 on net sales of approximately $2.8 billion in each year. As a result of these strong earnings, Solutia began an expansion and acquisition program to grow and expand its businesses. Capital expenditures increased from $165 million and $158 million in 1997 and 1998, respectively, to $257 million in 1999.

         Pursuant to this growth strategy, during 1997, Solutia opened a new industrial nylon fiber production facility at its plant in Greenwood, South Carolina at a cost of approximately $55 million. At this time, Solutia also finalized plans for the "AN7 Project" which was designed to double the production capacity at its Chocolate Bayou plant for acrylonitrile and hydrogen cyanide, two major feedstocks used to make nylon and acrylic fiber, as well as Roundup(TM) and Alimet(TM), which was completed in 2000 at a cost of approximately $320 million.

         In 1998, Solutia announced plans to build a new phenol to ketone production facility which was completed in 2001 at a cost of approximately $35 million. During 1999, Solutia began repositioning its portfolio of businesses with the goal of achieving $5 billion in net sales within three to four years. This growth program included internal initiatives such as (a) the full global commercialization of Saflex IIIG(TM), Solutia's third-generation polyvinyl butyral product, (b) the continued commercialization of KeepSafe(R), Saflex Inside(TM) and KeepSafe Maximum(TM) for residential security and hurricane protection windows, (c) the launch of a Saflex(R) product for Enhanced Protective Glass in side and rear automotive windows and (d) the introduction of Ascend(TM) nylon plastics and polymers, among other programs. As part of Solutia's external growth programs, Solutia acquired CPFilms, a leading manufacturer and marketer of window films and other high-technology films products for automotive, architectural and other applications, in May 1999 for approximately $200 million. In December 1999, Solutia purchased Vianova Resins, a leading European producer of resins and additives for coatings and technical applications, for approximately $640 million. This acquisition became the foundation for Solutia's resins, additives and adhesives business (the "Resins & Additives Business").

         In addition, starting in 1997, Solutia authorized a number of share repurchase programs. At the time the programs were initiated, Solutia had surplus cash available and management believed that Solutia stock was a good investment. Solutia believed that share repurchases were a more tax-efficient method than dividends for returning value to shareholders and also demonstrated confidence in Solutia's prospects and its pragmatic approach to delivering earnings-per-share growth. Between 1997 and 2000, Solutia repurchased approximately 17.7 million shares of its common stock at a cost of approximately $345 million pursuant to these repurchase programs.

         2.       BEGINNING OF THE ECONOMIC DOWNTURN
                  ----------------------------------

         Beginning in late 1999 and into 2000, a general downturn in the economy and increasing raw materials and energy prices began to negatively impact Solutia's financial results. Raw material and energy costs, particularly petroleum products and natural gas, increased, with oil prices increasing to over $30 a barrel in 2000 from lows of approximately $10 a barrel in 1998 and early 1999. This resulted in Solutia's raw materials and energy costs increasing from $994 million and $984 million in 1998 and 1999, respectively, to $1.3 billion in 2000. At the time of these raw materials cost increases, it became apparent that Solutia's strategies for addressing the risk of fluctuating raw material prices were not adequate for the existing raw materials market.

         In addition, investment in capacity by Solutia and other manufacturers in the late 1990s resulted in excess manufacturing capacity and low utilization in a number of the markets in which Solutia participated. This excess capacity made it difficult for Solutia to raise prices sufficiently to offset increased raw materials costs. Nylon carpet selling prices were adversely impacted in 1999 by continuing consolidation in the carpet mill industry and the resulting increase in the carpet mills' buying leverage. In 1999, acrylic fiber demand decreased as a result of weak economic conditions in Asia and a strengthening dollar, resulting in lower sales volumes and, just as this demand began to improve in late 2000, Solutia began experiencing decreased sales volumes in carpet fiber, which adversely impacted the Nylon business's sales. As a result of these factors, Solutia's net income decreased from $206 million in 1999 to $49 million in 2000, even though net sales increased from $2.8 billion in 1999 to $3.2 billion in 2000.

         To partially alleviate the impact of this economic downturn on Solutia, in December 2000, Solutia's management initiated a number of cost reduction initiatives that were expected to achieve $100 million in annual savings for 2001 and 2002. These initiatives included a reduction in force, streamlining operations primarily within the Nylon business and implementing enterprise-wide systems as a means of improving work design processes and gaining efficiencies. Along with these cost reduction efforts, in August 2000, Solutia completed the sale of its polymer modifiers business and related manufacturing facilities to Ferro Corporation for approximately $130 million in order to raise cash and allow Solutia to focus on its core businesses.

         During the time that Solutia implemented its cost reduction strategy as a means of alleviating the impact of the economic downturn on the Company, it continued making capital expenditures and pursuing external growth through acquisitions in line with the growth plan initiated in 1999. In early 2000, Solutia purchased CarboGen Holdings AG, a leading process research and development firm, and AMCIS AG, which developed production processes and manufactured active ingredients for clinical trials and small-volume commercial drugs for the global pharmaceutical industry, which together would become Solutia's pharmaceutical services business. In addition, in 2000 Solutia entered into the Astaris joint venture with FMC Corporation (described in further detail in Section V.C.2(f)(ii) of this Disclosure Statement) to manufacture and market phosphorus chemicals. Finally, in early 2000, Solutia Europe S.A./N.V. ("SESA") issued the Euro Notes (as defined herein) in part to refinance commercial paper used to finance the pharmaceutical services and Resins & Additives Business acquisitions.

         3.       CONTINUED DECLINE IN RESULTS, BURDEN OF THE LEGACY
                  --------------------------------------------------
                  LIABILITIES AND DIFFICULTIES OBTAINING FAVORABLE FINANCING
                  ----------------------------------------------------------

         Despite its efforts to cut costs, in 2001, Solutia's results continued to be significantly impacted by high, and increasingly more volatile, raw materials and energy costs. Overall, raw materials and energy costs in 2001 remained at the high levels experienced in 2000. Solutia began to experience decreased demand for a number of its products, along with lower selling prices, which resulted in a decrease in net sales from $3.2 billion in 2000 to $2.8 billion in 2001. For the first time since its inception in 1997, Solutia reported a net loss of $59 million in 2001.

         At this time Solutia began to feel more acutely the burden of the Legacy Liabilities on its ability to operate its businesses. The Legacy Liabilities imposed substantial continuing financial burdens on Solutia that made the first cyclical downturn since the Spinoff more difficult to manage. In addition, the generally weak performance of the stock market in the early 2000s caused returns on the assets contributed to Solutia's qualified pension plan by Pharmacia to fall short of projections. As a result of this shortfall, combined with a sharp drop in the interest rate required to be used in calculating the pension plan's liabilities, Solutia determined that the pension plan was underfunded and that Solutia would be required to make significant contributions to fund the plan going forward.

         Between the Spinoff and the Petition Date, the Legacy Liabilities required average payments by Solutia in excess of $100 million per year. During the early years after the Spinoff, Solutia's positive cash-generating capability allowed it to satisfy the Legacy Liabilities and its continuing operations without the need for additional financing. However, with the ongoing economic downturn, it became more difficult for Solutia to bear the burden of the Legacy Liabilities from its operating cash flow.

         In 2001, Solutia's Astaris joint venture placed an additional drain on Solutia's operating cash flow. Astaris' business suffered at this time as a result of the failure of certain technology contributed to Astaris by FMC Corporation, Solutia's joint venture partner in Astaris, as well as higher raw material costs and lower sales volumes resulting from the economic downturn and a weaker euro. Due to Astaris' deteriorating results, beginning in 2001, Solutia was contractually required to make additional contributions to the Astaris joint venture. These additional contributions totaled $31 million in 2001 and $160 million in the aggregate through the end of 2005.

         In the face of declining results and the burdens of the Legacy Liabilities, in early 2001 Solutia began having difficulty meeting the financial covenants included in its $800 million revolving credit facility due August 2002 (the "$800 million facility") and under its $250 million multi-currency revolving credit facility (the "$250 million facility"). As a result, during 2001, Solutia terminated the $250 million facility which it had not drawn on, and obtained a number of waivers and amendments to the $800 million facility that modified the financial covenants contained therein and collateralized the borrowings thereunder.

         Solutia planned to issue debt equity convertible bonds (the "DECS Offering") during the third quarter of 2001 and use the proceeds therefrom to repay the $800 million facility and $150 million of its 6.5% notes due October 2002 (the "2002 Notes"). Solutia decided to postpone the offering, however, due to a downgrade of Solutia's commercial paper and unsecured debt ratings and the impact of the terrorist attacks of September 11, 2001 on the financial markets and the economy as a whole. These ratings downgrades also resulted in Solutia being unable to issue commercial paper, thereby forcing Solutia to refinance outstanding commercial paper under the $800 million facility at relatively higher rates.

         4.       THE PERIOD PRIOR TO FILING BANKRUPTCY
                  -------------------------------------

         During 2002, Solutia continued to face a deteriorating economy, overcapacity in the industry and the ongoing financial burden of the Legacy Liabilities. In early 2002, Solutia began to be significantly impacted by toxic tort litigation relating to the discharge of polychlorinated biphenyls ("PCBs") from the Anniston, Alabama plant site during Pharmacia's historical operation of that site. Responsibility for such litigation was one of the Legacy Tort Liabilities that was assumed by Solutia in the Spinoff.

         On January 1, 2002, simultaneous articles were published in The Washington Post, The St. Louis Post-Dispatch and The Birmingham, Alabama Daily News regarding Solutia's potential liability for the damage caused by the alleged discharge of PCBs from Solutia's Anniston, Alabama plant site. Solutia believes the stories were strategically placed by, and based on information provided by, an environmental group with ties to various plaintiffs' attorney groups, immediately prior to the trial of Abernathy v. Monsanto ("Abernathy") case in state court and the commencement of new actions in federal court regarding the Anniston PCBs. At the time of the articles, several consolidated litigation proceedings (the "Anniston PCB Cases") were in progress against Pharmacia, Monsanto and/or Solutia alleging claims for trespass, negligence, nuisance, outrage and other torts relating to alleged PCB contamination at the Anniston plant. Plaintiffs were seeking damages and injunctive relief. These cases (including Tolbert v. Monsanto ("Tolbert") case in federal court and the Abernathy case in state court) are described in further detail in Exhibit I to this Disclosure Statement. Historically, Old Monsanto had been successful in managing liability related to PCB litigation based on personal injury from exposure to products containing PCBs. However, the Anniston PCB Cases were based on injuries resulting from discharges of PCBs from the Anniston plant. Notably, all of the underlying facts giving rise to these causes of action were in place well before the Spinoff. Solutia had no role in producing PCBs.

         The Anniston PCB Cases, and the attention brought to the cases by the various news articles, raised concerns in the financial markets regarding Solutia's continued ability to satisfy potential judgments in the litigation and resulted in a further downgrade of Solutia's debt ratings, for the first time dropping the ratings below investment grade. Furthermore, the publicity resulted in a rapid decline in Solutia's stock price from $14.02 per share on December 31, 2001, to $9 per share on January 3, 2002. By mid-February 2002, Solutia's stock price was fluctuating between $8 and $9 per share. The concerns raised in the various media reports regarding Anniston were realized when, in February of 2002, a verdict was rendered on the question of liability against Solutia and Monsanto in favor of the Abernathy plaintiffs. After the Abernathy judgment, Solutia's stock price dropped below $6 per share. This rapid decline in Solutia's stock price, coupled with the loss of Solutia's investment grade rating, resulted in Solutia abandoning its plan to pursue the DECS Offering. By the end of 2002, Solutia's stock price had declined even further and closed on December 31, 2002 at $3.63 per share.

         With the DECS Offering no longer a possible financing alternative, obtaining new financing to fund its operations and to refinance the $800 million facility and the 2002 Notes, which were scheduled to mature in August and October of 2002, respectively, became more difficult. With declining results, a slow economy and a lowered credit rating, along with the uncertainty relating to the Legacy Liabilities and the Anniston PCB Cases, the terms of the debt Solutia was able to obtain to replace the $800 million facility and the 2002 Notes were much less favorable than the terms of prior financings.

         In July 2002, the $800 million facility was amended to reduce the facility to $600 million (hereinafter, the "$600 million facility"), comprised of a $300 million term loan and a $300 million revolving credit facility. The $600 million facility was secured by certain assets of Solutia. Solutia's grant of a security interest in certain assets to the lenders under the $600 million credit facility, as well as the grant of a security interest to the lenders under Astaris' credit facility, resulted in other outstanding indebtedness of Solutia becoming secured pursuant to "equal and ratable" provisions in the instruments governing that indebtedness, which provided that it be secured on an equal and ratable basis with Solutia's other secured indebtedness. This indebtedness included Solutia's $150 million 6.72% unsecured debentures due October 15, 2037 (the "2037 Notes") and $300 million 7.375% unsecured debentures due October 15, 2027 (the "2027 Notes"), all issued under the Prepetition Indenture, and the 6.25% Notes due February 14, 2005 ((euro)200 million) issued by nondebtor Solutia Europe S.A/N.V. under a Fiscal Agency Agreement dated February 11, 2000 (as amended, the "Euro Notes").

         Also in July 2002, Solutia completed a private placement of $223 million (issued with an original issue discount) of 11.25% senior secured 7-year notes (the "Senior Secured Notes"). Part of the proceeds from the Senior Secured Notes was used to repay the outstanding principal and interest under the 2002 Notes. Solutia obtained a number of additional amendments to the $600 million facility in 2002 to modify certain financial covenants and allow the sale of the Resins & Additives Business.

         In December 2002, Solutia entered into an agreement to sell its Resins & Additives Business to UCB S.A. ("UCB") and the sale was completed on January 31, 2003. Net proceeds to Solutia of approximately $474 million from the sale of the Resins & Additives Business were used to partially pay down indebtedness under the $600 million facility.

         Solutia's inability to access the financial markets on favorable terms continued throughout 2002 and into 2003. Efforts to raise additional financing were further impacted by a "60 Minutes" segment in late 2002 highlighting environmental remediation concerns at the Anniston plant and the adverse impact such remediation cost could have on Solutia.

         5.       PREPETITION ATTEMPTS TO RESTRUCTURE THE BUSINESS
                  ------------------------------------------------

         Faced with the challenges presented by the Legacy Liabilities, the continuing economic downturn, high raw materials and energy costs and unfavorable debt terms, Solutia took several actions in an attempt to improve its financial condition and mitigate the financial burden imposed by the Legacy Liabilities. In addition to continuing to proactively reduce costs and headcount, manage discretionary spending, pass along cost increases when possible, and implement operational efficiencies, Solutia also sought a reallocation of the Legacy Liabilities among Solutia, Pharmacia and Monsanto, refinanced debt through the Bank Credit Agreement (as hereinafter defined), settled (with the assistance of Monsanto and Pharmacia) the Anniston PCB Cases and restructured the Euro Notes. Each of these actions is discussed in more detail below.

         (a)      Anniston PCB Cases Settlement

         During 2003, Solutia continued to defend the Anniston PCB Cases as it was contractually required to do under the Distribution Agreement. Verdicts with respect to damages in a number of the Anniston PCB Cases, which involved over 20,000 plaintiffs, began issuing in March, 2003. The verdicts reflected that the jury in the Anniston PCB Cases was using a formula in determining the amounts of damages which was based on various factors relating to the individual plaintiffs. If the verdicts continued to follow this formula, Solutia estimated that its total liability with respect to the Anniston PCB Cases could reach in excess of $3 billion.

         Based on the expected amount of liability with respect to the Anniston PCB Cases, in May 2003 the federal judge overseeing the Tolbert case facilitated mediation among the plaintiffs in all of the Anniston PCB Cases and Solutia. At the same time, Solutia began negotiating with Pharmacia and Monsanto on a reallocation of the liability relating to the Anniston PCB Cases, focusing on the contributions Solutia would require from Pharmacia and/or Monsanto in order to avoid bankruptcy. Initially, the Tolbert mediation was unsuccessful and, with a trial date in the Tolbert case approaching, Solutia's preparation for a potential Chapter 11 filing intensified.

         In August 2003, Solutia and the plaintiffs in the Anniston PCB Cases entered into a settlement agreement (the "Anniston Global Settlement Agreement") that provided for cash payments by the defendants of $600 million, as well as certain community health initiatives for low income residents in the areas affected by the alleged PCB contamination. Solutia entered into a separate agreement with Pharmacia and Monsanto pursuant to which Solutia agreed, among other things, to pay $50 million of the $600 million cash settlement, payable in ten equal annual installments, without interest, beginning in August 2004. Pursuant to its indemnification obligations to Pharmacia under the Separation Agreement, Monsanto made $550 million in cash payments under the Anniston Global Settlement Agreement, a portion of which was funded through insurance, in exchange for Solutia's commitment to deliver to Monsanto a specified amount of warrants to purchase shares of Solutia's common stock. As its contribution to the Anniston Global Settlement Agreement, Pharmacia released Solutia and its affiliates from certain indemnification obligations, agreed to make certain benefits available to the plaintiffs in the Anniston PCB Cases and agreed to provide the community health initiatives described above. As a result of the entry into the Anniston Global Settlement Agreement, Solutia believed the possibility for an out-of-court restructuring increased and focused its energies on negotiations with Pharmacia and Monsanto for a reallocation of the Legacy Liabilities and on refinancing its debt, as described below.

         (b)      Anniston Partial Consent Decree

         Related to the Anniston PCB Cases, on August 4, 2003, the District Court for the Northern District of Alabama entered a Partial Consent Decree (the "Anniston Consent Decree"), among the United States, Pharmacia and Solutia, with respect to the Anniston PCB Superfund Site in Anniston, Alabama. The Anniston Consent Decree requires Pharmacia and Solutia to finance and perform a remedial investigation and feasibility study ("RI/FS"), a non-time critical removal action on residential properties with PCB levels between 1 part per million ("PPM") and 10 ppm, and the continuation of the time critical removal action on residential properties with PCB levels in excess of 10 ppm. It also requires Pharmacia and Solutia to reimburse the United States for future response costs for the RI/FS and non-time critical removal work, as well as for oversight costs for the time critical removal work. Finally, it requires Pharmacia and Solutia to provide approximately $3 million in funding for an education trust to benefit the citizens of West Anniston, and to provide funds for a technical assistance plan and a community advisory group.

         (c)      The Bank Credit Agreement

         On October 8, 2003, Solutia and its Debtor subsidiary Solutia Business Enterprises Inc. (together, the "Borrowers") entered into a $350 million bank credit facility (the "Bank Credit Agreement") with Ableco Finance LLC, a unit of Cerberus Capital Management, L.P., and other syndicate lenders, including Wells Fargo Foothill, Inc. and Congress Financial Corporation. The Bank Credit Agreement provided for a three-year, $350 million revolving credit facility guaranteed by CPFilms, Monchem International, Inc., Monchem, Inc., Solutia Systems, Inc. and Solutia Investments, LLC (collectively, the "Guarantors"), and was secured by liens consisting of certain of the Borrowers' and Guarantors' working capital assets and plant, property and equipment of the Guarantors, but not all of the assets that secured the prior bank credit facility. The funds borrowed under the Bank Credit Agreement were used to refinance and retire Solutia's then-existing bank credit facility, for general working capital purposes and to pay fees and expenses related to the Bank Credit Agreement. The release of liens on assets not otherwise pledged as security for the Bank Credit Agreement in connection with the retirement of the prior bank credit facility, along with the release of assets securing a credit agreement related to Solutia's Astaris joint venture, resulted in the 2027/2037 Notes and the Euro Notes, representing collectively approximately $680 million of debt on Solutia's balance sheet, reverting from secured to unsecured status. As discussed below, at the time of the refinancing, Solutia was still negotiating with Monsanto and Pharmacia on a reallocation of the Legacy Liabilities to avoid a bankruptcy filing.

         (d)      Negotiations with Monsanto, Pharmacia and Noteholders

         After entering into the settlement with Pharmacia and Monsanto with respect to reallocation of liability for the Anniston PCB Cases, Solutia continued discussions with Pharmacia and Monsanto on further reallocations of the Legacy Liabilities among Solutia, Pharmacia and Monsanto. In addition, on October 22, 2003, Solutia announced that it had initiated discussions with its noteholders regarding a restructuring of its debt and that three informal noteholder committees were formed to represent the holders of the Senior Secured Notes, the 2027/2037 Notes and the Euro Notes to begin negotiating a restructuring of Solutia's outstanding debt and other obligations.

         Through negotiations with Monsanto, Solutia was able to procure a $25 million advance from Monsanto for purchases under a supply agreement between Solutia and Monsanto, and Pharmacia agreed to release $40 million of the security provided by Solutia to secure the appeal bond in the Penndot litigation, described in Exhibit I to this Disclosure Statement. These actions incrementally improved Solutia's liquidity position. However, in December 2003, discussions among Solutia, Pharmacia, Monsanto and the bondholders regarding a possible out-of-court restructuring and reallocation of the Legacy Liabilities ceased, and Solutia filed for Chapter 11 protection.

         (e)      Restructuring of the Euro Notes

         Prior to the Petition Date, Solutia and SESA negotiated a comprehensive debt restructuring agreement with the requisite holders of the Euro Notes. The restructuring of the Euro Notes, among other things, extended the maturity of the Euro Notes to February 2008, increased the interest rate to 10% per annum, eliminated cross-default provisions related to Solutia and removed Solutia as a guarantor of the Euro Notes. On January 30, 2004, SESA successfully completed the second and final step of the restructuring of the Euro Notes. The restructuring, and particularly the elimination of Solutia as a guarantor, allowed SESA to continue normal, uninterrupted operations during the Chapter 11 Cases. As a result of this restructuring, neither Solutia nor any of its subsidiaries or affiliates was at any time in default under the terms of the Euro Notes as a result of Solutia's bankruptcy filing.

E.       THE COMMENCEMENT OF THE CHAPTER 11 CASES
         ----------------------------------------

         Despite its efforts to restructure its liabilities out-of-court, Solutia continued to be faced with a deteriorating liquidity position, exacerbated by tightening credit terms with key suppliers, and a lack of viable alternatives that would comprehensively address all of its obligations. Furthermore, the Legacy Liabilities remained a substantial drain on Solutia's liquidity, and negotiations with Pharmacia and Monsanto on the reallocation of the Legacy Liabilities had ceased. Finally, Solutia was facing upcoming maturities and interest payments on a number of its outstanding debt obligations and upcoming required contributions to its qualified pension plan. Therefore, Solutia made the decision to file for Chapter 11 protection.

         On December 17, 2003, Solutia received waivers of the cross-default provisions under the Euro Notes which would allow Solutia to enter bankruptcy without forcing its non-Debtor subsidiaries into default. With this final step completed, Solutia commenced the Chapter 11 Cases on December 17, 2003 (the "Petition Date"). No foreign subsidiaries or affiliates of Solutia are Debtors in the Chapter 11 Cases or other bankruptcy or insolvency cases. Solutia has continued to operate its businesses and manage its properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code during the course of the Chapter 11 Cases.

         The Equity Committee believes that the burden imposed on Solutia as a result of the Spinoff to pay the Legacy Liabilities was the primary reason for the filing of these Chapter 11 cases.


                                      V.
                      EVENTS DURING THE CHAPTER 11 CASES
                      ----------------------------------

         As set forth in greater detail below, during the Chapter 11 Cases, Solutia has expended substantial effort to stabilize and improve its businesses. As part of these efforts, Solutia obtained various critical first-day orders to allow a smooth transition into bankruptcy, obtained favorable DIP financing, took actions to retain employees essential to a successful reorganization process, retained restructuring and other professionals and made significant management changes. In addition, Solutia developed and implemented a reorganization strategy to address the factors that led to its bankruptcy filing and to position Solutia to thrive upon emergence from bankruptcy.

A.       STABILIZATION OF BUSINESS OPERATIONS
         ------------------------------------

         1.       FIRST DAY RELIEF
                  ----------------

         Through a careful review of their business operations and cash requirements, Solutia entered bankruptcy with minimal impact on their day-to-day business operations. Integral to this transition were certain "first day" orders entered by the Bankruptcy Court that provided, among other things, flexibility in cash management, the ability to use cash collateral and the ability to pay certain prepetition vendors. In addition, Solutia engaged in an extensive communication program with vendors and customers assuring them that the transition into bankruptcy would be smooth and there would be no interruption in the purchase or supply of goods by Solutia.

         On the Petition Date, Solutia sought and obtained several orders authorizing Solutia to pay various prepetition Claims. These orders were designed to ease the strain on Solutia's relationships with employees, vendors, customers and taxing authorities as a consequence of the commencement of the Chapter 11 Cases. Among other things, these orders authorized Solutia to: (a) honor customer prepayments for goods and services; (b) maintain business support programs; (c) make certain pass-through payments to customers received on the customers' behalf under certain arrangements; (d) honor customer and dealer Claims for prepetition refunds, rebates and adjustments, including adjustments to billing, product returns or exchanges, as well as promotional discounts and other credits; (e) maintain cash management systems;
(f) use
prepetition bank accounts, checks, and other business forms; (g) pay outstanding prepetition trust fund taxes; and (h) pay certain prepetition employee wage and benefit claims.

         Additionally, Solutia obtained authority to pay the prepetition Claims of certain vendors and service providers. Solutia's ability to pay the Claims of these vendors was critical to maintaining ongoing business operations due to the Solutia's inability to acquire essential replacement goods and services of the same quality, reliability, cost or availability from other sources.

         Finally, the Bankruptcy Court entered an interim order, which was made final on January 20, 2004, permitting Solutia to use cash collateral in accordance with an agreed budget.

         2.       DIP FINANCING
                  -------------

         A critical goal of Solutia's business stabilization efforts was to ensure that Solutia maintained sufficient liquidity to operate their businesses during the Chapter 11 Cases. Solutia addressed their initial liquidity needs by securing an interim debtor-in-possession financing package. On December 19, 2003, Solutia, Solutia Business Enterprises Inc. and each of Solutia's other Debtor subsidiaries entered into a Finance Agreement with Ableco Finance LLC, Wells Fargo Foothill, Inc., Congress Financial Corporation and the lenders from time to time party thereto (the "Interim DIP Facility"). The Interim DIP Facility provided up to $500 million in debtor-in-possession financing, which was secured by substantially all of Solutia's assets and from which Solutia made an initial borrowing of $75 million.

         After an orderly transition into bankruptcy that was facilitated by the procurement of the Interim DIP Facility and the other stabilization activities described above, Solutia solicited and received expressions of interest in providing final debtor-in-possession financing from a number of financial institutions. Competition among financial institutions allowed Solutia to obtain a final debtor-in-possession financing package with substantially better terms than those of the Interim DIP Facility. On January 16, 2004, pursuant to authorization from the Bankruptcy Court, Solutia entered into a $525 million Financing Agreement among Solutia and Solutia Business Enterprises Inc., as borrowers, all of the other Debtors, as guarantors, Citicorp USA, Inc., as administrative, collateral and documentation agent, and Citibank, N.A., as issuer (the "DIP Credit Facility"). The DIP Credit Facility was used by Solutia and its Debtor subsidiary Solutia Business Enterprises Inc. to retire their respective obligations under the Bank Credit Agreement and the Interim DIP Facility, as described in Section VII.G.1 below.

         The DIP Credit Facility, as amended, consists of: (a) a $975 million fully drawn term loan, and (b) a $250 million borrowing-based revolving credit facility, which includes a $150 million letter of credit subfacility. The net proceeds from the sale of the Solutia's Dequest(R) water treatment phosphonates business were used to pay-down the balance of the term loan. The maturity date of the DIP Credit Facility is March 31, 2008.

         3.       EMPLOYEE RETENTION
                  ------------------

         In connection with the restructuring process leading up to the Petition Date, Solutia significantly reduced its employee headcount, which increased job security concerns among

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

remaining employees. The commencement of the Chapter 11 Cases exacerbated these concerns. As a result, Solutia implemented a number of programs including a key employee retention bonus plan designed to retain the services of employees integral to the successful functioning of Solutia's businesses. These programs were successful in influencing the vast majority of key employees to remain with Solutia after the Petition Date. The prolonged pendency of the Chapter 11 Cases has, however, significantly diminished the on-going effectiveness of the retention bonus plan and other programs.

         4.       RETENTION OF RESTRUCTURING AND OTHER PROFESSIONALS
                  --------------------------------------------------

         To assist Solutia in carrying out their duties as debtors in possession and to represent their interests in the Chapter 11 Cases, Solutia initially retained, as of the Petition Date, with authorization from the Bankruptcy Court, the law firm of Gibson, Dunn & Crutcher LLP ("Gibson Dunn") as lead restructuring attorneys for Solutia. On March 11, 2005, as a result of the death of one of Gibson Dunn's senior restructuring partners overseeing the Chapter 11 Cases and the departure of another Gibson Dunn senior partner to Kirkland & Ellis LLP ("K&E"), as well as in view of K&E's extensive bankruptcy expertise, Solutia obtained approval from the Bankruptcy Court to engage K&E to replace Gibson Dunn as their lead restructuring attorneys to represent them in all aspects of the Chapter 11 Cases. The costs associated with the transition of Solutia's representation from Gibson Dunn to K&E were fully covered by K&E. Additionally, with the Bankruptcy Court's approval, Solutia retained Rothschild Inc. ("Rothschild"), as financial advisors and investment bankers; Kroll Zolfo Cooper, LLC, as restructuring advisors and bankruptcy consultants; and Charles River Associates Inc., as special business consultants.

         In addition to these key professionals, Solutia has retained various other professionals to assist it in managing the Chapter 11 Cases, as follows: special litigation counsel; corporate counsel; conflicts counsel; accountants; tax service providers; corporate communication consultants; and a claims and noticing agent. Solutia also employs attorneys and other professionals to represent or assist it in a variety of situations arising in the ordinary course of Solutia's business in matters unrelated to the Chapter 11 Cases. Solutia has also retained, with the approval of the Bankruptcy Court, various experts to assist it in the estimation of alleged personal injury and property damage claims, alleged natural resource damages and other matters.

         In addition to paying the fees of their own advisors, Solutia is required to pay fees related to the Chapter 11 Cases incurred by various other constituencies. On January 6, 2004, the United States Trustee for the Southern District of New York appointed the Creditors' Committee in the Chapter 11 Cases to represent the interests of all general unsecured creditors of the Debtors. On February 20, 2004, the Bankruptcy Court authorized the appointment of the Retirees' Committee in the Chapter 11 Cases, pursuant to section 1114 of the Bankruptcy Code, to represent the interests of those retirees (and their covered dependents) whose retirement benefits were impacted by the Chapter 11 Cases. On March 24, 2004, the United States Trustee for the Southern District of New York appointed the Equity Committee in the Chapter 11 Cases, pursuant to sections 1102(a) and 1102(b) of the Bankruptcy Code, to represent the interests of all equity holders of Solutia. Each of the above-referenced committees and their respective professional advisors are listed on Exhibit G annexed to this Disclosure Statement. The fees and costs incurred by the Creditors' Committee, the Retirees' Committee and the Equity Committee and their professional advisors, to the extent approved by the Bankruptcy Court, are paid by Solutia. As of March 31, 2007, Solutia has paid approximately $144 million in legal and professional fees in connection with administering the Chapter 11 Cases. Of this amount, approximately $103 million was paid to professionals retained by Solutia in connection with the Chapter 11 Cases, and approximately $41 million was paid to the professional advisors of other constituencies in the Chapter 11 Cases, as approved by the Bankruptcy Court after proper notice and hearing.

         Three ad hoc committees of Creditors have been formed in the Chapter 11 Cases: the Ad Hoc Trade Committee which, according to the First Amended Verified Statement of Brown Rudnick Berlack Israels LLP pursuant to Fed. R. Bankr. P. 2019(a), dated July 14, 2006, consists of seven Holders of an aggregate minimum amount of approximately $52 million in General Unsecured Claims; the Ad Hoc Notes Committee which, according to the Third Amended Verified Statement Pursuant to Bankruptcy Rule 2019 of Hennigan, Bennett & Dorman LLP, dated March 16, 2007, consists of sixteen Holders of an aggregate amount of approximately $234 million of 2027/2037 Notes; and an ad hoc committee of holders of the Senior Secured Notes (the "Secured Notes Committee") which according to the Verified Supplemental Statement of White & Case LLP Pursuant to Bankruptcy Rule 2019, dated June 16, 2006, consists of twelve Holders of an aggregate amount of approximately $156 million of Senior Secured Notes.

         Since the formation of the above-referenced committees, Solutia has kept such committees informed about Solutia's business operations. Additionally, when it has deemed appropriate, Solutia has sought the concurrence of the committees, in connection with certain actions and transactions taken by Solutia outside of the ordinary course of business.

B.       NEW SENIOR MANAGEMENT TEAM
         --------------------------

         Shortly after Solutia filed for chapter 11 protection, Solutia's Board of Directors elected Mr. Jeffry N. Quinn to serve as the Company's President and Chief Executive Officer. Thereafter, Mr. Quinn effectuated a reorganization of Solutia's senior leadership team. Biographical information for Mr. Quinn and the other members of the senior management team is set forth below:

         JEFFRY N. QUINN is Solutia's President, Chief Executive Officer and Chairman of the Board. Prior to his election as the Company's President and CEO, Mr. Quinn had served as Solutia's Senior Vice President, General Counsel and Chief Restructuring Officer. Prior to joining Solutia in January 2003, Mr. Quinn spent 14 years in senior executive positions in the mining and petroleum refining industries, including service from 2000 through 2002 as Executive Vice President, Chief Administrative Officer and General Counsel of Premcor Inc., one of the largest independent petroleum refiners and suppliers of unbranded transportation fuels, heating oil, petrochemical feedstocks, petroleum coke and other petroleum products in the United States.(42) Mr. Quinn also served from 1989 to


-------------------
(42) Premcor Inc. was acquired by Valero Energy Corporation in 2005.

         2000 as an executive officer of Arch Coal Inc., one of the largest coal producers in the United States.

         JAMES M. SULLIVAN is Senior Vice President and Chief Financial Officer of Solutia. He was elected to this position in 2004. Mr. Sullivan is a long-time Solutia employee who became General Auditor of Solutia at the time of the Spinoff. He then served as Solutia's Director of Financial Reporting and Analysis, and from 1999 until 2004 he was Vice President and Controller.

         LUC DE TEMMERMAN is Senior Vice President and President, Performance Products of Solutia. Mr. De Temmerman is a long-time Solutia employee who had previously served as Vice President and General Manager, Performance Products from 2003 through 2004, Worldwide Commercial Director of Laminated Glazing Products and Services from 2001 through 2002, and Business Director, Saflex-Europe/Africa from 2000 through 2001. Mr. De Temmerman joined the Company in 1984 in Louvain La Neuve, Belgium.

         JONATHON P. WRIGHT, joined Solutia in early 2005 as Senior Vice President and President, Integrated Nylon. Mr. Wright previously served as a Vice President for Charles River Associates, an international economic and business consulting firm, from 2002 through 2005 where he worked extensively in the petrochemical, specialty chemical and related process industries. Prior to that, Mr. Wright was a Managing Director of Arthur D. Little's North American Strategy and Organizational Consulting business from 1997 through 2002. Prior to consulting, Mr. Wright was a Senior Manager of British Gas in various operating, commercial and strategic roles.

         KENT J. DAVIES joined Solutia in early 2006 as Senior Vice President and President, CPFilms. Mr. Davies had previously served as Senior Vice President, Marketing, R&D and Regulatory, for United Industries Corp., a global consumer products company, from 2002 through 2005. Prior to that, Mr. Davies served as General Manager, Global Medical Non-Wovens Business for Kimberly-Clark Corp.

         JAMES R. VOSS is Senior Vice President and President, Flexsys. He joined Solutia in early 2005 as Senior Vice President, Business Operations. Prior to joining Solutia, Mr. Voss served as Senior Vice President and Chief Administrative Officer of Premcor Inc. from 2000 through 2005. Prior to that, Mr. Voss served in various operational and human resources capacities with United Parcel Services.

         ROSEMARY L. KLEIN is Senior Vice President, Secretary & General Counsel of Solutia. She was elected to this position in 2004. Ms. Klein previously served as Vice President, Secretary and General Counsel, Corporate and External Affairs and Assistant General Counsel of Solutia from 2003 through 2004. Prior to joining Solutia, Ms. Klein served from 2000 through 2003 as Assistant General Counsel and Secretary at Premcor Inc. and in 2000 as the Assistant General Counsel and Secretary of Arch Coal, Inc.

         ROBERT T. DEBOLT is Senior Vice President, Business Operations. Mr. DeBolt is a long-time Solutia employee who previously served as the Vice President of Strategy from 2005 to 2007 and as the Controller for the Nylon business from 2003 through 2004 and a

         Director, Manufacturing Accounting with responsibility over all of Solutia's manufacturing facilities. Mr. DeBolt joined the Company in 1982.

         HAL E. WALLACH, JR. joined Solutia as Senior Vice President of Human Resources in July 2007. For seven years, Mr. Wallach previously served as a principal and head of the St. Louis office of Mercer Human Resources Consulting, one of the world's largest human resources consulting firms. Prior to joining Mercer, Mr. Wallach held management positions with two other leading human resources consulting firms, Buck Consultants and Hewitt Inc.

         Certain executives and two other key employees have a component of their Annual Incentive Plan (the "2007 AIP") which is linked to Solutia's emergence from bankruptcy. This emergence metric applies to Jeffry N. Quinn, Kent J. Davies, Luc De Temmerman, James R. Voss, Jonathon P. Wright, Robert T. DeBolt, Rosemary L. Klein, James M. Sullivan and two other key employees (the "Emergence Metric Employees").

         The incentive to be awarded to the Emergence Metric Employees pursuant to the 2007 AIP is calculated by multiplying the eligible employee's actual bonus awarded under the 2007 AIP (in accordance with historical practices of Solutia and which shall not be less than the employee's target bonus multiplied by the relevant funding factor) by a factor based on the Emergence Date. The multiplier factors are set forth below as the Emergence Metric. The Emergence Metric for each Emergence Metric Employee is based solely on objective factors, and is not discretionary.

         The metrics for 2007 are set forth as follows:

         Core Pool and Business Pools

---------------------------------------------------------------------------------------------------------
UNIT                                MEASURE            WEIGHT            MEASURE            WEIGHT
---------------------------------------------------------------------------------------------------------
CORE POOL                         Enterprise             75%            Enterprise            25%
                                                                     Average Working
                                    EBITDAR                             Capital %
---------------------------------------------------------------------------------------------------------
INTEGRATED NYLON POOL               EBITDAR              75%         Average working          25%
                                                                        Capital %
---------------------------------------------------------------------------------------------------------
SAFLEX POOL                         EBITDAR              50%         Average working          25%
                                 Gross Margin                           Capital %
                                      %                  25%
---------------------------------------------------------------------------------------------------------
CPFILMS POOL                     Gross Profit            75%         Average working          25%
                                                                        Capital %
---------------------------------------------------------------------------------------------------------
OTHER PPD POOL                      EBITDAR              75%         Average working          25%
                                                                        Capital %
---------------------------------------------------------------------------------------------------------

                                  ENTERPRISE DISCRETIONARY BONUS POOL

               --------------------------------------------------------------------------
                      UNIT                       MEASURE                     WEIGHT

               --------------------------------------------------------------------------
                       All                  Enterprise EBITDAR                100%

               --------------------------------------------------------------------------

                                               EMERGENCE MATRIX

               --------------------------------------------------------------------------------------
                    EMERGENCE             QUINN               SULLIVAN KLEIN      WRIGHT DAVIES DE
                    ---------             -----               --------------      ----------------
                     MATRIX                                   DEBOLT AND TWO          TEMMERMAN
                     ------                                   --------------          ---------
                                                                OTHER KEY               VOSS
                                                                ---------               ----
                                                                EMPLOYEES
                                                                ---------
               --------------------------------------------------------------------------------------
                      Q2 `07                  1.5x                 1.5x                 1.3x
               --------------------------------------------------------------------------------------
                      Q3 `07                  1.3x                 1.3x                 1.2x
               --------------------------------------------------------------------------------------
                      Q4 `07                  1.1x                 1.1x                 1.1x
               --------------------------------------------------------------------------------------
                   NO EMERGENCE               0.8x                 0.9x                 1.0x
                   ------------
               --------------------------------------------------------------------------------------

         Awards will be paid out no later than two and a half months following the close of calendar year 2007. An employee who has a component of their 2007AIP award comprised of the Emergence Metric shall be entitled to his or her award even if his or her employment is terminated (voluntarily or involuntarily) on or after the Emergence Date, or if the Emergence Metric Employee is terminated without cause (as defined in his or her employment agreement) prior to the Emergence Date.

         After the Debtors emerge from chapter 11, it is anticipated that all of the senior management team will continue to work for Solutia in their current capacity.

         In conjunction with these changes in senior management, a broader reorganization of Solutia's worldwide management and organizational structure was undertaken. This reorganization resulted in changes in management and other positions within the business segments, as well as general administrative functions, including elevation of the environmental, safety and health and strategic planning roles and promoting personnel within the organization into positions of greater responsibility.

C.       REORGANIZATION STRATEGY
         -----------------------

         The senior leadership team developed and has been executing a reorganization strategy focused on four principal objectives in order to maximize the value of Solutia's Estates, address the factors that led to the bankruptcy filing and enable Solutia to thrive after emergence from bankruptcy. This reorganization strategy focuses on:

     o managing Solutia's businesses to enhance financial and operating performance including the utilization of the unique powers of a chapter 11 debtor-in-possession;

     o making changes to Solutia's asset portfolio so that it consists of high-potential businesses that can consistently deliver returns in excess of their cost of capital;

     o   achieving a reallocation of the Legacy Liabilities; and

     o   establishing an appropriate capital structure.

         1.       ENHANCING THE PERFORMANCE OF SOLUTIA'S BUSINESSES
                  -------------------------------------------------

         Solutia has implemented numerous initiatives since the Petition Date to enhance its operational and financial performance. These actions are more fully described below.

         (a)      New Corporate Culture

         Solutia has revitalized its internal culture, which has enabled the organization to confront underlying and recurring issues with decisive actions to restore profitability. This culture is focused on execution and results, rather than process. It emphasizes impatience with the status quo, rather than a fixation with historic practices. It is intended to drive step-change improvements, rather than evolutionary progress.

         Solutia has built this revitalized internal culture through numerous means. Leadership changes among the senior management team and managers throughout the Company have brought fresh perspectives and a passion for positive change. Compensation systems have been redesigned to be more performance-driven, with fewer entitlements and greater differentiation. Expectations are established through goal alignment throughout the organization, with greater accountability for delivering on those expectations. Leadership is engaging in a proactive, ongoing and in-depth program to ensure strategic plans are not just formulated but fully executed. In summary, these efforts are building a high-performing culture that is focused and motivated to achieve exceptional results.

         (b)      Strategic Review of Solutia's Material Businesses

         Solutia's management engaged in comprehensive and systematic strategic reviews of its material businesses. These strategic reviews focused Solutia's efforts during the Chapter 11 Cases and provide the basis of Solutia's strategy going forward. Solutia is implementing these strategies and the execution of these efforts will form the basis for a successful reorganized Solutia upon emergence from bankruptcy.

         (c)      Proactive Commercial Perspective

         A key element of Solutia's corporate strategy post-emergence is a significantly more proactive commercial approach, one that recognizes that the long-term success of its customers requires a strong and dependable supplier. This new commercial perspective strives for a true partnership and is not based on the premise that the suppliers subsidize investments in materials, technology or people. Solutia's commercial approach is to better manage with customers the risk of movements in the oil and energy markets, in some cases via formula pricing, to ensure the value chain remains connected to key raw material and energy cost inputs. Solutia intends to ensure the long term success of its customers by pricing its products adequately to fund customer-driven technology and innovation resulting in a stream of highly innovative and unique products and services. Finally, Solutia is committed to retain and attract personnel of the highest quality by achieving a fair share of the value that is both created and delivered by the people of Solutia. This perspective and commercial approach was one of the reasons Solutia was able to generate an expanding gross margin in 2005 in comparison to 2004 and in 2006 in comparison to 2005. From 2004 to 2006, Solutia's raw material and energy costs increased substantially, by over $300 million. However, Solutia's disciplined commercial approach has allowed the Company to expand its operating margin despite the rising raw materials and energy costs. By comparison, in the two years leading up to the filing date, through 2004, Solutia was unsuccessful in passing through the raw material and energy costs increases via pricing actions, which was a key factor in its declining financial performance.

         (d)      Cost Reduction and Efficiency Initiatives

         In May 2004, Solutia launched a series of cost reduction initiatives throughout the Company. At the plant level, these programs focused on actions such as asset management effectiveness to optimize manufacturing operations, maintenance savings, yield improvement and utilities optimization. Additionally, actions were taken to better control discretionary spending, particularly within the core corporate services functions (e.g., information technology, human resources, finance, legal, etc.). Finally, a focused effort was undertaken to achieve additional savings in the procurement of goods and services. These actions have helped to drive revenue growth and expansion of operating margins, and yielded approximately $65 million in savings in 2004. Solutia continues to monitor its costs and identify areas to improve the cost competitiveness of its businesses.

         (e)      Operational Excellence Initiative

         In 2006, Solutia kicked-off an operational excellence initiative, which is designed to better focus management's efforts to deliver sustainable improvement in its manufacturing and supply chain operations. The operational excellence initiative has already generated significant improvements in productivity, inventory management, cost competitiveness and customer service. Plant maintenance costs have been reduced by implementing operating systems better designed to increase maintenance availability and predictability. Increased overall output has been achieved by utilizing planning tools that better match output requirements with labor and machine hours expended. The operational excellence initiative has yielded significant cost savings and management believes additional benefits will be achieved as this initiative continues.

         (f)      Headcount Reductions

         As of the Petition Date, Solutia had approximately 6,350 employees worldwide. Through various initiatives, including downsizing of its corporate office, shutdown or divestiture of various non-core businesses and involuntary reductions-in-force, Solutia has reduced its total number of worldwide employees as of December 31, 2006 to approximately 5,100. These headcount reductions resulted in significant company-wide cost savings and increased efficiency.

         (g)      Changes to Employee and Retiree Benefit Programs

                  (i)      Changes in Active Employee Welfare Benefits

         Since the Petition Date, Solutia has improved its cost competitiveness by making significant changes to the welfare benefit programs it provides to its active U.S. non-union employees. These changes are similar to those provided to, and accepted in an amended collective-bargaining agreement by, Solutia's U.S. union-represented employees as discussed below. Specifically, Solutia increased the deductibles, co-payments and coinsurance amounts in its medical and dental programs, as well as increased the employee share of the cost to participate in these plans. Solutia also reduced the company-paid income replacement amount in the disability insurance program. These benefits changes are expected to result in savings of approximately $12 million per year.

                  (ii)     Actions Regarding the Forsberg Settlement

         Throughout the Chapter 11 Cases, and in accordance with the terms of the Retiree 1114 Order (as defined below), Solutia has continued to perform its financial and other obligations to its retirees under the terms of the Forsberg Settlement described in Section V.C.1.(g)(ii) of this Disclosure Statement. As of the Petition Date, Solutia estimated that the cost of providing benefits to retirees in accordance with the terms of the Forsberg Settlement would be approximately $90 million per year with projected annual costs for pre-Spinoff retirees and their dependents and surviving spouses of approximately $55 to $60 million.

         In August 2004, Solutia sent a notice to its current employees notifying them of changes in Solutia's medical plans for active employees (the "2005 Active Plan"). In accordance with the terms of the Forsberg Settlement, the proposed changes to the 2005 Active Plan were to be applied to those retirees covered by the Forsberg Plan. In response to the notice concerning the 2005 Active Plan, the Retirees' Committee filed the Official Committee of Retirees' Motion to Compel Debtors to Comply With 11 U.S.C. Section 1114 (the "Retirees' 1114 Motion"). The Retirees' 1114 Motion claimed that Solutia's implementation of the 2005 Active Plan violated section 1114 of the Bankruptcy Code. Section 1114 of the Bankruptcy Code prohibits a debtor from modifying retiree benefits (as defined therein) without first obtaining (a) a court order authorizing the modifications or (b) the consent of the authorized representative of the recipients of the benefits. Solutia objected to the Retirees' 1114 Motion on the grounds, among others, that section 1114 approval was not necessary because the express terms of the post-employment medical and welfare benefit plans that applied to the retirees and the Forsberg Settlement permitted those modifications. After a hearing held before the Bankruptcy Court on September 28, 2004, the Bankruptcy Court entered an Order Compelling Debtor to Comply With 11 U.S.C. Section 1114 (the "Retiree 1114 Order"), which ordered that the establishment of the 2005 Active Plan could not in any way affect the amount of or entitlement to retirement benefits to be paid by Solutia to or for the Retirees, and further ordered that no retiree benefits, as they existed on January 1, 2004, could be modified by Solutia pending the Debtors' compliance with section 1114 of the Bankruptcy Code. Solutia filed a notice of its appeal of the Retiree 1114 Order, and Solutia's appeal remains pending before the United States District Court for the Southern District of New York (the "New York District Court"). This appeal will be stayed, and ultimately withdrawn, in connection with the Retiree Settlement described below.

         In July 2005, Solutia entered into an agreement with the Retirees' Committee to (a) resolve the Retirees' claims against Solutia's Estates and
(b) provide for modifications to the level of disability and retiree medical and life insurance benefits (referred to as "OPEB" in Section IV.C.1 of this Disclosure Statement) paid to Retirees after the Effective Date (the

"Retiree Settlement"). Among other things, the Retirees agreed that the termination and modification rights granted to Solutia under the Forsberg Settlement would be implemented. On November 27, 2006, the Bankruptcy Court approved a stipulation between Solutia and the Retirees' Committee recognizing that, consistent with the Forsberg Settlement, Solutia was authorized to terminate retiree welfare benefits for two classes of Medicare eligible participants on January 1, 2007, and for those under age 65 in the two Retiree classes on later dates identified in the Forsberg Settlement.

                  (iii)    Changes in Qualified U.S. Pension Plan Benefits

         Solutia has made significant changes to its qualified U.S. Pension Plan to reduce costs and enhance the financial condition of such plan. Specifically, Solutia amended its U.S. qualified Pension Plan to cease future benefit accruals, effective July 1, 2004, for non-union participants and January 1, 2006 for union participants. The cessation of future benefit accruals saved Solutia approximately $40 million in annual pension expense and reduced overall pension funding requirements by approximately $110 million. During the Chapter 11 Cases, Solutia has made over $235 million in plan contributions with approximately $100 million in additional contributions to be made later this year. Total required contributions to the Pension Plan for 2008 through 2011 will be approximately $90 million. Solutia believes that its retention of the pension plan has been, and will continue to be, an effective tool for helping to retain long-term employees.

         Pursuant to the Amended Plan, the Debtors shall assume and continue the Pension Plan in accordance with its terms, satisfy the minimum funding standards pursuant to 26 U.S.C. Section 412 and 29 U.S.C. Section 1082, and administer the Pension Plan in accordance with its terms and the provisions of ERISA. Furthermore, nothing in the Amended Plan shall be construed as discharging, releasing or relieving the Debtors or the Debtors' successors, including the Reorganized Debtors, or any party, in any capacity, from any liability imposed under any law or regulatory provision with respect to the Pension Plan or the PBGC. The PBGC and the Pension Plan shall not be enjoined or precluded from seeking to enforce such liability as a result of any provision of the Amended Plan or the Confirmation Order. Notwithstanding any provision of the Amended Plan to the contrary, the Pension Plan shall be assumed and administered in accordance with ERISA and the Internal Revenue Code.

                  (iv)     Termination of Non-Qualified Pension Benefits

         Prior to the Petition Date, Solutia maintained the Solutia Inc. ERISA Parity Savings and Investment Plan, the Solutia Inc. ERISA Parity Pension Plan, the Solutia Inc. Supplemental Retirement Plan and the Solutia Inc. Deferred Compensation Plan, pursuant to Sections 3(36) and 4(b)(5) of ERISA (together, the "Nonqualified Plans") for the benefit of a select group of management employees. Benefits provided under the Nonqualified Plans are payable from the general assets of Solutia. Effective December 7, 2005, Solutia terminated the Nonqualified Plans, as permitted by the terms thereof.

                  (v) Changes in Other Post-Employment Benefits for Active Employees

         Solutia also enacted several changes to its other U.S. post employment benefits ("OPEB") for active employees. These changes, effective September 1, 2004 for non-union employees and January 1, 2006 for union employees, included changes to certain eligibility requirements for post employment medical benefits and the elimination or reduction of retiree life insurance benefits for future retirees. The changes resulted in an approximately $40 million reduction in liabilities in 2006. Upon emergence from Chapter 11, Solutia's OPEB liability will be reduced by approximately an additional $115 million pursuant to the Retiree Settlement and Amended Plan.

                  (vi) Collective Bargaining Agreements with U.S. Union-Represented Employees

         On September 1, 2005, Solutia reached new collective bargaining agreements with its union-represented employees. The new collective bargaining agreements cover pension and insurance benefits and made employee pension, health and welfare benefits consistent with those changes that Solutia had previously implemented for its active U.S. non-union employees. Specifically, the union employees agreed, effective January 1, 2006, (a) to freeze their pension plan, (b) to end post employment medical benefits for retirees and spouses on the earlier of the time such person attains age 65 or October 31, 2016 and (c) to participate in more cost-effective medical, dental and disability programs. These new collective bargaining agreements are expected to generate savings of approximately $8 to $10 million per year.

         (h)      Changes in Compensation Philosophy and Annual Incentive
                  Programs

         To improve performance, Solutia made a number of changes in its compensation programs in order to more closely tie the compensation of its executives and other employees to the performance of its businesses. During the Chapter 11 Cases, Solutia has implemented broad based annual incentive programs designed to foster its "pay-for-performance" philosophy. The annual incentive programs implemented post-petition have been structured to deliver a significant portion of annual overall compensation opportunity for executives in the form of a cash bonus contingent upon the achievement of key financial and operating objectives. For other employees, the programs have been structured such that as position and responsibility within the Company increases, an increasing portion of an employee's total compensation is tied to company performance.

         (i)      Remediation Management of Legacy Environmental Liabilities

         As of the Petition Date, Solutia was managing active remediation projects at approximately 75 sites with an annual budget of approximately $40 million in the aggregate. Since commencing the Chapter 11 Cases, Solutia has had three goals with respect to the Legacy Environmental Liabilities: (a) to exercise and comply with its rights and obligations under applicable bankruptcy and environmental laws; (b) to ensure that key remediation projects continue to move forward with costs shifted to other parties to the extent possible; and (c) to achieve a reallocation of the Legacy Environmental Liabilities that will allow Solutia to emerge from Chapter 11 as a viable entity. In connection with its commencement of the Chapter 11

Cases, Solutia initiated contact with the Environmental Protection Agency ("EPA"), Pharmacia, Monsanto and other interested parties to inform them of Solutia's status and ensure continuation of critical remediation activity.

         As a result of Solutia's discussions with Monsanto, Pharmacia, the United States Department of Justice (the "DOJ"), other relevant government agencies, and other stakeholders, an interim arrangement (the "Interim Protocol") for the continued management of key remediation projects was reached among Solutia, Pharmacia and Monsanto. The Interim Protocol initially provided that Monsanto, as Pharmacia's attorney-in-fact, would perform and/or fund Solutia's remediation obligations arising under outstanding judicial and administrative orders at the portions of the Shared Sites (described below) of the Anniston PCB Site and the Sauget Area 1 and Area 2 Sites not owned or operated by Solutia, and that Solutia would perform and/or fund activities related to Solutia owned or operated portions of those sites or the related Anniston and W.G. Krummrich Plant Sites. Under the Interim Protocol, Solutia, at its cost, would provide its remediation managers to continue to manage the site, but Monsanto would assume all other costs. The Interim Protocol was designed to function "indefinitely," subject to Monsanto's right to withdraw upon 60 days' written notice to Solutia and the DOJ. The Interim Protocol has been in place and has functioned effectively since March 2004, and its principles have now been followed with respect to the remediation efforts at 15 other sites with Legacy Liabilities never owned or operated by Solutia. As of the date hereof, Monsanto has not provided Solutia with a notice of withdrawal. Due to these efforts, all environmental remediation projects being managed by Solutia prior to the Petition Date continue to move forward notwithstanding the pendency of the Chapter 11 Cases through management either by Solutia or Monsanto.

         (j)      Executory Contracts and Unexpired Leases

         Since the Petition Date, Solutia has undertaken an extensive review of over 13,000 contracts that either Solutia entered into prior to the Petition Date or that were assigned to Solutia in connection with the Spinoff and the Distribution Agreement to determine whether there are benefits to Solutia in assuming or rejecting any Executory Contracts or Unexpired Leases. Thus far, Solutia has rejected 15 Executory Contracts, which realized over $179 million of gross savings for Solutia's Estates. In addition, as further discussed below, Solutia has utilized the chapter 11 contract assumption process to assume and obtain beneficial amendments to a number of its Executory Contracts and Unexpired Leases. Solutia was able to use this process to induce contract and lease counterparties to agree to reduce their cure claims in exchange for an early assumption of such contracts and leases by Solutia. This course of action resulted in significant savings for Solutia's Estates resulting from the reduced cure costs associated with such assumptions and, accordingly, a reduction in potential contract and lease rejection Claims against Solutia. In addition, the amendments to the assumed Executory Contracts and Unexpired Leases will enable Solutia and Reorganized Solutia to operate with greater efficiency in the future. The following examples illustrate the benefits Solutia has obtained through this assumption and rejection process:

     o Assumption of certain contracts with UCB and related entities and Surface Specialties, Inc. as part of a global settlement. The settlement improved Solutia's terms under the contracts as well as resulting in the waiver of over $40 million in Claims against Solutia's Estates.

     o Rejection of certain contracts with Calpine-related entities, effective June 1, 2004. These contracts were rejected in order for Solutia to avoid purchasing natural-gas generated steam and electricity from Calpine's Decatur facility, which, due to rising natural gas prices, had grown prohibitively expensive relative to Solutia's other steam and electricity alternatives. At the time of the rejection, Solutia estimated that annual benefits from these rejections would range from $14 million to $22 million, resulting in a net present value of $125 million in benefits over the life of the contracts. This benefit to Solutia has increased since June 2004 as a result of the continued rise in natural gas prices relative to alternative steam and power generation costs.

     o Assumption and amendment of an Information Technology Services Agreement with Electronic Data Systems Corporation ("EDS"). The amended agreement allows Solutia to save approximately 14% to 24% annually, eliminates unnecessary service requirements and provides Solutia with more flexibility with regard to terminating the agreement. In addition, EDS agreed to a 25% reduction in its cure Claim and that such Claim would be amortized and paid in 10 monthly installments.

     o Assumption and amendment of a nitrogen sales contract with AirLiquide Large Industries US LP. Assuming and amending this contract enables Solutia to acquire nitrogen at a reduced price and eliminates minimum purchasing obligations contained in the previous contract. The modifications will allow Solutia to save approximately $800,000 annually.

     o Assumption and amendment of a warehouse lease with Ashley Brownstone South LLC. This resulted in an extension of the term of the lease and a $540,000 reduction in rent payments due over the term of the lease.

     o Assumption and amendment of a specialty film and commodity film products supply agreement between CPFilms and Toray Plastics (America), Inc. ("TPA"). The amended agreement enables CPFilms to secure an increased supply of film products. In addition, the amended agreement clearly defines TPA's obligation to provide a variety of beneficial services to CPFilms not specifically set forth in the original agreement. TPA agreed to reduce its cure Claim by 10% and have such Claim paid in six monthly installments.

     o Assumption and assignment of a rail car lease with ACF Industries LLC to Monsanto, saving Solutia $112,500 in lease payments for the remainder of the lease.

     o Assumption and amendment of a service agreement between CPFilms and Virginia Gas Company, enabling CPFilms to reduce the cure amount associated with the assumption and improve its credit terms.

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     o   Assumption of certain software licenses with Microsoft Corporation enabling Solutia to transfer certain licenses in connection with the sale of Axio Research Corporation's assets, as described in Section V.C.2.(f)(iii) of this Disclosure Statement.

     o Assumption and amendment of an office lease between Solutia Inc. and Pharmacia & Upjohn Inc.

     o Assumption and amendment of a certain ammonia supply agreement between Solutia Inc. and El Paso Merchant Energy-Petroleum Company.

     o Assumption and amendment of the hydrogen supply agreement and assumption of the CO2 agreement between Solutia Inc. and Linde Gas LLC.

     o Assumption and amendment of a certain agreement between Solutia Inc. and Saint Gobain Glass France SA, enabling Solutia to make a lump sum royalty payment in exchange for Solutia's perpetual rights to sell acoustic glazing products.

     o Assumption and amendment of certain agreements between Solutia and Western Nonwovens, Inc.

     o Assumption and amendment of propylene supply agreement between Solutia and Equistar Chemicals, LP.

         Solutia is continuing to review its Executory Contracts and Unexpired Leases to determine which, if any, of such contracts and leases should be assumed or rejected before the Effective Date. Solutia has determined that they will assume the contracts set forth on Exhibit G annexed to the Amended Plan. The remainder of the contracts are either no longer executory within the meaning of section 365 of the Bankruptcy Code or will be rejected by Solutia pursuant to the Amended Plan.

         2.       CHANGES TO THE ASSET PORTFOLIO
                  ------------------------------

         Another element of Solutia's reorganization strategy has been to make changes to its asset portfolio while in bankruptcy to enhance the value of the Estate. This is consistent with Solutia's business strategy to build a portfolio of high-potential businesses that can consistently deliver returns in excess of their cost of capital. To implement this strategy, during the Chapter 11 Cases, Solutia has (a) made strategic investments in its core businesses; (b) exited certain unprofitable businesses and facilities; and (c) divested non-core assets, as further described below.

         (a) Acquisition of Akzo Nobel's Interest in the Flexsys joint venture

         Solutia recently acquired Akzo Nobel's interest in the 50/50 Flexsys joint venture between Solutia and Akzo Nobel for $213 million subject to debt assumption and certain purchase price adjustments (the "Flexsys Acquisition"). Flexsys, a leading producer of rubber chemicals, was originally formed in 1995 as a 50/50 joint venture between Akzo Nobel and Monsanto, with Monsanto's interest being transferred to Solutia as part of the Spinoff. The

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

acquisition of Akzo Nobel's interest in Flexsys allows Solutia to fully integrate Flexsys into its portfolio of market leading businesses. Flexsys products play an important role in the manufacture of tires and other rubber products such as belts, hoses, seals and footwear. These chemicals help cure and protect rubber, impart desirable properties to cured rubber, increase durability and lengthen product life. The Flexsys business is currently headquartered in Brussels, Belgium with manufacturing facilities in Europe, North America, South America and Asia.

         See Section VII.D of this Disclosure Statement for more information regarding the Flexsys business.

         (b)      Changes in the Nylon Business

                  (i)      Closure of the Acrylic Fibers Business

         Solutia exited its acrylic fibers business in the second quarter of 2005. Solutia's decision to exit the acrylic fibers business was based on increased foreign competition and the resulting significant profitability decline in the sector. Acrylic fibers produced by Solutia were previously used in diverse personal products and industrial applications such as apparel, craft yarns, dental floss and conveyer belts. Historically, the acrylic fibers business accounted for approximately 6% of Solutia's consolidated revenues. As a result of this business initiative, Solutia's plant located in Decatur, Alabama ceased to operate its acrylic fiber line, but continues to produce chemical intermediaries for use in nylon products.

                  (ii)     Closure of the Pensacola Industrial Fiber Business

         In June 2005, Solutia closed the nylon industrial fiber business at its plant in Pensacola, Florida (the "Pensacola Tire Business"). Nylon industrial fibers manufactured by the Pensacola Tire Business were previously used in diverse applications such as tire reinforcement, automotive belts and hoses and other industrial products. As a result of the shutdown of the Pensacola Tire Business, Solutia announced that it would concentrate its production of nylon industrial fibers at its Greenwood, South Carolina plant. The nylon industrial fiber unit at the Greenwood, South Carolina plant utilizes newer technology than the Pensacola unit, enabling it to achieve lower costs and higher quality. Historically, the Pensacola Tire Business accounted for approximately 1% of Solutia's consolidated revenues.

                  (iii)    Conversion of the Pensacola Industrial Fiber Assets

         Following the shutdown of the Pensacola Industrial Fiber operations, Solutia began converting assets used in the Industrial Fiber business into assets that can be utilized to manufacture nylon resins and compounds. This is part of Solutia's overall strategy to convert historic industrial and carpet fiber assets to resin and compound production in order to participate in the higher value and growing plastics market for Nylon 6,6. The conversion is being implemented in phases. The first two phases, which entailed reconfiguring four continuous polymerization production lines to create products suitable for the plastics market, have been completed. The conversion of the four production lines increased the capacity of nylon resins and compounds by approximately 160 million pounds. Solutia intends to convert a fifth


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production line by the end of 2007, which will provide approximately 75 million pounds of additional resin capacity. Solutia contemplates continuing to convert production lines in future years in order to meet the expected growth for Nylon 6,6 in the automotive and electrical/electronics segments of the plastics market.

                  (iv)     Improved Nylon Operational Reliability

         During the course of the Chapter 11 Cases, Solutia management has focused its efforts on improving plant infrastructure and operational reliability within its Nylon business. Solutia's primary focus has been on its Alvin, Texas (Chocolate Bayou) facility where, in 2000, Solutia had expanded the facility into the largest single-site acrylonitrile plant in the world. However, certain infrastructure and related maintenance processes to support the additional capacity had not been put in place and the plant incurred historically high costs associated with unplanned and extended downtime and other disruptions in raw material deliveries and product shipments. In early 2005 Solutia brought in a new site leadership team to analyze the issues impacting the facility and implement changes to ensure greater operational reliability. Since that time, processes have been put in place and critical investments have been completed which have resulted in improved product yields and the number of unplanned outages has been significantly reduced. Solutia is also implementing similar reliability measures at its other Nylon manufacturing facilities.

        (c)       Changes in the Saflex Business

                  (i)      Acquisition of Vitro's interest in the Quimica Joint
                           Venture

         On March 1, 2006, pursuant to a stock purchase agreement among Solutia, Vitro S.A. de C.V. ("Vitro") and Vitro Plan, S.A. de C.V. ("Vitro Plan"), a 100%-owned subsidiary of Vitro, Solutia acquired Vitro Plan's 51 percent stake in Quimica (originally formed in 1996 as a joint venture between Vitro, Vitro Plan and Monsanto) for approximately $20 million in cash. As a result of this acquisition, Solutia is the sole owner of Quimica and its PVB interlayer plant located in Puebla, Mexico. Solutia believes that the worldwide market for laminated glass products will grow over the next five years, creating greater demand for PVB products. The Quimica acquisition increases Solutia's existing Saflex(R) PVB interlayer manufacturing capacity and provides new opportunities for low-cost expansions, thereby better positioning Solutia to capitalize on this growth. It also provides facilities in which Solutia will accelerate production of a new, higher margin acoustic PVB product. Since the acquisition Solutia has completed a significant engineering project at the Puebla site to add this manufacturing capability. Pursuant to the stock purchase agreement, Solutia and Vitro also entered into supply agreements under which Solutia will provide Vitro and certain of its affiliates with 100% of their requirements for most Saflex(R) PVB products for up to five years.

                  (ii)     Construction of Saflex(R) Interlayer Plant in China

         Solutia is constructing a new Saflex(R) PVB interlayer plant in Suzhou, China. The plant will provide Solutia with improved access to the growing Chinese automotive industry, allowing reduced supply chain costs and greatly improved responsiveness in serving this region. The plant will focus on meeting the rapidly growing demands of the Chinese automotive glass market by manufacturing PVB interlayers for use in windshields. The plant is also well located geographically to supply other markets in Asia, improving Solutia's ability to meet rising customer needs for Solutia's Saflex(R) PVB interlayers across the broader Asia-Pacific region. Construction of the new plant began in April 2006. It is expected that the plant will start production of commercial quality material in August 2007, and that future projects will add additional capacity at the plant to meet market demands.

                  (iii)    Construction of Third Extrusion Line at Ghent

         In March 2007, Solutia began construction of a third extrusion line at its manufacturing facility in Ghent, Belgium. The new extrusion facility will be dedicated to the manufacturing of super wide (3.2m) architectural PVB sheet. The architectural market is in a state of rapid expansion and the European architectural market alone is expected to grow by 40 million square meters (Msm) over the next 10 years. The majority of this growth will be in super-wide product, and the new Ghent line will provide Solutia with the capability to meet this demand in a highly efficient, dedicated unit. The Ghent plant is well located geographically to serve the European markets and integrating this new extrusion line with the existing plant operations offers advantages in terms of shared infrastructure and fixed costs that will further improve the competitive position of the Saflex business.

         (d)      Changes in the CPFilms Business

                  (i)      Installation of New CPFilms Metallizing Production
                           Line

         In March 2005, Solutia completed the installation and successful startup of a new metallizing production line at its manufacturing facility in Martinsville, Virginia. The new metallizer, which joins three other metallizing lines already in place at the facility, significantly increases the existing metallizing business' capacity and versatility. In addition to producing solar control window films for commercial, automotive and consumer markets, other applications now supported by the new metallizing line include static-dissipative packaging, graphic arts, automotive badging and specialty labels.

                  (ii)     Installation of New CPFilms Dye Line

         In December 2005, Solutia completed the installation and successful start up of a new dyed film production line at its manufacturing facility in Martinsville, Virginia. The new dye line, which adds to the six lines already in place, significantly increased Solutia's existing dyed film capacity and versatility. The new dye line primarily focuses on higher speed and precise color control of films for the window film consumer market. The line was custom designed and built by Solutia and includes sophisticated control systems for maximum versatility and precision. Other applications for the line include graphic arts and theatrical lighting filters for film studio applications.

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

         (e)      Changes in the Specialty Products Business

                  (i)      Expansion of Therminol(R) Production in China

         In September 2005, Solutia Therminol Co. Ltd. ("Therminol"), a non-Debtor joint venture between Solutia and Jiangsu Suhua Group Co., Ltd., in which Solutia holds a 60% ownership interest, opened a new Therminol(R) heat transfer fluid manufacturing facility in Suzhou, China. The new facility more than doubles the production capacity of the original manufacturing plant and will support China's rapidly growing market for heat transfer fluids. Since 1995, Therminol heat transfer fluids have become the most widely used high temperature synthetic heat transfer product in China.

                  (ii)     Divestiture of the Dequest(R) Business

         On March 31, 2007, Solutia sold its Dequest(R) water treatment phosphonates business to Thermphos Trading GmbH, a Swiss corporation ("Thermphos") for $67 million in cash, subject to a working capital adjustment. As part of the closing, affiliated companies of Solutia and Thermphos entered into a lease and operating agreement under which Solutia will continue to operate the Dequest production facility for Thermphos at Solutia's plant in Newport, Wales, U.K.

                  (iii)    Closure of the Queeny Plant

         Solutia relocated its Skydrol(R) and Skykleen(R) production lines from its Queeny plant in St. Louis, Missouri to a new state-of-the-art facility at its Anniston, Alabama plant. Production at the new plant began in August 2006. Skydrol(R) and Skykleen(R) products are used in the aviation industry for such applications as hydraulic fluids for commercial aircraft and environmentally friendly solvents for aviation maintenance. As a result of this move, operations at the Queeny plant have ceased and the plant has been shut down.

                  (iv)     Closure of the Chlorobenzene Business

         In mid-2004, Solutia closed its chlorobenzene business due to its unprofitable financial performance, which resulted principally from increased foreign competition. Chlorobenzene products manufactured by Solutia were previously used in diverse applications such as herbicides, rubber anti-oxidants and other industrial uses. Historically, the chlorobenzene business accounted for approximately 2% of Solutia's consolidated revenues.

                  (v)      Closure of Other Operations

         In addition to the closure of the businesses described above, Solutia also closed, in late 2003 and early 2004, its feed ingredients business at the Nitro, West Virginia facility and its L-Aspartic operations at the Queeny plant in St. Louis, Missouri. The decision to exit these businesses was precipitated by continued losses and Solutia's continued strategic evaluation of its businesses focusing on profitable, core businesses. Historically, these closed businesses together accounted for approximately 1% of Solutia's consolidated revenues.

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

         (f)      Strategic Actions Regarding Non-Core Assets

         Since the Petition Date, Solutia has also analyzed its ownership and operation of certain other non-core assets. Actions taken with respect to these non-core assets are more fully described below.

                  (i)      Divestiture of the Pharmaceutical Services Business

         In August 2006, Solutia's 100% owned subsidiary, Solutia Europe S.A./N.V. ("SESA"), sold its pharmaceutical services business to Dishman Pharmaceuticals & Chemicals Ltd. ("Dishman") pursuant to a Stock and Asset Purchase Agreement under which Dishman purchased 100 percent of the stock of the pharmaceutical services business, as well as certain other assets used in the pharmaceutical services business, for $74.5 million, subject to certain purchase price adjustments. Dishman also assumed substantially all of the liabilities relating to the pharmaceutical services business, other than certain liabilities that arose prior to the closing of the transaction and liabilities under certain employment agreements.

                  (ii)     Divestiture of the Astaris Joint Venture

         In November 2005, Solutia and FMC Corporation ("FMC") each a 50% owner of Astaris LLC ("Astaris") a joint venture sold substantially all of Astaris' assets to Israel Chemicals Limited ("ICL") for $255 million in cash (subject to certain purchase price adjustments) and the assumption by ICL of certain related liabilities. In connection with the transaction, Solutia and FMC agreed to indemnify ICL for certain pre-closing liabilities relating to Astaris, including certain pre-closing environmental liabilities. The transaction resulted in gross proceeds to Solutia of approximately $95 million, of which approximately $13 million remains in escrow to pay off any potential indemnification claims. Subsequently, ICL provided notice of indemnity claims with regard to the escrow amount but Solutia disputes such claims.

                  (iii)    Divestiture of Axio Research Corporation

         In December 2004, with Bankruptcy Court approval, Solutia sold substantially all of the assets of Axio Research Corporation ("Axio"), a Debtor subsidiary of Solutia that provided clinical data services to help make the drug development process safer and more efficient, to Axio Research Acquisition Company, LLC, an entity owned by one of the former Axio shareholders, who sold the business to Solutia in May of 2002, for $200,000 plus additional consideration.

         3.       REALLOCATION OF THE LEGACY LIABILITIES
                  --------------------------------------

         Another element of Solutia's reorganization strategy was to achieve a reallocation of the Legacy Liabilities. The reallocation of the Legacy Liabilities will be accomplished pursuant to the Amended Plan, the Relationship Agreement and the Retiree Settlement. Confirmation of the Amended Plan which incorporates the terms of the Relationship Agreement and the Retiree Settlement will, among its other benefits, significantly reduce Reorganized Solutia's risk of contingent Legacy Liabilities, considerably strengthen Reorganized Solutia's balance sheet, and provide Solutia with a solid foundation to emerge from the Chapter 11 Cases as a viable


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

enterprise. The reallocation of the Legacy Liabilities provided for by the Amended Plan, the Relationship Agreement and the Retiree Settlement is as follows:

         (a)      Legacy OPEB Liabilities

                  (i)      Modification of Benefits Provided to Existing
                           Retirees

         Solutia, along with Monsanto, Pharmacia and the Creditors' Committee, reached a settlement with the Retirees' Committee, regarding modifications to the level of disability and retiree medical and life insurance benefits (referred to as "Legacy OPEB Liabilities" in Section IV.C.1 of this Disclosure Statement) to be paid to the Retirees after the Effective Date. The Retiree Settlement Agreement is annexed to the Amended Plan as Exhibit B. Key terms of the Retiree Settlement Agreement include:

                  o    Creation of the Retiree Trust. On the Effective Date,
                       -----------------------------
                       Solutia will contribute $175 million in cash proceeds from the Rights Offering to the Retiree Trust, which is intended to qualify as a "voluntary employees' beneficiary association" under Section 501(c)(9) of the IRC. These funds will be used solely to reimburse Solutia for costs associated with the payment of benefits for pre-spin Retirees. The Retiree Trust provides continuing and substantial protections for continued payments of retirees' benefits. The Amended Plan shall not be effective unless the Retiree Trust is fully funded.

                  o    Modification to Medical Benefits. Reorganized Solutia
                       --------------------------------
                       can limit the amount it pays each year for retiree medical expenses, change deductibles and prescription drug co-payments and cap the amount of benefits paid to individual retirees after the age of 65. In addition, Retiree representatives will maintain certain monitoring rights with respect to the Retiree Trust and 2007 Retiree Welfare Benefit Plan.

                  o    Modification to Life Insurance Benefits. Life insurance
                       ---------------------------------------
                       benefits have been capped for employees who retired before December 31, 2001 and eliminated for those who retired after that date.

                  o    Retiree Claim. The Retirees, as a class, will receive
                       -------------
                       an allowed, non-priority unsecured claim in the aggregate amount of $35 million, which is based on the value of agreed-upon reductions to benefits that Solutia could not have unilaterally imposed on the Retirees. The recovery on account of the Retiree Claim will be contributed to the Retiree Trust. The funds from the Retiree Trust will be used solely to reimburse Reorganized Solutia for costs associated witht the payment of benefits for pre-spin Retirees.

                  o    Retiree Release. The Retirees have agreed to release
                       ---------------
                       Solutia, Monsanto and Pharmacia, any employee benefit plans of Monsanto or Pharmacia and their respective officers, directors, employees, affiliates, successors, assigns, representatives, agents, advisors and professionals from all claims related to "retiree benefits" (as defined in section 1114(a) of the Bankruptcy Code).


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

                       This release protects Monsanto and Pharmacia from risk that any portion of the Retiree liabilities could be asserted directly against them.

         The agreed modifications to the Retirees' OPEB benefits set forth in the Retiree Settlement Agreement will result in a significant savings to Reorganized Solutia, estimated at approximately $110 million in value, while preserving vital medical, health and life insurance benefits for Retirees. In addition, the Retirees' benefits will be further protected by the Retiree Trust funded with $175 million from the Rights Offering.

         (b)      Legacy Environmental Liabilities

         Under the Relationship Agreement, as more fully described in Section VIII.B.4. of this Disclosure Statement, Monsanto agreed to take financial responsibility, as between itself and Reorganized Solutia only, for a significant portion of the Legacy Environmental Liabilities, including complete responsibility for future remediation at certain sites never owned or operated by Solutia, or to which Solutia never sent waste, and share future remediation responsibility at certain shared sites adjacent or proximate to Solutia's Anniston and Krummrich plant sites. The first $50 million in Environmental Liabilities at those shared sites will be funded by proceeds from the Rights Offering; the next $50 million, less amounts expended by Monsanto during the pendency of the Chapter 11 Cases for remediation at such sites, will be paid by Monsanto; the next $325 million will be paid by Reorganized Solutia. Any additional amounts exceeding the aggregate amounts described above, would be shared equally by Reorganized Solutia and Monsanto. In addition, subject to the terms of the Relationship Agreement, Monsanto agreed to bear, and to allow Reorganized Solutia to defer, up to $25 million of certain expenses in excess of $30 million annually that are payable by Reorganized Solutia with respect to such sites, subject to Solutia's agreement to repay such deferred amounts over two years.(43)

         (c)      Legacy Tort Liabilities

         Under the Relationship Agreement, as more fully described in Section VIII.B.4 of this Disclosure Statement, Monsanto, between itself and Reorganized Solutia only, agreed to take financial responsibility for all Tort Claims. As a result, on the Effective Date, Monsanto would be solely responsible, as between itself and Reorganized Solutia only, for all costs related to the defense, mediation, arbitration, judgment and settlement of the Tort Claims and would indemnify Reorganized Solutia with respect to such Tort Claims. Since the Petition Date, Monsanto has paid all costs of this nature arising in connection with the Tort Claims and, pursuant to the Relationship Agreement and the Amended Plan, shall not be reimbursed for such costs. Under the Amended Plan, as of the Effective Date, Reorganized Solutia will no longer be responsible for indemnifying Pharmacia or Monsanto with respect to such Tort Claims. The Debtors currently estimate that the ultimate liability for asserted Tort Claims will range between $15 and $40 million. This estimate does not account for: (a) future Tort Claims that could be asserted for

-------------------
(43) The ability to defer up to $25 million of certain expenses in excess of $30 million annually provides certainty with respect to these obligations, which, among other things, is important to Solutia's ability to seek exit financing on favorable terms.



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

pre-Spinoff conduct; (b) the hundreds of additional lawsuits asserting thousands of claims, which have been commenced directly against Monsanto (for which Monsanto, under the Distribution Agreement, could have asserted potentially billions in dollars in surrogate claims against Solutia's Estates absent the Monsanto Settlement); and (c) defense costs.

         (d)      Legacy Pension Liabilities

         Solutia realized cost savings of its pension liabilities by freezing the pension plan as described in Section V.C.1.(g)(iii) hereof. Solutia plans to retain responsibility for the Legacy Pension Liabilities after emergence from the Chapter 11 Cases as it believes the qualified pension plan is an effective tool for helping to retain long-term employees.

         4.       APPROPRIATE CAPITAL STRUCTURE AND CONVERSION OF DEBT
                  ----------------------------------------------------

         (a)      Capital Structure as of Petition Date

         As of the Petition Date, Solutia had, on a consolidated basis, over $1.2 billion in aggregate long-term indebtedness, consisting of secured and unsecured notes, a bank credit facility and a synthetic lease financing arrangement. Outside Chapter 11, Solutia's subsidiary SESA had (euro)200 million of 10 percent Senior Secured Notes outstanding (the "Euro Notes").

         Upon filing for Chapter 11, Solutia entered into a $525 million DIP Credit Facility on January 16, 2004 which has since been amended five times during the Chapter 11 Cases. In general, the amendments modified, among other things, the mandatory prepayment terms and covenants regarding the disposition of assets and investments, certain notice provisions and the interest rate. The fifth amendment increased the DIP Credit Facility to $1.225 billion, consisting of a $975 million fully drawn term loan and a $250 million borrowing-based revolving credit facility, which includes a $150 million letter of credit subfacility. Of the $1.225 billion, $150 million was utilized to partially finance Solutia's acquisition of Akzo Nobel's interest in the 50/50 Flexsys joint venture between Solutia and Akzo Nobel. The net proceeds from the sale of the Solutia's Dequest(R) water treatment phosphonates business were used to pay-down the balance of the term loan. The DIP Credit Facility has a maturity date of March 31, 2008.

         In August 2006, SESA entered into a (euro)200 million Facility Agreement (the "Euro Facility Agreement") using the proceeds, among other things, to refinance the outstanding Euro Notes. The Euro Facility Agreement terminates on July 31, 2011 and is secured by substantially all of the assets of SESA and its subsidiaries.

         In conjunction with the Flexsys Acquisition, Flexsys entered into a $200 million Secured Facilities Agreement on April 27, 2007. This facility was used together with the $150 million intercompany loan from Solutia as described above to retire Flexsys' prior credit facility and complete the Flexsys Acquisition. The facility was subsequently upsized by an additional $25 million.

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

         (b)      Capital Structure upon Emergence; Exit Financing Facility

Upon emergence from Chapter 11, Reorganized Solutia will have an improved balance sheet and more appropriate capital structure. Under the Amended Plan, a significant portion of Solutia's prepetition debt will be converted to equity. As of the Petition Date, Solutia had outstanding the following unsecured notes: (a) $300 million under the 2027 Notes and (b) $150 million under the 2037 Notes, which will be converted to equity.

D.       FINANCIAL PERFORMANCE DURING BANKRUPTCY
         ---------------------------------------

         Solutia, including its non-Debtor subsidiaries, reported, on a consolidated basis for the fiscal year ended December 31, 2006 and 2005, net income of approximately $11 million and $8 million, respectively, and a net loss of approximately $316 million in fiscal 2004. This compares to net losses in 2003, 2002 and 2001, the three years leading up to Solutia's bankruptcy filing, of approximately $987 million, $151 million and $59 million, respectively. Net sales in 2006, 2005 and 2004 were approximately $2.9 billion, $2.8 billion and $2.7 billion, respectively, while net sales in 2003, 2002 and 2001 were approximately $2.4 billion, $2.3 billion and $2.3 billion, respectively. As of December 31, 2006, Solutia reported, on a consolidated basis, approximately $2.0 billion in total assets and approximately $3.4 billion in total liabilities, including approximately $1.85 billion of liabilities subject to compromise.

         Certain events preceding the filing date, as well as management's reorganization strategy and execution against the four principal objectives outlined in Section V.C. of this Disclosure Statement, have created a significant number of non-recurring, non-operational accounting events, which significantly affect comparability of Solutia's financial performance from 2003 through 2006. Excluding these impacts as well as the significant cost of the reorganization process itself, Solutia would have reported EBITDAR, which is earnings before interest, taxes, depreciation, amortization and reorganization items, in 2006, 2005 and 2004 of $262 million, $226 million and $147 million, respectively. The identification of the items to reconcile these non-GAAP earnings to GAAP measures is located at Exhibit J to this Disclosure Statement.

         Solutia's Annual Report, as amended, on Form 10-K for the fiscal year ended December 31, 2006 is annexed to this Disclosure Statement as Exhibit C.


                                     VI.
                         SUMMARY OF LEGAL PROCEEDINGS
                         ----------------------------

         Because of the size and nature of Solutia's businesses, Solutia is party to numerous legal proceedings. Most of these legal proceedings have arisen in the ordinary course of Solutia's business and involve claims for money damages. Whether these claims are or will be liquidated or resolved in the Bankruptcy Court or in some other jurisdiction depends upon the nature of the claims and the debt arising therefrom. Generally, if the debt underlying such claims was incurred by one of the Debtors prior to the Confirmation Date, such debt, in accordance with section 1141 of the Bankruptcy Code, will be discharged through bankruptcy, depending upon the nature of the relief sought, regardless of whether the claim is liquidated and resolved before or after the Effective Date. Claims arising from conduct occurring after the Effective Date,


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

unless provided for under the Amended Plan, generally are not dischargeable through bankruptcy, and will be handled by Reorganized Solutia in the ordinary course of its business after emergence.

         Following is a summary of Solutia's significant legal proceedings:(44)

A.       LEGAL PROCEEDINGS IN THE BANKRUPTCY COURT
         -----------------------------------------

         1.       THE JPM ADVERSARY PROCEEDING
                  ----------------------------

         On May 27, 2005, JP Morgan as the predecessor to the Prepetition Indenture Trustee under the Prepetition Indenture, filed the JPM Adversary Proceeding, seeking declaratory judgment that the 2027/2037 Notes are entitled to valid and perfected security interests in certain of Solutia's assets and seeking adequate protection pursuant to section 363 of the Bankruptcy Code.

         The JPM Adversary Proceeding relates to Solutia's refinancing of its credit facilities in 2002 and 2003. When Solutia refinanced its credit facilities on July 25, 2002, the Noteholders obtained a pro rata security interest in certain of Solutia's assets under the "equal and ratable" provision of the Prepetition Indenture. On October 8, 2003, Solutia refinanced its credit facilities, as described in Section IV.D.5(c) of this Disclosure Statement, thereby reducing its outstanding debt secured by certain assets below the threshold level that triggered the "equal and ratable" provision of the Prepetition Indenture. Solutia contended that, as a result, the 2027/2037 Notes returned to their original unsecured status.

         The Prepetition Indenture Trustee alleged that the October 8, 2003 refinancing had no effect on the security interests and liens that were created in July 2002. Alternatively, the Prepetition Indenture Trustee argued that the liens should be reinstated as a matter of equity. Solutia contended that the Prepetition Indenture only requires Solutia to provide security interests to the Noteholders when debt secured by certain collateral exceeds 15 percent of Solutia's Consolidated Net Tangible Assets (as defined in the Prepetition Indenture). Solutia contended that because debt secured by the restricted collateral did not exceed this threshold following the October 8, 2003 refinancing, the Noteholders were not entitled to security interests in certain collateral, and therefore Solutia could not have breached the Prepetition Indenture by failing to provide them.

         Trial of the JPM Adversary Proceeding commenced on May 23, 2006 and concluded on July 10, 2006. On May 1, 2007, the Bankruptcy Court ruled in favor of Solutia holding that the Noteholders do not have, and are not entitled to, a lien on any of the Debtors' assets. The Bankruptcy Court also found that the 2027/2037 Notes were properly de-securitized under the express terms of the Prepetition Indenture. Thereafter, on May 17, 2007, the Bankruptcy Court

-------------------
(44) This summary is not intended as an exhaustive description of all pending legal matters or proceedings in which Solutia or its Debtor and non-Debtor affiliates are involved. Certain legal proceedings may be subject to appeal in or outside the Bankruptcy Court. Nothing in this discussion is deemed to be an admission by Solutia or any of their Debtor or non-Debtor affiliates of any liability or wrongdoing.

entered the final judgment (the "Final Judgment") in the JPM Adversary Proceeding. As a result of the Final Judgment in Solutia's favor, under the Amended Plan, Solutia has proposed to give the Holders of the 2027/2037 Notes the same level of recovery as the General Unsecured Creditors.

         Before the Bankruptcy Court's decision, Wilmington Trust was substituted as the plaintiff in the JPM Adversary Proceeding.(45) On May 29, 2007, Wilmington Trust filed a timely notice of appeal of the Final Judgment. On the same date, the Ad Hoc Notes Committee, which previously had intervened in the JPM Adversary Proceeding, also filed a timely notice of appeal of the Final Judgment. The appeal filed by Wilmington Trust is pending before the Honorable George B. Daniels, United States District Judge of the United States District Court for the Southern District of New York. The appeal filed by the Ad Hoc Notes Committee is pending before the Honorable Loretta A. Preska, United States District Judge of the United States District Court for the Southern District of New York. It is likely that both appeals will be consolidated. In both appeals, the appellants' opening brief is due on July 13, 2007. Oral argument has not been set, and it is uncertain when any decision will be rendered. Any decision by the District Court could be further appealed to the Second Circuit Court of Appeals.

         Unless the Final Judgment is affirmed or the appeal is otherwise
         ----------------------------------------------------------------
dismissed, an appellate court could determine that the 2027/2037 Notes are
---------
secured. In that event, the claims of the Prepetition Indenture Trustee could be reclassified and recoveries by the Noteholders and General Unsecured Creditors may be adjusted accordingly.

         2.       EQUITY COMMITTEE ADVERSARY PROCEEDING AGAINST MONSANTO AND
                  ----------------------------------------------------------
                  PHARMACIA
                  ---------

         On March 7, 2005, the Equity Committee commenced the Equity Committee Adversary Proceeding by filing a complaint against Monsanto and Pharmacia (the "Equity Committee Complaint"). The Equity Committee Complaint seeks the disallowance of the claims filed by Monsanto and Pharmacia against Solutia's bankruptcy Estates and a reallocation of substantial amounts of the Legacy Liabilities from Solutia's balance sheet to that of Monsanto and Pharmacia, based on alleged wrongful and inequitable conduct by Monsanto and Pharmacia. In particular, the Equity Committee Complaint alleges that as part of the Spinoff, Pharmacia forced Solutia to assume excessive liabilities and insufficient assets such that Solutia was destined to fail from its inception.

         The Noteholders' Committee and the Trade Committee have intervened in the Equity Committee Adversary Proceeding. Solutia and the Creditors' Committee have intervened in the Equity Committee Adversary Proceeding as neutral parties due to the importance of the proceeding with respect to Solutia's bankruptcy case.

         In May 2005, Monsanto and Pharmacia filed a motion to dismiss the Equity Committee Complaint or, in the alternative, to stay the adversary proceeding, which was later denied by the

-------------------
(45) On March 12, 2007, the Court entered a Stipulation and Order substituting Wilmington Trust, which replaced JPMorgan as the Prepetition Indenture Trustee, as plaintiff in the JPM Adversary Proceeding.

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

Bankruptcy Court. In August 2005, Solutia filed with the Bankruptcy Court a Statement and Reservation of Rights in Response to Equity Committee's Complaint and Objection to Claims, in which Solutia expressed its view that the issues and disputes raised in the Equity Committee Complaint would be resolved through the Amended Plan confirmation process.

         In August 2006, Solutia filed a motion to stay the Equity Committee Adversary Proceeding, alleging that the Equity Committee lacked proper standing to pursue the claims in the Equity Committee Adversary Proceeding on behalf of Solutia. In September 2006, the Bankruptcy Court ruled that the Equity Committee did not have standing to pursue claims on behalf of Solutia because Solutia had already pursued claims against Monsanto and Pharmacia and entered into a settlement agreement with respect to those claims. However, the Bankruptcy Court also ruled that the Equity Committee did have standing under section 502 of the Bankruptcy Code to pursue its own objections to the claims of Monsanto and Pharmacia.

         In November 2006, the parties to the Equity Committee Adversary Proceeding submitted their outstanding disputes to mediation. Ultimately, the parties were unable to reach a settlement, but the parties did, however, agree to an evergreen standstill of the proceeding. On April 6, 2007, the Equity Committee provided written notice to Monsanto and Pharmacia terminating the standstill agreement. In addition, the Equity Committee has requested that the Bankruptcy Court schedule the Equity Committee Adversary Proceeding for trial.

         At a hearing on May 18, 2007, the Bankruptcy Court ruled that it would consider the reasonableness of Solutia's proposed settlement of claims asserted by and against Pharmacia and Monsanto in these Chapter 11 Cases. The Settlement Approval Hearing is scheduled to commence on September 5, 2007. At this hearing, the Equity Committee will challenge the terms of the Monsanto Settlement and the Retiree Settlement. In the event that the Equity Committee is successful at the Settlement Approval Hearing, the Monsanto Settlement and the Retiree Settlement will not be approved and the Amended Plan may not be confirmable. If, however, the Bankruptcy Court approves the terms of the Monsanto Settlement and the Retiree Settlement, pursuant to the standards governing the approval of settlements under Bankruptcy Rule 9019, then the Equity Committee Adversary Proceeding will necessarily be dismissed with prejudice.

         3.       THE EQUITY COMMITTEE'S VIEW OF THE EQUITY COMMITTEE ADVERSARY
                  -------------------------------------------------------------
                  PROCEEDING(46)
                  --------------

         In its first-day filings, Solutia reported that it filed for Chapter 11 relief principally because of the Legacy Liabilities that Pharmacia unilaterally imposed through the Spinoff. Yet Solutia - which is closely bound to Monsanto and Pharmacia by operating agreements and as Pharmacia's former Chemicals division - has declined throughout these cases to seriously or actively challenge the claims and rights of Monsanto and Pharmacia. The Equity Committee believes that the Creditors' Committee has also failed to challenge Monsanto and Pharmacia.

-------------------
(46) The views asserted in this section are solely those of the Equity Committee. Solutia, the Creditors' Committee, the Ad Hoc Trade Committee, the Retirees' Committee, Monsanto and Pharmacia do not agree with, support or adopt in any way whatsoever, the allegations made by the Equity Committee in this section.

Therefore, responsibility for reclaiming value for all parties-in-interest by challenging Monsanto and Pharmacia has been devolved upon the Equity Committee.

         During the early stages of these Chapter 11 cases, the Equity Committee requested discovery of the Debtors, Pharmacia, Monsanto and Goldman Sachs in mid-2004. As a result of that process, the Equity Committee determined that at the time of the Spinoff, Pharmacia created Solutia as a vehicle to take on potentially devastating Legacy Liabilities and leave Pharmacia with a clean balance sheet, and that Pharmacia did so knowing that Solutia lacked adequate capital to satisfy the liabilities being allocated to it. The Equity Committee and its advisors concluded that Solutia was undercapitalized from its inception due to the undisclosed remediation costs and toxic tort liabilities that were transferred to it from Pharmacia.

         The Equity Committee believes that Pharmacia's awareness of and concern regarding Solutia's undercapitalization is evidenced by, among other things, Pharmacia's failure to disclose the full extent of the Legacy Liabilities being palmed off on to Solutia to either the debt rating agencies that determined Solutia's investment grade credit rating or to the then and future public shareholders of Solutia.

         Based on the Equity Committee's review of the underlying documents, it appears that in structuring the Spinoff, Pharmacia knew or should have known that significant residual environmental contamination existed at its historical chemicals plants due to Pharmacia's failure to invest in environmental controls at the time it manufactured such infamous chemicals and other hazardous materials as dioxin, agent orange and PCBs. However, the Equity Committee believes that the true risks associated with Pharmacia's historical production of these infamous chemicals had never been disclosed to its own shareholders/investors, including the risks that certain events, if they occurred, could cause the environmental liabilities to exceed $1 billion. Instead, the Equity Committee believes that the information Pharmacia provided to the public in connection with the Spinoff and the ultimate sale of Solutia stock was incomplete and misleading. The Equity Committee believes that the public disclosures by Pharmacia painted a picture of a company with manageable environmental and tort exposure in the $250 million range. In particular, the Equity Committee believes that the disclosures made to unsuspecting equity holders failed to adequately describe the significant environmental challenges and costs that Pharmacia knew it faced.

         After its investigation and evaluation of claims, on March 7, 2005, the Equity Committee filed the a complaint (the "Equity Committee Complaint") seeking (i) recharacterization of Monsanto and Pharmacia's indemnity claim as equity; (ii) equitable subordination of Monsanto and Pharmacia's interests to equity interests; (iii) equitable disallowance of Monsanto and Pharmacia's claims based on the Legacy Liabilities; (iv) disallowance of Monsanto and Pharmacia's claims based on unjust enrichment; (v) disallowance of Monsanto and Pharmacia's claims based on equitable estoppel; (vi) disallowance of Monsanto and Pharmacia's claims under Section 502(d); (vii) contribution under CERCLA Section 113(f); (viii) a declaration that certain provisions of the Agreement that created Solutia (the "Distribution Agreement") are unconscionable and therefore unenforceable; (ix) implied indemnity for Solutia; (x) avoidance of fraudulently transferred liabilities; and (xi) disallowance of contingent liability claims under Section 502(e)(1)(B).

         Ultimately, the Equity Committee seeks the disallowance of the claims filed by Monsanto and Pharmacia against Solutia's bankruptcy Estates and a reallocation of hundreds of millions of dollars of the Legacy Liabilities from Solutia's balance sheet to that of Monsanto and Pharmacia, based on alleged wrongful and inequitable conduct by Monsanto and Pharmacia. In particular, the Equity Committee Complaint alleges that as part of the Spinoff, Pharmacia forced Solutia to assume excessive liabilities and insufficient assets such that Solutia was destined to fail from its inception.

         In addition to the Equity Committee Complaint, at the Bankruptcy Court's direction, the Equity Committee has diligently evaluated Solutia's continued exposure to environmental and tort liability. The Equity Committee retained an environmental expert to assist in this evaluation and analysis. While there are significant points of agreement with the Debtors, the Equity Committee's environmental expert believes that the ultimate cost to remediate off-site contamination at Anniston will be substantially higher than the Debtors' estimate.

         The Equity Committee alleges that, with respect to the Anniston, Alabama site, Pharmacia knew well before the Spinoff the following:

         o From 1929 until 1971, most of the PCB's manufactured in the United States were produced at the Anniston plant. During this period, adequate environmental controls were not in place at Anniston to prevent the release of PCBs into the environment.

         o Consequently, the Equity Committee believes that Anniston is one of the most contaminated PCB sites in the country. There are over 30 miles of impacted waterways downstream from the former manufacturing facility, including waters in the State of Alabama that are used for drinking water and recreational purposes. Fishing in waterways downstream of Anniston has been prohibited since 1996 because of high PCB concentrations in aquatic organisms.

         o The Equity Committee's environmental expert believes that if regulators were to require the excavation of the PCB contaminated sediments that are impacting fish and the floodplain, it would likely have a material impact on Solutia's financial condition.

         o Under Section 107 of CERCLA, the Equity Committee believes that Monsanto was liable to federal and state natural resource trustees for natural resource damages resulting from its PCB manufacturing activities at Anniston.

         o As early as 1987, the environmental manager for the Anniston facility warned the head of the chemical business that "[i]t should be made clear, however, that no monies have been reserved for a major site cleanup program." The manager's memorandum went on to note that "[a] requirement for removal and disposal of contaminated soil ... would require major, undefined expenditures."

         o The Equity Committee believes that since the 1960's, Pharmacia has been aware that fish in Choccolocco Creek downstream of the facility have PCB levels in excess of the Food and Drug Administration tolerance level. In 1993, the State of Alabama banned fishing in Choccolocco Creek.(47)

         o In 1970, Pharmacia analyzed hogs in the Anniston area and found PCB concentrations in the hog fat of roughly 2%. There are significant livestock grazing areas in the flood plains along Choccolocco Creek. Yet, after the 1970 hog analysis, The Equity Committee believes that Pharmacia never conducted any follow-up work to assess the possible uptake by livestock and crops in the flood plains of Choccolocco Creek. In addition, the Equity Committee believes that Pharmacia never notified regulators or warned farmers who might have conducted their own investigations.

         o In 1996, the Agency for Toxic Substances and Disease Registry ("ATSDR") and ADPH classified the segment of Choccolocco Creek impacted by Pharmacia's PCBs as a "public health hazard." This classification was "based on evidence that individuals living around ... Snow Creek and fishing in Choccolocco Creek could have adverse health effects from exposure to contaminants in sediment, soil, fish and water." During that same time period, in apparent recognition of the hazards presented by PCB's in the environment, the Equity Committee believes that Old Monsanto instituted a property purchase program in which it offered to buy out entire Anniston neighborhoods to facilitate ease of construction.

         Currently, pursuant to Order of the Court entered on May 18, 2007, the Equity Committee's Adversary Proceeding is stayed pending a hearing on the reasonableness of the Monsanto and Retiree Settlement. That hearing is scheduled to commence on September 5, 2007. At that hearing, the Equity Committee intends to present the Bankruptcy Court with evidence as to the Equity Committee's allegations and intends to vigorously challenge the reasonableness of the Monsanto and Retiree Settlement. The Equity Committee believes that the Monsanto and Retiree Settlement (and, as a result, the Amended Plan) is far too generous to Monsanto and Pharmacia in light of their potential exposure for the Legacy Liabilities and poses far too heavy of a burden on Reorganized Solutia. The Monsanto and Retiree Settlement cannot meet the standard for approval of settlements under the Bankruptcy Code and Rules. The Equity Committee believes that the Monsanto and Retiree Settlement is wholly unreasonable and therefore, should be rejected.

         If the Monsanto and Retiree Settlement is not approved, the current Amended Plan will not be confirmable. The Equity Committee believes that it would then be free to pursue actions, including the Equity Committee Adversary Proceeding, that could effectively return over a billion dollars in value to the Estates, providing full recoveries for Allowed Unsecured Claims

-------------------
(47) The Agency for Toxic Substances and Disease Registry, a public health agency of the U.S. Department of Health and Human Services, "agrees that the current no-consumption advisories issued by the Alabama Department of Public Health (ADPH) are warranted." See ATSDR Media Announcement, Jan.
                                          ---
     15, 2004, available at www.atsdr.cdc.gov/NEWS/annistonal011504.html (last visited July 9, 2007).

and meaningful recoveries for the holders of Equity Interests in Solutia in excess of the Debtors' current projections.

         4.       LITIGATION AMONG PHARMACIA, MONSANTO AND SOLUTIA
                  ------------------------------------------------

         Since the Petition Date, Solutia, Pharmacia and Monsanto have engaged in a variety of proceedings regarding their respective rights and obligations under the Distribution Agreement, and with respect to the Legacy Liabilities.

         (a)      Distribution Agreement Rejection

         On the Petition Date, Solutia filed a motion for an order approving rejection of the Distribution Agreement (the "Rejection Motion"). The Rejection Motion sought Bankruptcy Court authority to reject the Distribution Agreement and its attendant indemnity obligations flowing from Solutia to Pharmacia and Monsanto.

         In January 2004, Pharmacia and Monsanto objected to the Rejection Motion (the "Rejection Objection"). In the Rejection Objection, Pharmacia and Monsanto argued that the Distribution Agreement and the Spinoff Agreements were one integrated contract. Thus, according to the Rejection Objection, Solutia could only assume or reject the entire "package" of the Spinoff Agreements. The Rejection Objection also claimed that Solutia's attempt to reject the Distribution Agreement was unsound for business reasons, because Solutia would not be able to operate without the Spinoff Agreements. Alternatively, Pharmacia and Monsanto argued that the Distribution Agreement was not "executory" within the meaning of section 365 of the Bankruptcy Code and thus could not be rejected.

         In February 2004, Solutia filed a response to the Rejection Objection (the "Rejection Response"). In the Rejection Response, Solutia stated that the Distribution Agreement was not an executory contract. Thus, Solutia requested that the Bankruptcy Court issue a declaratory judgment allowing them to breach the Distribution Agreement. Solutia also argued that the Distribution Agreement was a distinct stand-alone agreement, and was separable from the Spinoff Agreements. Alternatively, Solutia argued that the rejection of the Distribution Agreement was supported by sound business judgment, because it would not require Solutia to surrender its chemical assets transferred in the Spinoff or otherwise force Solutia to terminate operations.

         In February 2004, a hearing on the Rejection Motion, the Rejection Objection and the Rejection Response was held in the Bankruptcy Court. No decision has been rendered on these pleadings.

         (b)      The Adversary Proceedings

         Solutia has commenced several adversary proceedings against Monsanto and Pharmacia:

                  (i)      The Benefits Adversary.

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

         On the Petition Date, Solutia filed a complaint seeking a declaratory judgment that Pharmacia was responsible for the payment of benefits for certain Solutia Retirees in the event Solutia was relieved of some or all of such obligations (the "Benefits Adversary"). Solutia asserted that Pharmacia was responsible for these obligations because (a) Pharmacia promised the Retirees certain lifetime and vested retiree benefits, (b) Pharmacia improperly assigned to Solutia the obligation to provide certain retiree benefits in violation of Pharmacia's contractual promises and its fiduciary duties under ERISA, and (c) Pharmacia promised the Retirees lifetime and vested benefits on which the Retirees relied.

                  (ii)     The Indemnity Adversary.

         In April 2004, Solutia commenced another adversary proceeding against Pharmacia and Monsanto seeking a declaratory judgment that all indemnity obligations pursuant to the Distribution Agreement and the Separation Agreement were dischargeable (the "Indemnity Adversary"). Solutia sought from the Bankruptcy Court a declaratory judgment that: (a) the indemnity rights of Pharmacia and Monsanto against Solutia arising from the Distribution Agreement are dischargeable prepetition "claims" under the Bankruptcy Code; (b) any contingent indemnity Claims held by Pharmacia or Monsanto against Solutia must be estimated or disallowed under the Bankruptcy Code; and (c) the Distribution Agreement is not "executory" within the meaning of section 365 of the Bankruptcy Code.

                  (iii)    The Monsanto/Pharmacia Avoidance Action.

         In December 2005, Solutia filed a complaint in the Bankruptcy Court entitled Solutia Inc. vs. Monsanto Company and Pharmacia Corporation, Case No. 05-03353 (PCB) (the "Monsanto/Pharmacia Avoidance Action"), seeking to avoid certain allegedly preferential and fraudulent transfers to Monsanto and Pharmacia including preferential transfers to Monsanto totaling $2,272,704 in satisfaction of unsecured credit extended to the Debtors and the transfer of the Legacy Liabilities to Solutia. (See Section VI.A.8 hereof for a discussion of preferential and fraudulent transfers).

         (c)      The Standstill Agreement and Treatment in the Amended Plan.

         The Indemnity Adversary, the Benefits Adversary and the Monsanto/Pharmacia Avoidance Action commenced against Monsanto and Pharmacia have not been adjudicated in the Bankruptcy Court. Instead, Solutia, Monsanto and Pharmacia, with the consent of the Creditors' Committee, have entered into several successive standstill agreements (collectively, the "Standstill Agreement"), which has stayed the actions. These actions, together with the Rejection Motion and the other Settled Adversary Proceedings, will be settled and withdrawn pursuant to the Amended Plan.

         The Equity Committee believes that if the Debtors were successful with these actions, the judgments could have resulted in the elimination of significant claims asserted by Monsanto and Pharmacia and the reallocation of hundreds of millions of dollars of liabilities back to Monsanto's and Pharmacia's balance sheets.

         (d)      Monsanto's Proof of Claim

         In November 2004, Monsanto filed a proof of Claim with the Bankruptcy Court asserting a contingent, unliquidated(48) and unsecured non-priority Claim against Solutia (the "Monsanto Proof of Claim"). The Monsanto Proof of Claim is based on Solutia's indemnity obligations under the Distribution Agreement and allegations that Solutia is a successor in interest with respect to the Legacy Liabilities. As such, the Monsanto Proof of Claim seeks indemnification for claims brought against or paid by Monsanto, including Tort Claims, environmental Claims, retiree Claims and third-party contract Claims and expenses incurred by Monsanto with respect to such Claims. These alleged claims (including Pharmacia's claim discussed immediately below) are significant and many arise from the indemnification obligations imposed on Solutia at the time of the Spinoff. The Equity Committee agreed to allow Monsanto to bring its Claim current on or before June 30, 2007. As a result, on June 29, 2007, Monsanto filed its revised claim with the Bankruptcy Court.

         The Equity Committee believes that the Debtors have significant defenses to these claims based on the inequitable transfer of the Legacy Liabilities to Solutia at that time.

         In satisfaction of its Claims and based on its contributions, Monsanto will receive 20% of the New Common Stock of Reorganized Solutia, which will be worth approximately $240 million at the midpoint enterprise value.

         (e)      Pharmacia's Proof of Claim

         In November 2004, Pharmacia filed a proof of Claim with the Bankruptcy Court asserting a contingent, unliquidated and unsecured non-priority Claim against Solutia (the "Pharmacia Proof of Claim"). The Pharmacia Proof of Claim, like the Monsanto Proof of Claim, is based on Solutia's indemnity obligations under the Distribution Agreement, and its alleged status under the Distribution Agreement as the successor in interest with respect to the Legacy Liabilities. Accordingly, the Pharmacia Proof of Claim asserted indemnification Claims against Solutia for claims brought against Pharmacia, including Tort Claims, environmental Claims, retiree Claims and third-party contract Claims.

         Pursuant to the Bar Date Order (as hereinafter defined), Monsanto and Pharmacia were authorized to (a) amend each of their respective proofs of claim to reflect additional claims and (b) file additional proofs of claim pursuant to Bankruptcy Rule 3005 that they believe they are entitled to file on behalf of additional creditors. Solutia, Monsanto and Pharmacia have subsequently agreed, through a series of stipulations (the "3005 Stipulations"), to extend the deadline by which Monsanto and Pharmacia must amend their proofs of claim, or file such additional proofs of claim. Pursuant to the most recent 3005 Stipulation, Monsanto and Pharmacia's time to amend their proofs of claim, or file additional proofs of claim, has been extended through October 1, 2007. Solutia, Monsanto and Pharmacia intend to enter into additional 3005 Stipulations as necessary. All such Claims will be resolved pursuant to the

-------------------
(48) The Monsanto Proof of Claim also included a liquidated portion.

Relationship Agreement and the Amended Plan. On April 11, 2007, the Equity Committee filed its motion seeking an order of the Bankruptcy Court compelling Monsanto and Pharmacia to file final amended/and or additional proofs of claims by a date no later than 21 days after entry of an order directing them to do so. The Equity Committee subsequently agreed to withdraw that portion of the motion which sought to compel, or set a deadline for, Monsanto and Pharmacia to file surrogate claims on behalf of third parties. The Equity Committee also agreed to allow Pharmacia to bring its claims current on or before June 30, 2007. As a result, on June 29, 2007, Pharmacia filed its revised claim with the Bankruptcy Court.

         5.       THE EPA ADVERSARY PROCEEDING
                  ----------------------------

         In February 2004, Solutia commenced an adversary proceeding against the United States of America, acting on behalf of the EPA, seeking a declaratory judgment that the remediation obligations pursuant to the Anniston Consent Decree are claims subject to discharge pursuant to section 101(5) of the Bankruptcy Code and the automatic stay pursuant to section 362 of the Bankruptcy Code (the "EPA Adversary"). Solutia also sought the same relief with respect to other sites not owned by Solutia. As a result of a motion for partial summary judgment on these issues related to Anniston, Solutia and the EPA entered into a stipulation on April 30, 2004 (the "EPA Stipulation"), which provided that certain of Solutia's obligations under the Anniston Consent Decree were subject to the automatic stay pursuant to section 362 of the Bankruptcy Code and that the EPA could prosecute the amounts of such obligations in the United States District Court for the Northern District of Alabama. All of the issues in the EPA Adversary will be resolved pursuant to the Amended Plan as a result of Solutia's assumption of their obligations pursuant to the Anniston Consent Decree under the Amended Plan.

         6.       THE RETIREES ADVERSARY PROCEEDING
                  ---------------------------------

         In May 2004, the Retiree's Committee commenced an adversary proceeding seeking (a) a declaratory judgment that Pharmacia and Monsanto are liable for the Retirees' benefit claims in the event Solutia obtains relief pursuant to Bankruptcy Code section 1114 and (b) that Pharmacia's and Monsanto's claims for indemnity related to Retiree Claims should be equitably subordinated (the "Retiree Adversary Proceeding"). Both Pharmacia and Monsanto opposed the litigation. The Retiree Adversary Proceeding is subject to a standstill agreement and will be deemed to be withdrawn with prejudice pursuant to the terms of Retiree Settlement described in Section VIII.B herein.

         7.       CALPINE ARBITRATION
                  -------------------

         Prior to the Petition Date, Solutia entered into a series of long-term agreements with Calpine Central, L.P. ("Calpine Central"), Decatur Energy Center, LLC ("Decatur" and together with Calpine Central, "Calpine") and certain affiliates of Calpine pursuant to which a natural gas co-generation facility (the "Co-gen Facility") was built on land leased from Solutia at Solutia's plant in Decatur, Alabama.

         The agreements between the parties included the following: (1) the Second Amended and Restated Lease, Steam Sales and Shared Services Agreement, dated January 31, 2001 (as amended, the "Principal Agreement"); (2) a Facility Lease Addendum to the Principal

Agreement (as amended, the "Facility Lease Addendum"); (3) a Steam Sales Addendum to the Principal Agreement (as amended, the "Steam Sales Addendum"); and (4) the Second Amended and Restated Operating and Maintenance Agreement (as amended, the "O&M Agreement") (collectively, the "Calpine Agreements"). Each of the Calpine Agreements was for a 20-year term, subject to early termination under certain circumstances.

         Pursuant to the Calpine Agreements, Solutia agreed, among other things, (a) lease from Decatur an undivided 20% interest in the Co-gen Facility for a fixed monthly payment of $357,000; (b) to purchase from Decatur 100% of its steam requirements (with the exception of steam Solutia was permitted to self-generate) in return for both a variable and fixed capacity payment based on the amount of steam Solutia required and (c) to pay Calpine Central a fixed monthly fee of $332,150 and a monthly fuel payment for the operation and maintenance of Solutia's 20% interest in the Co-gen Facility during the term of the Agreements.

         On May 13, 2004, Solutia filed a Motion seeking to reject, inter alia, the Steam Sales Addendum, the Facility Lease Addendum and the O&M Agreement. The rejection of these agreements was approved by a Stipulation and Order of the Court dated May 26, 2004.

         On November 24, 2004, Decatur filed its proof of claim against Solutia, asserting claims totaling $351,220,357 for damages resulting from Solutia's rejection of the Steam Sales Addendum and the Facility Lease Addendum. Calpine Central filed its proof of claim in the amount of $31,496,976 for damages resulting from Solutia's rejection of the O&M Agreement.

         On August 25, 2005, Solutia filed an objection to the proofs of claim filed by Decatur and Calpine Central (the "Calpine Claims") and requested that its objection be resolved by arbitration. By Order dated November 4, 2005, this Court granted Solutia's request to resolve its objections to the Calpine Claims by arbitration pursuant to the arbitration provisions contained in the Calpine Agreements.

         Between November 20, 2005 and January 20, 2006, Solutia commenced three arbitration proceedings (one for each contract) against Decatur and Calpine Central. On September 12, 2006, these three arbitration proceedings were consolidated into a single arbitration proceeding before a panel of three arbitrators before the International Institute of Conflict Prevention and Resolution, CPR File G-05-60H (the "Arbitration Proceeding").

         The parties have engaged in extensive discovery (exchanging over 800,000 pages of documents) in the Arbitration Proceeding and have exchanged initial and supplemental expert reports. According to the report of Calpine's expert witness, Decatur's damages, not counting mitigation, are $429,711,762 and Calpine Central's damages are $73,054,619. According to the report of Solutia's expert witness, Decatur and Calpine Central suffered no damages, unless one analyzes Decatur and Calpine Central as a single entity, in which case the consolidated entity's damages are approximately $13,654,000. On June 29, 2007, Decatur and Calpine Central filed amended proofs of claim with the Court asserting damages in the amount estimated by Calpine's expert.(49)

         On June 5, 2007, Solutia agreed upon a settlement in principle (the "Calpine Settlement") with Decatur and Calpine Central to resolve Solutia's objection to the Calpine Claims. Under the Calpine Settlement, Decatur and Calpine Central will be granted an Allowed Class 13 General Unsecured Claim for $140 million against Solutia, which claim will be treated similarly to all other Allowed General Unsecured Claims. The Calpine Settlement is subject to the execution of formal documentation, approval by the Board of Directors of Calpine Corporation (scheduled for July 16, 2007), approval by this Court and approval by the bankruptcy court presiding over the chapter 11 cases of Decatur and Calpine Central. After the Calpine Board of Directors has approved the Calpine Settlement, Solutia will seek this Court's approval of the Calpine Settlement pursuant to, inter alia, Bankruptcy Rule 9019 by separate motion, which will describe the Calpine Settlement in more detail. If the Calpine Board of Directors does not approve the Calpine Settlement, then the parties have agreed to proceed with the Arbitration Proceeding, which is currently scheduled for hearing on August 27-30 and September 5-7, 2007.

         8.       AVOIDANCE ACTIONS
                  -----------------

         A number of transactions occurred prior to the Petition Date that Solutia believes may have given rise to claims, including preference actions, fraudulent transfer and conveyance actions, rights of setoff and other claims or causes of action under sections 510, 544, 547, 548, 549, 550 and/or 553 of the Bankruptcy Code and other applicable bankruptcy or non-bankruptcy law (collectively, the "Avoidance Actions").

         Pursuant to section 546(a) of the Bankruptcy Code, the statute of limitations with respect to the commencement of avoidance or recovery actions under sections 544, 545, 547, 548 and 553 of the Bankruptcy Code expired on December 17, 2005, i.e., two years after the Petition Date. Starting on December 14, 2005, and concluding on December 17, 2005, Solutia commenced Avoidance Actions in connection with a variety of prepetition payments and other transfers. Solutia commenced these Avoidance Actions to preserve the causes of action for the benefit of Solutia's Estates. A schedule of the Avoidance Actions commenced by Solutia is attached as Exhibit H. On January 10, 2006, Solutia filed a Motion for Order Extending Deadline to Serve Avoidance Complaints and Canceling or Adjourning Pretrial Conferences, seeking an extension of the deadline for serving summonses and complaints in connection with the Avoidance Actions, which motion was granted. While the summons and complaints have been issued and served on all defendants, the defendants have no obligation to respond and no litigation shall proceed until further notice in writing by Solutia that the Avoidance Action will be pursued. If the Amended Plan is confirmed, certain of these Avoidance Actions may be released, and others may continue to be pursued.

-------------------
(49) Solutia reserves the right to contest the amendment of Decatur and Calpine Central's claims in the event that the settlement of the Calpine litigation described below is not approved.

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

         (a)      Preference Actions

         Under sections 547 and 550 of the Bankruptcy Code, a debtor may seek to avoid and recover certain prepetition payments and other transfers made by the debtor to or for the benefit of a creditor in respect of an antecedent debt, if such transfer (i) was made when the debtor was insolvent and (ii) enabled the creditor to receive more than it would receive in a hypothetical liquidation of the debtor under Chapter 7 of the Bankruptcy Code where the transfer had not been made. Transfers made to a creditor that was not an "insider" of the debtor are subject to these provisions generally only if the payment was made within 90 days prior to the debtor's filing of a petition under Chapter 11 of the Bankruptcy Code (the "Preference Period"). Under
section 547, certain defenses, in addition to the solvency of the debtor at the time of the transfer and the lack of preferential effect of the transfer, are available to a creditor from which a preference recovery is sought. Among other defenses, a debtor may not recover a payment to the extent such creditor subsequently gave new value to the debtor on account of which the debtor did not, among other things, make an otherwise unavoidable transfer to or for the benefit of the creditor. A debtor may not recover a payment to the extent such payment was part of a substantially contemporaneous exchange between the debtor and the creditor for new value given to the debtor. Further, a debtor may not recover a payment if such payment was made, and the related obligation was incurred, in the ordinary course of business of both the debtor and the creditor. The debtor has the initial burden of proof in demonstrating the existence of all the elements of a preference and is presumed to be insolvent during the Preference Period. The creditor has the initial burden of proof as to the aforementioned defenses.

         (b)      Fraudulent Transfer and Conveyance Actions

         Generally, a conveyance or transfer is fraudulent if: (i) it was made with the actual intent to hinder, delay or defraud a creditor (i.e., an intentional fraudulent conveyance); or (ii)(a) reasonably equivalent value was not received by the transferee in exchange for the transfer and (b) the debtor was insolvent at the time of the transfer, was rendered insolvent as a result of the transfer or was left with insufficient capitalization as a result of the transfer (i.e., a constructive fraudulent conveyance). Two primary sources of fraudulent conveyance law exist in a chapter 11 case.

                  (i)      Section 548 of the Bankruptcy Code

         The first source is section 548 of the Bankruptcy Code, under which a debtor in possession or bankruptcy trustee may avoid fraudulent transfers that were made or incurred on or within one year before the date that a bankruptcy case is filed.

                  (ii)     Section 544 of the Bankruptcy Code

         The second source is section 544 of the Bankruptcy Code--the so-called "strong-arm provision"--under which the debtor in possession (or creditors with bankruptcy court permission) may have the rights of a creditor under state law to avoid transfers as fraudulent. State fraudulent conveyance laws generally have statutes of limitations longer than one year and are applicable in a bankruptcy proceeding pursuant to section 544 of the Bankruptcy Code if the statute of limitations with respect to a transfer has not expired prior to the filing of the

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bankruptcy case. If such statute of limitations has not expired, the debtor in possession (or creditors with bankruptcy court permission) may bring the fraudulent conveyance claim within the time period permitted by section 546 of the Bankruptcy Code notwithstanding whether the state statute of limitations period expires prior to the expiration of such time.

B.       PENDING LEGAL PROCEEDINGS OUTSIDE THE BANKRUPTCY COURT
         ------------------------------------------------------

         1.       CASH BALANCE PLAN LITIGATION
                  ----------------------------

         Since October 2005, current or former participants in the Solutia Pension Plan have filed three class actions alleging that the Solutia Inc. Employees' Pension Plan (the "Solutia Pension Plan") is discriminatory based upon age and that the lump sum values of individual account balances in the Solutia Pension Plan have been, and continue to be, miscalculated. Two of these cases, captioned Davis v. Solutia, Inc. Employees' Pension Plan and Hammond v. Solutia, Inc. Employees' Pension Plan, are still pending against the Solutia Pension Plan and were consolidated in September 2006 with similar cash balance pension plan cases pending in the Southern District of Illinois against Monsanto and the Monsanto Company Pension Plan (Walker v. The Monsanto Pension Plan) and the Pharmacia Cash Balance Pension Plan, Pharmacia Corporation, Pharmacia and Upjohn, Inc., and Pfizer Inc. (Donaldson v. Pharmacia Cash Balance Pension Plan). The plaintiffs in the Solutia Pension Plan cases seek to obtain injunctive and other equitable relief (including money damages awarded by the creation of a common fund) on behalf of themselves and the nationwide putative class of similarly situated current and former participants in the Solutia Pension Plan. Neither Solutia nor any of the other Debtors have been named as a defendant in any of these cases.

         A Consolidated Class Action Complaint was filed by all of the plaintiffs in the consolidated case on September 4, 2006. The plaintiffs in the complaint alleged three separate causes of action against the Pension
Plan: (a) the Pension Plan violates ERISA by terminating interest credits on prior plan accounts at the age of 55; (b) the Pension Plan is improperly backloaded in violation of ERISA; and (c) the Pension Plan is discriminatory on the basis of age.

         On August 7, 2006, the Seventh Circuit Court of Appeals issued its decision in Cooper v. IBM Personal Pension Plan, finding that the calculation of IBM's cash balance plan formula - which is comparable to the Solutia Plan - did not constitute age discrimination under ERISA. On January 16, 2007, the United States Supreme Court declined to hear an appeal of the Cooper case, thus confirming the order of the Seventh Circuit.

         Motions for class certification were filed in late 2006 by the plaintiffs against each of the defendants and briefing on such motions has been completed. With respect to the Solutia Pension Plan, plaintiffs moved to certify a class only with respect to the claim that termination of interest credits violate ERISA.

         Solutia is the sponsor and administrator of the Solutia Pension Plan. A negative outcome in this litigation could affect Solutia because the Solutia Pension Plan will not be terminated, and will continue after the Debtors' emergence from the Chapter 11 Cases.

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         2.       SIP PLAN LITIGATION
                  -------------------

         On October 7, 2004, a purported class action titled Dickerson v. Feldman was filed in the New York District Court against a number of defendants, including former officers and employees of Solutia and Solutia's Employee Benefits Plan Committee and Pension and Savings Fund Committee. Neither Solutia nor any of the other Debtors is named as a defendant. The action alleged breach of fiduciary duty under ERISA and sought to recover alleged losses to the Solutia Inc. Savings and Investment Plan ("SIP Plan") during the period from December 16, 1998 to the date the action was filed. The investment of SIP Plan assets in Solutia's common stock was alleged to have been imprudent because of the risks and liabilities related to Solutia's legacy environmental and litigation liabilities and because of Flexsys' alleged involvement in the matters described in Section VI.B.3(b) of this Disclosure Statement. The action sought monetary payment to the SIP Plan to recover the losses resulting from the alleged breach of fiduciary duties, as well as injunctive and other appropriate equitable relief, reasonable attorney's fees and expenses, costs and interest. In addition, Dickerson filed a proof of claim in the amount of $269 million against Solutia in the Chapter 11 Cases.

         Dickerson then sought to withdraw the reference of his ERISA claim from the Bankruptcy Court to the New York District Court so that the proof of claim and the purported class action could be considered together by the District Court. On March 11, 2005, the District Court denied without prejudice Dickerson's motion to withdraw the reference. The Dickerson plaintiffs subsequently amended their initial complaint to add several current officers and directors of Solutia as defendants. On July 5, 2005, the defendants filed motions to dismiss Dickerson's amended complaint. Dickerson also had filed an amended proof of Claim in the amount of $290 million against Solutia on September 1, 2005, based on his amended complaint. On September 7, 2005, Dickerson filed a motion for class certification of his proof of Claim.

         On March 30, 2006, the District Court granted the defendants' motion to dismiss on the grounds that the Dickerson plaintiff lacked standing to sue and that the complaint failed to state a claim on which relief may be granted. The dismissal of Dickerson's cause of action resulted in dismissal of the entire purported class action, including claims asserted on behalf of the unnamed purported class members. On April 3, 2006, Dickerson filed an appeal of the dismissal with the United States Court of Appeals for the Second Circuit. The parties have fully briefed the appeal, the oral argument occurred on May 21, 2007 and the appeal is pending.

         Solutia filed an objection to Dickerson's Claim in June of 2006 on the basis that the dismissal of the underlying lawsuit was dispositive of the Claim. Dickerson filed a response seeking a stay of the Court's consideration of the objection pending the resolution of Dickerson's appeal in the Second Circuit. On June 21, 2007, Solutia filed a supplemental objection to Dickerson's Claim asserting that the Claim arises from the purchase or sale of securities and thus, even if such Claim survives appeal and is allowable, it is subject to subordination pursuant to Bankruptcy Code section 510(b). Accordingly, under the Amended Plan, the Dickerson Claim is classified in Class 19 as "Security Claims" and will be discharged without any Distributions.

         On June 25, 2007, a new purported class action entitled Reiff v. Metz was filed in the United States District Court, Southern District of New York against the same defendants named

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in the Dickerson lawsuit. The factual allegations and legal claims in Reiff appear to be virtually identical to those of Dickerson, however, the purported class representative in Reiff is a current Solutia employee whereas the purported class representative in Dickerson is not.

         [In the event Dickerson's Claim is not subordinated pursuant to section 510(b) of the Bankruptcy Code and Dickerson is ultimately successful in his lawsuit, it could result in Dickerson's Claim asserted in the amount of $29 million being allowed as a General Unsecured Claim. Solutia and Dickerson are discussing a resolution of the objection and a settlement of the Dickerson Claim. The proposed settlement would, (a) allow Dickerson relief from the automatic stay and plan injunction provisions to pursue his alleged prepetition and postpetition claims against Solutia, but (b) limit any recovery available to Dickerson to insurance proceeds.]

         3.       SIGNIFICANT LEGAL PROCEEDINGS INVOLVING NON-DEBTOR
                  --------------------------------------------------
                  AFFILIATES OF SOLUTIA
                  ---------------------

         (a)      Flexsys Patent and Related Litigation

         Flexsys America L.P. ("Flexsys America"), recently acquired by Solutia as part of the Flexsys Acquisition, holds various patents covering inventions in the manufacture of rubber chemicals, including patents describing and claiming a manufacturing process for 4-aminodiphenylamine ("4-ADPA"), a key building block for the manufacture of 6PPD and IPPD, as well as a manufacturing process for 6PPD and IPPD, which function as anti-degradants and are used primarily in the manufacture of rubber tires.

         Legal Proceedings in the United States

         The ITC proceeding. In February 2005, Flexsys America filed a complaint with the U.S. International Trade Commission ("ITC"), requesting that the ITC initiate an investigation against Sinorgchem Co. Shangdong, a Chinese entity ("Sinorgchem"), Korea Kumho Petrochemical Company, a Korean company ("KKPC"), and third party distributors of Sinorgchem. Flexsys America claims that the process Sinorgchem used to make 4-ADPA and 6PPD, its sale of 6PPD for importation into the U.S., and Singorchem's sale of 4-ADPA to KKPC and KKPC's importation of 6PPD into the U.S. were covered by Flexsys America's patents. Accordingly, Flexsys America requested that the ITC issue a limited exclusion order prohibiting the importation into the United States of 4-ADPA and 6PPD originating from these entities. In February 2006, an Administrative Law Judge ("ALP") of the ITC determined that Flexsys America's patents were valid, that the process used by Sinorgchem to make 4-ADPA and 6PPD was covered by Flexsys America's patents, and that Sinorgchem and its distributor, but not KKPC, had violated section 1337 of the U.S. Tariff Act. In July 2006, the ITC substantially upheld the ALJ's decision, and subsequently issued a limited exclusion order against Sinorgchem and its distributor prohibiting them from importing 4-ADPA and 6PPD manufactured by Sinorgchem into the United States. Sinorgchem has appealed the ITC decision to the United States Court of Appeals for the Federal Circuit. Briefing has been completed and oral arguments are scheduled for August 2007.

         Flexsys America L.P. v. Kumho Tire U.S.A., Inc. et al. In January 2005, Flexsys America filed suit in United States District Court for the Northern District of Ohio for patent infringement against Sinorgchem, KKPC, Kumho Tire Korea and Kumho Tire US, affiliates of KKPC, and

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certain other tire distributors seeking monetary damages as well as injunctive relief. This action is currently stayed pending resolution of the ITC matter described above.

         In re Rubber Chemicals Antitrust Litigation. In April 2006, KKPC filed suit against Flexsys America in the United States District Court for the Central District of California for alleged violations of the Sherman Act, breach of contract, breach of the implied covenant of good faith and fair dealing, declaratory relief, intentional interference with prospective economic advantage, disparagement and violations of the California Business & Professions Code. This matter was subsequently transferred to the United States District Court, Northern District of California. Flexsys America has filed a motion to dismiss KKPC's complaint, which is currently pending before the Court.

         Legal Proceedings in Korea

         In April 2004, Flexsys America filed a patent infringement action in Korean Civil Court against KKPC seeking to enjoin it from manufacturing 6PPD in violation of Flexsys America's Korean patent. Flexsys America believes Sinorgchem manufactures 4-ADPA using Flexsys America's patented process, that KKPC imports Sinorgchem's 4- ADPA into Korea and uses it to manufacture 6PPD for the production of rubber tires for sale in Korea. In late 2004, the Korean District Court dismissed the action and found Flexsys America's Korean patent invalid. The District Court's decision was upheld on appeal by the Korean High Court. Flexsys America has appealed the decision to the Supreme Court of Korea.

         Also in April 2004, Sinorgchem filed an action with the Korean Intellectual Property Tribunal ("IPT") seeking to invalidate Flexsys America's Korean patent. The IPT issued a decision invalidating significant claims of Flexsys America's Korean patent. The IPT decision was reversed on appeal by the Patent Court of Korea. Sinorgchem has appealed the decision to the Supreme Court of Korea.

         Solutia expects the Supreme Court of Korea to render decisions in both cases in early 2008.

         Legal Proceedings in Europe and China

         Various parties, including Sinorgchem and other competitors of Flexsys America, have filed other, separate actions in patent courts in Europe and China seeking to invalidate certain of Flexsys America's patents issued in those jurisdictions. One decision has been issued to date by the European Patent Office under which it upheld the validity of significant claims of Flexsys America's patent. Decisions in the other pending cases are not expected before the end of 2007.

         Flexsys is not a Debtor in the Chapter 11 Cases and liabilities, if any, associated with this, or other Flexsys litigation, will not be subject to treatment or discharge in the Chapter 11 Cases.

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         (b)      Other Flexsys Related Litigation

         Antitrust authorities in the United States, Europe and Canada have been investigating past commercial practices in the rubber chemicals industry, including the practices of Flexsys. The practice being investigated occurred during the period that Flexsys was a 50/50 joint venture between Solutia and Akzo Nobel. The European Commission issued its findings from its investigation in 2005, in which the Commission granted Flexsys full immunity from any potential fines. Investigations regarding the industry may still be on-going in the United States and Canada, but to date, no findings have been made against Flexsys in either country. In addition, a number of purported civil class actions have been filed against Flexsys and other producers of rubber chemicals on behalf of indirect purchasers of rubber chemical products. A series of such purported class actions have been filed against Flexsys in various state courts in the United States and in four courts in Canada. However, all of these cases have been dismissed, or are currently subject to confirmed or tentative settlements. For information concerning other significant Flexsys litigation, please see the description in the "Commitments and Contingencies" footnote in Flexsys' financial statements, a copy of which is attached as an Exhibit to Solutia's 2006 Annual Report on Form 10K which is attached to this Disclosure Statement as Exhibit C.

         As noted above, Flexsys is not a Debtor in the Chapter 11 Cases and liabilities, if any, associated with this or other Flexsys litigation will not be subject to treatment or discharge in the Chapter 11 Cases.

         (c)      Ferro Antitrust Investigation

         Competition authorities in Belgium and several other European countries are investigating past commercial practices of certain companies engaged in the production and sale of butyl benzyl phthalates ("BBP"). One of the BBP producers under investigation by the Belgian Competition Authority ("BCA") is Ferro Belgium sprl, a European subsidiary of Ferro Corporation ("Ferro"). Ferro's BBP business in Europe was purchased from Solutia in 2000. Solutia received an indemnification notice from Ferro and has exercised its right, pursuant to the purchase agreement relating to Ferro's acquisition of the BBP business from Solutia, to assume and control the defense of Ferro in proceedings relating to these investigations. On July 7, 2005, the BCA Examiner issued a Statement of Objections regarding its BBP investigation in which SESA, a European non-Debtor subsidiary of Solutia, along with Ferro Belgium sprl and two other producers of BBP, is identified as a party under investigation with respect to its ownership of the BBP business from 1997 until the business was sold to Ferro in 2000. SESA's written comments to the Statement of Objections were submitted on August 31, 2005 and presented at an oral hearing before the BCA on September 6, 2005. The Examiner submitted its Reasoned Report to the BCA on December 22, 2005. Solutia is not named as a party under investigation in the Reasoned Report. SESA will have an opportunity to submit comments to the BCA on the Reasoned Report in writing and at a subsequent oral hearing on a date that has not yet been determined by the BCA. Solutia and SESA are fully cooperating with the BCA in this investigation. Because the indemnification obligations with respect to these matters are obligations of SESA, which is not a Debtor in the Chapter 11 Cases, such indemnification

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obligations, if any, will not be subject to treatment or discharge in the
Chapter 11 Cases and Solutia will, directly or indirectly, bear the full cost of any fines assessed against SESA.

         4.       COMMERCIAL LITIGATION
                  ---------------------

         (a)      Litigation against INEOS Americas LLC

         Solutia Canada Inc. ("Solutia Canada") filed suit in Quebec Court in December 2006, alleging breach of contract by INEOS Americas LLC ("INEOS"). In late 2002, Solutia Canada negotiated a Stock and Asset Sale Agreement for the sale of its Resimenes & Additives business to UCB S.A ("UCB"). As part of this agreement, Solutia Canada agreed to exclude from the agreement the assets of its LaSalle Plant in Quebec, and separately entered into the LaSalle Toll Agreement ("LTA") with UCB. The LTA passed through all the benefits and risks of ownership of the LaSalle operations to UCB, other than pre-closing environmental liabilities. Solutia Canada agreed in the LTA to operate its LaSalle Plant for the benefit of UCB and to provide all the necessary services to convert UCB's raw materials on a cost-neutral basis. Thus, UCB agreed to pay Solutia Canada for all of its actual, direct and indirect costs incurred in connection with the performance or supply of services under the LTA or in holding itself ready to perform or supply those services. In the years after its execution, the LTA was assigned by UCB to Cytec Industries, Inc., then to INEOS.

         On January 31, 2006, INEOS notified Solutia Canada of its intention to terminate the LTA effective January 31, 2008. INEOS' decision to terminate the LTA will likely trigger the shutdown of all activities at the LaSalle Plant, resulting in termination costs recoverable by Solutia Canada against INEOS. Solutia Canada estimates that the overall termination costs associated with the termination of the LTA and the shutdown of the LaSalle Plant will total approximately $31 million (CAD). Solutia Canada provided INEOS with an estimate of the expected termination costs prior to the notice of termination. INEOS disputes the overall amount of Solutia Canada's termination costs.

         Solutia Canada filed suit against INEOS for breach of the LTA with respect to termination costs. On March 26, 2007, INEOS filed a cross-demand against Solutia Canada for approximately $1.15 million (CAD), alleging that Solutia Canada improperly charged INEOS on its October and November 2006 invoices for items which INEOS claims are not actual, direct or indirect costs under the LTA. INEOS reserved the right to amend its demand for additional alleged overpayments on any future invoices through the remaining term of the LTA. Solutia Canada denies INEOS' allegations.

         Solutia Canada is not a Debtor in the Chapter 11 Cases and liabilities, if any, associated with this litigation will not be subject to treatment or discharge in the Chapter 11 Cases.

         5.       OTHER MATTERS
                  -------------

         (a)      Probst v. Monsanto and Solutia

         On February 22, 2000, a group of 35 former Solutia employees who were terminated by Solutia and became employees of Astaris, a former joint venture between Solutia and FMC

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Corporation, filed a charge with the Equal Employment Opportunity Commission
("EEOC") alleging age discrimination under the Age Discrimination in Employment Act against Pharmacia and Solutia (collectively, the "Probst Charge").

         The Probst Charge alleged that the transfer of employees to Astaris resulted in age discrimination because the employees were no longer covered by the Solutia Pension Plan as of their transfer date. The Probst Charge also alleged that Pharmacia's conversion of the (Old) Monsanto Pension Plan from a final average pay formula to a cash balance formula defined benefit pension plan was age discriminatory and that Solutia's adoption of a mirror cash balance pension plan and continued administration of that plan is age discriminatory. Further, the Probst Charge claimants alleged that Solutia and Pharmacia misrepresented the effect that the conversion from a final average pay formula to a cash balance formula defined benefit pension plan would have on older workers.

         The EEOC started its investigation of the Probst Charge in 2000, and Solutia cooperated with the EEOC. After an initial period of investigation, the inquiry was generally dormant for several years. The EEOC did not formally conclude its investigation until September 2006, at which time the EEOC dismissed the charges and issued separate right-to-sue notices to all 35 former employees. In the right-to-sue notices, the EEOC noted that the employees had received a greater benefit under the new cash balance pension plan than they would have under the previous plan, and that cash balance pension plans are not, by their nature, discriminatory on the basis of age. Pursuant to the terms of the right-to-sue notices, the employees were required to file any suits under the ADEA within 90 days of receipt of the notices. The 90-day period expired in December 2006, and Solutia has not been served with any lawsuits to date arising out of the Probst Charge.

         On November 23, 2004, Probst filed a proof of claim in the Chapter 11 Cases, attaching the Probst Charge. The Probst proof of claim was filed as an unsecured, non-priority, contingent and unliquidated disputed Claim. Solutia intends to object to the Probst Claim now that the EEOC investigation has concluded and the period during which the employees had the right to bring suit under the ADEA has passed.

         (b)      Department of Labor Investigation

         Solutia was contacted in 2005 by the Department of Labor ("DOL"), through the Employee Benefits Security Administration informing Solutia that it wanted to conduct an investigation of Solutia's SIP Plan. Solutia fully cooperated with the DOL throughout the investigation.

         On December 6, 2006, the DOL issued a letter stating that, based on the facts gathered, it appeared that Solutia, through its fiduciaries, breached its fiduciary obligations and violated provisions of ERISA with respect to the SIP Plan. Specifically, the DOL stated that it did not find sufficient evidence that: (i) the Pension and Savings Funds Committee ("PSFC") sufficiently monitored the Solutia Stock Fund option within the SIP Plan to determine if the Solutia Stock Fund continued to be a prudent investment for the SIP Plan prior to December 15, 2003; and (ii) the Solutia Board of Directors, CEO and PSFC, prior to December 15, 2003 adequately monitored the SIP Plan fiduciaries, including the PSFC, the Employee Benefits Plan Committee,

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and the Northern Trust Company of Connecticut. The DOL did not assert in its letter that the SIP Plan or its participants had been harmed by these alleged breaches. Further, the DOL did not find that the offering of the Solutia Stock Fund as an investment option in the SIP Plan was itself a violation of ERISA, or that it caused any participant to suffer investment losses. Further, the DOL did not assert any monetary fines or penalties against the Company based on its findings to date. The DOL stated in the letter that its findings were subject to the possibility that additional information could lead the DOL to revise its views.

         The DOL did not choose to file suit against the Solutia fiduciaries, instead offering Solutia the opportunity to voluntarily discuss how the alleged violations may be corrected. Solutia submitted additional information to the DOL in January 2007 to support the Company's request for reconsideration of the DOL's findings.

         On June 27, 2006, substantially past the November 30, 2004 bar date for filing claims, the Department of Labor filed a proof of Claim for an unsecured claim in an unliquidated amount. There is insufficient information included in the Claim to determine whether it pertains to this investigation of the SIP Plan.

                                     VII.
                              REORGANIZED SOLUTIA
                              -------------------

A.       BUSINESS OVERVIEW
         -----------------

         As described in Section IV.A of this Disclosure Statement, Solutia, together with its Debtor and non-Debtor subsidiaries, is a global manufacturer and marketer of high-performance chemical and polymer-based materials. Reorganized Solutia will function as a single integrated operating company with a foundation comprised of five significant business lines--Nylon, Saflex, Flexsys, CPFilms and Specialty Products--each of which provides materials principally to the transportation, construction and manufacturing industries.

         Solutia's global headquarters is located in St. Louis, Missouri. Solutia also has corporate offices in Belgium, Brazil and Singapore. Solutia and its subsidiaries operate 27 manufacturing sites, eleven technical centers and over 30 sales offices around the world. Upon the closing of Flexsys on May 1, 2007, Solutia's global workforce was comprised of approximately 5,800 employees. Approximately 200 employees served in various corporate headquarters functions or in corporate functions not specifically related to any single business. The remaining 5,600 employees were employed in one of Solutia's five primary businesses. Approximately 4,100 employees were based in the United States, with the remaining employees spread across Solutia's facilities throughout the rest of the world.

B.       THE NYLON BUSINESS
         ------------------

         The Nylon business consists of nylon fiber, plastics and intermediate chemical products used in construction, automotive, consumer and industrial applications. The Nylon business is the second largest Nylon 6,6 manufacturer in North America and the largest of Reorganized Solutia's businesses. The overall market for Nylon 6,6 continues to grow worldwide and, while

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this product is mature, its use has expanded to applications where its characteristics provide the greatest value to customers.

         For 2006, the Nylon business generated approximately $1.7 billion in net sales, accounting for approximately 59% of Solutia's total net sales. The Nylon business which had approximately 2,200 employees as of December 31, 2006, operates facilities in Alvin, Texas (Chocolate Bayou), Decatur, Alabama, Foley, Alabama, Greenwood, South Carolina and Pensacola, Florida. Sales outside the domestic United States are increasing with about 31% of consolidated net sales in 2006 into markets outside the United States, compared with 20% in 2005.

         The Nylon business comprises an integrated family of nylon products, as follows:

         o Solutia's Vydyne(R) nylon molding resins, Ascend(R) nylon polymers and nylon industrial fibers, which are sold into the automotive, engineered thermoplastic, apparel, textile, commercial and industrial markets in products such as knit clothing, dental floss, tires, airbags, molded automotive parts, conveyor belts, cooking bags, food packaging and camping gear.

         o Solutia's nylon carpet staple and nylon bulk continuous filament which are sold under the Wear-Dated(R) brand for residential carpet and the Ultron(R) brand for commercial carpet, as well as under private labels for the residential, commercial and industrial markets.

         o Solutia's chemical intermediates, including adipic acid, hexamethylenediamine and acrylonitrile are used internally as feedstock for fiber and resins production and are also sold on the merchant market for use in nylon and acrylic fiber, nylon and ABS plastic, synthetic resins, synthetic lubricants, paper chemicals and plasticizers.

         Solutia holds a complete set of fully integrated processes and a highly flexible set of assets in the Nylon business. Importantly, there is a growth market in Nylon for engineering thermoplastics in which Solutia can compete. Management's strategic review of the Nylon business confirmed that Nylon 6,6 remains a high-performance, cost-effective polymer providing Solutia's customers superior performance in the areas of chemical, abrasion and heat resistance and processability in a variety of end-use applications. As one of the world's few fully integrated suppliers, Solutia's Nylon business is well positioned to create and sustain a highly competitive cost position.

         Managing the Nylon business, historically the most volatile of Solutia's businesses, will require management to further improve Solutia's cost position and continue to reduce its exposure to volatile raw material and energy price risks. Solutia's management believes that by altering the way in which Reorganized Solutia operates its assets, and through selected investments in reliability, significant improvements to Solutia's cost position are possible. Solutia has addressed perceived weaknesses in its cost structure by focusing its resources on improving the operating efficiency and reliability of its plants. To date, process technology improvements in the Nylon intermediates areas have been implemented which materially improve the quality, cost and reliability of these operations. Solutia also has restarted its phenol

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to ketone alcohol assets which provide additional improvements to cost, and importantly also provide improved reliability in its Nylon business. In order to address Solutia's exposure to the volatility of natural gas and oil prices, Solutia is focused on implementing a number of projects which will significantly change the energy profile of its operations. Solutia expects that by 2008, it will reduce its exposure to natural gas and fuel oil prices and build up a corresponding increase in reliance on energy provided by coal, nuclear and other fuels at its operating sites. In addition, restructuring commercial contracts with emphasis on conversion margins while passing along input prices via formulas will be another way in which price risk may be mitigated.

         Reorganized Solutia intends to focus its Nylon business on the growing markets in nylon plastics, chemicals and fibers. Given Solutia's already flexible and integrated set of Nylon assets and through additional low cost investments, Solutia intends to become a more balanced player in all three Nylon markets (reducing its emphasis on North American fiber markets). Solutia intends to continue investing in low cost fiber to plastic asset conversions in order to increase its supply and participation in the global plastics market, particularly focusing its participation in the fast growing China region. As a consequence of these conversions, Solutia's exposure to commodity staple fiber markets will be reduced. Nylon intermediate chemicals (for both nylon and non nylon applications) will continue to play an important role as will a smaller more focused fiber business. Solutia, while historically a large Nylon staple fiber supplier to the North American carpet market will now focus on participating in the growing BCF portion of the carpet market as well as supplying staple into branded segments where it remains highly valued.

         Reorganized Solutia intends to use the significant cash flow generating ability of the Nylon business to fund growth opportunities in Nylon, such as the fast growing markets for nylon engineering thermoplastics, in addition to growth opportunities in the Saflex, CPFilms and specialty chemicals sets of businesses. New commercial agreements and operating improvements, combined with a more strategic, action-oriented approach to the marketplace, lead management to conclude that Nylon will play an important part of Reorganized Solutia.

C.       THE SAFLEX BUSINESS
         -------------------

         The Saflex business is the world's largest producer of PVB sheet, a plastic interlayer used in the manufacture of laminated glass for automotive and architectural applications. Besides PVB sheet, which is mostly marketed under the Saflex(R) brand, specialty intermediate PVB resin products sold under the Butvar(R) brand, optical grade PVB resin and plasticizer are marketed and sold worldwide. Saflex is a growing business and is positioned to be the fastest growing segment of Solutia's post-emergence business portfolio.

         The Saflex business generated approximately $663 million of net sales in 2006, accounting for approximately 23% of Solutia's total net sales. The Saflex business which had approximately 1,200 employees as of December 31, 2006, operates facilities in Antwerp, Belgium, Ghent, Belgium, Newport, Wales (U.K.), Puebla, Mexico, Sao Jose dos Campos, Brazil, Singapore, Springfield, Massachusetts and Trenton, Michigan. The Saflex business is particularly dependent on international operations with 77% of consolidated net sales in 2006 into markets outside the United States, with the European market the most significant market region globally.

         Growth in the Saflex business will be driven by the introduction of new PVB products, increased penetration of geographic markets and the creation of new primary demand for PVB interlayers and other film technologies worldwide. Solutia anticipates that over 80% of global demand growth will be in Europe and Asia and nearly half of demand growth will be in the architectural market.

         Solutia's research and development programs in the Saflex business emphasize the development and commercialization of specialty products for the window glazing and specialty materials markets, such as a new acoustic safety interlayer for automotive windshields and bilayer products for automotive sunroofs. Research programs also focus on new process development for the manufacture of PVB resin and PVB sheet products, positioning Saflex as the low-cost high-quality producer of the industry.

         Solutia's focused technology investments during the Chapter 11 Cases in new and enhanced products has positioned Saflex to deliver benefits to consumers in important areas such as storm and hurricane protection, thermal/solar benefits, acoustics, colors and other aesthetics in addition to the safety and security role that laminated glass has played historically. The market for PVB is very attractive as demand for flat glass has outperformed global gross domestic product for many years, while demand for laminated glass has outpaced the growth in flat glass. Demand for laminated glass continues to grow globally with exceptionally strong growth foreseen in Europe and Asia over the next five years.

         Saflex will generate profitable new revenues resulting from additional investments in plant and equipment initiated during the Chapter 11 Cases and aimed at serving the rapidly emerging Asian and European automotive and architectural markets as well as delivering the capability enhancements needed to supply newly developed products to the market. Expansions of Solutia's laminated glass interlayer production capacity and capability in China and construction of a third extrusion line at Solutia's Ghent facility will significantly enhance Solutia's manufacturing presence in the growth markets of Asia and Europe in automotive and architectural applications. Solutia's acquisition of PVB capacity in Puebla, Mexico and its subsequent improvements to this capacity provides lower overall systems cost and unlimited access to the expanding market for laminated glass in Mexico. The investments, coupled with Solutia's already substantial positions in North America and Europe, lead management to believe that Solutia can create cost-advantaged positions in every major world area while ensuring that it meets the growing demand for laminated glass around the world.

         Management believes that sustained investment in market development, technology and new capacity throughout the restructuring period has positioned the Saflex business for rapid, profitable growth following emergence.

D.       THE FLEXSYS BUSINESS
         --------------------

         The newest piece of Solutia's post emergence portfolio is Flexsys, a global leader in high quality chemicals for the rubber industry. These chemicals help cure and protect rubber, impart desirable properties to cured rubber, increase durability, and lengthen product life. Flexsys products play an important role in the manufacture of tires and other rubber products such as belts, hoses, seals and footwear.

         For 2006, the Flexsys business generated approximately $606 million in net sales. Flexsys employs more than 600 people and its headquarters are in Brussels, Belgium. Flexsys products are manufactured at 15 facilities worldwide: eight in Europe, three in North America, two in South America and two in Asia. Flexsys has 8 offices and a sales force of approximately 20 employees plus a worldwide network of agents and distributors.

         Flexsys manufactures more than 50 different products which are classified into two main product groups: vulcanizing agents, principally insoluble sulphur, and rubber chemicals. Insoluble sulphur is a key vulcanizing agent manufactured predominantly for the tire industry. Flexsys is the world's leading supplier of insoluble sulphur marketed under the trade name of Crystex(R). Flexsys has three product groups within rubber chemicals: anti-degradants; accelerators; and other rubber chemicals.

         Flexsys has been enhancing profitability by focusing its portfolio on products that demonstrate a competitive advantage, investing in new low-cost world scale manufacturing facilities, and introducing new low cost technologies to the rubber chemicals market. It has capitalized on its historic technology leadership position, strong commercial relationships with industry leading customers and global manufacturing and distribution network to maintain and grow its business.

         Solutia expects to take advantage of administrative and commercial synergies between Solutia and Flexsys, which has operated as a standalone company since 1995. Moreover, Solutia believes that it is uniquely qualified to restructure Flexsys and capture the benefits of any resulting operational and financial improvement. Like Solutia, Flexsys is a global specialty chemicals business that specializes in the "know how" of manufacturing market-leading products. In addition, Solutia's management is conducting a comprehensive and systematic strategic review of the Flexsys business similar to the strategic reviews carried out on Solutia's other material businesses during the Chapter 11 Cases. This strategic review will help focus management on integration and on the overall strategy related to this business going forward.

E.       THE CPFILMS BUSINESS
         --------------------

         CPFilms is another fast growing films business in Solutia which, like Saflex, adds functionality to glass. As the world's leading producer of high quality branded aftermarket window films, CPFilms will continue to focus on growing primary demand for window films both in the United States and globally. Solutia's CPFilms business manufactures and sells special custom coated window films under the brands Llumar(R), the world's best-selling brand of window film, Vista(R), a high performance line of products recognized by the design community as a leader in residential and commercial buildings, Gila(R), the leading brand of solar window film for the do-it-yourself retail market, and Formula One(R) high performance automotive films. CPFilms also manufactures various films for use in tapes, automotive badging, optical and colored filters, shades, packaging, computer touch screens, electroluminescent displays, and cathode ray tube and flat panel monitors.

         For 2006, the CPFilms business generated approximately $214 million of net sales, accounting for approximately 7% of Solutia's total net sales. The CPFilms business which had approximately 700 employees as of December 31, 2006, operates facilities in Martinsville, Virginia, Canoga Park, California, and Runcorn, U.K. During 2006, Solutia relocated the CPFilms' business team leads from Martinsville, Virginia to Solutia's corporate headquarters in St. Louis, Missouri. This move gives CPFilms management greater access to Solutia's senior executive management team and to other global resources. The CPFilms business is largely domestic but increasingly focused on sales from international operations with about 37% of consolidated net sales in 2006 into markets outside the United States.

         CPFilms has been growing at a rate of more than 6% annually. CPFilms operates in a market where brands, product performance and innovation, quality and customer service support premium pricing. Growth is driven by the development of innovative solutions to meet consumer demand for safety and security, energy efficiency and decorative qualities in both automotive and architectural after-market window glazing applications and through the continued global expansion of branded products. To help create and support this growth, new investments in technology, marketing and plant and equipment have been made in the CPFilms business.

         Relatively low market penetration in many expanding global economies and a relatively high utility and demand for the products' performance qualities, suggest a substantial growth opportunity for the category and for CPFilms as the global market leader. Reorganized Solutia will focus on driving product awareness in more developed markets as well as developing new markets around the world where the benefits of solar, control, energy efficiency, safety, security and aesthetics, are increasingly valued. Reorganized Solutia intends to place strategic emphasis on reinforcing and building CPFilms' already strong position in the branded aftermarket window films segment. Additionally, CPFilms will focus on restructuring its product distribution channels, with particular emphasis on its domestic distribution, where it believes greater efficiencies and additional cost savings can be achieved.

F.       THE SPECIALTY PRODUCTS BUSINESS
         -------------------------------

         The Specialty Products business represents a unique set of niche businesses serving a diverse set of markets and end-users in the aerospace, manufacturing and industrial markets. These businesses are well-positioned and, in many cases, are world leaders, and historically have generated cash flows beyond that required to fund their continued growth. Solutia has strengthened these leading positions during the Chapter 11 Cases by continuing to invest in technology and customer service, and also through significant investments in new plant and equipment. The Specialty Products businesses, collectively, generated approximately $265 million of net sales in 2006, accounting for approximately 9% of Solutia's total net sales.

         As of December 31, 2006, approximately 800 people were employed in the Specialty Products business. Plastic products are manufactured in Ghent, Belgium and St. Louis, Missouri. Technical products are manufactured in Newport, Wales (U.K.). Heat transfer fluids are manufactured in Anniston, Alabama, Alvin, Texas (Chocolate, Bayou), Newport, Wales (U.K.) and Sao Jose dos Campos, Brazil. Aviation Fluids are manufactured in Anniston, Alabama. The

Specialty Products businesses are particularly dependent on international operations with approximately 75% of consolidated net sales in 2006 into markets outside the United States.

         The principal product lines of the Specialty Products business are as follows:

         o PLASTIC PRODUCTS - a variety of products including entrance matting and automotive spray suppression flaps sold under the brands Astroturf(R), CLEAN Machine(R) and Clearpass(R).

         o HEAT TRANSFER FLUIDS - Therminol(R) heat transfer fluids used for indirect heating or cooling of chemical processes in various types of industrial equipment and in solar energy power systems. The fluids provide enhanced pumping characteristics, because they remain thermally stable at high and low temperatures. Therminol(R) fluids are leading products in the worldwide high temperature liquid phase market.

         o AVIATION FLUIDS - Skydrol(R) brand aviation hydraulic fluids and Skykleen(R) brand of aviation solvents supplied across the aviation industry. The Skydrol(R) line includes fire-resistant hydraulic fluids, which are used in more than half of the world's commercial aircraft.

         Solutia competes in the plastic products business under various brand names including Astroturf(R), Clean Machine(R) and Clearpass(R), and by using continuous injection molding technologies to manufacture and market worldwide spray suppression mats for heavy trucking and premium-priced, high-performance entry matting, together with a range of other plastic products for use in the pet, poultry and sound suppression markets. Growth in these businesses will be primarily driven by new legislation regulating spray suppression systems for heavy trucking and product innovations that capitalize on continuous injection molding technology.

         Solutia competes in the heat transfer fluid business by providing engineering solutions for high temperature heat transfer applications. Sales are typically made to engineering companies who design and build chemical and plastics manufacturing facilities, with continuing sales to the operators of facilities designed for use with Solutia's heat transfer fluids such as synthetic fiber manufacturing, oil and gas processing, pharmaceutical manufacturing, barge and terminal heating and solar energy power systems. Growth is dependent on new product development and the rate of worldwide new factory construction.

         Solutia competes in the aviation fluid business by servicing technical needs of and selling products to airframe manufacturers and companies operating and/or servicing passenger or cargo airplane fleets. Growth is driven by increases in worldwide miles flown by passenger and cargo airline fleets.

         Reorganized Solutia intends to identify and exploit opportunities to reinforce and renew its industry leading positions within the Specialty Products business.

G.       CAPITAL OBLIGATIONS TO BE SATISFIED OR COMPROMISED UPON EMERGENCE
         -----------------------------------------------------------------

         As of the Petition Date, Solutia reported, on a consolidated basis, approximately $1.2 billion in aggregate long-term indebtedness, primarily consisting of secured and unsecured notes, a bank credit facility and a synthetic lease financing arrangement. As set forth in the following table, Solutia plans to satisfy this indebtedness including indebtedness incurred under the DIP Credit Facility, the Senior Secured Notes, the Euro Facility Agreement and the Flexsys Secured Facilities Agreement from the proceeds of the Exit Financing Facility and other sources, as described in greater detail in Section VII.H.2 of this Disclosure Statement.

--------------------------------------------------------------------------------------------------------------------------

                       ANTICIPATED SOURCES AND USES OF CASH AT EMERGENCE ($ AMOUNT IN MILLIONS)(50)

--------------------------------------------------------------------------------------------------------------------------
SOURCES:                                                      USES:
--------                                                      -----

--------------------------------------------------------------------------------------------------------------------------
(1) Surplus Cash(51)                                     156  DIP (Drawn)                                         924(52)

--------------------------------------------------------------------------------------------------------------------------
(2) Exit Revolver(53)                                     59  Flexsys Term/Revolver(54)                               150

--------------------------------------------------------------------------------------------------------------------------
Exit Term Loan B - USD Tranche                           600  Senior Secured Notes(55)                                223

--------------------------------------------------------------------------------------------------------------------------
Exit Term Loan B - Euro Tranche                          600  Pension Funding                                         103

--------------------------------------------------------------------------------------------------------------------------
Exit Subordinated Bonds                                  400  Euro Loan                                               213

--------------------------------------------------------------------------------------------------------------------------
Maryville Note                                            20  Other cash outflows to facilitate                       172
                                                              emergence (Advisor fees, cure payments,
                                                              etc)
--------------------------------------------------------------------------------------------------------------------------
Rights Offering Proceeds                                 250  Maryville Note                                           20

--------------------------------------------------------------------------------------------------------------------------
                                                              Retiree Trust                                           175

--------------------------------------------------------------------------------------------------------------------------
                                                              Funding Co                                               75

--------------------------------------------------------------------------------------------------------------------------
                                                              Minimum Cash Balance                                     30

--------------------------------------------------------------------------------------------------------------------------

-------------------
(50) Assumes emergence occurs on June 30, 2007.

(51) Cash balance reduced to $30 million at emergence with no restrictions.

(52) Pursuant to the Fifth Amendment, which was approved by the Bankruptcy Court on January 25, 2007, the DIP Credit Facility consists of (a) a $975 million fully drawn term loan and (b) a $250 million borrowing base revolving credit facility. The net proceeds of the sale of Dequest(R) water treatment phosphonates business were used to pay-down the term loan portion of the DIP Credit Facility.

(53) Total Revolver $400 million: after letter of credits drawings pro forma liquidity on June 30, 2007 would be approximately $300 million.

(54) As described above, of the $1.225 billion DIP Credit Facility, $150 million was utilized to partially finance Solutia's acquisition of Akzo Nobel's interest in the 50/50 Flexsys joint venture between Akzo Nobel and Solutia.

(55) The Allowed Amount of the Senior Secured Note Claims is subject to a determination of the Senior Secured Noteholders' rights under applicable law. Solutia believes that the Allowed amount of the Senior Secured Notes Claim will fall in a range between $208 and $223 million, with the low end of the range determined using the constant interest method as of September 30, 2007. However, the Senior Secured Notes Trustee has asserted that its claims on behalf of the Senior Secured Noteholders could exceed this amount. As set forth in the table above, to the extent that the Allowed amount of the Senior Secured Note Claims is $223 million, Solutia believes that it will be able to obtain sufficient Cash from the Exit Financing Facility to pay these claims in full.

--------------------------------------------------------------------------------------------------------------------------
TOTAL SOURCES                                         $2,085  TOTAL USES                                           $2,085

--------------------------------------------------------------------------------------------------------------------------

         1.       DIP CREDIT FACILITY & PREPETITION SECURED BANK DEBT
                  ---------------------------------------------------

         The DIP Credit Facility served to replace Solutia's prepetition revolving credit facility. On October 8, 2003, the Borrowers entered into the Bank Credit Agreement with Ableco Finance LLC, a unit of Cerberus Capital Management, L.P. and other syndicate lenders, including Wells Fargo Foothill, Inc. and Congress Financial Corporation. The Bank Credit Agreement provided for a three-year, $350 million revolving credit facility guaranteed by the Guarantors, and was secured by liens consisting of certain of the Borrowers' and Guarantors' working capital assets and real property, facilities and equipment. The funds borrowed under the Bank Credit Agreement were used to refinance and retire Solutia's then-existing bank credit facility, for general working capital purposes and to pay fees and expenses related to the Bank Credit Agreement. On December 19, 2003, Solutia, Solutia Business Enterprises Inc. and each of Solutia's other Debtor subsidiaries obtained the Interim DIP Facility. The Interim DIP Facility provided up to $500 million in debtor-in-possession financing, which was secured by substantially all of Solutia's assets and from which Solutia made an initial borrowing of $75 million. The Interim DIP Facility was subsequently replaced by the DIP Credit Facility which was used to retire the Borrowers' obligations pursuant to the Bank Credit Agreement.

         On January 16, 2004, pursuant to authorization from the Bankruptcy Court, Solutia entered into the $525 million DIP Credit Facility. The DIP Credit Facility was used by Solutia and its Debtor subsidiary Solutia Business Enterprises Inc. to retire their respective obligations under the Bank Credit Agreement and the Interim DIP Facility.

         The DIP Credit Facility has subsequently been amended five times. The various amendments to the DIP Credit Facility modified, among other things, the mandatory prepayment terms and covenants regarding disposition of assets and investments, certain notice provisions, the interest rate, the refinancing of the Euro Notes and the term of the final maturity date from December 19, 2005 to March 31, 2008. See Section V.A.2 of this Disclosure Statement for further details on amendments to the DIP Credit Facility.

         The DIP Credit Facility, as amended, consists of: (a) a $975 million fully drawn term loan and (b) a $250 million borrowing-based revolving credit facility, which includes a $150 million letter of credit subfacility. Of the $1.225 billion facility, $150 million was utilized to partially finance Solutia's acquisition of Akzo Nobel's interest in the 50/50 Flexsys joint venture between Solutia and Akzo Nobel. The net proceeds from the sale of the Solutia Dequest(R) water treatment phosphonates business were used to pay-down the balance of the term loan.

         2.       SENIOR SECURED NOTES
                  --------------------

         As of the Petition Date, Solutia had outstanding approximately $223 million (which takes into account an unamortized original issue discount of $41.3 million) of 11.25% senior secured notes due July 5, 2009 (the "Senior Secured Notes") issued pursuant to that certain indenture between SOI Funding Corporation and HSBC Bank USA, as indenture trustee, dated July 9, 2002, which was subsequently amended by a supplemental indenture among Solutia, SOI

Funding Corporation and certain of Solutia's subsidiary guarantors as defined therein, and HSBC Bank USA, dated July 25, 2002 (together, the "2009 Indenture"). By agreement dated January 16, 2004, The Bank of New York replaced HSBC Bank USA as indenture trustee for the Senior Secured Notes. The Senior Secured Notes are secured by liens on Solutia's accounts receivable, inventory, capital stock of certain Debtor subsidiaries, capital stock of certain subsidiary guarantors, certain intercompany loans, intellectual property and certain joint venture interests. In connection with the order approving the DIP Credit Facility, the Senior Secured Notes Trustee was granted, for the benefit of the 2009 Noteholders, superpriority administrative expense claims and junior replacement liens in the 2009 Post-Petition Collateral (as described in the DIP Credit Facility).

         On June 22, 2007, Solutia objected to claim no. 6210 filed by the Senior Secured Notes Trustee in the aggregate amount of $223 million. Solutia's objection seeks to reduce and allow the Senior Secured Notes Trustee's claim to $208 million as of the Effective Date, which consist of (a) $181.7 million funded on account of the Senior Secured Notes at their issuance and (b) amortized OID of $26.3 million (assuming an Effective Date of September 30, 2007). Solutia expects to pay the Allowed amount of the Senior Secured Note Claims with a portion of the proceeds from the Exit Facility. Distribution to the Noteholders will be made through the Senior Secured Notes Trustee and will be subject to the Senior Secured Notes Trustee's charging lien.

         (a)      Additional Claims

         In addition to its secured claim for $223 million, the Senior Secured Notes Trustee also alleges that it is entitled to assert General Unsecured Claims for (i) 101% of the aggregate principal amount of the Senior Secured Notes as a result of a "Change of Control" allegedly occurring under the Amended Plan, and (ii) at least $25 million in damages allegedly arising from the interruption of the Noteholders' expectation of an uninterrupted payment stream under the Senior Secured Notes. Neither of these claims is specifically identified in the Notes Trustees' proof of claim, which was filed as a secured claim.

         Solutia believes that the Senior Secured Notes Trustee is required to seek leave from the Bankruptcy Court to amend claim no. 6210 now that this claim is the subject of a pending claim objection. See In re Argus Group 1700, Inc., 206 B.R. 737, 748 (Bankr. E.D. Pa. 1996); and See In re Drexel Burnham Lambert Group, Inc., 159 B.R. 420, 425 (Bankr. S.D.N.Y. 1993). Solutia intends to oppose both of these additional claims in connection with its objection to the Senior Secured Notes Trustee's Claim.

         (b)      Impairment

         As an impaired class, the Senior Secured Notes are entitled to vote to accept or reject the Amended Plan. For voting purposes only, the Holders of the Senior Secured Notes will be entitled to vote the full face amount of their claim, or $223 million.

         To the extent that the Senior Secured Notes Trustee successfully amends claim no. 6210 to include its alleged General Unsecured Claims, which claims will remain subject to a pending objection, and wants to vote this General Unsecured Claim to accept or reject the Amended Plan, then the Senior Secured Notes Trustee will need to seek allowance of this claim for voting purposes pursuant to Bankruptcy Rule 3018. The Senior Secured Notes Trustee also has asserted that it is entitled to vote contingent guarantee claims that the Senior Secured Notes Trustee may hold against certain of Solutia's subsidiaries. These contingent guarantee claims are likely to remain unliquidated because Solutia, Inc., the obligor on account of the Senior Secured Notes, expects to pay the Allowed amount of the Senior Secured Note Claims in cash in full. Any allowance of these claims for voting purposes will similarly need to be determined by separate motion before the Bankruptcy Court pursuant to Bankruptcy Rule 3018.

         (c)      Cramdown

         To the extent that the Holders of the Senior Note Claims vote to reject the Amended Plan, Solutia nevertheless believes that it can still proceed to confirm the terms of the Amended Plan pursuant to the "cram down" provisions of section 1129(b) of the Bankruptcy Code. See Section XII.C. This section of the Bankruptcy Code requires, among other things, that Solutia provide the Holders of the Senior Secured Note Claims with the "indubitable equivalent" of such claims. A cash payment in the Allowed amount of the Senior Secured Notes claims is the indubitable equivalent of such claims. See In re Temple Zion, 125 B.R. 910 (Bankr. E.D. Pa 1991) (holding that cash payment of the allowed amount of a claim is the indubitable equivalent).

         3.       RETIREE TRUST
                  -------------

         As described in more detail in the Retiree Settlement Agreement, on the Effective Date Reorganized Solutia will contribute $175 million in cash proceeds from the Rights Offering to the Retiree Trust intended to qualify as a "voluntary employees' beneficiary association" under section 501(c)(9) of the Internal Revenue Code. The Cash contributed to the Retiree Trust will be used to reimburse Reorganized Solutia for costs associated with providing OPEB to Pre-Spin Retirees in accordance with the terms of the Retiree Settlement Agreement. Moreover, as a class, the Retirees will receive an Allowed, non-priority unsecured claim in the amount of $35 million, based on the value of agreed upon reductions to Retiree benefits that Solutia could not unilaterally impose on the Retirees. The recovery on account of the Retiree Claim will be contributed to the Retiree Trust.

         4.       FUNDING CO
                  ----------

         On the Effective Date, Reorganized Solutia will establish a special purpose, tax-efficient, bankruptcy remote limited liability company subsidiary funded with the $75 million in proceeds from the Rights Offering remaining after the creation and funding of the Retiree Trust. In accordance with the terms of the Relationship Agreement: (a) $50 million will be available to pay for Environmental Liabilities in connection with the Shared Sites; and (b) $25 million will be available to offset Reorganized Solutia's continuing Legacy environmental, OPEB, or other Legacy Liability obligations.

         5.       HEADQUARTERS FINANCING
                  ----------------------

         On August 26, 1999, Solutia entered into a synthetic lease financing arrangement for the construction of its principal headquarters located at 575 Maryville Centre Drive, St. Louis, Missouri (the "Headquarters Financing"). Pursuant to the terms of the Headquarters Financing and a related trust agreement, dated as of February 23, 1999 (as subsequently amended as of

August 1, 1999), Solutia, in its capacity as a lessee, and United Missouri Bank & Trust, N.A., as a lessor and mortgage certificate trustee, issued mortgage trust certificates to various purchasers. The trust certificates were issued to obtain financing to purchase the headquarters property and pay certain transaction costs in connection with the Headquarters Financing. As of the Petition Date, Solutia had $43.3 million principal amount of outstanding senior secured mortgage trust certificates, which have a composite interest rate of 7.19% and maturity date of August 25, 2007. The lenders filed two Proofs of Claim with respect to the Headquarters Financing. A Proof of Claim was filed that asserted a Secured Claim of $43 million plus accruing interest and fees for the outstanding amounts owing by Solutia under the Headquarters Financing and a Proof of Claim was filed in an identical amount based on Solutia's guarantee of the Headquarters Financing. On June 20, 2007, Solutia and the lenders entered into an agreement, subject to Bankruptcy Court approval, resolving the lenders' claims in exchange for a new secured note and an Allowed General Unsecured Claim in amounts agreed upon by the parties. Specifically, the lenders will have an Allowed Secured Claim in the amount of $20 million and an Allowed General Unsecured Claim in the amount of $27.1 million. On July 6, 2007, Solutia filed a motion and accompanying memorandum of law seeking approval of its agreement with the lenders. (Dkt. Nos. 4005 and 4006).

         6.       EURO NOTES
                  ----------

         In August, 2006, Solutia's indirect 100% owned subsidiary Solutia Services International S.C.A./Comm. V.A. ("SSI"), a subsidiary of SESA, closed on a (euro)200 million Facility Agreement (the "Euro Facility Agreement") guaranteed by SESA and CPFilms Vertriebs GmbH, a subsidiary of SESA. SESA used the proceeds of the Euro Facility Agreement to refinance all of the Euro Notes on August 1, 2006 at a prepayment premium of 3%, as required pursuant to the Euro Notes, for a total redemption amount of approximately (euro)215 million, including accrued interest.

         The Euro Facility Agreement has a five-year term, with a termination date of July 31, 2011. The Euro Facility Agreement originally consisted of a
(euro)160 million term loan and a (euro)40 million term loan. The (euro)40 million term loan was repaid from the proceeds of the sale of Solutia's pharmaceutical services business and therefore only the (euro)160 million term loan remains outstanding. The Euro Facility Agreement contains certain financial covenants relating to the performance of SESA and its subsidiaries as well as other customary terms and conditions.

         Solutia retains the option to repay the Euro Facility Agreement in full as of the Effective Date from the proceeds of the Exit Financing Facility, as further described in Section VII.H.2 of this Disclosure Statement.

         7.       FLEXSYS FINANCING
                  -----------------

         In conjunction with the Flexsys Acquisition, Flexsys entered into a $200 million Secured Facilities Agreement on April 27, 2007. This facility was used together with a $150 million intercompany loan from Solutia to retire Flexsys' existing credit facility and complete the Flexsys Acquisition. The facility was subsequently upsized by an additional $25 million. Flexsys retains the option to repay this facility as of the Effective Date from the proceeds of the Exit Financing Facility as described in Section VII.H.2 of the Disclosure Statement.

         8.       2027/2037 NOTES
                  ---------------

         As of the Petition Date, Solutia had outstanding $300 million in 2027 Notes and $150 million in 2037 Notes issued pursuant to the Prepetition Indenture. Pursuant to the Amended Plan, as more fully described in Exhibit A to this Disclosure Statement, the Holders of the 2027/2037 Notes will receive equity in Reorganized Solutia in exchange for their notes.

         9.       TRADE CLAIMS AND OTHER UNSECURED OBLIGATIONS
                  --------------------------------------------

         Prior to the Petition Date, Solutia incurred debt with several Creditors in the ordinary course of its business. The Claims related to these obligations are more fully described in Exhibit A to this Disclosure Statement. Pursuant to the Amended Plan, the Holders of Trade Claims and other Unsecured Obligations will receive equity in Reorganized Solutia in exchange for their Claims.

         10.      COMMON STOCK AND COMMON STOCK DERIVATIVES
                  -----------------------------------------

         Prior to the Petition Date, Solutia's common stock traded on the New York Stock Exchange (the "NYSE") under the ticker symbol "SOI." As a result of Solutia's bankruptcy filing, the NYSE suspended trading in Solutia's common stock on December 17, 2003 and, on February 27, 2004, delisted the securities from the exchange. Following suspension of trading on the NYSE, Solutia's common stock has been quoted on the OTC Bulletin Board and on the Pink Sheets Electronic Quotation Service maintained by The Pink Sheets LLC under the ticker symbol "SOLUQ.OB."

         As of February 28, 2007, Solutia had 104,459,578 shares of common stock issued and outstanding, and had no preferred shares issued or outstanding; in addition, as of March 31, 2007, Solutia had 7,197,059 stock options outstanding.

         Pursuant to the Amended Plan, each Holder of Common Stock in Solutia Inc. will receive their Pro Rata share of the Warrants to purchase up to 3.5% of the New Common Stock with a strike price of $14.16, provided that Holders of Claims and/or Equity Interests in each of Classes 11, 12, 13, 14, 15 and 20 vote to accept the Amended Plan. If any of Classes 11, 12, 13, 14, 15 and 20 vote to reject the Amended Plan, the, Holders of Common Stock in Solutia Inc. will not receive any Distributions under the Amended Plan. On the Effective Date, all existing common stock of, and existing warrants and options to purchase common stock in Solutia Inc. will be cancelled.

         Based on public filings as of February 23, 2007, Solutia believes the following persons or entities beneficially own 5% or more of the outstanding common stock of Solutia:

---------------------------------------------------------------------------------------------------------------
                   STOCKHOLDER                        SHARES BENEFICIALLY OWNED          PERCENT OF CLASS
---------------------------------------------------------------------------------------------------------------
Ardsley Advisory Partners(56)                                 7,303,500                       6.99%

---------------------------------------------------------------------------------------------------------------

         (a)      TRADING RESTRICTIONS TO PRESERVE SOLUTIA'S NET OPERATING
                  --------------------------------------------------------
                  LOSS INCOME ATTRIBUTES
                  ----------------------

         To preserve Solutia's NOLs (as defined herein), on February 21, 2006, the Bankruptcy Court entered an Order ("the "NOL Order"), which, among other things, requires: (a) certain beneficial owners of at least 4,700,681 shares (representing approximately 4.5% of all issued and outstanding shares) of Solutia's equity securities (a "Substantial Owner") to notify Solutia and the Bankruptcy Court that they are Substantial Owners; (b) Substantial Owners to file a notice with Solutia and the Bankruptcy Court before any acquisition or disposition of Solutia equity securities or options to acquire or dispose of Solutia equity securities; and (c) any other person or entity to file a notice with Solutia and the Bankruptcy Court before any acquisition of Solutia equity securities, or option to acquire Solutia equity securities, that would make such person or entity a Substantial Owner. The NOL Order allows Solutia to object in the Bankruptcy Court to any such transactions, within thirty days of receipt of notice of such transactions, if the transaction poses a material risk of adversely affecting Solutia's ability to utilize the NOLs or other tax attributes. Any acquisition or disposition to which Solutia objects would not become effective unless and until approved by an order the Bankruptcy Court.

         Under the NOL Order, any purchase, sale or other transfer of Solutia equity securities in violation of the restrictions in the NOL Order would be void ab initio as an act in violation of the NOL Order and would therefore confer no rights on the proposed transferee.

H.       REORGANIZED SOLUTIA'S STRUCTURE
         -------------------------------

         As set forth above, all of Solutia's existing common stock and options and warrants to purchase Solutia's existing common stock will be cancelled on the Effective Date. Shares of the New Common Stock of Reorganized Solutia will be issued pursuant to the Amended Plan on the terms set forth below. Holders of existing shares of Common Stock in Solutia Inc. will receive their Pro Rata Share of the Warrants, if, and only if, classes 11, 12, 13, 14, 15 and 20 vote to accept the Amended Plan

         1.       NEW COMMON STOCK
                  ----------------

         Following Solutia's emergence from bankruptcy, the capital stock of Reorganized Solutia is expected to be listed on the New York Stock Exchange.

-------------------
(56) Including the following affiliates of Ardsley Advisory Partners: Ardsley Partners I, Philip J. Hempelman, Ardsley Offshore Fund Ltd., Ardsley Partners Fund II, L.P. and Ardsley Partners Institutional Fund, L.P.

         2.       EXIT FINANCING FACILITY
                  -----------------------

         Solutia will seek an Exit Financing Facility of up to $2.0 billion (including undrawn availability on the revolving loan) to replace all of its existing secured debt obligations, satisfy various bankruptcy related costs, and provide adequate liquidity for on-going operations. The Exit Financing Facility is expected to include some combination of institutional term loans, a revolving loan, a letter of credit facility, high yield bonds or second lien loans, depending on many factors, including the strength of the capital markets. Solutia has not yet selected a lead exit facility lender but has received numerous indications of interest.

                                    VIII.
                     RESOLUTION OF THE LEGACY LIABILITIES
                     ------------------------------------

         One of Solutia's goals at the commencement of the Chapter 11 Cases was to achieve a reallocation of the Legacy Liabilities. As such, when the Original Plan was filed on February 14, 2006, its foundation was the Global Settlement, i.e., a settlement among Solutia, the Creditors' Committee, the
            ----
Retirees' Committee, Monsanto and Pharmacia, which, among other things, contemplated an appropriate reallocation of the Legacy Liabilities. The operative agreements for this settlement are the Relationship Agreement (which is described in Section VIII.B.4.(g)) and the Retiree Settlement Agreement (which is described in Section VIII.B.1(c)). Certain of the terms of the Global Settlement have been revised, and each of these are described below. However, the Relationship Agreement and the Retiree Settlement Agreement are preserved, allowing Solutia to maintain the reallocation of the Legacy Liabilities, which is critical to the Amended Plan and the Debtors' emergence from the Chapter 11 Cases.(57)

A.       EVENTS LEADING TO THE CURRENT RESOLUTION OF THE LEGACY LIABILITIES
         ------------------------------------------------------------------

         1.       THE AGREEMENT IN PRINCIPLE
                  --------------------------

         After stabilizing its businesses, Solutia began negotiations with its stakeholders to construct a plan of reorganization based on a consensual resolution of the competing claims and interests against Solutia's Estates and their assets. Solutia's primary constituencies at the time were the Creditors' Committee, the Retirees' Committee and Monsanto. During these negotiations, the Creditors' Committee was represented by three of Solutia's then largest holders of the 2027/2037 Notes. After approximately six months of intense and at times acrimonious negotiations, on June 7, 2005, Solutia, Monsanto and the Creditors' Committee reached an agreement in principle (the "Agreement in Principle") that provided for a reallocation of the Legacy Liabilities among Solutia and Monsanto, as well as a framework for necessary

-------------------
(57) The Equity Committee did not participate in the majority of the negotiations concerning the terms of the Global Settlement. The Equity Committee believes that the current allocation of the Legacy Liabilities as set forth in the Amended Plan and described in this Disclosure Statement is unreasonable, particularly in light of the defenses and objections that the Debtors possess against Monsanto and Pharmacia, as well as the affirmative claims for reallocation of the Legacy Liabilities which the Equity Committee believes could be brought by the Debtors against Monsanto and Pharmacia.

negotiations regarding post-employment benefit reductions with the Retirees' Committee and the treatment of claims asserted by personal injury claimants, the unsecured creditors and Monsanto.

         2.       THE ORIGINAL PLAN
                  -----------------

         During the months succeeding the announcement of the Agreement in Principle, the original parties to the Agreement in Principle (with the exception of the noteholder members of the Creditors' Committee who had sold their position in the 2027/2037 Notes upon the public announcement of the terms of the Agreement in Principle), as well as the Retirees' Committee, engaged in continuing, intense discussions concerning the proposed reallocation of the Legacy Liabilities, the post-confirmation rights and obligations among the parties and the treatment of certain classes of claims. As a result of these negotiations, among other things, the actual terms under which Monsanto agreed to assume financial responsibility as between itself and Solutia for the Legacy Claims and Environmental Liabilities were negotiated, and Solutia, the Retirees' Committee, the Creditors' Committee and Monsanto entered into the Retiree Settlement.

         The Agreement in Principle, as modified by the negotiations among the parties that occurred between June 2005 and February 2006, and the Retiree Settlement, which are referred to collectively herein as the "Global Settlement," provided the basis for Solutia to file the Original Plan.

         The confirmation process for the Original Plan, however, did not proceed. In part, the JPM Adversary Proceeding and the Equity Committee Adversary Proceedings stalled the Original Plan process. The unresolved adversary proceedings, however, were not the only reasons that the confirmation process stalled. Many of the stakeholders with whom Solutia negotiated the Global Settlement are no longer involved in the Chapter 11 Cases and their successors wanted to negotiate a new deal. Most notably, the three significant holders of the 2027/2037 Notes who personally negotiated the Agreement in Principle resigned from the Creditors' Committee. These holders have been replaced by new holders that purchased the 2027/2037 Notes, who were collectively represented by the Ad Hoc Notes Committee and not the Creditors' Committee.

         3.       THE GLOBAL SETTLEMENT
                  ---------------------

         (a) Material terms of the Global Settlement remain unchanged by the terms of the Amended Plan

         The Amended Plan has resulted in certain modifications to the Global Settlement as it was presented to the Bankruptcy Court and Solutia's stakeholders in February 2006. However, significant material terms of the Global Settlement have not changed, including:

         o        The Reallocation of the Legacy Liabilities. Under the terms
                  ------------------------------------------
                  of the Amended Plan, Monsanto continues to assume financial responsibility for all Tort Claims, all Legacy Site Claims and certain portions of the Shared Site Claims, each in accordance with the terms of the Relationship Agreement.

         o        The Relationship Agreement. The Relationship Agreement and
                  --------------------------
                  its terms have not been altered in any material respect since February 2006.

         o        The Retiree Settlement. The Amended Plan leaves the Retiree
                  ----------------------
                  Settlement unaltered. Benefit payments for Solutia's 20,000 Retirees will be secured by a trust initially funded with $175 million in cash proceeds from the Rights Offering and the New Common Stock received on account of the Retiree Claim. Reorganized Solutia will continue to benefit from agreed reductions in Retiree benefits that will provide it with over $110 million in cost savings.

         (b)      Changes to the Global Settlement since February 2006

         The material changes to the Global Settlement since February 2006 are set forth below:

         o        The Rights Offering. Under the Global Settlement, Monsanto
                  -------------------
                  agreed to backstop the Rights Offering; Monsanto will no longer backstop the Rights Offering. Holders of General Unsecured Claims and the 2027/2037 Notes are entitled to participate in the Rights Offering. The Rights will be allocated between these two classes Pro Rata based on the estimated Claim amount for each class. The Rights are being offered to Eligible Holders at a 25% discount to Solutia's implied mid-point equity valuation. The discount applied to the Rights may change as a result of negotiations among Solutia and its stakeholders; provided that the Rights
                                                --------
                  Offering generates $250 million and that Monsanto receives 20% of the New Common Stock after taking into account any dilution as a result of the Rights Offering.

         o        Monsanto Claim. Monsanto filed an amended claim on June 29,
                  --------------
                  2007, asserting Claims against Solutia in the aggregate amount of at least $824.5 million.

         o        The Elimination of the General Unsecured Claims Pool
                  ----------------------------------------------------
                  Adjustment. Under the Global Settlement the number of shares
                  ----------
                  of New Common Stock to be distributed to Monsanto and the Holders of General Unsecured Claims was subject to adjustment based on the Allowed Amount of General Unsecured Claims. This adjustment has been eliminated from the Amended Plan.

         o        Treatment of CPFilms Claims. Under the Original Plan,
                  ---------------------------
                  CPFilms Claims were treated as General Unsecured Claims. Pursuant to the Amended Plan, CPFilms Claims will be separately classified and paid cash in full on the Effective Date.

B.       DETAILED DISCUSSION OF TERMS OF THE REALLOCATION OF THE LEGACY
         --------------------------------------------------------------
         LIABILITIES
         -----------


         1.       SETTLEMENT OVERVIEW
                  -------------------

         (a)      The Monsanto Claim

                  Monsanto asserts claims against Solution in the aggregate amount of at least $824.5 million plus unliquidated claims, fees, costs and charges. Monsanto's asserted liquidated claim is comprised of the following:

-------------------------------------------------------------------------------------------

                           MONSANTO LIQUIDATED CLAIM CALCULATION

-------------------------------------------------------------------------------------------
         Amounts Spent on Solutia's behalf as of (May 31, 2007) (in $ millions)
-------------------------------------------------------------------------------------------
Environmental
         Environmental Remediation (Legacy Sites)                                15.7
         Environmental Remediation (Shared Sites)                                46.3
                                                                   ------------------
                  Subtotal                                                       62.0
-------------------------------------------------------------------------------------------
Litigation Defense Costs
         Fees & Expenses                                                         87.1
         Settlements                                                             66.8
                                                                   ------------------
                  Subtotal                                                      153.9
                                                                   ==================
-------------------------------------------------------------------------------------------

-------------------
(58) Under section 502(e) of the Bankruptcy Code, the $215.9 million that Monsanto has spent during these Chapter 11 Cases on Solutia's behalf for litigation defense and environmental remediation at the Legacy Sites and Shared Sites may constitute allowedGeneral Unsecured Claims based on the terms of the Distribution Agreement. See In re Drexel Burnham Lambert Group, Inc., 146 B.R. 98, 102 (Bankr. S.D.N.Y. 1992) (claims for reimbursement or contribution that are paid, therefore fixed, are treated as prepetition claims). Moreover, absent the Monsanto Settlement, Monsanto would likely argue that the $215.9 million that Monsanto has spent on Solutia's behalf since the Petition Date constitutes an Administrative Claim under section 507(a)(2) under the Bankruptcy Code. See In re Jartran, Inc., 886 F.2d 859, 871 (7th Cir. 1989) (expenditures may be treated

                                                                (Continued...)

-------------------------------------------------------------------------------------------
Total Spending as of May 31, 2007                                               215.9(58)
-------------------------------------------------------------------------------------------

                  Other Claim Elements

-------------------------------------------------------------------------------------------
Estimated Future Tort/Environmental Spending                                      179(59)
-------------------------------------------------------------------------------------------
Anniston Settlement                                                             428.7(60)
-------------------------------------------------------------------------------------------
Other (PCL3 Claims)                                                               0.9
-------------------------------------------------------------------------------------------

                  TOTAL LIQUIDATED MONSANTO CLAIM                               824.5
-------------------------------------------------------------------------------------------


The allowance and treatment of the Monsanto Claim provides myriad benefits to Solutia including:

         o Treating the Monsanto Claim as a General Unsecured Claim, and not an Administrative Expense Claim, despite the fact that a substantial portion of the Monsanto Claim relates to monies that Monsanto has spent on Solutia's behalf since the Petition Date. Solutia believes that because such claims arise from the prepetition indemnity obligations, the claims should be treated as general unsecured claims; however, without the Monsanto Settlement and Retiree Settlement, Monsanto would assert that it is entitled to an administrative expense claim for such amounts;

         o Capping Monsanto's recovery under the Amended Plan, regardless of the future costs of the Legacy Liabilities being assumed by Monsanto under the Amended Plan and the Relationship Agreement;

         o Allowing Solutia to avoid significant litigation regarding Monsanto's unliquidated Claims (Monsanto's Proof of Claim seeks payment for indemnification obligations under the Distribution Agreement);

         o Removing a substantial Unliquidated Claim, which could be in excess of $1 billion, from the General Unsecured Claims Class -- in this regard, fixing Monsanto's claim will accelerate distributions to all creditors; and

         o Eliminating the cost, uncertainty and risk associated with litigation regarding the Monsanto Claim -- if Solutia were unsuccessful in this litigation, it could be fatal to the Amended Plan and significantly diminish, if not eliminate completely, recoveries

-------------------
     as administrative expense claims if they are actual and necessary costs and expenses of preserving the estate that benefit the estate as a whole).

(59) Monsanto expects to spend $179 million in connection with future legacy tort and legacy environmental liabilities. The estimated future tort liability component is based on historical settlement and judgment costs and past attorney's fees related to such actions. The estimated future environmental liability component is based on the amount Monsanto expects to spend on Legacy Site environmental remediation (discounted to present value at a rate of 3.5%).

(60) Monsanto alleges that Solutia breached the Anniston Settlement Agreement and asserts a claim for $428.7 million (net of insurance proceeds) as a result of this alleged breach.

                  for General Unsecured Creditors (one element of the Monsanto Claim related to the Anniston Consent Decree could result in liabilities in excess of $425 million).

         (b)      Monsanto's Contributions to Solutia's Reorganization

         The following is a summary of Monsanto's contributions to Solutia pursuant to the terms of the Relationship Agreement and the Amended Plan. In exchange for the Monsanto Claim Distribution, the releases provided to it under the Amended Plan, and the payment of certain of its professional fees in connection with the Chapter 11 Cases, Monsanto has agreed to make the following contributions to Solutia's reorganization:(61)

                  (i) As Between Itself and Solutia, Monsanto Is Taking Financial Responsibility for All Tort Claims.

         Benefits to Solutia:

         o Eliminates Solutia's liabilities with respect to past and future Tort Claims arising from conduct occurring prior to the Spinoff -- for those Tort Claims for which a proof of claim was filed in Solutia's Chapter 11 Cases, Solutia estimates that these liabilities will ultimately range between $15 and $40 million in the aggregate;

         o Obviates the need for Solutia to litigate and/or negotiate with holders of Tort Claims and their representatives regarding the approximately $17 billion in Tort Claims asserted against Solutia's Estates (as well as potentially billions of dollars in additional Tort Claims which Monsanto could assert through surrogate claims absent the Monsanto Settlement) -- allowing Solutia to avoid expensive and protracted litigation in various courts since such Tort Claims cannot be liquidated by the Bankruptcy Court;

         o Removes the Holders of Tort Claims from the General Unsecured Claims Class, which (a) reduces the size of the General Unsecured Claims Class, increasing recoveries for the General Unsecured Creditors and (b) speeds up the timing of distributions to General Unsecured Creditors by eliminating the delays and reserve amounts associated with litigating over numerous Disputed Claims; and

         o Removes contingent liabilities from Solutia's balance sheet, providing necessary certainty to the capital markets by eliminating the Reorganized Debtors' future tort risk, which will enable Solutia to obtain exit financing on competitive terms.

------------------
(61) Under the Monsanto Settlement, Monsanto has agreed to make contributions to Solutia's reorganization pursuant to the terms of the Relationship Agreement and the Amended Plan and such obligations will be included in the express terms of the Bankruptcy Court's Confirmation Order. Monsanto is not providing a cash reserve or any other form of security to assure its performance under these agreements.

                  (ii) Monsanto Is Taking Financial Responsibility, As Between Itself and Solutia Only, for Certain Environmental Remediation and Clean-Up Obligations.

                           (a) Monsanto Is Taking Responsibility, As Between Itself and Solutia Only, for All Environmental Liabilities at the Legacy Sites

         Benefits to Solutia:

         o Saves Solutia a minimum of $150 million in potential environmental cleanup and remediation costs.

         o Removes any potential Claims asserted in connection with the Legacy Sites from the General Unsecured Claims Class, which
                  (a) increases recoveries for General Unsecured Creditors and
                  (b) speeds up the timing of distributions to General Unsecured Creditors by eliminating the delays and reserve amounts associated with numerous Disputed and Unliquidated Claims.

         o Saves Solutia the significant costs associated with the administration and litigation of the environmental obligations at the Legacy Sites; and

         o Removes contingent liabilities from Solutia's balance sheet, improving Solutia's access to Capital Markets at competitive terms, which will increase Reorganized Solutia's liquidity.

                           (b)      Monsanto Is Sharing Financial
                                    Responsibility with Solutia for
                                    Obligations at Shared Sites.

         Benefits to Solutia:

         o The first $50 million of remediation and cleanup costs at the Shared Sites will be paid through Funding Co;

         o Monsanto will pay the next $50 million in costs (this amount will be reduced by any amounts expended by Monsanto with respect to the Shared Sites during the pendency of the Chapter 11 Cases)--Solutia would otherwise have been responsible for paying these amounts in full as Administrative Expense Claims;

         o Reorganized Solutia will be responsible for the next $325 million, however, Monsanto will provide Reorganized Solutia with the ability to cap its liability in any calendar year at $30 million, which will improve Reorganized Solutia's liquidity position and cash flow; and(62)

-------------------
(62) The annual $30 million cap on Reorganized Solutia's liabilities with respect to the Shared Sites provides certainty for Solutia with respect to these obligations, which, among other things, is important to Solutia's, ability to seek exit financing on favorable terms.

         o Monsanto and Solutia will share all costs associated with remediation at Shared Sites in excess of $425 million evenly.

                  (iii) Settlement of Litigation among Pharmacia, Monsanto and Solutia.

         Benefits to Solutia:

         o The Amended Plan settles and resolves and necessarily withdraws the following adversary proceedings and contested matters:

                  o        The Rejection Motion;

                  o        The Benefits Adversary;

                  o        The Indemnity Adversary; and

                  o        The Monsanto Pharmacia Avoidance Action.

         o As the above-referenced actions are critical to a resolution of the issues attendant to the allocation of the Legacy Liabilities among Solutia, Monsanto and Pharmacia, absent a consensual resolution, Solutia would be forced to engage in fact intensive, expensive and protracted litigation regarding the Spinoff and the Distribution Agreement;

         o A settlement alleviates the risk associated with these matters--were Solutia to litigate these matters and lose it could impede its ability to emerge from the Chapter 11 Cases.

                  (iv) Monsanto Will Continue To Operate Under the Commercial and Operating Agreements, and Will Extend the Terms of the Master Operating Agreement.

         Benefits to Solutia:

         o On the Effective Date, the Commercial and Operating Agreements shall be assumed by Reorganized Solutia, subject to the Chocolate Bayou Settlement, and the Master Operating Agreement shall be extended beyond its initial term. Accordingly, Solutia will continue to reap the benefits associated with the Commercial and Operating Agreements for an extended period of time. Not only are the Commercial and Operating Agreements critical to Solutia's business operations, they also contain very favorable terms and enable Solutia to take advantage of certain efficiencies, which result directly in additional profits for Solutia; and

         o Solutia avoids the disruption in its business operations associated with having to replace the Commercial and Operating Agreements in the near term.

         o As described herein, under the Chocolate Bayou Settlement, Solutia and Monsanto have agreed to resolve issues regarding their relationship at the Chocolate Bayou facility, in a manner that does not have a material impact on Solutia's business plan or its restructuring. See Section VIII.B.7(a) of this Disclosure Statement for a discussion regarding the Chocolate Bayou Agreements.

         (c)      The Retiree Settlement

         Another important component of Solutia's reallocation of the Legacy Liabilities is the Retiree Settlement, which would not have been possible as a stand-alone settlement. In exchange for the Retiree Claim and the creation of the Retiree Trust, the Retirees will release their claims against Solutia, Monsanto and Pharmacia.

         Benefits to Solutia:

         o Modifications agreed to pursuant to the Retiree Settlement provide Reorganized Solutia with approximately $110 million in cost savings in connection with the provision of medical and other post employment benefits to Retirees. The modifications giving rise to the savings could not have been imposed unilaterally;

         o Resolves a significant number of Claims asserted against Reorganized Solutia for Retiree Benefits and excludes such Retiree Claims from the General Unsecured Claims Class;

         o Creates the Retiree Trust funded with $175 million in cash proceeds from the Rights Offering (and the proceeds of the New Common Stock allocated on account of the Retiree Claim) to pay benefits to Retirees, thus ensuring that the Retirees' benefits, as modified by the terms of the Retiree Settlement, will be paid in the future;

         o Avoids the need for the costs and delays associated with litigation with respect to the Unliquidated Claims of Retirees; and

         o The release provided to Monsanto for Legacy OPEB liabilities as part of the Retiree Settlement induced Monsanto to enter into the Relationship Agreement.

         (d)      Settlement With Pharmacia

         The final component of the reallocation of the Legacy Liabilities is the settlement of claims with Pharmacia. In exchange for certain releases provided under the Amended Plan, Pharmacia will waive its claims (other than claims for indemnification arising under Exhibit N of the Relationship Agreement as described in Section VIII.B) and settle its litigation against Solutia. Because of the inter-relationship of Pharmacia and Monsanto, and the triangle of indemnities created by the Monsanto Spinoff and the Separation Agreement, Pharmacia's agreement was necessary to effectuate the releases of Claims contemplated by the Amended Plan.

         Benefits to Solutia:

         o The settlement with Pharmacia waives significant Unliquidated Claims against Solutia relating to indemnification obligations arising from the Spinoff and the

                  Distribution Agreement--the only consideration for Pharmacia's waiver of its Claims are the releases provided in the Amended Plan;

         o The benefits from the resolution of litigation among Pharmacia, Monsanto and Solutia described above also apply to the settlement with Pharmacia; and

         o Removes the Pharmacia Proof of Claim from the General Unsecured Claims Class which provides the same benefits as described above in connection with the resolution of the Monsanto Claim.

         2.       SETTLEMENT OF TORT CLAIMS
                  -------------------------

         Pursuant to the Relationship Agreement and the Amended Plan, Monsanto will take financial responsibility, as between itself and Reorganized Solutia only, for all Tort Claims. In broad terms, the Tort Claims relate to property damage, personal injury, products liability or premises liability or other damages arising out of or related to exposure to asbestos, PCB, benzene, vinyl chloride, silica, butadiene, pentachlorophenol, styrene tars and other chemicals manufactured before the Spinoff. Solutia never manufactured, sold or used any of these materials, except for small, controlled amounts of asbestos insulation still in limited use at some of its plants.

         More than 8,500 Tort Claims related to the Legacy Tort Liabilities were filed against Solutia in the Chapter 11 Cases. In addition, hundreds of other individuals have commenced actions directly against Pharmacia and/or Monsanto. Tort Claims, as defined in the Amended Plan, and for which Monsanto will be financially responsible under the terms of the Amended Plan include any such claims of these individuals against Solutia to the extent the claims of such individuals fit within the definition of "claim" under section 101(5) of the Bankruptcy Code, whether or not a proof of Claim has been filed against Solutia by such individuals.

         The overwhelming majority of claimants filing Tort Claims have provided only minimal information concerning their Claims, and hundreds have provided no information whatsoever. Despite the absence of meaningful information submitted by these claimants, a manual review of the Proofs of Claim has permitted Solutia to divide these Claims into the following six categories (reflecting the respective number of proofs of claim filed with respect to each category): Asbestos (3,668); Dioxin (2,775); PCB (768); Silica
(277); Other (multiple chemical exposure) (411); and Unspecified (571).

         As a result of the filing of the Chapter 11 Cases, Solutia transferred the defense of and responsibility for all litigation associated with Tort Claims to Monsanto, and Monsanto has taken responsibility, as between itself and Solutia, for the management of these litigations, including the payment of judgments, settlements, defense costs, and other administrative costs. Monsanto's expenditures with respect to Tort Claims, both during the Chapter 11 Cases and following the Effective Date (in connection with Monsanto's agreement to take financial responsibility for Tort Claims under the Amended Plan), form a portion of the Monsanto Claim.

         3.       OVERVIEW OF TORT CLAIMS FOR WHICH MONSANTO HAS AGREED TO
                  --------------------------------------------------------
                  TAKE FINANCIAL RESPONSIBILITY
                  -----------------------------

         (a)      Premises-Based Asbestos Claims

         Like a great number of other companies that used high-temperature manufacturing processes, Pharmacia used asbestos insulating materials in piping and other equipment at its chemical plants. Under the Distribution Agreement, Solutia has potential premises asbestos exposure arising principally from four facilities: Chocolate Bayou, Texas; Nitro, West Virginia; Texas City, Texas; and W.G. Krummrich in Sauget, Illinois. Asbestos claimants have also asserted a smaller number of Claims arising from other locations.

         Solutia has been named as a defendant (along with Monsanto, Pharmacia, and numerous other premises owners) in actions brought by employees of contractors who allege that they were exposed to asbestos at Pharmacia's facilities, at which Solutia took over operations long after the use of asbestos was discontinued, and the facilities of those other owners. In the vast majority of these cases, discovery is necessary to determine whether the claimants actually worked on-site at any facility for which Solutia has potential liability, the extent of that work, and the potential for exposure to friable asbestos-containing materials.

         In addition to the nearly 3,700 asbestos-related Claims that have been filed in the Chapter 11 Cases, there are more than 520 different asbestos-related lawsuits, involving an estimated 3,500 to 4,500 different plaintiffs, that have been filed against Pharmacia or Monsanto, for which Solutia may have indemnification exposure pursuant to the Distribution Agreement.

         As of the Petition Date, 12,000 plaintiffs had brought asbestos-related lawsuits that implicated Solutia's indemnity obligations under the Distribution Agreement, but only 3,700 Proofs of Claim asserting Tort Claims have been filed in the Chapter 11 Cases. Most of the proof of Claim forms that have been submitted are brought on behalf of individual Claimants. A few Claim forms appear to seek to include a large number of Claimants. Thus, while 3,700 proof of Claim forms have been filed in the Chapter 11 Cases, the actual number of Claims (measured on a per-person basis) is likely higher, and may exceed 12,000 Claims.

         Pursuant to the Relationship Agreement and the Amended Plan, Monsanto has agreed to take financial responsibility, as between itself and Reorganized Solutia only, for all Tort Claims, and its expenditures in this regard, both during the Chapter 11 Cases and following the Effective Date, form a portion of the Monsanto Claim.

         (b)      Dioxin Claims

         By number, the second largest category of Tort Claims asserted in the Chapter 11 Cases relates to alleged dioxin contamination arising from the operation of the Nitro Plant. Beginning in 1948, Pharmacia began manufacturing an herbicide (2,4,5-trichlorophenoxyacetic acid, or 2,4,5-T) at the Nitro Plant. The process used to manufacture 2,4,5-T resulted in the formation of a waste byproduct called 2,3,7,8-tetrachlorodibenzoparadioxin ("2,3,7,8-TCDD" or "2,3,7,8-dioxin"). Pharmacia discontinued the manufacture of 2,4,5-T and thus eliminated the formation of 2,3,7,8-dioxin in 1969. Solutia never manufactured 2,4,5-T.

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

         Approximately 2,300 current and former residents from several communities surrounding the Nitro Plant (the "Nitro Tort Plaintiffs") have filed proofs of claim in the Chapter 11 Cases asserting claims against Solutia for property damage, personal injuries and medical monitoring arising from alleged exposure to dioxin. In addition to the claims filed against Solutia, two separate lawsuits are pending in Putnam County, West Virginia, against Pharmacia and Monsanto. These suits similarly allege injuries suffered from exposure to dioxin produced at the Nitro Plant. Counsel to the Nitro Tort Plaintiffs, the Calwell Practice, PLLC and James F. Humphrey, and Associates, LC (collectively, the "Calwell Practice") assert that the claims of the Nitro Tort Plaintiffs, and the claims pending in the Putnam County cases are worth hundreds of millions of dollars.

          The dioxin Tort Claims that have been filed in the Chapter 11 Cases do not assert that the holders of such Claims suffer from any present physical injury. Rather, these claimants seek the creation of an undefined "medical monitoring fund," and also seek damages associated with alleged property value diminution.

         Despite the large number of dioxin Tort Claims filed, the environmental evidence concerning dioxin exposure in Nitro, West Virginia is sparse. In fact, the Calwell Practice recently performed interior dust sampling of the Nitro Community Center, elementary school, and high school. Those samples were reviewed by the EPA-Region III, which concluded recently that none of the scenarios demonstrated an unacceptable risk from exposure to dioxin.

         Past attempts to impart liability to Pharmacia have been similarly rejected. Mr. Calwell tried and lost an 11-month jury trial against Pharmacia alleging damages from dioxin exposure. See Boggess v. Monsanto Company, 829 F.2d 34 (4th Cir. 1987) (unpublished).

         The lack of historical data regarding judgments or settlements is consistent with the EPA's judgment that there is no evidence of an unacceptable risk associated with dioxin related to the Nitro Plant.

         Solutia believes, subject to confirmatory due diligence, that all of the Nitro Tort Plaintiffs' claims are Tort Claims (as defined in the Amended plan). As Tort Claims, the Nitro Tort Plaintiffs' claims will be Reinstated and will "pass-through" Solutia's Chapter 11 Cases to be resolved by Monsanto in the ordinary course of business.(63) Pursuant to the Relationship Agreement and the Amended Plan, Monsanto has agreed to take financial responsibility, as between itself and Reorganized Solutia only, for all Tort Claims, and its expenditures in this regard form a portion of the Monsanto Claim.

         (c)      PCB Claims

         Historically, Solutia has faced a significant number of Claims alleging PCB exposure or contamination seeking damages for personal injury and property damage. Pharmacia

-------------------
(63) To the extent that confirmatory due diligence reveals that any of the Nitro Tort Plaintiffs' claims are not Tort Claims, these claims would be General Unsecured Claims. The Nitro Tort Plaintiffs' General Unsecured Claims, if any would be entitled to the same treatment as all other General Unsecured Claims in Class 13 under the Amended Plan.

manufactured and sold PCBs to a number of large industrial customers. Pharmacia discontinued the manufacture and sale of PCBs in 1971 at the Anniston Plant and 1977 at the W.G. Krummrich Plant.

         Solutia's largest prepetition exposure associated with PCB Claims occurred in connection with litigation concerning the Anniston Plant. Collectively, that litigation involved the Claims of more than 18,200 plaintiffs who sought compensatory and punitive damages for exposure to PCBs. The plaintiffs asserted personal injury, medical monitoring, property damage and emotional distress (the "Anniston PCB Cases").

         Pursuant to the Anniston Global Settlement Agreement, as described in
Section IV.D.5.(a) of this Disclosure Statement, Solutia's total responsibility with respect to the Anniston PCB Cases was capped at ten annual $5 million payments, totaling $50 million in the aggregate. During the Chapter 11 Cases, Solutia has made 3 of these payments. Solutia will continue to be obligated to make these payments following the Effective Date. Monsanto and its insurers paid $550 million in cash, in exchange for an agreement which included an obligation by Solutia to deliver to Monsanto certain warrants to acquire Solutia common stock. Monsanto alleged that Solutia breached their agreement by failing to deliver the warrants, and Solutia's alleged default under this agreement constitutes a portion of the Monsanto Claim.

         Many of the PCB Tort Claims filed in the Chapter 11 Cases were brought by residents near the Anniston Plant. The remaining PCB Claims were brought by other individuals located elsewhere, who seek compensation for physical injuries and property damage.

         In addition to the 768 PCB Tort Claims filed in the Chapter 11 Cases, several lawsuits recently have been filed against Monsanto and/or Pharmacia relating to PCB exposure including the GE litigation described in Exhibit M.

         Estimation of the PCB Tort Claims that have been filed in the Chapter 11 Cases (or otherwise asserted) would have posed several challenges. For example, because of the lack of information submitted with a PCB Tort Claim, it is difficult to determine how many of these Claims are brought by multiple Claimants. Additionally, there is uncertainty as to the value of each Claim based on historical data. The historical average valuation for PCB-related Claims before the Anniston Global Settlement Agreement was entered into is lower than the average value for PCB Claims settled in the Anniston cases. Monsanto's agreement to take financial responsibility for Tort Claims under the Amended Plan alleviates the difficulties, and risks, attendant to any attempt formally to estimate these claims as part of the Amended Plan process.

         (d)      Silica

         A handful of silica Tort Claims have been filed in the Chapter 11 Cases. Typically brought by asbestos-plaintiffs' counsel, the silica Tort Claims follow a similar pattern to the asbestos Tort Claims. Specifically, these claimants assert that they may have been exposed to silica used by Pharmacia, but also assert that potential liability may be found at dozens of other potential defendants' operations. Silica Claims typically have been resolved through voluntary dismissals by plaintiffs (when they acknowledge that they do not have evidence relating to Pharmacia or Solutia) or settled for the nuisance value of individual Claims.

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

         Pursuant to the Amended Plan and Relationship Agreement, Monsanto has agreed to take financial responsibility, as between itself and Reorganized Solutia only, for silica-related Tort Claims.

         (e)      Other Claims/Unspecified Claims

         The remaining Tort Claims asserted against Solutia are composed of two general categories: (i) unique Claims relating to discrete chemical exposure or (ii) Claims that lack any specificity to determine the nature of the alleged harm. For example, Solutia has identified six Claims that assert that the claimants were exposed to benzene, which is a common industrial solvent and a component in gasoline. One claimant asserts exposure to vinyl chloride. Monsanto has agreed to take financial responsibility, as between itself and Solutia only, for such Tort Claims as part of the Amended Plan and the Relationship Agreement.

         4.       SETTLEMENT OF LEGACY ENVIRONMENTAL LIABILITIES
                  ----------------------------------------------

         Pursuant to the Relationship Agreement, the sites giving rise to the Legacy Environmental Liabilities generally fall into the following categories (described in further detail below):

         o        Retained Sites: Sites owned and/or operated by Pharmacia
                  --------------
                  prior to, and by Solutia following, the Spinoff, and certain related off-site contamination, and non-owned sites to which Solutia sent waste at any time after the Spinoff (the "Retained Sites").

         o        Legacy Sites: Sites owned by Pharmacia but never owned or
                  ------------
                  operated by Solutia, and certain related off-site contamination, and disposal locations used, but not owned, by Pharmacia prior to the Spinoff to which Solutia never sent waste (the "Legacy Sites").

         o        Shared Sites: Sites never owned or operated by Solutia (with
                  ------------
                  minor exceptions) (the "Shared Sites"), but which have been affected by historical contamination from the Anniston Plant or the W.G. Krummrich Plant (Sauget).

         o        Certain Waste Sites: Sites which are not categorized as
                  -------------------
                  Retained Sites, Legacy Sites or Shared Sites and were never owned or operated by either Pharmacia or Solutia but to which both (a) Solutia and (b) Pharmacia (during the period prior to the Spinoff) sent waste giving rise to CERCLA (or any state law equivalent) liability shall qualify as both a Retained Site and a Legacy Site.

         Another potentially significant source of potential Legacy Environmental Liabilities, which relates to each of the four categories of sites, are claims associated with natural resource damages ("NRD") pursuant to
Section 107(a)(4)(C) of CERCLA or equivalent state or local laws. NRD Claims are discussed separately below.

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

         (a)      Retained Sites (Solutia-Owned or Operated Sites)

         Retained Sites consist primarily of facilities and properties Solutia has owned or operated following the Spinoff and certain related off-site contamination.(64) This includes (i) facilities owned and/or operated post Spinoff,(65) as well as former plants and landfills closed prior to the Spinoff, for which fee simple title was transferred to Solutia under the Distribution Agreement, and migration of contamination from such sites, (ii) certain other contaminated property that is contiguous or proximate to properties owned or operated by Pharmacia prior to the Spinoff, and migration of contamination from such sites and (iii) sites to which Solutia sent waste after the Spinoff. The Retained Sites are listed on Exhibit A to the Relationship Agreement.

         Solutia's environmental remediation obligations at the Retained Sites are not "claims," as defined by section 101(5) of the Bankruptcy Code, but rather continuing obligations of Solutia that are unaffected by the Chapter 11 Cases. Consistent with this status, the proofs of Claim filed by the United States of America (on behalf of the EPA) against Solutia and by other state governments set forth that, with respect to remediation obligations at owned and operated sites, such Claims are "filed in a protective manner." Accordingly, Solutia expects that no Allowed Claim (and no distribution thereon) will result from the United States' or other governmental entity's proofs of Claim filed with respect to such obligations.

         Solutia currently projects that it will incur remediation costs for the Retained Sites in the aggregate amount of approximately $82 million over the next five years. Although this projection only includes costs through 2011, remediation work will continue on Retained Sites under the federal Resource Conservation and Recovery Act ("RCRA") program and related state programs for several years. While the EPA has not yet determined final remediation measures for many of these sites, Solutia projects that for the Retained Sites, the highest annual expenditures will occur during the 2007-2011 period, with an average annual cost of $16 million. Beyond 2011, Solutia expects that annual remediation costs will begin gradually declining from $16 million a year as the amount of remedial work declines and is replaced by the operation of treatment systems and maintenance activities. As discussed in Section VIII.B.4.(a) herein, pursuant to the Amended Plan and the Relationship Agreement, Solutia will continue to be responsible for the environmental liabilities at the Retained Sites.

         (b)      Legacy Sites (Never Owned or Operated by Solutia)

         Legacy Sites consist primarily of sites that Solutia has never owned or operated or to which it never sent waste, with minor exceptions. In general, the Legacy Sites are one of three types: (i) former Pharmacia facilities that were sold or otherwise conveyed to other parties prior to the Spinoff, (ii) waste disposal sites never owned or operated by Pharmacia but to which Pharmacia sent waste prior to the Spinoff and (iii) property to which contamination migrated from one of the foregoing facilities or sites. At the time of the Petition Date, pursuant to the Distribution Agreement, Solutia was managing more than 50 Legacy Sites with active

-------------------
(64) As of this date, Monsanto has not spent any amounts on the Retained
     Sites.

(65) Such facilities include, without limitation, the Idaho phosphate mining and processing facilities of P4 Production LLC operated by Solutia after the Spinoff until May 31, 2000.

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
remediation. There also may be additional not-yet-identified Legacy Sites that were owned or operated or used for disposal by Pharmacia or one of the predecessor companies it acquired. The Legacy Sites are listed on Exhibit B to the Relationship Agreement.

         Solutia ceased handling and paying Legacy Site obligations upon the commencement of the Chapter 11 Cases. As discussed above, Pharmacia remains directly liable at these sites due to its activities prior to the Spinoff, and Monsanto remains contractually liable to Pharmacia under the Separation Agreement in the event Solutia fails to satisfy the liabilities for these sites. Solutia has, for the most part, transferred remedial work or payment obligations at these sites to Monsanto, which, consistent with the Interim Protocol, has agreed to undertake this work or payment obligation acting as Pharmacia's agent. In most such instances where there are work obligations, acting in that capacity, Monsanto has requested, and Solutia has permitted, Solutia's remediation managers to continue managing the work on Monsanto's behalf and Monsanto has paid all costs except for Solutia's remediation managers' salaries and benefits. Solutia is aware of no Legacy Sites at which cleanup work formerly being performed or managed by Solutia is going untended as a result of Solutia's filing of the Chapter 11 Cases. The costs incurred by Monsanto as a result of Solutia's cessation of performance of its Distribution Agreement obligations with respect to these sites, both during the Chapter 11 Cases and following the Effective Date, represent a portion of the Monsanto Claim.

         Based on very rough estimates prepared prior to the Petition Date, Solutia believes the cost of the long term remedial obligations at these sites is over $100 million. As discussed in Section VIII.B.1.(ii)(a) herein, pursuant to the Amended Plan and the Relationship Agreement, Monsanto will take responsibility, as between itself and Reorganized Solutia, for the Legacy Environmental Liabilities related to the Legacy Sites. In light of the significant known and contingent liabilities associated with the Legacy Sites, Monsanto's agreement to undertake responsibility for such sites will be of considerable value in reducing the burden of Legacy Environmental Liabilities for Solutia upon emergence from bankruptcy.

         (c)      Shared Site Areas (Anniston and Sauget)

         Shared Site Areas consist of the off-site areas adjacent to or near two of the Retained Sites, the Anniston, Alabama Plant and the W.G. Krummrich Plant in Sauget, Illinois. These Shared Sites are not owned by Solutia (with the exception of "Site R" a narrow strip of property in Site Q, and the Containment Cell (in Cahokia and Sauget, Illinois), as well as the Central Staging and Soil Management Area (the Miller Property) and the South Staging and Soil Management Area (both in Anniston, Alabama). The Shared Sites are listed on Exhibit C to the Relationship Agreement.

         During the Chapter 11 Cases, Solutia has ceased funding remediation efforts at the Shared Sites not owned by Solutia. Pursuant to the Interim Protocol, Monsanto has (as Pharmacia's agent) undertaken the work Solutia was performing at these off-site areas prior to the Petition Date. As with several of the Legacy Sites, Solutia's remediation managers are managing this work for Monsanto. Monsanto, acting as Pharmacia's agent, currently bears all costs, as between itself and Solutia, for the non-Solutia owned Shared Sites, except for the salaries and benefits of Solutia's remediation managers.

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

         The costs incurred by Monsanto as a result of Solutia's cessation of performance of its obligations under the Distribution Agreement with respect to the Shared Sites represent a portion of the Monsanto Claim.

         Solutia currently projects aggregate remediation costs with respect to Shared Sites to be approximately $104 million over the next five years. Such costs will be shared between Solutia and Monsanto pursuant to the arrangement discussed in Section VIII.B.1.(ii)(b) herein. Significant additional costs will be required with respect to the Shared Sites after 2011. Although the EPA has not yet determined final remedies for these sites, Solutia estimates that the highest annual expenditures after the 2007-2011 period will occur during the five-year period immediately following 2011. During that period, major remediation work at both the Sauget and Anniston Shared Sites is expected to be required and costs are projected to be consistently about $25 million a year. Thereafter, remedial work will continue for some time, but annual costs should begin to decline as the amount of remedial work lessens and only operation of treatment systems and maintenance activities remain.

         The Equity Committee asserts that the largest exposure in the future relates to these Shared Sites. The Equity Committee has requested that the Debtor provide disclosure of costs post 2011. The Equity Committee's environmental expert estimates that the total of such liability could be higher than the Debtors' estimates.

         (d)      Certain Waste Sites

         Pursuant to the Relationship Agreement, the responsibility for environmental liabilities applicable to Solutia, Pharmacia and Monsanto at a Certain Waste Site will be allocated among Solutia and Monsanto according to the volume and toxicity of waste sent by Solutia, on the one hand, and Pharmacia, on the other hand, to such Certain Waste Site or by such other reasonable measures to which the Parties may agree consistent with customary allocation principles.

         (e)      Natural Resource Damages at Anniston and Sauget

         The Legacy Environmental Liabilities also include potential liability for the NRDs resulting from Pharmacia's operations prior to the Spinoff. CERCLA, the federal "superfund" law, creates a separate category of liability for "damages for injury to, destruction of, or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss." See 42 U.S.C. Section 9607(a)(4)(C). In general, NRDs represent the residual damage to natural resources after cleanup is complete, as well as certain measures of damage prior to cleanup.

         Proofs of Claim filed by the federal and state trustees for natural resources (the "Natural Resource Trustees") facially assert NRD Claims of between $366 million and $604 million for the Anniston off-site areas (i.e., the Anniston Shared Site) and approximately $32 million for the Sauget off-site areas (i.e., the Sauget Shared Site). Solutia believes these Claims are aimed primarily at preserving the Natural Resource Trustees' rights and are not the result of any NRD assessment having been completed by the Natural Resource Trustees. Typically, NRD amounts are not assessed until final site cleanup measures are known. Given Solutia's desire to emerge from the Chapter 11 Cases with as much certainty as possible regarding its future liabilities and the extensive data currently available as a result of the environmental investigations that have

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

already been performed at the Anniston and the W.G. Krummrich Plants and related off-site areas, Solutia developed estimates of the range of its NRD liability at the Anniston and Sauget sites. The Natural Resource Trustees do not necessarily agree with Solutia's characterization of their claims as set forth in this paragraph.

         Solutia has retained two experts, Dr. David Ludwig and Dr. William Desvousges, to prepare NRD estimates. Dr. Ludwig of Blasland, Bouck and Lee, Inc. ("BBL") is an expert in the assessment of ecological damages. Dr. Desvousges, formerly of Triangle Research Associates, an affiliate of BBL, is an economist with recognized expertise in determining lost natural resource human use values, such as lost fishing or other recreational uses caused by environmental contamination. Dr. Desvousges' and Dr. Ludwig's analyses performed to date of the Anniston and Sauget NRD Claims conclude that the potential NRD liability at Anniston and Sauget is in the range of $14.2 million to $51.3 million. The Natural Resource Trustees dispute these estimates. The NRD Claims asserted in the Chapter 11 Cases will be unimpaired under the Amended Plan, and will be treated as Shared Site liabilities under the Relationship Agreement. Accordingly, Monsanto has agreed, solely as between itself and Solutia, to contribute funds towards such liabilities consistent with the terms of the Relationship Agreement.

         (f)      Miscellaneous Prepetition Environmental Claims

         A variety of parties have filed proofs of claim for miscellaneous costs that may qualify as prepetition environmental Claims. To the extent such Claims constitute Allowed Claims, they will be treated as General Unsecured Claims pursuant to the Amended Plan.

         (g)      The Terms of the Relationship Agreement

         In accordance with the terms of the Relationship Agreement, Monsanto agrees to take responsibility, as between itself and Reorganized Solutia only, for a significant portion of the Legacy Environmental Liabilities, including Monsanto's agreement to be responsible for all Legacy Environmental Claims related to future cleanup at the Legacy Sites and to share a portion of the Legacy Environmental Claims related to future cleanup responsibility at the Shared Sites. The sharing by Monsanto and Solutia of Legacy Environmental Claims related to future cleanup responsibility at the Shared Sites is in accordance with the following formula, which is based upon agreed estimates of potential remediation costs:

         o The first $50 million will be paid by proceeds from the Rights Offering and contributed to Funding Co;

         o The next $50 million in Environmental Liabilities less postpetition amounts expended by Monsanto during the pendency of the Chapter 11 Cases with respect to Shared Sites, which totaled approximately $64.2 million through March 31, 2007, will be paid by Monsanto;

         o Monsanto will receive an administrative expense claim for any amounts it expends in excess of $50 million;

         o        The next $325 million will be paid by Reorganized Solutia;

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

         o Any amounts in excess of the foregoing amounts, which is believed to represent a "reasonable worst case" remediation estimate (excluding future operation and maintenance costs), will be shared equally by Reorganized Solutia and Monsanto;

         o Reorganized Solutia's payments in connection with the Shared Sites in any calendar year will be capped at $30 million, with Reorganized Solutia having the option to defer amounts over $30 million and having such amounts be borne in the interim by Monsanto, but subject to Reorganized Solutia's agreement to repay such deferred amounts and a $25 million limit on the amount of credit that may be outstanding at any time (thus Solutia will again be obligated to pay amounts over $55 million).

         5.       MONSANTO'S SETTLEMENT OF ADVERSARY PROCEEDINGS, CONTESTED
                  ---------------------------------------------------------
                  MATTERS, DISPUTES AND THE MONSANTO PROOF OF CLAIM
                  -------------------------------------------------

         In accordance with the terms of the Amended Plan, Solutia and Monsanto agree to (a) resolve the litigation regarding the Distribution Agreement, including proceedings related to the Rejection Motion, the Benefits Adversary, the Indemnity Adversary and the Retiree Adversary, (b) resolve the Avoidance Action Solutia commenced against Monsanto and (c) settle the Monsanto Proof of Claim.

         6.       MONSANTO'S AGREEMENT TO WAIVE CLAIMS FOR INDEMNITY AND
                  ------------------------------------------------------
                  CONTRIBUTION AGAINST SOLUTIA
                  ----------------------------

         In accordance with and subject to the terms of the Amended Plan and the Relationship Agreement, Monsanto agrees to forever waive and release Solutia from any and all indemnity obligations to Monsanto arising under the Distribution Agreement or any other agreement, including any amendments to the Distribution Agreement, related to the Legacy Liabilities or otherwise.

         7.       MONSANTO'S AGREEMENT TO ENTER INTO THE RELATIONSHIP
                  ---------------------------------------------------
                  AGREEMENT AND CONTINUE THE COMMERCIAL AND OPERATING
                  ---------------------------------------------------
                  AGREEMENTS
                  ----------

         In accordance with and subject to the terms of the Amended Plan and the Relationship Agreement, Monsanto agrees (a) not to take action in connection with Solutia's failure to perform under the Distribution Agreement,
(b) to enter into the Relationship Agreement and (c) subject to the Chocolate Bayou Settlement, to continue in effect the Commercial and Operating Agreements and extend the Master Operating Agreement. Monsanto's Claims for Solutia's breach of the Distribution Agreement shall be deemed to constitute a portion of the Monsanto Claim. Reorganized Solutia and Monsanto will continue to perform under the Commercial and Operating Agreements so that obligations outstanding thereunder are performed in the future. Following is a summary of the Commercial and Operating Agreements that are most significant to Solutia's operations.

         (a)      Chocolate Bayou Agreements

         There are four agreements that define the relationship between Monsanto and Solutia at the Chocolate Bayou, Texas facility (the "Chocolate Bayou Agreements"). The Master Operating Agreement is the primary governing document of the relationship. The Master

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

Operating Agreement defines the operational rights and obligations of the parties whereby Solutia provides manufacturing services for Monsanto's disodium iminodiacetic acid ("DSIDA") facility at Chocolate Bayou. DSIDA is an intermediate for Roundup(R) herbicide. Pursuant to the Master Operating Agreement, Monsanto pays for a proportionate share of Solutia's fixed overhead costs at the Chocolate Bayou facility. The Master Operating Agreement has an original term of 20 years from September 1, 1997, to continue indefinitely thereafter until either party gives at least 24 months prior written notice of termination. Either party may terminate the Master Operating Agreement, subject to various notice requirements, if either Monsanto or Solutia ceases operations at the Chocolate Bayou facility.

         The other three agreements that make up the Chocolate Bayou Agreements are supply agreements whereby Solutia provides Monsanto's requirements for these raw materials for Monsanto's DSIDA production. Each of these agreements contains pricing terms that are based upon Solutia's cost of production. Therefore, the supply agreements provide Solutia with a stable and predictable profit margin on the supply of these raw materials to Monsanto. The HMTA supply agreement has an initial term of 10 years from September 1, 1997, to continue indefinitely thereafter until either party gives at least two years prior written notice of termination. Monsanto may also terminate the agreement at any time with only 12 months prior written notice if it ceases to use HMTA in the production of DSIDA at the Chocolate Bayou facility. The Formalin supply agreement has an initial term from September 1, 1997 to February 28, 2007, to continue indefinitely thereafter until either party gives at least two years prior written notice of termination. The HCN supply agreement has an initial term of 10 years from September 1, 1997, to continue indefinitely thereafter until either party gives at least two years prior written notice of termination.

         Solutia and Monsanto have recently reached an agreement in principle to amend the Chocolate Bayou Agreements. The parties are in the process of finalizing definitive written amendments (the "Amendments") to the Chocolate Bayou Agreements. The Amendments would modify the term of the Chocolate Bayou Agreements to automatically expire on December 31, 2012, establish new minimum annual purchase commitments for certain of the raw materials which would decline over the course of the five year term at existing contract pricing, and redefine Monsanto's exit obligations upon termination of the Master Operating Agreement. Under the amended Chocolate Bayou Agreements, the existing termination rights would be replaced, and Monsanto would have the right to terminate the Chocolate Bayou Agreements upon 12 months' prior written notice given on or after January 1, 2009. In the event Monsanto exercised its right of early termination, upon the effective date of such termination, Monsanto would be obligated to pay Solutia a lump sum amount equal to the remaining minimum purchase commitments under certain of the raw material agreements. Monsanto's exit obligations under the Master Operating Agreement with respect to the DSIDA facility at Chocolate Bayou would be defined as a one-time lump sum payment of $30 million (the "Exit Payment") payable on the earlier of December 31, 2012 or the effective date of any early termination. Solutia intends to submit the Amendments for Bankruptcy Court approval.

         (b)      HMD Supply Agreement

         Solutia also sells HMD to Monsanto pursuant to a supply agreement. Monsanto uses HMD as a raw material to produce herbicides. The HMD supply agreement requires Monsanto

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

to purchase all of its requirements of HMD for its Muscatine facility from Solutia. Therefore, the agreement provides Solutia with a stable, long-term customer for its HMD production. The HMD supply agreement has an initial term of 10 years from September 1, 1997, to continue indefinitely thereafter until either party gives at least one year prior written notice of termination.

         8.       THE RETIREE SETTLEMENT
                  ----------------------

         The Retiree Settlement will resolve the various litigations regarding the Retirees' benefits, as well as the Claims the individual Retirees have filed against Solutia. Pursuant to the Retiree Settlement, Solutia will modify the post-employment benefits provided to Retirees. These modifications will provide Solutia with a significant savings, and many of these modifications would not be possible without the Retirees' consent. In addition, the Retiree Settlement will alleviate Solutia's Legacy OPEB Liabilities with regard to Retirees who retired prior to the Spinoff (the "Pre-Spin Retirees") through the funding of the Retiree Trust. The Retiree Settlement does not affect non-OPEB claims held by Retirees, including any Tort Claims that may be held by individual Retirees.

         The Retiree Settlement is conditioned upon, and made possible only because of, Monsanto's Agreement to take financial responsibility, as between itself and Solutia, for Legacy Liabilities as part of the Monsanto Settlement. The Retiree Settlement preserves post employment medical and other benefits for Solutia's 20,000 retirees, subject to consensual benefit reductions that Solutia estimates will save Reorganized Solutia approximately $110 million.

         o        In particular, the Retiree Settlement provides for:

                  o        Creation of the Retiree Trust. On the Effective
                           -----------------------------
                           Date, Solutia will contribute $175 million in cash proceeds from the Rights Offering to the Retiree Trust. These funds will be used solely to reimburse Solutia for costs associated with the payment of benefits for Pre-Spinoff Retirees. The Retiree Trust provides continuing and substantial protections for continued payments of Retirees' benefits.

                  o        Modification to Medical Benefits. Reorganized
                           --------------------------------
                           Solutia can limit the amount it pays each year for retiree medical expenses, change deductibles and prescription drug co-payments and cap the amount of benefits paid to individual retirees after the age of 65.

                  o        Modification to Life Insurance Benefits. Life
                           ---------------------------------------
                           insurance benefits has been capped for employees who retired before December 31, 2001 and eliminated for those who retired after that date.

                  o        Retiree Claim. The Retirees, as a class, will
                           -------------
                           receive an allowed, non-priority unsecured claim in the aggregate amount of $35 million, which is based on the value of agreed-upon reductions to benefits that Solutia could not have unilaterally imposed on the Retirees. The shares of New Common Stock and any proceeds from their later sale shall reimburse Reorganized Solutia for

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

                           payments related to OPEB for Pre- and Post-Spin Retirees. The Retiree Claim and all rights and obligations associated therewith, including voting rights, will be held and managed by the Retirees' Committee as the authorized representative for the Retirees. On the Effective Date, all OPEB claims filed by individual Retirees shall be disallowed and expunged as duplicative of the Retiree Claim.

                  o        Retiree Release. The Retirees have agreed to
                           ---------------
                           release Solutia, Monsanto and Pharmacia, any employee benefit plans of Monsanto or Pharmacia and their respective officers, directors, employees, affiliates, successors, assigns, representatives, agents, advisors and professionals from all claims related to "retiree benefits" (as defined in section 1114(a) of the Bankruptcy Code).

         Solutia will seek approval of the Retiree Settlement at the Settlement Approval Hearing.

         9.       THE PHARMACIA SETTLEMENT
                  ------------------------

         While not a principal party to the negotiations resulting in the Relationship Agreement, Pharmacia has agreed to release Solutia from certain obligations owed to Pharmacia, including any indemnity obligations arising under the Distribution Agreement or any other agreement or otherwise related to the Legacy Liabilities or any other Claims (collectively, the "Pharmacia Contribution"). As described in Section VIII.C.9, Solutia has agreed, pursuant to the terms of the Relationship Agreement, to provide Pharmacia with certain new indemnities. In addition, Pharmacia has agreed to: (a) waive the Pharmacia Claim and (b) receive no Distributions under the Amended Plan on account of the Pharmacia Claim.

C.       CONSIDERATION RECEIVED UNDER THE AMENDED PLAN
         ---------------------------------------------

         1.       MONSANTO'S CONSIDERATION
                  ------------------------

         In consideration for the Monsanto Contribution and the release of the Monsanto Claim, Monsanto will receive (a) 20% of the New Common Stock on account of the Monsanto Claim; worth approximately $240 million at the midpoint of the enterprise value (b) an Allowed Administrative Claim for all documented out of pocket Environmental Liabilities amounts that it has spent related to the Retained Sites, and to the Shared Sites in excess of $50 million during the Chapter 11 Cases(66); and (c) subject to the continuing liability described in the Amended Plan and Relationship Agreement pertaining to Tort Claims, Legacy Site Claims and NRD Claims, releases from and injunctions against any and all Claims relating to Solutia or the Legacy Liabilities, other than Tort Claims and Environmental Liability Costs, and an agreement to condition the Amended Plan on similar releases respecting Retirees and certain other claimants.

         In addition, Reorganized Solutia has agreed to pay the reasonable fees and to reimburse the reasonable expenses of Monsanto's Professionals for work substantially related to the

-------------------
(66) Based on the information received from Monsanto, the Environmental Liabilities at the Shared Sites, as of May 31, 2007, equal $65.9 million.

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

Chapter 11 Cases, in an amount equal to the lesser of (a) Monsanto's actual out of pocket costs with respect to such reasonable fees and expenses and (b) the aggregate fees of the Creditors' Committee's professionals, as approved by the Bankruptcy Court. Monsanto will not be required to file any fee application or other request with the Bankruptcy Court in connection with the payment of such fees and expenses; provided, however, that if there is any
                                   --------  -------
dispute between Solutia and Monsanto or the Creditors' Committee and Monsanto regarding Monsanto's professional fees and which cannot be resolved in a reasonable period of time, then the Bankruptcy Court shall determine the amount of reasonable professional fees to be paid to Monsanto. The professionals for the Creditors' Committee have incurred approximately $16.7 million in fees and expenses as of May 31, 2007, plus a transaction fee payable to Houlihan Lokey, the Creditors' Committee's financial advisors, upon the confirmation of the Amended Plan with a base fee of at least $1 million plus an incentive fee, based on the interim compensation orders granted by the Bankruptcy Court.

         The Equity Committee asserts that the Amended Plan, the Monsanto Settlement and Retiree Settlement incorporated therein provide substantial benefits to Monsanto in return for only a limited, insufficient contribution. However, if the Amended Plan is confirmed, Monsanto will receive 20% of the New Common Stock as reimbursement for the portion of the Legacy Liabilities that Monsanto has agreed to take back. In light of the Equity Committee Complaint, the Equity Committee believes that Monsanto's recovery is too beneficial and should be rejected by the Debtors' creditors.

         2.       PHARMACIA'S CONSIDERATION
                  -------------------------

         In consideration for the Pharmacia Contribution, Pharmacia will receive, subject to Reorganized Solutia's continuing liability described in the Amended Plan and Relationship Agreement, the releases from and injunctions against any and all Claims relating to Solutia or the Legacy Liabilities other than Tort Claims and Environmental Liability Costs.

         3.       GENERAL UNSECURED CREDITORS' CONSIDERATION
                  ------------------------------------------

         In exchange for their Allowed Claims, and for agreeing to support the Amended Plan and the releases provided to Monsanto and Pharmacia, the Holders of Allowed General Unsecured Claims will receive their Pro Rata share, inclusive of Allowed Noteholder Claims, of the Stock Pool consisting of 49.9% of the New Common Stock. In addition, each Holder of an Allowed General Unsecured Claim that is an Eligible Holder will be entitled to participate in the Rights Offering. Holders of Allowed General Unsecured Claims that do not participate in the Rights Offering will receive a recovery of approximately
74.8 cents on the dollar. Holders of Allowed General Unsecured Claims that do participate in the Rights Offering will receive a recovery of approximately
85.3 cents on the dollar.

         4.       NOTEHOLDERS' CONSIDERATION
                  --------------------------

         Holders of Allowed Noteholder Claims will receive their Pro Rata share, inclusive of Allowed General Unsecured Claims, of the Stock Pool consisting of 49.9% of the New Common Stock. In addition, each Holder of an Allowed Noteholder Claim that is an Eligible Holder will be entitled to participate in the Rights Offering. Holders of Allowed Noteholder Claims that do

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
not participate in the Rights Offering will receive a recovery of approximately 74.8 cents on the dollar. Holders of Allowed Noteholder Claims that do participate in the Rigths Offering will receive a recovery of approximately 85.3 cents on the dollar.

         5.       RETIREES' CONSIDERATION
                  -----------------------

         The Retirees will receive their future post-employment benefits as modified by the Retiree Settlement. On the Effective Date, Solutia will contribute $175 million in cash proceeds from the Rights Offering to the Retiree Trust to assure that such future OPEB obligations are met. The Retirees, as a class, will also receive an Allowed, non-priority unsecured claim in the aggregate amount of $35 million, which is based on the value of agreed-upon reductions to benefits that Solutia could not have unilaterally imposed. In accordance with the terms of the Retiree Settlement Agreement, the Retirees, as a class, will receive 2.2% of the New Common Stock, resulting in a recovery of 74.8 cents on the dollar. The recovery on account of the Retiree Claim will be contributed to the Retiree Trust to enhance its ability to maintain benefit payments to all Retirees for both pre- and post-spin Retirees. The Retiree Claim and all rights and obligations associated therewith will be held and managed by the Retirees' Committee as the authorized representative for the Retirees. Any and all claims filed by individual Retirees on account of reductions in their post-employment benefits as a result of Solutia's Chapter 11 Cases will be disallowed and expunged as duplicative of the Retiree Claim.

         6.       NEW INDEMNITIES
                  ---------------

         Pursuant to the Relationship Agreement, Reorganized Solutia will indemnify Monsanto and Pharmacia for losses incurred in connection with the following: (a) Environmental Liabilities in connection with the Retained Sites; (b) Environmental Liabilities in connection with the Shared Sites for which it is liable; (c) the failure of Reorganized Solutia to make payments required to be paid by Reorganized Solutia pursuant to the Anniston Settlement Agreement or under the Anniston Consent Decree; (d) the PENNDOT litigation up to an amount not to exceed $20 million; and (e) the Chemicals Liabilities (as defined in the Relationship Agreement) which Monsanto or Pharmacia have not otherwise agreed to take responsibility for, except for Claims not satisfied in full under the Amended Plan relating to Pharmacia or Solutia's non-qualified plans at issue in Miller v. Pharmacia Corporation, Case No. 04:04CV981.

D.       THE RELEASES AND THE MONSANTO/PHARMACIA INJUNCTION ARE NECESSARY
         ----------------------------------------------------------------
         COMPONENTS OF THE AMENDED PLAN
         ------------------------------

         As described more fully in this section, the Relationship Agreement, the Retiree Settlement and Monsanto's contributions pursuant thereto will enable Solutia to emerge from the Chapter 11 Cases free from the heavy burdens of the Legacy Liabilities. Monsanto's contributions are critical to Solutia's ability to emerge from the Chapter 11 Cases. Monsanto would not enter into the Relationship Agreement without being able to obtain a release from third parties who hold Claims against Solutia. The scope and breadth of the releases provided to Monsanto and Pharmacia were negotiated extensively at arms-length by the parties, and Monsanto will not agree to the Relationship Agreement absent these releases being obtained.

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

         In the Second Circuit, a debtor requesting an injunction barring suits against third parties must show that the injunction meets the standards articulated in the seminal Drexel decision and its progeny. See In re Drexel Burnham Lambert Group, Inc., 960 F.2d 285, 293 (2d. Cir. 1992), cert. denied, 506 U.S. 1088 (1993); In re Metromedia Fiber Network, Inc. (Docket No. 04-2112) (2d. Cir. July 21, 2005); see also In re XO Communications, Inc., 2005 WL 2319155, Case No. 02-12947 (AJG) (Bankr. S.D.N.Y. Sept. 23, 2005). In
Drexel, the United States Court of Appeals for the Second Circuit approved an injunction barring future securities fraud suits against the debtor's former officers and directors. Specifically, the court noted that it could "enjoin a creditor from suing a third party, provided the injunction plays an important part in the debtor's reorganization plan." Drexel, 960 F.2d at 293. As part of the Drexel reorganization, the debtor and its directors and officers had entered into a settlement agreement with the SEC and two groups of securities fraud claimants. The settlement agreement provided, among other things, for the creation of a $350 million fund to compensate the victims of certain fraudulent transactions and for an injunction barring future suits by third parties against the debtor's officers and directors. The bankruptcy court had removed the settlement proceedings to the District Court, which had approved the settlement, including the injunction. On appeal, the Second Circuit approved the injunction, reasoning that it was necessary to induce the directors and officers to enter into the settlement agreement, which itself was an essential element of the debtor's reorganization and made hundreds of millions of dollars available to fund creditor recoveries. See Drexel, 960 F.2d at 293 ("The Settlement Agreement is unquestionably an essential element of [the debtor's] ultimate reorganization. In turn, the injunction is a key component of the Settlement Agreement."); see also In re Ionosphere Clubs, Inc. v. Shugrue, 184 B.R. 648, 655 (Bankr. S.D.N.Y. 1995) (district court affirmed injunction, reasoning that it was "integral to a final resolution of claims and . . . necessary to give finality to the plan."); Chateaugay, 167 B.R. at 780 ("courts have permanently enjoined future lawsuits against non-debtors . . . where such a step was essential to confirmation of the Plan").

         The Second Circuit recently reaffirmed its principal holding in Drexel, finding that releases enjoining creditor suits against third party non-debtors are permissible when such releases are supported by specific factual findings, are based on the unique circumstances of a particular debtor's case, and are important to the success of the debtor's plan. See Metromedia, at 10-16. Significantly, the United States Court of Appeals for the Second Circuit held that non-debtor releases would be upheld if the court found that "truly unusual circumstances" made the release "important to the success of the plan." Id. at 16; see also XO Communications, 2005 WL 2319155, at *31-34 (finding that nondebtor releases were appropriate within the mandate of Metromedia and related Second Circuit case law).

         The Chapter 11 Cases embody such "truly unusual circumstances." Under the terms of the Relationship Agreement, Monsanto has agreed to take financial responsibility for Tort Claims and certain environmental liabilities and compromise indemnity Claims, which will enable Solutia to emerge from the Chapter 11 Cases as a viable enterprise and provide meaningful distributions to its creditors under the Amended Plan. The Amended Plan, the Relationship Agreement and the Retiree Settlement reallocates the Legacy Liabilities, which served as a driving factor in Solutia's commencement of the Chapter 11 Cases. Moreover, the Monsanto Contribution will provide for the settlement and resolution of some of Solutia's most significant monetary and non-monetary liabilities. Thus, the Monsanto Contribution as the basis for the Relationship Agreement, is the sine qua non of the Amended Plan, without which Solutia

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

would encounter tremendous hurdles that would hinder and delay its ability to complete a successful reorganization. Accordingly, under Drexel and its progeny, including the recent Metromedia and XO Communications decisions, the "financial contribution" element is satisfied.

         In the Chapter 11 Cases, the Monsanto/Pharmacia Injunction and related releases are critical to induce Monsanto to make the Monsanto Contribution, which is the cornerstone of the Amended Plan. Courts in the Second Circuit have approved injunctions when such injunctions would make third parties more likely to enter into a settlement agreement critical to the success of the debtor's reorganization plan. See Drexel, 960 F.2d at 293 ("[T]he injunction limits the number of lawsuits that may be brought against Drexel's former directors and officers. This enables the directors and officers to settle these suits without fear that future suits will be filed. Without the injunction, the directors and officers would be less likely to settle."). In another case, the District Court reaffirmed that injunctions are appropriate when they are necessary to induce a third party to make an important contribution to a debtor's reorganization. See In re Gaston & Snow, 1996 WL 694421, Case No. 93-CIV-8517 (JGK), at *5 (S.D.N.Y. Dec. 4, 1996). The
District Court in Gaston approved a permanent injunction in a settlement agreement that released certain third parties. Citing Drexel, the court held that the injunction was properly issued because it was essential to encourage the participating third parties to contribute to the debtor by ensuring that their payments would protect them from any future actions arising from their relationship with the debtor. Gaston & Snow, 1996 WL 694421, at *5 (injunction was appropriate because settling third parties "will have incentive to pay their respective [contributions] ... if they can take comfort that such payments will shield them from all future exposure for any action brought by any person for the purpose of ... contribution or indemnification."); see also In re Labrum & Doak, LLP, 237 B.R. 275, 306 (Bankr. E.D. Pa. 1999) (holding that injunction was justified because, absent injunctive relief, several of the settling third parties would not have had sufficient incentives to contribute the sums called for under the settlement agreement).

         Monsanto will not make the Monsanto Contribution without receiving the releases from, and injunctions against, claims relating to Solutia or the Legacy Liabilities and (because of its Separation Agreement obligations to Pharmacia) unless Pharmacia receives the releases from and injunctions against any and all claims relating to Solutia or the Legacy Liabilities. Since without the required releases and injunctions for Monsanto and Pharmacia, those entities would be incurring obligations for which Solutia is ultimately responsible under the Distribution Agreement, in the absence of the required releases and injunctions in favor of Monsanto and Pharmacia, Solutia will have no relief from the Legacy Liability obligations and will not receive the required financial relief and funding provided by the Relationship Agreement. The reallocation of the Legacy Liabilities accomplished through the Relationship Agreement and the Retiree Settlement, serves as the basis for the Amended Plan, which, among other things: (a) provides for the satisfaction of all secured debt of Solutia, a substantial recovery on the Claims of unsecured creditors as negotiated with the Creditors' Committee, and other distributions in the priority and manner prescribed by the Bankruptcy Code and (b) allows for Solutia to emerge from bankruptcy as a viable entity and in an efficient manner in compliance with the requirements of the Bankruptcy Code and well positioned to produce solid financial returns.

         The Equity Committee believes that these releases are improper and unnecessary components of the Amended Plan. The Equity Committee intends to challenge the broad releases provisions set forth in the Amended Plan.

E.       THE RELATIONSHIP AGREEMENT IS CRITICAL TO THE AMENDED PLAN
         ----------------------------------------------------------

         The Relationship Agreement resolves numerous issues that have burdened Solutia since the Spinoff. The Amended Plan is premised on the Monsanto Contribution and the Pharmacia Contribution, and the Monsanto and Pharmacia Contributions, in turn, are premised on the releases and injunctions to be issued in favor of Monsanto and Pharmacia pursuant thereto. Without the Monsanto/Pharmacia Injunction and related releases, Monsanto would not agree to make the necessary contribution to Solutia's Estates. Absent a settlement with Monsanto and Pharmacia, Solutia would have to litigate the numerous Claims relating to responsibility for Legacy Liabilities described herein before Solutia could even consider its emergence from the Chapter 11 Cases. The complexity surrounding these disputes and the protracted and costly litigation that would ensue would have a significant detrimental impact on Solutia's ability to preserve value for its creditors and would result in Solutia's Estates incurring significant administrative costs.

         The Chapter 11 Cases are unique. Solutia has been hampered since its creation by virtue of the triangle of indemnity obligations associated with the Legacy Liabilities. The litigation issues surrounding these indemnity obligations are extremely complicated. There is no certainty that the indemnity obligations would be resolved in favor of Solutia if Solutia continued to litigate them. The existing litigation proceedings surrounding these issues have already imposed significant burdens on Solutia and, absent the Bankruptcy Court's confirmation of the Amended Plan, will continue to do so in the future.

         The Amended Plan, the Relationship Agreement and the Retiree Settlement represent a realistic opportunity for Solutia and its creditor constituencies to reallocate and reduce the burden of the Legacy Liabilities on Solutia to a commercially reasonable level. Accordingly, Solutia believes that the settlements and compromises embodied in the Amended Plan satisfy the requirements for approval of settlements under the Bankruptcy Code and should therefore be approved by the Bankruptcy Court. Bankruptcy Rule 9019(a) provides, in relevant part, that "[o]n motion by the trustee and after notice and a hearing, the court may approve a compromise and settlement." Fed. R. Bankr. P. 9019(a). Compromises and settlements are "a normal part of the process of reorganization." See Protective Comm. for Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968) (quoting Case v. Los Angeles Lumber Prods. Co., 308 U.S. 106, 130 (1939)).

         The Amended Plan facilitates Solutia's restructuring and its emergence from bankruptcy. The Amended Plan provides for a reallocation of Legacy Liabilities and resolves the treatment of thousands of Claims, provides for the implementation of the Relationship Agreement and the continuation of the Commercial and Operating Agreements, all of which are vital to Reorganized Solutia's ongoing business operations and which will further Solutia's ability to obtain financing for the implementation of the Amended Plan and for its future operations. The Creditors' Committee supports the Amended Plan. The Creditors' Committee represents one of the most fundamental economic interests at stake in Solutia's reorganization, since its constituents will receive a significant portion of the New Common Stock pursuant to the Amended Plan. As such, the significance of the Creditors' Committee's support of the Amended Plan cannot be overstated.

         The Equity Committee does not support the Amended Plan. The Equity Committee has been an active participant during the course of the Chapter 11 proceedings and the Equity Committee believes it has been the only party in interest to conduct a meaningful investigation into the Spinoff, the Debtors' environmental liabilities and Monsanto's claims. The Equity Committee does not believe the Monsanto Settlement and the Retirement Settlement are reasonable and therefore intends to challenge the reasonableness of these settlements at the Settlement Approval Hearing.

F.       APPROVAL OF THE SETTLEMENT OF THE LITIGATION AMONG MONSANTO,
         ------------------------------------------------------------
         PHARMACIA AND SOLUTIA IS CLEARLY WARRANTED
         ------------------------------------------

         To approve a settlement under Bankruptcy Rule 9019, a bankruptcy court must find that the settlement is fair and equitable, reasonable, and is in the best interests of the debtor's estate. The decision to approve a particular settlement lies within the sound discretion of the bankruptcy court. See Nellis v. Shugrue, 165 B.R. 115, 122-23 (S.D.N.Y. 1994). In exercising its discretion, the bankruptcy court must make an independent determination that the settlement is fair and reasonable. Id. at 122. The court may consider the opinions of the debtor in possession and its counsel that the settlement is fair and reasonable. Id.; see also In re Purofied Down Prods. Corp., 150 B.R. 519, 522 (S.D.N.Y. 1993). This discretion should be exercised by the bankruptcy court "in light of the general public policy favoring settlements." In re Hibbard Brown & Co., Inc., 217 B.R. 41, 46 (Bankr. S.D.N.Y. 1998); Shugrue, 165 B.R. at 123 ("the general rule [is] that settlements are favored and, in fact, encouraged by the approval process outlined above."). In determining whether to approve a proposed settlement, a bankruptcy court need not decide the numerous issues of law and fact raised by the settlement, but rather should "canvass the issues and determine whether the settlement falls within "the range of reasonableness." See In re W.T. Grant Co., 699 F.2d 599, 608 (2d Cir. 1983); see also Purified Down Prods., 150 B.R. at 522 ("the court need not conduct a `mini-trial' to determine the merits of the underlying [dispute]").

         In deciding whether a proposed settlement falls within the "range of reasonableness," courts consider several factors, such as (a) the probability of success in the litigation; (b) the difficulties associated with collection;
(c) the complexity of the litigation, and the attendant expense, inconvenience and delay caused by it; and (4) the paramount interests of creditors. Id. (citing Drexel v. Loomis, 35 F.2d 800, 806 (8th Cir. 1989)); Six West Retail Acquisition, Inc. v. Loews Cineplex Entm't Corp., 286 B.R. 236, 248 n.13 (S.D.N.Y. 2002); see also In re Drexel Burnham Lambert Group, Inc., 960 F.2d 285, 292 (2d Cir. 1992); Ionosphere Clubs, 156 B.R. at 428 ("The
`reasonableness' of a settlement depends upon all factors, including probability of success, the length and cost of the litigation, and the extent to which the settlement is truly the product of `arms-length' bargaining, and not of fraud or collusion").

         As set forth above, the litigation in the Chapter 11 Cases concerning Solutia's liabilities and indemnification obligations to Monsanto and Pharmacia is complex. Resolving this litigation, and the related matters arising from the triangle of indemnity relationships, would be

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

difficult, as well as time-consuming and expensive. The settlement of the litigation among Monsanto, Pharmacia and Solutia is the product of arm's-length good faith negotiations among the parties affected by Solutia's restructuring. To that end, the Creditors' Committee observed and participated in the negotiations of the terms leading up to the Global Settlement which served as the foundation for the Original Plan, and the basis for the current settlement between Monsanto, Pharmacia and Solutia, ensuring that the interests of Solutia's unsecured creditors are adequately represented and protected. Moreover, if the Bankruptcy Court approves Solutia's settlement with Pharmacia and Monsanto, as described herein, the Equity Committee Adversary Proceeding will necessarily be dismissed with prejudice.

         Given the substantial benefits to Solutia's reorganization process from the Relationship Agreement and the settlement of the litigation among Monsanto, Pharmacia and Solutia--and in light of the alternative of costly and protracted litigation, with uncertain results--Solutia believes that the settlement embodied in the Amended Plan is fair and equitable, is in the best interests of Solutia's creditors, and falls well within the "the range of reasonableness." Accordingly, Solutia believes that the Amended Plan, which is premised upon and incorporates the resolution of the litigation among Monsanto, Solutia and Pharmacia, the Relationship Agreement, the Retiree Settlement and the resulting reallocation of the Legacy Liabilities, should be approved by the Bankruptcy Court.

G.       THE EQUITY COMMITTEE OPPOSES THE MONSANTO AND RETIREE SETTLEMENTS(67)
         ---------------------------------------------------------------------

         The Equity Committee and its advisors believe that the actual amount of financial responsibility being assumed by Monsanto under the Amended Plan for the Legacy Liabilities is unreasonably small in comparison to the amount of the Legacy Liabilities that will remain on Reorganized Solutia's balance sheet. The Equity Committee also believes that the Amended Plan and the Global Settlement were orchestrated by and for the benefit of Monsanto and Pharmacia, to the detriment of Solutia's other general unsecured creditors and shareholders. For example, the Amended Plan generously gifts Monsanto with an estimated general unsecured claim totaling $824.5 million, which will entitle Monsanto to own 20% of Reorganized Solutia. Solutia also has agreed to pay reasonable fees incurred by Monsanto's professionals for work related to the Chapter 11 Cases, capped at the aggregate fees of the Creditors' Committee's professionals.

         The Equity Committee believes that the Amended Plan is far too generous to Monsanto and Pharmacia, because, like the Spinoff, affords Monsanto and Pharmacia significant continuing protection from the Legacy Liabilities. While Monsanto is taking back a limited amount of the Legacy Liabilities, it is receiving a valuable recovery in stock of Reorganized Solutia. The Equity Committee believes that reorganized Solutia will remain liable for hundreds of millions of dollars in connection with a large portion of the Legacy Liabilities.

-------------------
(67) The views asserted in this section are solely those of the Equity Committee. Solutia, the Creditors' Committee, the Ad Hoc Trade Committee, the Retirees' Committee, Monsanto and Pharmacia do not agree with, support or adopt in any way whatsoever, the allegations made by the Equity Committee in this section.

         Under the terms of the Amended Plan, Monsanto is receiving one-fifth of the value of Reorganized Solutia on account of its claims. The Equity Committee believes that the Debtors have never mounted a meaningful challenge to Monsanto's claims. The Equity Committee believes that the debtors have not even seriously challenged Monsanto's and Pharmacia's conduct in connection with the Spinoff which gave rise to these indemnification obligations and which ultimately forced Solutia into bankruptcy.

         In sharp contrast to the Debtors' "treatment" of Monsanto's claims, the Equity Committee has been vigorously challenging Monsanto's claims and seeks to disallow of those claims in their entirety by, among other things, seeking to invalidate the indemnification provisions on which the claims are based. The Equity Committee asserts that doing so would effectively return the Legacy Liabilities to Monsanto's and Pharmacia's balance sheets because they will be liable for contribution and other claims by Solutia to recover any and all amounts that it has already paid for the Legacy Liabilities. The Equity Committee believes that without the indemnity, Monsanto and Pharmacia will be exclusively liable for the Legacy Liabilities related to their former PCB and dioxin manufacturing activities as owner operators at the time of the contamination. The Equity Committee believes that with Monsanto's and Pharmacia's claims eliminated, there are hundreds of millions of dollars in value that can be returned to the Estates for distribution to the Debtors' legitimate unsecured creditors and shareholders.

                                     IX.
       ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE AMENDED PLAN
       -----------------------------------------------------------------

         Solutia believes that the Amended Plan affords Holders of Claims the greatest opportunity for realization on Solutia's assets and, therefore, is in the best interests of such Holders. If the Amended Plan is not confirmed, however, the theoretical alternatives include (A) liquidation of Solutia under chapter 7 of the Bankruptcy Code or (B) alternative plans of reorganization or liquidation under chapter 11 of the Bankruptcy Code.

         In the Fall of 2006, Solutia decided to explore an alternative plan of reorganization that, if successful, would have been funded by the proceeds of the sale of the equity of Reorganized Solutia to a third party purchaser (the "Sale Plan"). The Sale Plan contemplated maintaining the valuable benefits achieved through the Monsanto Settlement and Retirees Settlement. Under the Sale Plan, Solutia also contemplated distributing cash to its creditors instead of distributing equity in Reorganized Solutia to them.

         As first described by Solutia in the Response of the Debtors to the Ad Hoc Committee of Solutia Noteholders' Opposition to Debtors' Ninth Motion to Extend the Exclusivity Period, dated November 15, 2006 (Dkt. No. 3522) and at the subsequent hearing, in late November 2006, Solutia began a month-long exploratory sales process. During this sales process, Solutia contacted 18 potential strategic and/or financial purchasers.(68) These potential purchasers were selected either because they had expressed interest regarding Solutia during these Chapter 11 Cases or because they were known to invest in the chemical sector. During this initial phase, Solutia and/or its advisors (a) made in-person management presentations to each potential purchaser, (b) responded to follow-up questions and inquiries from each potential purchaser, (c) provided detailed updates to and sought input from each of its major stakeholders regarding the sales process, (d) enabled potential purchasers to conduct due diligence, and (e) discussed various issues relating to the potential sale and Chapter 11 Cases with the stakeholders and potential purchasers.

         As a result of these efforts, on December 19, 2006, Solutia received six non-binding indications of interest. Each of the indications of interest was provided to Solutia's major stakeholders (subject to strict confidentiality). Three of the indications of interest conformed to Solutia's request that potential purchasers bid on the common stock of Reorganized Solutia, while the remaining three were non-conforming. The three non-conforming indications of interest led Solutia to explore the potential of selling certain businesses in an attempt to generate additional value (the "Modified Sale Plan").

         As previously described by Solutia in the Exclusivity Pleading, dated April 20, 2007 (Dkt. No. 3726), and at the Exclusivity Hearing conducted on May 1, 2007, under the Modified Sale Plan, Solutia would sell certain businesses, use the cash proceeds from such sales to satisfy liabilities, and pay off creditors. Solutia would then reorganize around the remaining businesses and the stakeholders whose claims were not satisfied in cash would receive the equity of Reorganized Solutia. Solutia discussed the Modified Sale Plan with its various constituents and analyzed the viability of this option. Specifically, Solutia met with and engaged in in-depth discussion about the Modified Sale Plan with, among others, the Equity Committee, including the sharing and reviewing of prepared analyses based on assumptions about the Modified Sale Plan. Ultimately, after significant consideration, discussion and analysis, Solutia's Board of Directors decided against pursuing the Modified Sale Plan for the following key reasons: (a) the indications of interests were not high enough (especially after potential purchasers refined them following due diligence), (b) the sale process would be complex due to the regulatory concerns and the Legacy Liabilities, and, as a result, the execution risk was high, (c) employee attrition due to an announced sale of industrial businesses was a major concern, and (d) because the Modified Sale Plan, including the Equity Committee's proposed structure, required Monsanto to continue to be financially responsible for a significant amount of Legacy Liabilities, while needing to rely on a significantly smaller business to take responsibility for other Legacy Liabilities, the Monsanto Settlement would be put at risk.

         On April 11, 2007, the Equity Committee in an attempt to force Solutia to conduct the Modified Sale Plan filed its motion to terminate Solutia's exclusive periods. On April 20, 2007, Solutia objected to the Equity Committee's motion and sought an extension of its exclusive periods. On May 1, 2007, after a contested hearing, the Court extended Solutia's exclusive

-------------------
(68) In subsequent motions (1/29/07 and 4/20/07; Dkts. 3623 and 3726) (the "Exclusivity Pleadings"), and hearings on such motions, to further extend Solutia's exclusive periods (the "Exclusivity Hearings"), Solutia updated the Court and parties in interest on the ongoing sale process.

periods and reasoned that any decision to conduct a sale belongs to Solutia's Board of Directors and that there was nothing in the record to cause the Court to direct Solutia to pursue a path against the determination of Solutia's Board of Directors. (See Tr. 5/1/07 at 42)

         On June 21, 2007, an investor group of Solutia's equity holders with the support of the Equity Committee, provided Solutia with an investment proposal, which proposes to provide Solutia with (a) a cash investment of $250 million in exchange for an initial 26.2% of the convertible preferred stock of Reorganized Solutia and (b) a fully backstopped $200 million rights offering (the "Investment Proposal"). Among other things, the Investment Proposal contemplates the sale of certain of Solutia's businesses and for Reorganized Solutia to acquire an approximately $1.4 billion debt facility, with $1.25 billion expected to be drawn at closing based on a June 30, 2007 reference point. Moreover, the Equity Committee Investment Proposal requires Monsanto to accept a recovery of 13.5% of the New Common Stock (as compared to 20% of the New Common Stock under the Monsanto Settlement).

         Solutia and its advisors have considered the Investment Proposal and decided against pursuing it because of several deficiencies associated with the proposal. The Investment Proposal is another attempt to impose the Modified Sale Plan on Solutia, which Solutia, in its business judgment, does not believe will increase value. Solutia believes that the Investment Proposal fails for at least the following reasons: (a) the proposal does not address the reallocation of the Legacy Liabilities, which is key to any successful reorganization of Solutia, (b) the proposal requires a sale of one of Solutia's businesses to an unknown purchaser at a price above indications received for that business from the exploratory sale process conducted in Fall of 2006, and (c) the proposal is contingent on Monsanto accepting 13.5% of the New Common Stock of a company much smaller than Reorganized Solutia.

A.       LIQUIDATION UNDER CHAPTER 7
         ---------------------------

         Solutia believes that, under the Amended Plan, each Holder of Impaired Claims will receive property of a value not less than the value such Holder would receive in a liquidation of Solutia under chapter 7 of the Bankruptcy Code. Solutia's belief is based primarily upon extensive consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to Holders of Claims, including, but not limited to (a) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a chapter 7 trustee and professional advisors to the trustee, including investment bankers, (b) the erosion in value of assets in a chapter 7 case in the context of the rapid liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail,
(c) the adverse effects on Solutia's businesses as a result of the likely departure of key employees, and (d) the reduction of value associated with a chapter 7 trustee's operation of Solutia's businesses. Solutia's belief is also based upon the Liquidation Analysis, which is annexed to this Disclosure Statement as Exhibit F.(69) The Liquidation Analysis does not reflect the likely delay in distributions to Holders

-------------------
(69) A liquidation analysis was included as an exhibit to the Original Disclosure Statement filed on February 14, 2006. A revised exhibit, updated to reflect changes to the liquidation analysis since February 14, 2006, will be filed with the Bankruptcy Court and provided to parties in interest prior to the Disclosure Statement Hearing.

of Claims in a liquidation scenario, which, if considered, would only further reduce the present value of any liquidation proceeds.

         Solutia believes that any liquidation analysis is speculative, as such an analysis is necessarily premised upon assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of Solutia. Thus, there can be no assurance as to values that would actually be realized in a chapter 7 liquidation, nor can there be any assurance that the Bankruptcy Court will accept Solutia's conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.

         For example, the Liquidation Analysis necessarily contains an estimate of the amount of Claims that will ultimately become Allowed Claims. This estimate is based solely upon a review of Solutia's books and records, the Claims filed in the Chapter 11 Cases and Solutia's estimates as to additional Claims that might be asserted in the Chapter 11 Cases or that would arise in the event of a conversion of the Chapter 11 Cases to a chapter 7 liquidation proceeding. No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims, as set forth in the Liquidation Analysis. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any Distribution to be made on account of Allowed Claims under the Amended Plan. The annexed Liquidation Analysis is provided solely to disclose to Holders of Claims and Equity Interests the effects of a hypothetical chapter 7 liquidation of Solutia, subject to the assumptions set forth herein and in the Liquidation Analysis.

         To the extent that confirmation of the Amended Plan requires the establishment of amounts for the chapter 7 liquidation value of Solutia and funds available to pay Claims and the reorganization value of Solutia, the Bankruptcy Court will determine those amounts at the Confirmation Hearing.

B.       ALTERNATIVE PLAN TO REORGANIZATION OR LIQUIDATION
         -------------------------------------------------

         If the Amended Plan is not confirmed, Solutia may be liquidated pursuant to the provisions of a chapter 11 liquidating plan. In liquidations under chapter 11, Solutia's assets could be sold in an orderly fashion over a more extended period of time than in liquidations under chapter 7. Thus, a chapter 11 liquidation might result in larger recoveries than in a chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee's appointment is not required in a chapter 11 case, expenses for professional fees could be lower than in a chapter 7 case, in which a chapter 7 trustee must be appointed. Any distribution to Holders of Claims under a chapter 11 liquidation plan probably would be delayed substantially. Most importantly, Solutia believes that any distributions to creditors in a liquidation scenario would fail to capture the significant "going concern" value of their business, which is reflected in the New Common Stock to be distributed under the Amended Plan. Accordingly, Solutia believes that chapter 11 liquidation would not result in distributions as favorable as those under the Amended Plan.

                                      X.
                        PROJECTED FINANCIAL INFORMATION
                        -------------------------------

         Attached as Exhibit D is a Projected Consolidated Income Statement, Projected Consolidated Balance Sheet and Projected Consolidated Cash Flow Statement, each of which includes the following: (A) Solutia's consolidated historical financial statement information for the period ended December 31, 2006; and (B) consolidated projected financial statement information (the "Projections") for Reorganized Solutia's five year period from 2007 through 2011 (the "Projection Period").(70)

         THE PROJECTIONS HAVE BEEN PREPARED BY SOLUTIA'S MANAGEMENT WITH THE ASSISTANCE OF ROTHSCHILD, SOLUTIA'S FINANCIAL ADVISORS. SUCH PROJECTIONS WERE NOT PREPARED TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. SOLUTIA'S INDEPENDENT ACCOUNTANTS HAVE NEITHER EXAMINED NOR COMPILED THE ACCOMPANYING PROJECTIONS AND, ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE PROJECTIONS, ASSUME NO RESPONSIBILITY FOR THE PROJECTIONS AND DISCLAIM ANY ASSOCIATION WITH THE PROJECTIONS. EXCEPT FOR PURPOSES OF THIS DISCLOSURE STATEMENT, SOLUTIA DOES NOT PUBLISH PROJECTIONS OF ITS ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS.

         MOREOVER, THE PROJECTIONS CONTAIN CERTAIN STATEMENTS THAT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE AND WILL BE BEYOND THE CONTROL OF REORGANIZED SOLUTIA, INCLUDING THE IMPLEMENTATION OF THE AMENDED PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, ACHIEVING OPERATING EFFICIENCIES, CURRENCY EXCHANGE RATE FLUCTUATIONS, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENT BODIES, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING

-------------------
(70) Because the Projections assume an Effective Date of June 30, 2007, the Projections for 2007 include six months of projected results for Solutia (January through June) and 6 months of projected results for Reorganized Solutia (July through December).

STATEMENTS, AND SOLUTIA AND REORGANIZED SOLUTIA UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

         THE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY SOLUTIA, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE AND WILL BE BEYOND REORGANIZED SOLUTIA'S CONTROL. SOLUTIA CAUTIONS THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR TO REORGANIZED SOLUTIA'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. SOLUTIA AND REORGANIZED SOLUTIA DO NOT INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE THIS DISCLOSURE STATEMENT IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE AMENDED PLAN, HOLDERS OF CLAIMS OR INTERESTS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS.

         The Projections have been prepared with the assumption that the Effective Date is June 30, 2007, and are based on, and assume the successful implementation of, Reorganized Solutia's business plan. Although Solutia presently intends to cause the Effective Date to occur as soon as practical following confirmation of the Amended Plan, there can be no assurance as to when the Effective Date will actually occur given the conditions for the Effective Date to occur pursuant to the terms of the Amended Plan. In accordance with fresh start reporting, the Projections reflect the assets and liabilities of Reorganized Solutia as of the Effective Date, in accordance with generally accepted accounting principles and are based upon their estimated fair market values.

         The Projections are based on, among other things: (a) current and projected market conditions in each of Reorganized Solutia's respective markets; (b) the ability to maintain sufficient working capital to fund operations; (c) final approval of the Exit Financing Facility; and (d) confirmation of the Amended Plan.

         The Projections include consolidated results for Reorganized Solutia's domestic and international operations (Debtor and Non-Debtor entities).

A.       THE EQUITY COMMITTEE'S VIEWS CONCERNING REORGANIZED SOLUTIA'S
         -------------------------------------------------------------
         VALUATION.
         ----------

         The Equity Committee submits that the Amended Plan and these Projections substantially undervalue Solutia. The Equity Committee's financial advisors believe that Solutia's total enterprise value is significantly higher than $2.8 billion. The Equity Committee intends to vigorously challenge this valuation as it allows Monsanto and other unsecured creditors to receive a substantial windfall while depriving public shareholders of value to which they are legally entitled.

         Based on indications of interest the Debtors received for various businesses, the Equity Committee's financial advisors believe that the Debtors' enterprise value is at least $3.2 billion. This figure is not speculative - it essentially sums up the actual price indications already offered to Solutia from interested, financially strong potential buyers. These were unsolicited offers; Solutia did not encourage potential buyers to bid on individual business segments. Further, the $3.2 billion figure does not reflect the ultimate purchase prices that may be achieved through a competitive sale process open to financially strong parties who are willing to engage in rigorous negotiations. Thus, the Equity Committee's financial advisors believe that the Debtors' true enterprise value is well above $3.2 billion. Recognition of the true value of Solutia would provide creditors with a full recovery on account of their Claims.

         Furthermore, the Equity Committee believes that to the extent that it is successful in its pursuit seeking to disallow Monsanto's and Pharmacia's claims (in whole or in part), the distributable value of Solutia will also increase and thus, distributions to creditors will significantly increase. Accordingly, the Equity Committee does not believe that the Amended Plan is in the best interests of creditors and interest holders and the settlement underlying the Amended Plan is unreasonable.

B.       SOLUTIA'S RESPONSE TO THE EQUITY COMMITTEE'S "SUM OF INDICATIONS"
         -----------------------------------------------------------------
         VALUATION METHODOLOGY
         ---------------------

         Contrary to the Equity Committees' characterization above, selected preliminary non-binding indications of interest received from potential strategic and financial buyers do not sum (even if one wanted to theoretically
                               ------
sum them) to an enterprise value of $3.2 billion - never mind a figure in excess of $3.2 billion. In addition, the preliminary, non-binding indications of interest that were received assume a consensual settlement with Monsanto concerning certain environmental, mass tort, OPEB and pension liabilities consistent with the Global Settlement -- a settlement that is not available under a multiple sale scenario. Further more, the Equity Committee neglects to acknowledge the magnified execution risk related to multiple potential sales and the potential ramifications of only a partial sale scenario.

                                     XI.
                                 RISK FACTORS
                                 ------------

         HOLDERS OF CLAIMS SHOULD READ AND CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS DELIVERED TOGETHER

HEREWITH, REFERRED TO OR INCORPORATED BY REFERENCE HEREIN, PRIOR TO VOTING TO ACCEPT OR REJECT THE AMENDED PLAN. ALTHOUGH THESE RISK FACTORS ARE MANY, THESE FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE DEBTORS' BUSINESSES OR THE AMENDED PLAN AND ITS IMPLEMENTATION.

A.       CERTAIN BANKRUPTCY CONSIDERATIONS
         ---------------------------------

PROLONGED CONTINUATION OF THE CHAPTER 11 CASES MAY HARM SOLUTIA'S BUSINESSES

         The prolonged continuation of the Chapter 11 Cases could adversely affect Solutia's businesses and operations. So long as the Chapter 11 Cases continue, senior management of Solutia will be required to spend a significant amount of time and effort dealing with Solutia's reorganization instead of focusing exclusively on business operations. Prolonged continuation of the Chapter 11 Cases will also make it more difficult to attract and retain management and other key personnel necessary to the success and growth of Solutia's businesses. In addition, the longer the Chapter 11 Cases continue, the more likely it is that Solutia's customers, suppliers, distributors, and agents will lose confidence in Solutia's ability to successfully reorganize their businesses and seek to establish alternative commercial relationships. Furthermore, so long as the Chapter 11 Cases continue, Solutia will be required to incur substantial costs for professional fees and other expenses associated with the proceedings. The prolonged continuation of the Chapter 11 Cases may also require Solutia to seek additional financing, either as part of the DIP Credit Facility or otherwise, in order to service their debt and other obligations. It may not be possible for Solutia to obtain additional financing during the pendency of the Chapter 11 Cases on commercially favorable terms or at all. If Solutia were to require additional financing during the Chapter 11 Cases and were unable to obtain the financing on favorable terms or at all, it is unlikely Solutia could successfully reorganize.

SOLUTIA MAY NOT BE ABLE TO OBTAIN APPROVAL OF THE MONSANTO SETTLEMENT AND THE RETIREE SETTLEMENT

         The Amended Plan is premised upon and incorporates the Monsanto Settlement and the Retiree Settlement, which, among other things, contemplate an appropriate reallocation of the Legacy Liabilities. The terms of the Monsanto Settlement and Retiree Settlement are described in Section VIII.B. To obtain approval of the Monsanto Settlement and Retiree Settlement under Bankruptcy Rule 9019, Solutia will need to demonstrate that these Settlements are in the best interests of its Estates. See Fed. R. Bankr. P. 9019; Protective Comm. for Indep. S'holders of TMT Trailer Ferry Inc., v. Anderson, 390 U.S. 414, 424 (1968); Vaughn v. Drexel Burnham Lambert Group, Inc. (In re Drexel Burnham Lambert Group, Inc.), 134 B.R. 499, 505 (Bankr. S.D.N.Y. 1991).

         Solutia is seeking acceptances of the terms of the Amended Plan from Persons entitled to vote to accept or reject the Amended Plan in advance of approval of the Monsanto Settlement and the Retiree Settlement pursuant to Bankruptcy Rule 9019. The Settlement Approval Hearing is scheduled to begin on September 5, 2007.

         Solutia anticipates that the Equity Committee and Ad Hoc Notes Committee will oppose the Monsanto Settlement. Solutia does not anticipate any objection to the Retiree Settlement.

         There is a risk that the Monsanto Settlement and/or the Retiree Settlement is not approved or is modified. In such an event, the Solicitation of votes may be ineffective and Solutia may be required to either resolicit votes or formulate a new plan of reorganization.

         Solutia believes that the Settlement Approval Hearing generally could have three possible outcomes: (a) the Monsanto Settlement and Retiree Settlement will be approved; (b) the Monsanto Settlement and Retirement Settlement will be denied; (c) the Monsanto Settlement and Retiree Settlement will be modified as a result of further negotiations between the parties supporting and opposing Monsanto Settlement.

         o If the Monsanto Settlement and Retiree Settlement are approved, Solutia will seek to confirm the Amended Plan based on votes received through the solicitation process.

         o If the Monsanto Settlement and Retiree Settlement are denied, Solutia will need to reformulate and renegotiate the terms of a new plan. This process could be protracted, due to the possibility of extended complex litigation and negotiation, and would likely delay Solutions emergence form the Chapter 11 Cases for the foreseeable future.

         o If the Monsanto Settlement and Retiree Settlement are modified, and such modification materially and adversely affect parties who previously voted in favor of the Amended Plan, Solutia may need to resolicit votes from such parties.

         However, if the modifications to the Amended Plan are not material or adverse, no resolicitation will be necessary. "Material" in the resolicitation context refers to a modification which makes a party who previously voted to accept the plan "apt to reconsider his vote." See In re American Solar King Corp., 90 B.R. at 824; see also In re Eastern Sys, 118 B.R. 223.

         Solutia's ability to move forward with confirmation of the Amended Plan once the voting solicitation period has ended will be directly affected by the outcome of the Settlement Approval Hearing.

THE MONSANTO SETTLEMENT AND THE RETIREE SETTLEMENT ARE CRITICAL TO THE AMENDED PLAN

         Moreover, without the reallocation of the Legacy Liabilities, as provided for under the Monsanto Settlement and the Retiree Settlement, it is unclear whether Solutia will be able to reorganize its businesses and what, if any, distributions holders of claims against or Common Stock and Options and Warrants to Purchase Common Stock in Solutia ultimately would receive with respect to their claims or equity interests. Without the Monsanto Settlement and the Retiree Settlement, there also can be no assurance that Solutia will be able to successfully develop, prosecute, confirm, and consummate an alternative plan of reorganization with respect to the Chapter 11 Cases that is acceptable to the Bankruptcy Court and Solutia's creditors, equity holders and other parties in interest. There can be no assurance that such an alternative plan of reorganization would preserve the reallocation of the Legacy Liabilities that is achieved in the

Amended Plan, which eliminates legacy tort liability exposure, reduces environmental obligations, and significantly reduces Solutia's exposure with regard to retiree obligations.

         SOLUTIA MAY NOT BE ABLE TO OBTAIN CONFIRMATION OF THE AMENDED PLAN

         To successfully emerge from Chapter 11 bankruptcy protection as a viable entity, Solutia, like any debtor, must obtain approval of a plan of reorganization from its creditors, confirmation of the plan through the Bankruptcy Court and successfully implement this confirmed plan. The foregoing process requires Solutia to (a) meet certain statutory requirements with respect to the adequacy of disclosure with respect to any proposed plan, (b) solicit and obtain creditor acceptances of the proposed plan and (c) fulfill other statutory conditions with respect to plan confirmation.

         With regard to any proposed plan of reorganization Solutia may not receive the requisite acceptances to confirm a plan. If the requisite acceptances of the Plan are received, Solutia intends to seek confirmation of the Amended Plan by the Bankruptcy Court. If the requisite acceptances are not received, Solutia may nevertheless seek confirmation of a modified Plan notwithstanding the dissent of certain Classes of Claims. The Bankruptcy Court may confirm a modified Plan pursuant to the "cramdown" provisions of the Bankruptcy Code, which allow the Bankruptcy Court to confirm a plan that has been rejected by an impaired class of claims if it determines that the plan satisfies section 1129(b) of the Bankruptcy Code. See Section XII.C hereof. In order to confirm a plan against a dissenting class, the Bankruptcy Court also must find that at least one impaired class has accepted the plan, with such acceptance being determined without including the acceptance of any "insider" in such class.

         Even if the requisite acceptances of a proposed plan are received, the Bankruptcy Court may not confirm the plan as proposed. A dissenting holder of a claim against Solutia could challenge the balloting procedures and results as not being in compliance with the Bankruptcy Code. Finally, even if the Bankruptcy Court determined that the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm a proposed plan if it found that any of the statutory requirements for confirmation had not been met. Specifically, section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that (a) the debtor's plan "does not unfairly discriminate" and is "fair and equitable" with respect to any non-accepting classes, (b) confirmation of the debtor's plan is not likely to be followed by a liquidation or a need for further financial reorganization and (c) the value of distributions to non-accepting holders of claims within a particular class under the debtor's plan will not be less than the value of distributions such holders would receive if the debtor was liquidated under Chapter 7 of the Bankruptcy Code. The Bankruptcy Court may determine that a proposed plan does not satisfy one or more of these requirements, in which case the proposed plan would not be confirmed by the Bankruptcy Court.

         If the Amended Plan, is not confirmed by the Bankruptcy Court, it is unclear whether Solutia would be able to reorganize its businesses and what, if any, distributions holders of claims against or Common Stock and Options and Warrants to Purchase Common Stock in Solutia ultimately would receive with respect to their claims or equity interests. There also can be no assurance that Solutia will be able to successfully develop, prosecute, confirm, and

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consummate an alternative plan of reorganization with respect to the Chapter
11 cases that is acceptable to the Bankruptcy Court and Solutia's creditors, equity holders and other parties in interest. There can be no assurance that such an alternative plan of reorganization would preserve the reallocation of the Legacy Liabilities that is achieved in the Amended Plan, which eliminates legacy tort liability exposure, reduces environmental obligations, and significantly reduces Solutia's exposure with regard to retiree obligations. Additionally, it is possible that third parties may seek and obtain approval to terminate or shorten the exclusivity period during which only Solutia may propose and confirm a plan of reorganization. Finally, Solutia's emergence from bankruptcy is not assured. While Solutia expects to emerge from bankruptcy in the future, there can be no assurance that Solutia will successfully reorganize, or when this reorganization will occur.

THE CONDITIONS PRECEDENT TO THE CONFIRMATION AND CONSUMMATION OF THE AMENDED PLAN MAY NOT OCCUR

         As more fully set forth in Exhibit A, the occurrence of Confirmation of the Amended Plan and the Effective Date of the Amended Plan each is subject to a number of conditions precedent. If the conditions precedent to Confirmation are not met or waived, the Amended Plan will not be confirmed; and if the conditions precedent to the Effective Date are not met or waived, the Effective Date will not take place.

         Specifically, and as more fully described in Section VII.H.2, Solutia expects to enter into the Exit Financing Facility of approximately $2.0 billion (including undrawn availability on the revolving loan) which is expected to include some combination of institutional term loans, a revolving loan, a letter of credit facility, high yield bonds or second lien loans, depending on many factors including the strength of the capital markets. Solutia's entering into the Exit Financing Facility is a condition precedent to the Effective Date.

THE VALUATION OF REORGANIZED SOLUTIA MAY NOT BE ADOPTED BY THE BANKRUPTCY COURT

         Solutia believes that based on, among other things, the valuation included in this Disclosure Statement, the approximate midpoint equity value of Reorganized Solutia is $1.2 billion. Creditors who are not being paid in full on their Allowed Claims, as well as Equity Interest Holders, among others, may oppose confirmation of the Amended Plan by alleging that the midpoint equity value of Reorganized Solutia is higher than $1.2 billion and that the Amended Plan thereby improperly limits or extinguishes their rights to recoveries under the Amended Plan. At the Confirmation Hearing, the Bankruptcy Court will hear evidence regarding the views of Solutia and opposing parties, if any, with respect to the valuation of Reorganized Solutia. Based on that evidence, the Bankruptcy Court will determine the appropriate valuation for Reorganized Solutia for purposes of the Amended Plan. Although Solutia believes that $1.2 billion is the appropriate midpoint equity valuation for Reorganized Solutia, the Bankruptcy Court may not adopt this valuation.

         The Equity Committee has stated that the equity value of Reorganized Solutia is higher than the equity value the Debtors are proposing. The Equity Committee has stated that it will challenge the Debtors' estimated enterprise value at the Confirmation Hearing.

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THE RECOVERY FOR HOLDERS OF THE GENERAL UNSECURED CLAIMS AGAINST SOLUTIA MAY
BE DILUTED AND THE ULTIMATE AMOUNT OF ALLOWED CLAIMS AGAINST SOLUTIA MAY NOT BE FINALIZED UNTIL AFTER THE EFFECTIVE DATE

         As set forth in Exhibit A to this Disclosure Statement, approximately 14,800 proofs of Claim were filed against Solutia. Additionally, approximately 2,500 Claims were scheduled by Solutia. The asserted amounts of such Claims is approximately $28 billion. Solutia has analyzed each scheduled and filed proof of Claim, and has used its best judgment to estimate the value of such Claims. To prepare Claim estimates for this Disclosure Statement, Solutia has considered the strengths and weaknesses of its positions and the respective positions of Holders of Claims under applicable law. Further, where Claim amount estimates have been stipulated to by Solutia and a claimant for purposes of reserving distributions under the Amended Plan or otherwise, the ultimate allowed amount of such Claim shall not exceed, but may be less than, such estimated amount.

         Despite Solutia's efforts, its Claim estimates could prove incorrect. In addition, the outcome of certain pending litigation proceedings, as further described in Article VI of this Disclosure Statement, may decrease the ultimate recovery for certain Holders of Claims. Further, if the Bankruptcy Court were to determine that certain Claims may not be reclassified as Equity Interests or that certain Claims that Solutia believes to be General Unsecured Claims are determined by the Bankruptcy Court to constitute Priority Claims or Claims entitled to payment in full based on the Bankruptcy Court's finding of an administrative priority with respect to such Claims or that a particular Claim is not dischargeable, the recovery for Holders of General Unsecured Claims could be less than estimated.

PARTIES IN INTEREST MAY OBJECT TO SOLUTIA'S CLASSIFICATION OF CLAIMS

         Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class.

         Solutia believes that the classification of Claims and Equity Interests under the Amended Plan complies with the requirements set forth in the Bankruptcy Code. However, the Bankruptcy Court may reach a different conclusion.

SOLUTIA MAY OBJECT TO THE AMOUNT OR CLASSIFICATION OF A CLAIM

         Solutia reserves the right to object to the amount or classification of any Claim. The estimates set forth in this Disclosure Statement cannot be relied on by any Holder of Claim whose Claim is subject to an objection. Any such Holder of a Claim may not receive its specified share of the estimated Distributions described in this Disclosure Statement. Holders of Equity Interests will receive no Distributions pursuant to the Amended Plan.

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B.       FACTORS AFFECTING THE VALUE OF THE SECURITIES TO BE ISSUED UNDER THE
         --------------------------------------------------------------------
         AMENDED PLAN
         ------------

REORGANIZED SOLUTIA MAY NOT BE ABLE TO ACHIEVE ITS PROJECTED FINANCIAL RESULTS

         The financial projections set forth on Exhibit D to this Disclosure Statement represent Solutia management's best estimate of Reorganized Solutia's future financial performance based on currently known facts and assumptions about Reorganized Solutia's future operations as well as the United States and world economy in general and the industry segments in which Solutia operates in particular. Reorganized Solutia's actual financial results may differ significantly from the projections. Specifically, Reorganized Solutia may not be able to achieve the projected revenues or cash flows upon which the projections are based. Solutia may also encounter difficulties in integrating acquired businesses and assets within its operations (including Flexsys). If Reorganized Solutia does not achieve its projected financial results or the anticipated benefits of certain acquisitions, the trading prices of the New Common Stock may be negatively affected and Reorganized Solutia may lack sufficient liquidity to continue operating as planned after the Effective Date.

A LIQUID TRADING MARKET FOR THE NEW COMMON STOCK MAY NOT DEVELOP

         Reorganized Solutia intends to apply to list the New Common Stock on the New York Stock Exchange. However, Reorganized Solutia may not be able to satisfy the requirements for listing the New Common Stock on the exchange. Even if Reorganized Solutia is able to list the New Common Stock on the New York Stock Exchange, a liquid trading market for the New Common Stock may not develop. The liquidity of the trading market for the New Common Stock will depend, among other things, upon the number of holders of New Common Stock, Reorganized Solutia's financial performance and the number of research analysts covering Reorganized Solutia, none of which can be determined or predicted with certainty.

THE TRADING PRICE FOR THE NEW COMMON STOCK MAY BE DEPRESSED AFTER THE EFFECTIVE DATE

         Assuming confirmation of the Amended Plan by the Bankruptcy Court, the New Common Stock will be issued to Holders of the Notes, Allowed General Unsecured Claims and Monsanto. Following the Effective Date, many of these Holders may seek to dispose of all or a portion of their New Common Stock, which could cause the trading prices for the New Common Stock to be depressed.

THE ESTIMATED VALUATION OF REORGANIZED SOLUTIA MAY NOT BE REFLECTED IN THE TRADING PRICES OF THE NEW COMMON STOCK FOLLOWING THE EFFECTIVE DATE

         The estimated valuation of Reorganized Solutia set forth in Exhibit A to this Disclosure Statement is based on certain generally accepted valuation analyses and is not intended to represent the expected trading prices of the New Common Stock following the Effective Date. This valuation is based on numerous assumptions, many of which are beyond Solutia's control, including, among other things, the successful reorganization of Solutia, an assumed Effective Date of on or about June 30, 2007, Reorganized Solutia's ability to achieve the financial results included in the projections, its ability to maintain adequate liquidity to fund operations, and that the capital markets remain consistent with current conditions.

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CERTAIN HOLDERS OF CLAIMS MAY ACQUIRE A SUBSTANTIAL AMOUNT OF NEW COMMON STOCK
UPON CONSUMMATION OF THE AMENDED PLAN

         During the Chapter 11 Cases, there is no limitation on the trading of Claims. Accordingly, upon consummation of the Amended Plan, certain Holders of Claims are likely to receive Distributions of the New Common Stock representing a substantial amount of the outstanding shares of the New Common Stock. If holders of a significant number of shares of the New Common Stock were to act as a group, they could be in a position to control the outcome of actions requiring stockholder approval, including, among other things, election of directors. This concentration of ownership could also facilitate or hinder a negotiated change of control of Reorganized Solutia and, consequently, impact the value of the New Common Stock. Furthermore, the possibility that one or more holders of a significant number of shares of New Common Stock may sell all or a large portion of its shares of New Common Stock in a short period of time may adversely affect the trading prices of the New Common Stock.

THE NEW COMMON STOCK MAY BE ISSUED IN ODD LOTS

         Certain Holders of Allowed Claims in Classes 12 and 13 may receive, where necessary, odd lot distributions (less than 100 shares) of the New Common Stock. Such Holders may find it more difficult to dispose of odd lots in the marketplace and may face increased brokerage charges in connection with any such disposition.

CERTAIN TAX CONSEQUENCES OF SOLUTIA'S PLAN RAISE UNSETTLED AND COMPLEX LEGAL ISSUES AND INVOLVE VARIOUS FACTUAL DETERMINATIONS

         Some of the material consequences of the Amended Plan regarding United States federal income taxes are summarized in Article XIV of this Disclosure Statement. Many of these tax issues raise unsettled and complex legal issues, and also involve various factual determinations, such as valuations, that raise additional uncertainties. No ruling from the United States Internal Revenue Service ("IRS") has been or will be sought by Solutia or Reorganized Solutia regarding the tax consequences described in this Disclosure Statement. The IRS may challenge the various positions Solutia or Reorganized Solutia has taken, or intends to take, with respect to its tax treatment, and a court may sustain such a challenge or objection by the IRS. For a more detailed discussion of risks relating to the specific positions Solutia or Reorganized Solutia intends to take with respect to various tax issues, please review Article XIV of this Disclosure Statement.

THE CHANGE OF CONTROL PRODUCED BY THE RESTRUCTURING OF SOLUTIA MAY RESULT IN A LIMITATION ON OR LOSS OF THE NET OPERATING LOSSES

         As further discussed in Section VII.H.1 of this Disclosure Statement, the issuance under the Amended Plan of the New Common Stock, along with the cancellation of existing Equity Interests through the Amended Plan, is expected to cause an ownership change to occur with respect to the Reorganized Debtors as of the Effective Date. As a result, Section 382 of the Internal Revenue Code ("IRC") may apply to limit Reorganized Solutia's use of its consolidated net operating losses after the Effective Date. Additionally, Reorganized Solutia's ability to use any remaining capital loss carryforwards and tax credits may be limited. The annual limitation imposed by the particular provision of Section 382 of the IRC that Reorganized Solutia expects

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to apply to its ownership change generally equals the product of (a) the fair market value of the net equity value of Reorganized Solutia's stock at the time of the ownership change, taking into account the increase in value of the corporation as a result of the surrender or cancellation of creditor's claims in the transaction (rather than the value without taking into account such increases, as is the case under the general rule for non-bankruptcy ownership changes) multiplied by (b) the long-term tax-exempt rate in effect for the month in which the ownership change occurs. The long-term tax-exempt rate is published monthly by the IRS and is intended to reflect current interest rates on long-term tax-exempt debt obligations. Accordingly, under this rule the
Section 382 limitation would generally reflect the increase in the value of Reorganized Solutia's stock resulting from the conversion of debt to equity in the proceeding. Section 383 of the IRC applies a similar limitation to a capital loss carryforward and tax credits. Although it is impossible to predict with absolute certainty the net equity value of Reorganized Solutia immediately after the exchanges contemplated by the Amended Plan, Reorganized Solutia's use of its net operating losses is expected to be substantially limited after those exchanges.

REORGANIZED SOLUTIA'S CHARTER AND BYLAWS COULD DETER TAKEOVER ATTEMPTS THAT SOME SHAREHOLDERS MAY CONSIDER DESIRABLE, WHICH COULD ADVERSELY AFFECT THE PRICE OF THE NEW COMMON STOCK

         Various provisions of Reorganized Solutia's New Certificate of Incorporation and New Bylaws, and Delaware law, as well as a proposed antitakeover rights plan, could make acquiring control of Reorganized Solutia without the requisite support of its board of directors difficult for a third party, even if the change of control would be beneficial to a recipient of the New Common Stock. The existence of these provisions and/or the proposed antitakeover rights plan could deprive certain recipients of the New Common Stock of an opportunity to sell their shares of New Common Stock at a premium over the prevailing market price. The potential inability of holders of New Common Stock to obtain a control premium could, in certain instances, depress the trading prices of New Common Stock.

REORGANIZED SOLUTIA WILL HAVE SIGNIFICANT INDEBTEDNESS UPON ITS EMERGENCE FROM BANKRUPTCY

         Upon emergence from bankruptcy, Reorganized Solutia will have a significant amount of indebtedness. Specifically, Reorganized Solutia expects to have an exit facility of up to $2.0 billion (including undrawn availability on the revolving loan), including some combination of institutional term loans, a revolving loan, a letter of credit facility, high yield bonds or second lien loans. The significant indebtedness that Reorganized Solutia will have upon its emergence from bankruptcy could have important consequences, including the following:

         o Reorganized Solutia will have to dedicate a significant portion of its cash flow to making interest and principal payments on its indebtedness, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, acquisitions or other general corporate purposes.

         o The post-emergence levels of indebtedness may make Reorganized Solutia less attractive to potential acquirors or acquisition targets.

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         o        The post-emergence levels of indebtedness may limit
                  Reorganized Solutia's flexibility to adjust to changing business and market conditions, and make Reorganized Solutia more vulnerable to a downturn in general economic conditions as compared to competitors that may be less leveraged.

         o As described in more detail below, the documents providing for Reorganized Solutia's post-emergence indebtedness will contain restrictive covenants that may limit Reorganized Solutia's financing and operational flexibility.

         o The post-emergence levels of indebtedness include outstanding indebtedness that is unimpaired under the Amended Plan, as well as new indebtedness incurred pursuant to the Exit Financing Facility may make it more difficult for Reorganized Solutia to satisfy its obligations with respect to its other outstanding indebtedness that is unimpaired under the Amended Plan.

         Furthermore, Reorganized Solutia's ability to satisfy its debt service obligations will depend, among other things, upon its future operating performance and ability to refinance indebtedness when necessary. These factors depend partly on economic, financial, competitive and other factors beyond Reorganized Solutia's control. Reorganized Solutia may not be able to generate sufficient cash from operations to meet its debt service obligations as well as fund necessary capital expenditures, pension funding obligations and investments in research and development. In addition, if Reorganized Solutia needs to refinance its debt, obtain additional financing or sell assets or equity, it may not be able to do so on commercially reasonable terms, if at all.

REORGANIZED SOLUTIA'S OPERATIONS MAY BE RESTRICTED BY THE TERMS OF ITS EXIT FINANCING FACILITY

         Solutia's Exit Financing Facility, as further described in Section VII.H.2 of this Disclosure Statement, may include a number of significant restrictive covenants. These covenants could impair Reorganized Solutia's financing and operational flexibility and make it difficult for Reorganized Solutia to react to market conditions and satisfy its ongoing capital needs and unanticipated cash requirements. Specifically, such covenants may restrict Reorganized Solutia's ability and, if applicable, the ability of its subsidiaries to, among other things:

         o        incur additional debt;

         o        make certain investments;

         o        enter into certain types of transactions with affiliates;

         o limit dividends or other payments by Reorganized Solutia's restricted subsidiaries to Reorganized Solutia;

         o        use assets as security in other transactions;

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         o        pay dividends on the New Common Stock or repurchase
                  Reorganized Solutia's equity interests;

         o        sell certain assets or merge with or into other companies;

         o        guarantee the debts of others;

         o        enter into new lines of business;

         o        make capital expenditures;

         o        prepay, redeem or exchange Reorganized Solutia's debt; and

         o        form any joint ventures or subsidiary investments.

         In addition, the Exit Financing Facility may require Reorganized Solutia to periodically meet various financial ratios and tests, including maximum leverage, minimum net worth, and interest coverage levels. These financial covenants and tests could limit Reorganized Solutia's ability to react to market conditions or satisfy extraordinary capital needs and could otherwise restrict Reorganized Solutia's financing and operations.

         Reorganized Solutia's ability to comply with the covenants and other terms of the Exit Financing Facility will depend on Reorganized Solutia's future operating performance. If Reorganized Solutia fails to comply with such covenants and terms, Reorganized Solutia would be required to obtain waivers from its lenders to maintain compliance under the Exit Financing Facility. If Reorganized Solutia is unable to obtain any necessary waivers and the debt under the Exit Financing Facility is accelerated, it would have a material adverse effect on Reorganized Solutia's financial condition and future operating performance.

C.       RISKS RELATED TO SOLUTIA'S BUSINESS AND INDUSTRY
         ------------------------------------------------

THE PRICES OF RAW MATERIALS AND ENERGY REQUIRED FOR SOLUTIA TO PRODUCE ITS PRODUCTS ARE VOLATILE AND CANNOT ALWAYS BE PASSED ON TO CUSTOMERS

         Solutia purchases large amounts of commodity raw materials, including natural gas, propylene, cyclohexane and benzene. Temporary shortages of these raw materials and energy may occasionally occur. In addition, Solutia typically purchases major requirements for key raw materials under medium-term contracts. Pricing under these contracts may fluctuate as a result of unscheduled plant interruptions, United States and worldwide market conditions and government regulation. Given Solutia's competitive markets, it is often not possible to pass all of these increased costs on to Solutia's customers. In addition, natural gas prices and other raw material and energy costs are currently more than double the average ten-year levels. Elevated raw material and energy costs could significantly reduce Reorganized Solutia's operating margins in the future.

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SOLUTIA OPERATES IN A HIGHLY COMPETITIVE INDUSTRY THAT INCLUDES COMPETITORS
WITH GREATER RESOURCES THAN SOLUTIA'S

         The markets in which Reorganized Solutia will compete are highly competitive. Competition in these markets is based on a number of factors, such as price, product quality and service. Some of Reorganized Solutia's competitors may have greater financial, technological and other resources than Reorganized Solutia and may be better able to withstand changes in market conditions. In addition, some of Reorganized Solutia's competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements than Reorganized Solutia. Consolidation of Reorganized Solutia's competitors or customers may also adversely affect Reorganized Solutia's businesses. Furthermore, global competition and customer demands for efficiency will continue to make price increases difficult.

SOLUTIA OPERATES IN CYCLICAL BUSINESS SEGMENTS AND ITS FINANCIAL RESULTS ARE LIKELY TO FLUCTUATE ACCORDINGLY

         Solutia operates in cyclical business segments. Specifically, a substantial portion of Solutia's sales are to customers involved, directly or indirectly, in the housing and automotive industries, both of which are, by their nature, cyclical industries. A downturn in either or both of these industries would result in lower demand for Reorganized Solutia's products among customers involved in those industries and a reduced ability to pass on cost increases to those customers.

TURNOVER IN THE SENIOR MANAGEMENT TEAM AND LOSSES OF OTHER KEY PERSONNEL COULD HAVE A SIGNIFICANT ADVERSE EFFECT ON SOLUTIA'S RESULTS OF OPERATIONS AND ABILITY TO EMERGE FROM CHAPTER 11

         The services of Solutia's senior management team, as well as other key personnel, have been integral in Solutia's improving results during the Chapter 11 Case and will be critical to the implementation of Reorganized Solutia's business strategies going forward and the success of Reorganized Solutia. If Solutia's emergence from the Chapter 11 Cases is delayed, Solutia's financial results diminish, the terms of incentive compensation programs are not adequate or any adverse events occur in the Chapter 11 Cases, Solutia may have difficulty retaining current senior management and other key personnel and be unable to hire qualified personnel to fill any resulting vacancies, which could have a significant adverse effect on Solutia's results of operations and ability to emerge from Chapter 11.

LEGAL PROCEEDINGS, INCLUDING PROCEEDINGS RELATED TO ENVIRONMENTAL OBLIGATIONS, COULD IMPOSE SUBSTANTIAL COSTS ON REORGANIZED SOLUTIA

         As a manufacturer of chemical-based materials, Solutia and its subsidiaries have been subject to various lawsuits involving environmental, hazardous waste, personal injury and product liability claims. As described in greater detail in Article VI of this Disclosure Statement, Solutia is named in a number of legal proceedings primarily relating to former operations, including claims for personal injury and property damage arising out of releases of or alleged exposure to materials that are classified as hazardous substances under federal environmental law or alleged to be hazardous by plaintiffs. Adverse judgments in these legal proceedings, or the

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filing of additional environmental or other damage claims against Solutia, may have a negative impact on Reorganized Solutia's future results of operations. Additionally, administrative and legal costs associated with defending or settling large claims, or large numbers of claims, could have a negative impact on Reorganized Solutia's future results of operations. It is possible that the Bankruptcy Court could disagree with Solutia's treatment of those Claims. It is also possible that third parties, including the U.S. federal government, state regulatory agencies, or others, may challenge the dischargeability of these claims. If these litigation matters or Claims are not discharged as expected by Solutia, or if the actual costs are materially greater than estimates associated with those Claims, it would have a material adverse effect on Reorganized Solutia's financial condition and future operating performance.

         Environmental Remediation Obligations
         -------------------------------------

         Under the Amended Plan, environmental remediation obligations and NRD Claims associated with Covered Sites, other than Legacy Sites (as defined in Relationship Agreement) will not be discharged. Solutia's management has estimated the cost associated with the remediation of those sites. Actual cost of remediation associated with Covered Sites may be affected by changes in the regulatory environment, discovery of additional areas requiring remediation, technological developments or limitations associated with remediation, or other events beyond Reorganized Solutia's control. As a result, actual remediation costs associated with the Covered Sites may be materially greater than current estimates provide. If the actual costs are materially greater than estimates associated with these remediation expenses, it would have a material adverse effect on Solutia's financial condition and future operating performance.

         Other Litigation
         ----------------

         Because of the size and nature of Solutia's business, Solutia and its subsidiaries are parties to numerous legal proceedings. Most of these legal proceedings have arisen in the ordinary course of business and involve Claims for money damages. Whether these Claims are or will be litigated in the Bankruptcy Court, or in some other jurisdiction, depends upon the nature of the Claims. Generally, if the debt associated with such Claims was incurred prior to the Effective Date, the Claims will be treated as provided for under the Amended Plan, depending upon the nature of the relief sought, regardless of whether the Claim is resolved before or after Solutia's emergence from bankruptcy. Claims arising from conduct occurring after the Effective Date, unless provided for under the Amended Plan, are generally not dischargeable through bankruptcy, and will be handled by Solutia in the ordinary course of business after emergence. The proposed treatment of Claims arising from litigation matters is described in Exhibit A to this Disclosure Statement. The Bankruptcy Court could disagree with Solutia's treatment of those Claims. Additionally, under the Amended Plan, Claims arising from certain litigation matters are not expected to be discharged. Adverse results in litigation, newly filed Claims, or other adverse developments in existing litigation may have a material adverse effect on Reorganized Solutia's financial condition and future operating performance.

         With respect to the Solutia Pension Plan litigation described in
Section VI.B.2, it is not known what funding liabilities may be required of Reorganized Solutia under ERISA, 26 U.S.C. Section 412, 29 U.S.C. Section 1082 and any other applicable law if a judgment is entered against the Solutia Pension Plan, given that Solutia is the sponsor of the Solutia Pension Plan.

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THE APPLICABILITY OF NUMEROUS ENVIRONMENTAL LAWS TO SOLUTIA'S MANUFACTURING
FACILITIES COULD CAUSE SOLUTIA TO INCUR MATERIAL COSTS AND LIABILITIES

         Solutia and its subsidiaries are subject to extensive federal, state, local and foreign environmental, safety and health laws and regulations concerning, among other things, emissions to the air, discharges to land and water and the generation, handling, treatment and disposal of hazardous waste and other materials. Under certain environmental laws, Solutia can be held strictly liable for hazardous substance contamination of any real property it has ever owned, operated or used as a disposal site or for natural resource damages associated with such contamination. Solutia is also required to maintain various environmental permits and licenses, many of which require periodic modification and renewal. Solutia's operations entail the risk of violations of those laws and regulations, many of which provide for substantial fines and criminal sanctions for violations.

         In addition, these requirements and their enforcement may become more stringent in the future. Non-compliance could subject Reorganized Solutia to material liabilities, such as government fines, third-party lawsuits or the suspension of non-compliant operations. Reorganized Solutia may also be required to make significant site or operational modifications at substantial cost. Future developments could also restrict or eliminate Reorganized Solutia's ability to continue to manufacture certain products or could require Reorganized Solutia to make modifications to its products.

         At any given time, Solutia is involved in litigation, administrative proceedings and investigations of various types in a number of jurisdictions involving potential environmental liabilities, including clean-up costs associated with hazardous waste disposal sites, natural resource damages, property damages and personal injury. Reorganized Solutia may be required to spend substantial sums to defend or settle these actions, to pay any fines levied against it or satisfy any judgments or other rulings rendered against it.

         Liability under environmental laws relating to contaminated sites can be imposed retroactively and on a joint and several basis. One liable party could be held responsible for all costs at a site, regardless of fault, percentage of contribution to the site or the legality of the original disposal. Reorganized Solutia may also face liability for violations under environmental laws occurring prior to the date of its acquisition of properties subject thereto. Reorganized Solutia could incur significant costs, including cleanup costs, natural resources damages, civil or criminal fines and sanctions and third-party claims as a result of past or future violations of, or liabilities under, environmental laws.

REORGANIZED SOLUTIA WILL HAVE SUBSTANTIAL ENVIRONMENTAL AND REGULATORY COMPLIANCE COSTS

         Due to the nature of its business, Solutia makes substantial expenditures for environmental and regulatory compliance. For example, during 2006, Solutia spent approximately $9 million on capital projects for various environmental matters, $60 million for the management of environmental programs, including the operation and maintenance of facilities for environmental control and $10 million for remediation activities. Monsanto currently funds a number of the environmental remediation sites consistent with the terms of the

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Amended Plan and the Relationship Agreement. However, if the Amended Plan is
not approved, Solutia could become responsible for some of the sites previously funded by Monsanto and these unexpected expenses could affect Solutia's results of operations and financial condition.

         The substantial amounts that Reorganized Solutia may be required to spend on environmental capital projects and programs could cause substantial cash outlays by Reorganized Solutia and, accordingly, may limit Reorganized Solutia's financial and operating flexibility. In addition, although Solutia believes that it has correctly budgeted and, to the extent appropriate under applicable accounting principles, reserved for these amounts, factors beyond Reorganized Solutia's control may render these budgeted and reserved amounts inadequate. These factors include changing governmental policies and regulations, the commencement of new governmental proceedings or third party litigation regarding environmental remediation, hazardous waste or personal or property damage resulting from environmentally harmful activity, the discovery of unknown conditions and unforeseen problems encountered in environmental remediation programs.

         In addition, as discussed above, under the terms of the Relationship Agreement, Reorganized Solutia will share environmental remediation obligations with Monsanto with respect to the Shared Sites (as defined in the Relationship Agreement). Although Reorganized Solutia will be responsible for performing certain remediation efforts at the Shared Sites, a special environmental committee established pursuant to the Relationship Agreement and to which Monsanto will appoint a majority of members will supervise these efforts and set the budget for their funding.

PROBLEMS ENCOUNTERED IN OPERATING ITS PRODUCTION FACILITIES COULD NEGATIVELY IMPACT REORGANIZED SOLUTIA'S BUSINESS

         Solutia's production facilities are subject to hazards associated with the manufacture, handling, storage and transportation of chemical materials and products, including leaks and ruptures, explosions, fires, inclement weather and natural disasters, unscheduled down time and environmental hazards. From time to time in the past, Solutia has had incidents that have temporarily shut down or otherwise disrupted its manufacturing, causing production delays and resulting in liability for workplace injuries and fatalities. Solutia is dependent upon the continued safe operation of its production facilities.

         In addition, some of Solutia's products involve the manufacture or handling of a variety of reactive, explosive and flammable materials. Use of these products by Reorganized Solutia's customers, employees and contractors could result in liability to Reorganized Solutia if an explosion, fire, spill or other accident were to occur.

LABOR DISRUPTIONS WITH THE UNIONIZED PORTION OF SOLUTIA'S WORKFORCE COULD HAVE A NEGATIVE EFFECT

         As of December 31, 2006, approximately 14% of Solutia's U.S. employees located in the performance products business segment were unionized. They are represented by various labor unions with local agreements set to expire between November 2007 and March 2010. While Solutia's management believes that Solutia's relations with its employees are good, Reorganized

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Solutia may not be able to negotiate these or other collective bargaining agreements on the same or more favorable terms as the current agreements, or at all, and without production interruptions, including labor stoppages. A prolonged labor dispute, which could include a work stoppage, could impact Solutia's ability to satisfy its customers' requirements and negatively affect its financial condition.

SOLUTIA FACES CURRENCY AND OTHER RISKS ASSOCIATED WITH INTERNATIONAL SALES

         Solutia and its subsidiaries generate revenue from export sales, as well as from operations conducted outside the United States. For example, approximately 46 percent of consolidated sales in 2006 were made into markets outside the United States, including Europe, Canada, Latin America and Asia. Approximately 69 percent of the sales of the Performance Products segment were made into markets outside the United States. Operations outside the United States expose Solutia to risks which could adversely affect its results of operations and financial conditions including fluctuations in currency values, trade restrictions, tariff and trade regulations, foreign tax laws, shipping delays, and economic and political instability.

         The functional currency of each of Solutia's non-United States operations is generally the local currency. Exchange rates between some of these currencies and U.S. dollars have fluctuated significantly in recent years and may do so in the future. It is possible that fluctuations in foreign exchange rates will have a negative effect on Solutia's results of operations.

MANY OF SOLUTIA'S PRODUCTS AND MANUFACTURING PROCESSES ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND REORGANIZED SOLUTIA'S BUSINESS WILL SUFFER IF REORGANIZED SOLUTIA FAILS TO KEEP PACE

         Many of Solutia's products (and their corresponding manufacturing processes) participate in markets that are subject to rapid technological change and new product introductions and enhancements. Reorganized Solutia must continue to enhance its existing products and to develop and manufacture new products with improved capabilities to continue to be a market leader. Reorganized Solutia must also continue to make improvements in its manufacturing processes and productivity to maintain its competitive position. When Reorganized Solutia invests in new technologies, processes or production facilities, it will face risks related to construction delays, cost over-runs and unanticipated technical difficulties related to start-up. Reorganized Solutia's inability to anticipate, respond to, capitalize on or utilize changing technologies could have an adverse effect on its consolidated results of operations, financial condition and cash flows in any given period.

IF SOLUTIA IS UNABLE TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS, ITS SALES AND FINANCIAL PERFORMANCE COULD BE ADVERSELY AFFECTED

         Solutia and its subsidiaries own a large number of patents that relate to a wide variety of products and processes and has a substantial number of patent applications pending. Solutia owns a considerable number of established trademarks in many countries under which it markets its products. These patents and trademarks in the aggregate are of material importance to Solutia's business and operations. Reorganized Solutia's performance may depend in part on its

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ability to establish, protect and enforce such intellectual property and to defend against any claims of infringement, which involve complex legal, scientific and factual questions and uncertainties.

         In the future, Reorganized Solutia may have to rely on litigation to enforce its intellectual property rights and contractual rights. In addition, Reorganized Solutia may face claims of infringement that could interfere with its ability to use technology or other intellectual property rights that are material to its business operations. If litigation that Solutia or Reorganized Solutia initiates is unsuccessful, Reorganized Solutia may not be able to protect the value of some of its intellectual property. In the event a claim of infringement against Reorganized Solutia is successful, Reorganized Solutia may be required to pay royalties or license fees to continue to use technology or other intellectual property rights that it has been using or it may be unable to obtain necessary licenses from third parties at a reasonable cost or within a reasonable period of time. If Reorganized Solutia is unable to obtain licenses on reasonable terms, Reorganized Solutia may be forced to cease selling or using any of its products that incorporate the challenged intellectual property, or to redesign or, in the case of trademark claims, rename its products to avoid infringing the intellectual property rights of third parties, which may not be possible and may be time-consuming if possible. Any litigation of this type, whether successful or unsuccessful, could result in substantial costs to Reorganized Solutia and diversions of some of Reorganized Solutia's resources. Reorganized Solutia's intellectual property rights may not have the value that Solutia believes them to have, which could result in a competitive disadvantage or adversely affect Reorganized Solutia's business and financial performance.

FLEXSYS' INABILITY TO ENFORCE ITS INTELLECTUAL PROPERTY RIGHTS COULD IMPACT THE COMPANY'S FINANCIAL PERFORMANCE

         The inability of Flexsys America to protect and enforce its intellectual property rights to manufacture any or all of 4-ADPA, 6PPD and IPPD in various jurisdictions, or an ultimate determination that such intellectual property rights are invalid in one or more jurisdictions, or the failure to successfully prosecute patents in one or more jurisdictions would have a material adverse effect on Flexsys America's business and financial performance, which, in turn, would have a material adverse effect on Solutia's financial performance.

REORGANIZED SOLUTIA'S INSURANCE MAY BE INADEQUATE AND REORGANIZED SOLUTIA MAY NOT BE ABLE TO OBTAIN INSURANCE IN THE FUTURE ON REASONABLE TERMS OR AT ALL

         Solutia evaluates risk retention and insurance levels for product liability, workplace health and safety, property damage and other potential areas of risk. Solutia relies on third-party insurance to protect it from some of these risks. Additionally, Solutia historically has relied upon Owner-Controlled Insurance Programs ("OCIP") to satisfy certain regulatory requirements for the maintenance of insurance, including (for example) compliance with state laws mandating coverage for workers' compensation exposure. Under the terms of these arrangements, Solutia is responsible for paying the costs associated with all insurance claims, and engages the services of insurance companies to provide claims-handling services. If Reorganized Solutia becomes incapable of continuing to rely on the OCIP for these exposures, Reorganized Solutia would be forced to consider alternative arrangements. Reorganized Solutia may, however, incur losses beyond the limits, or outside the coverage, of such insurance. In addition, the insurance industry

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has become more selective in offering insurance, and insurance costs have risen significantly in recent years. Reorganized Solutia may not be able to obtain insurance in the future on reasonable terms or at all.

SIGNIFICANT PAYMENTS MAY BE REQUIRED TO MAINTAIN THE FUNDING OF SOLUTIA'S DOMESTIC QUALIFIED PENSION PLAN

         Solutia maintains a qualified Pension Plan under which certain of Solutia's employees and retirees are entitled to receive benefits. Although Solutia has frozen future benefit accruals under the U.S. Pension Plan, significant liabilities still remain. To fund the Pension Plan, Solutia has made significant contributions to the Pension Plan in 2006 amounting to approximately $179 million and will have to fund more going forward. Solutia may be unable to obtain financing to make these Pension Plan contributions. In addition, even if financing for these contributions is obtained, the funding obligations and the carrying costs of debt incurred to fund the obligations could have a significant adverse effect on Solutia's results of operations.

         In addition, Solutia is party to certain litigation with respect to its domestic pension plan as more fully described in Article VI of this Disclosure Statement. It is not known what funding liabilities may be required of Solutia under the Employee Retirement Income Security Act (ERISA) 26 U.S.C.
Section 412, 29 U.S.C. Section 1082 and any other applicable law if a judgment is entered against the Pension Plan in this litigation, given that Solutia is the sponsor of the Pension Plan. If a final judgment is entered against the Solutia Pension Plan, the liability resulting from such judgment could have a material adverse effect on its financial results and continuing operations.

LEGACY LIABILITIES MAY EXCEED REORGANIZED SOLUTIA'S CAPACITY TO PAY SUCH OBLIGATIONS FOLLOWING EMERGENCE

         The Ad Hoc Notes Committee believes that there may be feasibility issues with the Amended Plan given (a) the possibility that Legacy Liabilities could exceed Reorganized Solutia's capacity to pay such obligations following the Debtors' emergence form bankruptcy or (b) the effect of Monsanto's possible failure to perform its obligations with respect to Legacy Liabilities following the Debtors' emergence from bankruptcy. As evidenced by the Monsanto Settlement and the Retiree Settlement, the Creditors' Committee, Solutia, Monsanto, Pharmacia, the Retirees' Committee and the Ad Hoc Trade Committee disagree with the Ad Hock Note Committee's assessment.

         The Ad Hoc Notes Committee believes that if Wilmington Trust prevails in the appeal of the Final Judgment (assuming that the Final Judgment is not affirmed or the appeal is not otherwise dismissed), the Amended Plan may not be feasible. Solutia believes that if Wilmington Trust prevails, depending on the ultimate determination on the value of the underlying collateral securing the Noteholders' claims, a plan of reorganization may still be confirmed.

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                                     XII.
                           CONFIRMATION OF THE PLAN
                           ------------------------

A.       THE CONFIRMATION HEARING
         ------------------------

         Section 1128(a) of the Bankruptcy Code requires the bankruptcy court, after notice, to hold a hearing on confirmation of the plan of reorganization.
Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of the plan of reorganization.

         The Bankruptcy Court has scheduled the Confirmation Hearing for [DATE], 2007 at [TIME] Prevailing Eastern Time before the Honorable Prudence Carter Beatty, United States Bankruptcy Judge, in the United States Bankruptcy Court for the Southern District of New York, located at Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004. The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

B.       DEADLINE TO OBJECT TO CONFIRMATION
         ----------------------------------

         Objections to the Bankruptcy Court's confirmation of the Amended Plan must be filed and served at or before 4:00 p.m. Prevailing Eastern Time on [DATE], 2007 in accordance with the Confirmation Hearing Notice that accompanies this Disclosure Statement. UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED, THEY MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

C.       REQUIREMENTS FOR CONFIRMATION OF THE PLAN
         -----------------------------------------

         Among the requirements for the confirmation of the Amended Plan are that the Amended Plan (1) is accepted by all impaired Classes of Claims and Equity Interests, or if rejected by an impaired Class, that the Amended Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class,
(2) is feasible, and (3) is in the "best interests" of Holders of Claims and Equity Interests that are impaired under the Amended Plan.

         1.       REQUIREMENTS OF SECTION 1129(a) OF THE BANKRUPTCY CODE
                  ------------------------------------------------------

         The following requirements must be satisfied pursuant to section 1129(a) of the Bankruptcy Code before the Bankruptcy Court may confirm a plan of reorganization:

         o The plan complies with the applicable provisions of the Bankruptcy Code.

         o The proponents of the plan comply with the applicable provisions of the Bankruptcy Code.

         o The plan has been proposed in good faith and not by any means forbidden by law.

         o Any payment made or to be made by the proponent, by the debtor or by a person issuing securities or acquiring property under a plan, for services or for costs and

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                  expenses in or in connection with the case, in connection
                  with the plan and incident to the case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

         o The proponent of the plan has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer or voting trustee of the debtor, an affiliate of the debtor participating in a joint plan with the debtor or a successor to the debtor under the plan, and the appointment to, or continuance in, such office of such individual, is consistent with the interests of creditors and equity security holders and with public policies.

         o The proponent of the plan has disclosed the identity of any insider (as defined in section 101 of the Bankruptcy Code) that will be employed or retained by the reorganized debtor and the nature of any compensation for such insider.

         o With respect to each holder within an impaired class of claims or equity interests --

                  o each such holder (a) has accepted the plan; or (b) will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date; or

                  o if section 1111(b)(2) of the Bankruptcy Code applies to the claims of such class due to its election to retain a lien, each holder of a claim of such class will receive or retain under the plan on account of such claim property of a value, as of the effective date of the plan, that is not less than the value of such holder's interest in the Estate's interest in the property that secures such claims.

         o With respect to each class of claims or equity interests, such class (i) has accepted the plan; or (ii) is not impaired under the plan (subject to the "cramdown" provisions discussed below).

         o Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that:

                  o with respect to a claim of a kind specified in sections 507(a)(1) or 507(a)(2) of the Bankruptcy Code, on the effective date of the plan, the holder of the claim will receive on account of such claim cash equal to the allowed amount of such claim;

                  o with respect to a class of claim of the kind specified in sections 507(a)(3), 507(a)(4), 507(a)(5), 507(a)(6) or 507(3)(7) of the Bankruptcy
                           Code, each holder of a claim of such class will receive (A) if such class has accepted the plan, deferred cash payments of a value, on the effective date of the plan, equal to the allowed amount of such claim; or (B) if such class has not

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                           accepted the plan, cash on the effective date of
                           the plan equal to the allowed amount of such claim;
                           and

                  o with respect to a priority tax claim of a kind specified in section 507(a)(8) of the Bankruptcy Code, the holder of such claim will receive on account of such claim deferred cash payments, over a period not exceeding six years after the date of assessment of such claim, of a value, as of the effective date of the plan, equal to the allowed amount of such claim.

         o If a class of claims is impaired under the plan, at least one class of claims that is impaired under the plan has accepted the plan, determined without including any acceptance of the plan by any "insider," as defined in section 101 of the Bankruptcy Code.

         o Confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

         o All fees payable under 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the hearing on confirmation of the plan, have been paid or the plan provides for the payment of all such fees on the effective date of the plan.

         o The plan provides for the continuation after its effective date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(i)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to confirmation of the plan, for the duration of the period the debtor has obligated itself to provide such benefits.

         The Debtors believe that the Amended Plan meets all the applicable requirements of section 1129(a) of the Bankruptcy Code other than those pertaining to disclosures to be made between the date hereof and the Confirmation Date and to voting, which has not yet taken place.

         2.       BEST INTERESTS OF CREDITORS
                  ---------------------------

         Notwithstanding acceptance of the plan of reorganization by each impaired class, to confirm the plan of reorganization, the Bankruptcy Court must determine that it is in the best interests of each holder of a claim or interest in any such impaired class that has not voted to accept the plan of reorganization. Accordingly, if an impaired class does not unanimously accept the plan of reorganization, the "best interests" test requires that the Bankruptcy Court find that the plan of reorganization provides to each member of such impaired class a recovery on account of the member's claim or equity interest that has a value, as of the effective date of the plan of reorganization, at least equal to the value of the distribution that each such member would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

         To estimate what members of each impaired class of claims would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code, the Bankruptcy Court must first determine the aggregate dollar amount that would be available if each of the chapter 11 cases

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were converted to a chapter 7 case under the Bankruptcy Code and each of the respective debtor's assets were liquidated by a chapter 7 trustee (the "Liquidation Value"). The Liquidation Value of a debtor would consist of the net proceeds from the disposition of the assets of the debtor, augmented by any cash held by the debtor.

         The Liquidation Value available to holders of general unsecured claims or equity interests would be reduced by, among other things: (a) the claims of secured creditors to the extent of the value of their collateral;
(b) the costs, fees and expenses of the liquidation, as well as other administrative expenses of the debtors' chapter 7 cases; (c) unpaid administrative expense claims of the chapter 11 cases; and (d) priority claims and priority tax claims. The debtors' costs of liquidation in chapter 7 cases would include the compensation of a chapter 7 trustee, as well as of counsel and other professionals retained by such trustee, asset disposition expenses, applicable taxes, litigation costs, claims arising from the operation of the debtors during the chapter 7 cases, and all unpaid administrative expense claims incurred by the debtors during the chapter 11 cases that are allowed in the chapter 7 cases. The liquidation itself would trigger certain priority claims, such as claims for severance pay, and would likely accelerate the payment of other priority claims and priority tax claims that would otherwise be payable in the ordinary course of business. These priority claims and priority tax claims would be paid in full out of the net liquidation proceeds, after payment of secured claims, before the balance would be made available to pay other claims or to make any distribution in respect of equity interests.

         Based on the liquidation analyses set forth in Exhibit F of this Disclosure Statement, the Debtors believe that Holders of Claims will receive equal or greater value as of the Effective Date under the Amended Plan than such Holders would receive in a chapter 7 liquidation. Moreover, in an actual liquidation of the Debtors, distributions to Holders of Claims would be made substantially later than the Effective Date designated in the Amended Plan. This delay would materially reduce the amount determined on a present value basis available for distribution to Holders of General Unsecured Claims. The hypothetical chapter 7 liquidations of the Debtors, for purposes of determination of the Debtors' Liquidation Value, are assumed to commence on June 30, 2007.(71)

         In summary, the Debtors and their management believe that chapter 7 liquidations of the Debtors would result in substantial diminution in the value to be realized by Holders of General Unsecured Claims entitled to distribution, as compared to the distributions contemplated under the Amended Plan, because of, among other factors:

         o the increased cost and expenses of liquidation under chapter 7 arising from fees payable to the chapter 7 trustee and the attorneys and other professional advisors to such trustee;

         o additional expenses and Claims, some of which would be entitled to priority and which would be generated during the liquidation and from the rejection of Unexpired

-------------------
(71) A liquidation analysis was included as an exhibit to the Original Disclosure Statement filed on February 14, 2006. A revised exhibit, updated to reflect changes to the liquidation analysis since February 14, 2006, will be filed with the Bankruptcy Court and provided to parties in interest prior to the Disclosure Statement Hearing.

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                  Leases and Executory Contracts in connection with the
                  cessation of the Debtors' operations;

         o the erosion of the value of the Debtors' assets in the context of an expedited liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail;

         o the adverse effects on the salability of portions of the business resulting from the possible departure of key employees and the attendant loss of customers and vendors;

         o the cost and expense attributable to the time value of money resulting from a potentially more protracted chapter 7 proceeding than the estimated length of the Chapter 11 Cases; and

         o the application of the rule of absolute priority under the Bankruptcy Code to distributions made in a chapter 7 liquidation.

Consequently, the Debtors and their management believe that confirmation of the Amended Plan will provide a substantially greater return to Holders of Claims than would chapter 7 liquidations.

         3.       ACCEPTANCE
                  ----------

         Section 1126(c) of the Bankruptcy Code provides that a class of claims has accepted a plan of reorganization if such plan has been accepted by creditors that hold at least two-thirds in amount and more than one-half in number of the allowed claims of such class.

         4.       FEASIBILITY
                  -----------

         Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization of the debtors, or any successor to the debtors (unless such liquidation or reorganization is proposed in the plan of reorganization).

         To determine whether the Amended Plan meets this feasibility requirement, the Debtors have analyzed their ability to meet their respective obligations under the Amended Plan. As part of this analysis, the Debtors have prepared the Projections, as such term is defined in Article X below. Based upon the Projections, the Debtors believe that Reorganized Solutia will be a viable operation following the Chapter 11 Cases, and that the Amended Plan will meet the feasibility requirements of the Bankruptcy Code.

         5.       REQUIREMENTS OF SECTION 1129(b) OF THE BANKRUPTCY CODE
                  ------------------------------------------------------

         The Bankruptcy Code permits confirmation of a plan of reorganization even if it is not accepted by each impaired class so long as (a) the plan of reorganization otherwise satisfies the requirements for confirmation, (b) at least one impaired class of claims has accepted the plan of reorganization without taking into consideration the votes of any insiders in such class, and
(c) the plan of reorganization is "fair and equitable" and does not "discriminate unfairly" as to

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any impaired class that has not accepted such plan. These so-called "cramdown"
provisions are set forth in section 1129(b) of the Bankruptcy Code.

         (a)      "Fair and Equitable"

         The Bankruptcy Code establishes different "cramdown" tests for determining whether a plan is "fair and equitable" to dissenting impaired classes of secured creditors, unsecured creditors and equity interest holders as follows:

         (b)      Secured Creditors

         A plan of reorganization is fair and equitable as to an impaired class of secured claims that rejects the plan if the plan provides: (i) that each of the holders of the secured claims included in the rejecting class (A) retains the liens securing its claim to the extent of the allowed amount of such claim, to the extent of the allowed amount of such claims, whether the property subject to those liens is retained by the debtor or transferred to another entity, and (B) receives on account of its secured claim deferred cash payments having a present value, as of the effective date of the plan of reorganization, at least equal to the value of such holder's interest in the Estate's interest in such property; (ii) that each of the holders of the secured claims included in the rejecting class realizes the "indubitable equivalent" of its allowed secured claim; or (iii) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of such liens, with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds in accordance with clause (i) or (ii) of this paragraph.

         (c)      Unsecured Creditors

         A plan of reorganization is fair and equitable as to an impaired class of unsecured claims that rejects the plan if the plan provides that: (i) each holder of a claim included in the rejecting class receives or retains under the plan property of a value, as of the effective date of the plan of reorganization, equal to the amount of its allowed claim; or (ii) the holders of claims and equity interests that are junior to the claims of the rejecting class will not receive or retain any property under the plan of reorganization on account of such junior claims or interests.

         (d)      Holders of Equity Interests

         A plan of reorganization is fair and equitable as to an impaired class of equity interests that rejects the plan if the plan provides that: (i) each holder of an equity interest included in the rejecting class receives or retains under the plan property of a value, as of the effective date of the plan of reorganization, equal to the greatest of the allowed amount of (A) any fixed liquidation preference to which such holder is entitled, (B) the fixed redemption price to which such holder is entitled, or (C) the value of the equity interest; or (ii) the holder of any equity interest that is junior to the equity interests of the rejecting class will not receive or retain any property under the plan of reorganization on account of such junior interest.

         The Debtors believe the Amended Plan is fair and equitable as to Holders of Claims or Interests in Classes that vote to reject the Amended Plan, or that are deemed to reject the Amended Plan because the Amended Plan provides that their Allowed Claims or Interests will be

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either unimpaired, or they will receive their "absolute priority" entitlements under the Bankruptcy Code. The Debtors believe the Amended Plan is fair and equitable as to Holders of Unsecured Claims and Equity Interests because Holders of Claims and Equity Interests junior to Unsecured Claims will not receive or retain any property under the Amended Plan on account of such Claims or Equity Interests, and there are no Classes junior to the Holders of Equity Interests.

         (e)      "Unfair Discrimination"

         A plan of reorganization does not "discriminate unfairly" if a dissenting class is treated substantially equally to other classes similarly situated and no such class receives more than it is legally entitled to receive for its claims or equity interests.

         The Debtors do not believe that the Amended Plan discriminates unfairly against any impaired Class of Claims or Equity Interests. The Debtors believe that the Amended Plan and the treatment of all Classes of Claims and Equity Interests under the Amended Plan satisfy the foregoing requirements for nonconsensual confirmation of the Amended Plan.

D.       VALUATION OF REORGANIZED SOLUTIA
         --------------------------------

         In conjunction with formulating the Amended Plan, the Debtors determined that it was necessary to estimate the post-confirmation going concern value of Reorganized Solutia. Accordingly, such valuation is set forth in Exhibit E attached hereto.

E.       IDENTITY OF INSIDERS
         --------------------

         Within ten days of the Voting Deadline, or as soon thereafter as is practicable, Solutia will file with the Bankruptcy Court a list of proposed directors of Reorganized Solutia, which list shall set forth the identity of any Insiders proposed to serve as officers or directors of Reorganized Solutia.

F.       EFFECT OF CONFIRMATION OF THE PLAN
         ----------------------------------

         1.       TERM OF BANKRUPTCY INJUNCTION OR STAY
                  -------------------------------------

         All injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 and/or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date. Subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall permanently enjoin all Persons, including Pharmacia and Monsanto, that have held, currently hold or may hold a Claim, including a Legacy Claim, against or an Equity Interest in the Debtors from taking any of the following actions based on such Claim or Equity Interest, whether directly, indirectly, derivatively, contractually, statutorily or otherwise, other than Pharmacia's and/or Monsanto's right to enforce the terms of the Amended Plan, the Relationship Agreement or the Plan Documents: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against any or all of the Debtors or the Reorganized Debtors, or their respective property or assets;
(b) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award,

                                     165

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

decree or order against any or all of the Debtors, the Reorganized Debtors or their respective property or assets; (c) creating, perfecting or enforcing in any manner, directly or indirectly, any Lien against any or all of the Debtors, the Reorganized Debtors or their respective property or assets; (d) exercising any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtors, the Reorganized Debtors or their respective property; or (e) proceeding in any manner in any place whatsoever that does not conform to or comply with or is inconsistent with the provisions of the Amended Plan; provided, however, that the terms of this injunction shall not prevent the
--------  -------
Reorganized Debtors, Monsanto, Pharmacia or, unless the Creditors' Committee has been dissolved, the Creditors' Committee, from enforcing the terms of the Global Settlement, this Plan and the Plan Documents or any rights arising after the Confirmation Date.

         2.       PRESERVATION OF AVOIDANCE ACTIONS
                  ---------------------------------

         On and after the Effective Date, any and all Avoidance Actions (other than the Avoidance Action against Monsanto and Pharmacia, which shall be resolved pursuant to the Global Settlement) shall be preserved and retained by the Reorganized Debtors, which shall have the exclusive right to enforce, settle and prosecute any such Avoidance Actions. Reorganized Solutia may pursue, abandon, settle or release any or all retained Avoidance Actions, as it deems appropriate, subject to the reasonable consent of Monsanto and the Creditors' Committee and Bankruptcy Court approval. Any recovery received on account of an Avoidance Action may be retained by the Reorganized Debtors. Reorganized Solutia may offset any claim supporting an Avoidance Action against any payment due to any Holder of a Claim under the Amended Plan. In addition, if a Distribution is made in error, the Reorganized Debtors can bring an action pursuant to section 502(d) of the Bankruptcy Code to recoup such Distribution.

         3.       DISCHARGE OF CLAIMS AND TERMINATION OF EQUITY INTERESTS
                  -------------------------------------------------------

         Except as provided in the Amended Plan, the Plan Documents or the Confirmation Order, pursuant to section 1141(d) of the Bankruptcy Code, (1) the rights afforded under the Amended Plan and the treatment of all Claims, including the Legacy Site Claims, and Equity Interests shall be in exchange for and in complete satisfaction, discharge and release of such Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against any Debtor or any of the Debtors' assets or properties, (2) on the Effective Date, all such Claims and Equity Interests in, any Debtor shall be satisfied, discharged and released in full and (3) all persons and entities shall be precluded from asserting against the Reorganized Debtors and their respective successors or their assets or properties any other or further such Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date; provided, however, that the
                                                  --------  -------
Reorganized Debtors shall not receive a discharge from Tort Claims, NRD Claims or any Environmental Liability or Environmental Liability Costs related to the Retained Sites or the Shared Sites; provided, even further still, however,
                                    --------  ------------------
that the terms of this release shall not apply to claims for breaches of fiduciary duty, as such term is defined under ERISA, with respect to the SIP Plan against current and former directors, officers and employees of the Debtors.

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

         4.       EXCULPATION AND LIMITATION OF LIABILITY
                  ---------------------------------------

         Except as provided in the Plan or the Confirmation Order, none of the Debtors, Monsanto, Pharmacia, the Creditors' Committee nor the current or former individual members thereof, except for the Prepetition Indenture Trustee, the Retirees' Committee nor the current individual members thereof, the Ad Hoc Trade Committee nor the current individual members thereof, nor any of their respective present members, representatives, officers, directors, shareholders, employees, advisors, attorneys, Affiliates or agents acting in such capacity, except for advisors to the Prepetition Indenture Trustee, shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim, including, but not limited to, a Legacy Claim, or an Equity Interest, or any other party in interest, or any of their respective agents, direct or indirect shareholders, employees, representatives, financial advisors, attorneys or Affiliates, or any of their respective successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, criminal conduct, misuse of confidential information that causes damages, fraud, ultra vires acts or gross negligence, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that nothing in this
                                 --------  -------
paragraph shall affect the rights, defenses, obligations or claims arising between Monsanto and Pharmacia. Notwithstanding any other provision herein, any and all claims for breaches of fiduciary duty, as such term is defined under ERISA, with respect to the SIP Plan shall be limited to available proceeds of insurance policies covering such claims, if any.

         5.       ASSUMPTION OF THE ACE INSURANCE PROGRAM AND THE TREATMENT OF
                  ------------------------------------------------------------
                  THE ACE COMPANIES' CLAIMS
                  -------------------------

         Pursuant to the ACE Insurance Program, the ACE Companies have provided and continue to provide, inter alia, insurance coverage to one or more of the Debtors, their respective affiliates and/or predecessors including, but not limited to, Monsanto, for specified periods, for general liability, workers' compensation, automobile liability and pollution liability, and the Debtors are required to, inter alia, pay and reimburse the ACE Companies for deductible and other obligations, all subject to the terms and conditions of and as more particularly described in the ACE Insurance Program. The Debtors' obligations under the ACE Insurance Program are secured by, inter alia, letters of credit, paid loss deposit funds and retention reimbursement funds.

         The ACE Insurance Program is necessary and essential to the Debtors' and Reorganized Debtors' businesses, and assumption is in the best interests of the Debtors and Reorganized Debtors. The Debtors and the ACE Companies have negotiated the ACE Settlement Agreement which will be filed with the Bankruptcy Court and which will be subject to approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

         The ACE Settlement Agreement shall contain each of the following material terms:

         Notwithstanding anything to the contrary in the Plan or the Confirmation Order:

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

         On the Effective Date, the Debtors and the Reorganized Debtors shall assume the ACE Insurance Program. The ACE Insurance Program will survive and remain unaffected by the Amended Plan or Confirmation Order.

         Upon entry of an Order of the Bankruptcy Court approving the ACE Settlement Agreement, the ACE Companies shall have relief from the automatic stay to apply the funds which the ACE Companies hold in the amount of $813,800 to the balance of $1,238,119.31 which is due and owing by the Debtors under the OCIP Agreement.

         Within 15 days of the Effective Date, the Reorganized Debtors shall:
(i) pay to the ACE Companies a cure claim with respect to the assumption of the OCIP Agreement in the amount of $424,319.31 (the "OCIP Cure Claim"), (ii) pay to ESIS a cure claim with respect to the assumption of the ESIS Agreements in the amount of $8.25, as of June 30, 2007 (the "ESIS Cure Claim"), (iii) cure all other defaults (together with the OCIP Cure Claim and the ESIS Cure Claim, the "ACE Cure Claim") under the ACE Insurance Program, (iv) compensate the ACE Companies for any actual pecuniary loss resulting from such defaults, and (v) provide adequate assurance of future performance under the ACE Insurance Program.

         If (i) the Effective Date occurs prior to April 1, 2008, (ii) the ACE Cure Claim has been paid in full, and (iii) a Final Order approving the ACE Settlement Agreement has been entered (the "conditions"), then ACE will permit a reduction of $3,500,000 in the outstanding amount of letters of credit securing the ACE Insurance Program. If the conditions have not been satisfied in full (time being of the essence), then ACE will adjust the amount of collateral in the ordinary course under the ACE Insurance Program without any commitment by ACE to reduce such amount.

         The Reorganized Debtors shall be liable for all of the Debtors' obligations under the ACE Insurance Program including, without limitation, the duty to continue to provide collateral and security as required by the ACE Insurance Program.

         The ACE Insurance Program shall not be amended, modified, waived or impaired in any respect by the Relationship Agreement or otherwise without the prior written agreement of the ACE Companies.

         The claims of the ACE Companies arising under the ACE Insurance Program shall not be discharged, shall be Allowed Administrative Expense Claims, and shall be payable by the Debtors (or after the Effective Date, the Reorganized Debtors) in the ordinary course of their businesses pursuant to the terms and conditions of the ACE Insurance Program (except that the ACE Cure Claim shall be paid in full on or before the Effective Date). The ACE Companies shall not be required to file or serve a request for payment of any Administrative Expense Claim and shall not be subject to the Administrative Expense Claim Bar Date.

         The Plan or the confirmation of the Plan shall not: (i) preclude or limit the rights of the ACE Companies to contest and/or litigate with any person or entity, including the Debtors and/or the Reorganized Debtors, the existence, primacy and/or scope of available coverage under any alleged applicable policy; (ii) permit the holder of an Insured Claim to recover the same amounts from the insurers and any other person or entity, including the Debtors or the Reorganized

Debtors; (iii) alter the ACE Companies' rights and obligations under the ACE Insurance Program or modify the coverage provided thereunder; (iv) alter the rights and obligations of the Debtors (or on or after the Effective Date, the Reorganized Debtors) under the ACE Insurance Program, including any duty of the Debtors (or on or after the Effective Date, the Reorganized Debtors) to defend, at their own expense, against claims asserted under the Policies; or
(v) discharge, release or relieve the Debtors (or on or after the Effective Date, the Reorganized Debtors) from any debt or other liability under the ACE Insurance Program.

         The ACE Companies shall withdraw any and all proofs of claim which they filed against the Debtors following the occurrence of: (i) entry of a Final Order approving the ACE Settlement Agreement; (ii) entry of a Final Order approving the Plan containing terms regarding ACE Settlement Agreement acceptable to the ACE Companies; (iii) the Effective Date; and (iv) payment in full by the Debtors of the ACE Cure Claim.

         To the extent of any inconsistency between the ACE Settlement Agreement and the Plan, the Disclosure Statement, the Confirmation Order or any other document, agreement or order, the terms of the ACE Settlement Agreement will control.

         The ACE Companies shall reserve their right to object to the Plan or otherwise participate in the Debtors' bankruptcy case.

      XIII.   SECTION 1145 EXEMPTION FOR OFFER AND SALE OF THE NEW COMMON
              -----------------------------------------------------------
                             STOCK UNDER THE PLAN
                             --------------------

         In reliance upon section 1145 of the Bankruptcy Code, the offer and issuance of New Common Stock, the Warrants and the Rights will be exempt from the registration requirements of the Securities Act and equivalent provisions in state securities laws except as set forth below.

         Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must hold claims against or equity interests in the debtor; and (iii) the securities must be issued in exchange (or principally in exchange) for the recipient's claims against or equity interests in the debtor. The Debtors believe that the offer and sale of the New Common Stock, the Warrants and the Rights (other than to Monsanto) under the Plan satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and are, therefore, exempt from registration under the Securities Act and state securities laws.

         Section 1145(a)(2) of the Bankruptcy Code also exempts from such registration requirements offers of securities through warrants and similar rights distributed pursuant to the exemption set forth in section 1145(a)(1). Since the Debtors believe that the Warrants and the Rights will be issued in accordance with section 1145(a)(1), the Debtors believe that New Common Stock issuable upon the exercise of the Warrants and Rights to persons who are not underwriters within section 1145 of the Bankruptcy Code also will be exempt from registration under the Securities Act and state securities laws pursuant to section 1145(a)(2) of the Bankruptcy Code.

         To the extent that the New Common Stock is issued under the Plan (including pursuant to the exercise of the Warrants and Rights issued under the Plan) and is covered by section 1145(a)(1) or section 1145(a)(2) of the Bankruptcy Code, it may be resold by the holders thereof without registration unless, as more fully described below, the holder is an "underwriter" with respect to such securities. Generally, section 1145(b)(1) of the Bankruptcy Code defines an "underwriter" as any person who: (i) purchases a claim against, an interest in, or a claim for an administrative expense against the debtor, if such purchase is with a view to distributing any security received in exchange for such a claim or interest; (ii) offers to sell securities offered under a plan for the holders of such securities; (iii) offers to buy such securities from the holders of such securities, if the offer to buy is:
(A) with a view to distributing such securities; and (B) under an agreement made in connection with the plan, the consummation of the plan, or with the offer or sale of securities under the plan; or (iv) is an "issuer" with respect to the securities, as the term "issuer" is defined in Section 2(a)(11) of the Securities Act.

         Under Section 2(a)(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control of the issuer. "Control" (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

         Accordingly, an officer or director or a controlling stockholder of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a "control person" of such debtor or successor. To the extent that Persons who receive New Common Stock pursuant to the Plan are deemed to be "underwriters" as defined in section 1145(b) of the Bankruptcy Code, resales by such Persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Such Persons would, however, be permitted to sell such New Common Stock or other securities without registration if they are able to comply with the provisions of Rule 144 under the Securities Act. These rules permit the public sale of securities received by such Person if current information regarding the issuer is publicly available and if volume limitations and certain other conditions are met. Any person who is an "underwriter" but not an "issuer" with respect to an issue of securities is, however, entitled to engage in exempt "ordinary trading transactions" within the meaning of section 1145(b) of the Bankruptcy Code.

         Whether or not any particular person would be deemed to be an "underwriter" with respect to the New Common Stock to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any particular person receiving New Common Stock under the Plan would be an "underwriter" with respect to such New Common Stock.

         To the extent that persons deemed to be "underwriters" receive New Common Stock, pursuant to the Plan (the "Restricted Holders"), resales by Restricted Holders would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Restricted Holders may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 under the Securities Act.

         Under certain circumstances, holders of New Common Stock deemed to be "underwriters" may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act, to the extent available, and in compliance with applicable state and foreign securities laws. Generally, Rule 144 of the Securities Act provides that persons who are affiliates of an issuer who resell securities will not be deemed to be underwriters if certain conditions are met. These conditions include the requirement that current public information with respect to the issuer be available, a limitation as to the amount of securities that may be sold in any three-month period, the requirement that the securities be sold in a "brokers transaction" or in a transaction directly with a "market maker" and that notice of the resale be filed with the SEC. The Debtors cannot assure, however, that adequate current public information will exist with respect to any issuer of New Common Stock and, therefore, that the safe harbor provisions of Rule 144 of the Securities Act will be available.

         Pursuant to the Plan, certificates evidencing shares of New Common Stock, received by Restricted Holders or by a holder that the Debtors determine may be an underwriter within the meaning of section 1145 of the Bankruptcy Code may bear a legend substantially in the form below:

                  THE SECURITIES EVIDENCED BY THIS
                  CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                  THE SECURITIES ACT OF 1933, AS AMENDED, OR
                  UNDER THE SECURITIES LAWS OF ANY STATE OR
                  OTHER JURISDICTION AND MAY NOT BE SOLD,
                  OFFERED FOR SALE OR OTHERWISE TRANSFERRED
                  UNLESS REGISTERED OR QUALIFIED UNDER SAID
                  ACT AND APPLICABLE STATE SECURITIES LAWS
                  OR UNLESS THE COMPANY AND THE COMPANY'S
                  TRANSFER AGENT RECEIVE AN OPINION OF
                  COUNSEL REASONABLY SATISFACTORY TO IT THAT
                  SUCH REGISTRATION OR QUALIFICATION IS NOT
                  REQUIRED.

         Any person or entity entitled to receive shares of New Common Stock who Reorganized Solutia determines to be a statutory underwriter that would otherwise receive legended securities as provided above, may instead receive certificates evidencing New Common Stock without such legend if, prior to the distribution of such securities, such person or entity delivers to Reorganized Solutia, (i) an opinion of counsel reasonably satisfactory to Reorganized Solutia to the effect that the shares of New Common Stock to be received by such person or entity are not subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration in a single transaction under the Securities Act and (ii) a certification that such person or entity is not an "underwriter" within the meaning of section 1145 of the Bankruptcy Code.

         Any holder of a certificate evidencing shares of New Common Stock bearing such legend may present such certificate to the transfer agent for the shares of New Common Stock in exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (i) such securities are sold pursuant to an effective registration statement under the Securities Act, or (ii) such holder delivers to the issuer of such securities an opinion of counsel reasonably satisfactory to Reorganized Solutia to the effect that such securities are no longer subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code or (iii) such holder delivers to Reorganized Solutia an opinion of counsel reasonably satisfactory to Reorganized Solutia to the effect that (x) such securities are no longer subject to the restrictions under the Securities Act or (y) such transfer is exempt from registration under the Securities Act, in which event the certificate issued to the transferee shall not bear such legend.

         Upon confirmation of the Plan, Reorganized Solutia will enter into a registration rights agreement with certain Persons who may, as a result of their ownership of New Common Stock, be Restricted Holders, including Monsanto. Pursuant to the terms of these registration rights agreements Monsanto and others will be given the right to request, among other things, Reorganized Solutia to file a registration statement with the SEC to allow these Restricted Holders to sell their New Common Stock without any volume limitations.

         GIVEN THE COMPLEX AND SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER, THE DEBTORS MAKE NO REPRESENTATION CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE NEW COMMON STOCK, THE WARRANTS OR THE RIGHTS. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF THE NEW COMMON STOCK, THE WARRANTS OR THE RIGHTS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE THE WARRANTS OR THE RIGHTS NEW COMMON STOCK IN COMPLIANCE WITH THE SECURITIES ACT, THE EXCHANGE ACT OR SIMILAR FEDERAL, STATE, LOCAL OR FOREIGN LAWS.

     XIV.  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE AMENDED PLAN
           ----------------------------------------------------------------

         The following discussion is a summary of certain U.S. federal income tax consequences of the consummation of the Plan to Holders of Claims, Equity Interests and the Debtors. This summary is based on the IRC, the U.S. Treasury Regulations promulgated thereunder, judicial authorities, published administrative positions of the IRS and other applicable authorities, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. No rulings or determinations of the IRS or any other taxing authorities have been sought or obtained with respect to the tax consequences discussed herein, and the discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

         This discussion does not apply to Holders of Claims and Equity Interests that are not "U.S. persons" (as such phrase is defined in the IRC) and does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtors or to such Holders in light of their individual circumstances. This discussion does not address tax issues with respect to such Holders subject to special treatment under the U.S. federal income tax laws (including, for example, banks, governmental authorities or agencies, pass-through entities, dealers and traders in securities, insurance companies, financial institutions, tax-exempt organizations, small business investment companies and regulated investment companies). No aspect of state, local, estate, gift, or non-U.S. taxation is addressed.

         ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF AN ALLOWED CLAIM. ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF THE PLAN.

         IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, ANY TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE IRC. TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THE DISCLOSURE STATEMENT. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

         1.       CONSEQUENCES TO HOLDERS OF CLAIMS AND EQUITY INTERESTS
                  ------------------------------------------------------

         (a)      Consequences to Holders of Secured Claims

         The following discussion assumes that each Holder of an Allowed Secured Claim holds such claim as a "capital asset" within the meaning of
Section 1221 of the IRC. Pursuant to the Plan, each Allowed Secured Claim, at the election of the applicable Debtor, may be (i) Reinstated, (ii) paid in full in Cash (including post-petition interest), (iii) satisfied by the applicable Debtor's surrender of the collateral securing such Allowed Secured Claim, (iv) offset against, and to the extent of, the applicable Debtor's claims against the Holder or (v) otherwise rendered unimpaired. If an Allowed Secured Claim is Reinstated, the Holder of such Claim should not recognize gain or loss except to the extent collateral securing such Claim is changed, and the change in collateral constitutes a "significant modification" of the Allowed Secured Claim within the meaning of Treasury Regulations promulgated under Section 1001 of the IRC. If an Allowed Secured Claim is paid in full in Cash, the Holder should recognize capital gain or loss (which capital gain or loss would be long-term capital gain or loss to the extent that the Holder has held the debt instrument underlying its claim for more than one year) in an amount equal to the amount of Cash received over the Holder's adjusted basis in the debt instruments underlying its Allowed Secured Claim. To the extent that a portion of the Cash received

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
represents accrued but unpaid interest that the Holder has not already taken into income, the Holder may recognize ordinary interest income. See "Accrued Interest" below.

         If a Holder of an Allowed Secured Claim exchanges its Claim for the collateral securing such Claim, or for Cash in an amount equal to the proceeds actually realized from the sale of such collateral, the exchange should be treated as a taxable exchange under Section 1001 of the IRC. The Holder should recognize capital gain or loss (which capital gain or loss would be long-term capital gain or loss if the Holder has held the debt instrument underlying its Claim for more than one year) equal to the difference between (i) the fair market value of the collateral received (or, as the case may be, the amount of Cash received from the sale of such collateral), and (ii) the Holder's adjusted tax basis in the debt instrument constituting its Claim. To the extent that a portion of the collateral received (or, as the case may be, the amount of Cash received from the sale of such collateral) in the exchange is allocable to accrued interest that has not already been taken into income by the Holder, the Holder may recognize ordinary interest income. See "Accrued Interest," below. If, on the Effective Date, the Holder receives the collateral (rather than Cash) in exchange for its Claim, the Holder's tax basis in the collateral should be equal to the fair market value of the collateral on the Effective Date, and the Holder's holding period in the collateral should begin on the day following the Effective Date.

         (b)      Consequences to Holders of Senior Secured Note Claims

         The following discussion assumes that each Holder of an Allowed Senior Secured Note Claim holds such claim as a "capital asset" within the meaning of Section 1221 of the IRC. Pursuant to the Plan, each Allowed Senior Secured Note Claim will be paid in Cash in the amount of the Allowed Senior Secured Note Claims. The satisfaction of an Allowed Senior Secured Note Claim for Cash should be treated as a taxable exchange under Section 1001 of the IRC. The Holder should recognize capital gain or loss (which capital gain or loss would be long-term capital gain or loss if the Holder has held the debt instrument underlying its Claim for more than one year) equal to the difference between (x) the amount of Cash received and (y) the Holder's adjusted tax basis in the debt instrument underlying its Claim. To the extent that the Cash received in the exchange is allocable to accrued interest that has not already been taken into income by the Holder, the Holder may recognize ordinary interest income. See "Accrued Interest" below.

         (c) Consequences to Holders of Noteholder Claims and General Unsecured Claims

         Pursuant to the Plan, each Holder of an Allowed Noteholder Claim shall receive, on account of such Allowed Claim (a) its Pro Rata share of the shares of New Common Stock in the Stock Pool, and (b) the right to participate in the Rights Offering, subject to certain conditions specified in the Rights Offering Procedures. Pursuant to the Plan, each Holder of an Allowed General Unsecured Claim shall receive, on account of such Allowed Claim (A) its Pro Rata share of the shares of New Common Stock in the Stock Pool, and (B) the right to participate in the Rights Offering, subject to certain conditions specified in the Rights Offering Procedures. The following discussion assumes that (i) each Holder of an Allowed Noteholder Claim or an Allowed General Unsecured Claim holds its Claim as a "capital asset" within the meaning of
Section 1221 of the IRC and (ii) the obligation underlying each Allowed Noteholder Claim and

                                     174

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

Allowed General Unsecured Claim is properly treated as debt (rather than equity) of the applicable Debtor.

         Whether a Holder of an Allowed Noteholder Claim or an Allowed General Unsecured Claim recognizes gain or loss as a result of the exchange of its Claim for New Common Stock depends on whether (a) the exchange qualifies as a tax-free recapitalization, which in turn depends on whether the debt underlying the Allowed Noteholder Claim or the Allowed General Unsecured Claim surrendered is treated as a "security" for the reorganization provisions of the IRC, (b) the Holder has previously included in income any accrued but unpaid interest with respect to the Allowed Noteholder Claim or the Allowed General Unsecured Claim, (c) the Holder has claimed a bad debt deduction or worthless security deduction with respect to such Allowed Noteholder Claim or such General Unsecured Claim and (d) the Holder uses the accrual or cash method of accounting for tax purposes.

                  (i)      Treatment of a Debt Instrument as a "Security"

         Whether a debt instrument constitutes a "security" for U.S. federal income tax purposes is determined based on all the relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued. Each Holder of an Allowed Noteholder Claim or an Allowed General Unsecured Claim should consult with its own tax advisor to determine whether or not the debt underlying its Allowed Noteholder Claim or its Allowed General Unsecured Claim is a "security" for U.S. federal income tax purposes.

                  (ii)     The Rights

         The tax treatment of an Eligible Holder that receives Rights will depend on whether such Holder exercises the Rights. Although not free from doubt, the issuance of, and the exercise of or failure to exercise, the Rights should be treated as an integrated transaction for tax purposes but not as a transaction that is integrated with any of the exchanges described below. Accordingly, an Eligible Holder that exercises a Right should be treated as directly exchanging the subscription price for New Common Stock allocable to such Right in an exchange in which the Eligible Holder recognizes no gain or loss. The Eligible Holder should have a tax basis in the New Common Stock received upon exercise of the Rights equal to the subscription price paid therefor.

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                  (iii)    Treatment of a Holder of an Allowed Noteholder
                           Claim or a General Unsecured Claim if the Exchange of Its Claim Is Treated as a Reorganization

         If a debt instrument constituting a surrendered Allowed Noteholder Claim or an Allowed General Unsecured Claim is treated as a "security" for U.S. federal income tax purposes, the exchange of a Holder's Allowed Noteholder Claim or Allowed General Unsecured Claim for the shares of New Common Stock should be treated as a recapitalization, and therefore a reorganization, under the IRC. A Holder of a surrendered Allowed Noteholder Claim or an Allowed General Unsecured Claim may recognize gain, but not loss, on the exchange. Specifically, the Holder may recognize (a) capital gain, subject to the "market discount" rules discussed below, to the extent of the lesser of (i) the amount of gain realized from the exchange or (ii) the amount
------                                                      --
of "other property" (i.e., property that is not a "security" for U.S. federal income tax purposes and "securities" to the extent that the principal amount of securities received exceeds the principal amount of securities surrendered) received, if any, and (b) ordinary interest income to the extent that the shares of New Common Stock are treated as received in satisfaction of accrued but untaxed interest on the debt instrument underlying the Allowed Noteholder Claim or the Allowed General Unsecured Claim (see "Accrued Interest" discussion below). In such case, a Holder's tax basis in its shares of New Common Stock should be equal to the tax basis of the obligation constituting the Allowed Noteholder Claim or the Allowed General Unsecured Claim surrendered therefor (increased by the amount of any gain recognized and decreased by the fair market value of "other property" received, if any), and a Holder's holding period for its shares of New Common Stock should include the holding period for the obligation constituting the surrendered Allowed Noteholder Claim or the Allowed General Unsecured Claim; provided that the tax
                                                         --------
basis of any share of New Common Stock treated as received in satisfaction of accrued but untaxed interest should equal the amount of such accrued but untaxed interest, and the holding period for such share of New Common Stock should not include the holding period of the debt instrument constituting the surrendered Allowed Noteholder Claim or the Allowed General Unsecured Claim.

                  (iv) Treatment of a Holder of an Allowed Noteholder Claim or an Allowed General Unsecured Claim if the Exchange of its Claim Is Not Treated as a Reorganization

         If a debt instrument constituting a surrendered Allowed Noteholder Claim or an Allowed General Unsecured Claim is not treated as a security, a
                                               ---
Holder of such a Claim should be treated as exchanging its Allowed Noteholder Claim or an Allowed General Unsecured Claim for shares of New Common Stock in a fully taxable exchange. A Holder of an Allowed Noteholder Claim or an Allowed General Unsecured Claim who is subject to this treatment should recognize gain or loss equal to the difference between (i) the fair market value of the shares of New Common Stock it receives that is not allocable to accrued interest, and (ii) the Holder's adjusted tax basis in the obligation constituting the surrendered Allowed Noteholder Claim or the Allowed General Unsecured Claim. Such gain or loss should be capital in nature (subject to the "market discount" rules described below) and should be long-term capital gain or loss if the debts constituting the surrendered Allowed Noteholder Claim or the Allowed General Unsecured Claim were held for more than one year. To the extent that a Holder also receives Cash in respect of dividends paid while such stock was held in reserve, the treatment of that Cash is unclear. To the extent that a

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portion of the shares of New Common Stock received in the exchange is allocable to accrued but untaxed interest, the Holder may recognize ordinary interest income. See "Accrued Interest" below. A Holder's tax basis in the shares of New Common Stock received on the Effective Date should equal the fair market value of the shares of New Common Stock as of the Effective Date. A Holder's holding period for its shares of New Common Stock received on the Effective Date should begin on the day following the Effective Date. Each Holder should consult its own tax advisor on the basis, holding period and other tax implications of receiving New Common Stock after the Effective Date.

                  (v)      Accrued Interest

         To the extent that any amount received by a Holder of a surrendered Allowed Claim under the Plan is attributable to accrued but unpaid interest and such amount has not previously been included in the Holder's gross income, such amount should be taxable to the Holder as ordinary interest income. Conversely, a Holder of a surrendered Allowed Claim may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for worthless debts) to the extent that any accrued interest on the debt instruments constituting such Claim was previously included in the Holder's gross income but was not paid in full by the Debtors. Such loss may be ordinary, but the tax law is unclear on this point.

         The extent to which the consideration received by a Holder of a surrendered Allowed Claim will be attributable to accrued interest on the debts constituting the surrendered Allowed Claim is unclear. Certain Treasury Regulations generally treat a payment under a debt instrument first as a payment of accrued and untaxed interest and then as a payment of principal. Application of this rule to a final payment on a debt instrument being discharged at a discount in bankruptcy is unclear. Pursuant to the Plan, all distributions in respect of any Claim will be allocated first to the principal amount of such Claim, to the extent otherwise permitted and as determined for federal income tax purposes, and thereafter to the remaining portion of such Claim, if any. The provisions of the Plan are not binding on the IRS or a court with respect to the appropriate tax treatment for creditors.

                  (vi)     Market Discount

         Under the "market discount" provisions of Sections 1276 through 1278 of the IRC, some or all of any gain realized by a Holder exchanging the debt instruments constituting its Allowed Claim may be treated as ordinary income (instead of capital gain), to the extent of the amount of "market discount" on the debt constituting the surrendered Allowed Claim.

         In general, a debt instrument is considered to have been acquired with "market discount" if its holder's adjusted tax basis in the debt instrument is less than (i) the sum of all remaining payments to be made on the debt instrument, excluding "qualified stated interest" or, (ii) in the case of a debt instrument issued with OID, its adjusted issue price, by at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

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

         Any gain recognized by a Holder on the taxable disposition (determined as described above) of debts that it acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while such debts were considered to be held by the Holder (unless the Holder elected to include market discount in income as it accrued). To the extent that the surrendered debts that had been acquired with market discount are exchanged in a tax-free or other reorganization transaction for other property (as may occur here), any market discount that accrued on such debts but was not recognized by the Holder may be required to be carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property may be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged debt instrument.

         (d)      Consequences to Holders of CPFilms Claims

                  The following discussion assumes that each Holder of an Allowed CPFilms Claim holds such claim as a "capital asset" within the meaning of Section 1221 of the IRC. Pursuant to the Plan, each Allowed CPFilms Claim will be paid in Cash in the amount of the Allowed CPFilms Claim. The receipt of Cash by the Holder of an Allowed CPFilms Claim should be treated as a taxable exchange under Section 1001 of the IRC. The Holder should recognize capital gain or loss (which capital gain or loss would be long-term capital gain or loss if the Holder has held the debt underlying its Claim for more than one year) equal to the difference between (x) the amount of Cash received and (y) the Holder's adjusted tax basis in the debt instrument underlying its Claim. To the extent that the Cash received in the exchange is allocable to accrued interest that has not already been taken into income by the Holder, the Holder may recognize ordinary interest income. See "Accrued Interest" below.

         (e)      Consequences to Holders of Tort Claims

         In accordance with the Global Settlement, Monsanto is assuming financial responsibility, as between itself and Solutia, for the payment of Tort Claims. Holders of Tort Claims should consult their own tax advisors as to the tax consequences to them of any payment received from Monsanto on account of a Tort Claim.

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         (f)      Consequences to Holders of Security Claims

         On the Effective Date, all Security Claims will be canceled, and Holders of such Claims will receive no Distributions under the Plan. Section 166(a) of the IRC generally permits a "worthless debt deduction" for any debt, either in whole or in part, to the extent charged off within the taxable year. Thus, Holders of Security Claims may be entitled to worthless debt deductions with respect to such Claims. A worthless debt deduction will only be available to a Holder of a Security Claim if such Claim constitutes a "bona fide debt" within the meaning of Treasury Regulations promulgated under Section 166 of the IRC. These Treasury Regulations define a "bona fide debt" as "a debt which arises from a debtor-creditor relationship based upon a valid and enforceable obligation to pay a fixed or determinable sum of money." In addition, the rules governing the timing and amount of worthless debt deductions place considerable emphasis on the facts and circumstances of the Holder, the obligor and the instrument with respect to which the deduction is claimed. Holders of Security Claims are, therefore, urged to consult their tax advisors with respect to their ability to take such a deduction.

         (g)      Consequences to Holders of Equity Interests

         On the Effective Date, each Holder of common stock in Solutia Inc. may receive their Pro Rata share of Warrants to the extent that Classes 11, 12, 13, 14, 15 and 20 vote to accept the Amended Plan, and all existing Equity Interest in Solutia will be cancelled pursuant to the Plan. The exchange of common stock in Solutia Inc. for Warrants should be treated as part of the same reorganization under Section 351 or Section 368(a) of the IRC as is described above under the heading "Treatment of a Holder of an Allowed Noteholder Claim or a General Unsecured Claim:". In general, if an exchange qualifies as a reorganization a recipient of securities will recognize gain, but not loss in an amount equal to the excess of the principal amount of securities received of the principal amount of securities surrendered. For purposes of the reorganization provisions of the IRC, common stock in Solutia Inc. should be treated as "Securities" with a principal amount of zero. Therefore, a Holder of an Equity Interest in Solutia should not recognize gain on its receipt of the Warrants because the principal amount of securities received does not exceed the principal amount of securities surrendered. A Holder of common stock in Solutia Inc. also cannot recognize any loss of the exchange.

         (h)      Consequences to Holders of Retiree Claims

         In accordance with the terms of the Retiree Settlement Agreement, Solutia shall contribute 2.62 million shares of the New Common Stock to a trust established for the benefit of the Retirees. Holders of Retiree Claims should consult their own tax advisors as to the tax consequences to them of the contribution by Solutia to this trust and any distributions from this trust to them.

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B.       CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO THE
         ---------------------------------------------------------------
         DEBTOR
         ------

         1.       CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE AMENDED
                  -----------------------------------------------------------
                  PLAN TO SOLUTIA
                  ---------------

         (a)      Cancellation of Indebtedness and Reduction of Tax Attributes

         As a result of the Plan, including the Monsanto Contribution, the Debtors' aggregate outstanding indebtedness will be substantially reduced. In general, absent an exception, a debtor will recognize cancellation of debt income ("CODI") upon discharge of its outstanding indebtedness for an amount less than its adjusted issue price. The amount of CODI, in general, is the excess of (a) the adjusted issue price of the indebtedness discharged, over
(b) the sum of the issue price of any new indebtedness of the taxpayer issued, the amount of cash paid and the fair market value of any other consideration, including stock of the Debtor(s), given in exchange for such indebtedness at the time of the exchange.

         A debtor is not, however, required to include any amount of CODI in gross income if such debtor is under the jurisdiction of a court in a chapter 11 bankruptcy proceeding and the discharge of debt occurs pursuant to that proceeding. Instead, as a price for the exclusion of CODI under the foregoing rule, Section 108 of the IRC requires the debtor to reduce (as of the first day of the taxable year following the year of the debt discharge) its tax attributes by the amount of CODI which it excluded from gross income. As a general rule, tax attributes will be reduced in the following order: (a) net operating losses ("NOLs"), (b) most tax credits, (c) capital loss carryovers,
(d) tax basis in assets (but not below the amount of liabilities to which the debtor remains subject), and (e) foreign tax credits. A debtor with CODI may elect first to reduce the basis of its depreciable assets under Section 108(b)(5) of the IRC.

         The amount of CODI (and, accordingly, the amount of tax attributes required to be reduced), will depend, inter alia, on the fair market value of New Common Stock to be issued. This value cannot be known with certainty until after the Effective Date. Thus, although it is expected that a reduction of tax attributes will be required, the exact amount of such reduction cannot be predicted with certainty.

         Any required reduction in tax attributes of a member of a consolidated group applies first to any tax attributes attributable to the debtor realizing the CODI at issue. To the extent the debtor reduces its tax basis in the stock of another member of the consolidated group (which basis may not be reduced below zero), such other member is required to reduce its tax attributes by an equivalent amount.

         (b)      Limitation of Net Operating Loss Carryovers and Other Tax
                  Attributes

         Section 382 of the IRC generally imposes an annual limitation on a corporation's use of its net operating losses ("NOLs") (and may limit a
                                                ----
corporation's use of certain built-in losses if such built-in losses are recognized within a five-year period following an ownership change) if a corporation undergoes an "ownership change." This discussion describes the limitation determined under Section 382 of the IRC in the case of an "ownership change" as the "Section 382 Limitation." The annual Section 382 Limitation on the use of pre-change losses (the NOLs and built-in losses recognized within the five year post-ownership change period) in any "post

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change year" is generally equal to the product of the fair market value of the loss corporation's outstanding stock immediately before the ownership change multiplied by the long term tax-exempt rate in effect for the month in which the ownership change occurs. The long-term tax-exempt rate is published monthly by the IRS and is intended to reflect current interest rates on long-term tax-exempt debt obligations. Section 383 of the IRC applies a similar limitation to capital loss carryforward and tax credits. As discussed below, however, special rules may apply in the case of a corporation which experiences an ownership change as the result of a bankruptcy proceeding.

         In general, an ownership change occurs when the percentage of the corporation's stock owned by certain "5 percent shareholders" increases by more than 50 percentage points in the aggregate over the lowest percentage owned by those shareholders at any time during the applicable "testing period" (generally, the shorter of (a) the 36-month period preceding the testing date or (b) the period of time since the most recent ownership change of the corporation). A "5 percent shareholder" for this purpose includes, generally, an individual or entity that directly or indirectly owns 5% or more of a corporation's stock during the relevant period and one or more groups of shareholders that own less than 5% of the value of the corporation's stock. Under applicable Treasury Regulations, an ownership change with respect to an affiliated group of corporations filing a consolidated return that have consolidated NOLs is generally measured by changes in stock ownership of the parent corporation of the group.

         The issuance under the Plan of the New Common Stock, along with the cancellation of existing Equity Interests through the Plan, is expected to cause an ownership change to occur with respect to the Debtors' consolidated group on the Effective Date. As a result, Section 382 of the IRC will apply to limit the Debtors' use of their consolidated NOLs after the Effective Date. This limitation is independent of, and in addition to, the reduction of tax attributes described in the preceding Section resulting from the exclusion of CODI. Similarly, the ability of the Debtors' consolidated group to use any remaining capital loss carryforwards and tax credits will also be limited.

         Section 382(l)(5) of the IRC provides a special rule applicable in the case of a bankruptcy reorganization (the "Section 382(l)(5) Rule"). If a corporation qualifies for the Section 382(l)(5) Rule, the annual Section 382 Limitation will not apply to the corporation's NOL on account of an ownership change occurring as a result of the bankruptcy reorganization. The Section 382(l)(5) Rule does, however, require that the corporation's NOL and credit carryovers be computed without taking into account the aggregate amount of all interest deductions during the three prior taxable years and the portion of the current taxable year ending on the date of the ownership change in respect of debt exchanged for the corporation's stock (such interest hereinafter called "Disqualified Interest"). The corporation will qualify under the
Section 382(l)(5) Rule if the corporation's pre-bankruptcy shareholders and holders of certain debt (the "Qualifying Debt") own at least 50% of the stock of the corporation after the bankruptcy reorganization, and the corporation does not elect not to apply the Section 382(l)(5) Rule. Qualifying Debt is a claim which (i) was held by the same creditor for at least 18 months prior to the bankruptcy filing or (ii) arose in the ordinary course of a corporation's trade or business and has been owned, at all times, by the same creditor. Indebtedness will be treated as arising in the ordinary course of a corporation's trade or business if such indebtedness is incurred by the corporation in connection with the normal, usual or customary conduct of the corporation's

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business. For the purpose of determining whether a claim constitutes
Qualifying Debt, special rules may in some cases apply to treat a subsequent transferee as the transferor creditor.

         If the exchanges contemplated by the Plan qualify for tax treatment under the Section 382(l)(5) Rule and the Debtors do not elect out of the
Section 382(l)(5) Rule, the Debtors' NOL carryover will be available for future use without any Section 382 Limitation (after reduction of the Debtors' NOLs by Disqualified Interest). However, under the Section 382(l)(5) Rule, if there is a second ownership change during the two-year period immediately following consummation of the Plan, the Section 382 Limitation after the second ownership change shall be zero. The determination of the application of the Section 382(l)(5) Rule is highly fact specific and dependent on circumstances that are difficult to assess accurately; however, the Debtors do not believe they will qualify for the Section 382(l)(5) Rule. In addition, due in part to the risk that a second ownership change might occur during the two year period following the Effective Date, even if they do qualify, the Debtors intend to elect out of the Section 382(l)(5) Rule as described below.

         If the exchanges do not qualify for tax treatment under the Section 382(l)(5) Rule or the Debtors elect not to apply the Section 382(l)(5) Rule, the Debtors' use of NOLs to offset taxable income earned after an ownership change will be subject to the annual Section 382 Limitation. Since the Debtors are in bankruptcy, however, Section 382(l)(6) of the IRC will apply. Section 382(l)(6) of the IRC provides that, in the case of an ownership change resulting from a bankruptcy proceeding of a debtor, the value of the debtor's stock for the purpose of computing the Section 382 Limitation will generally be calculated by reference to the net equity value of debtor's stock taking into account the increase of the value of the corporation as a result of the surrender or cancellation of creditors' claims in the transaction (rather than the value without taking into account such increases, as is the case under the general rule for non-bankruptcy ownership changes). Accordingly, under this rule the Section 382 Limitation would generally reflect the increase in the value of a debtor's stock resulting from the conversion of debt to equity in the proceeding. The Debtors intend to elect to apply the rules of Section 382(l)(6) of the Code. Although it is impossible to predict what the net equity value of the Debtors will be immediately after the exchanges contemplated by the Plan, the Debtors' use of NOLs is expected to be substantially limited after those exchanges.

         (c)      Alternative Minimum Tax

         In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income ("AMTI") at a 20% rate to the extent such tax exceeds the corporation's regular federal income tax for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. For example, except for alternative tax NOLs generated in or deducted as carryforwards in taxable years ending in 2001 and 2002 which can offset 100% of a corporation's AMTI, only 90% of a corporation's AMTI may be offset by available alternative tax NOL carryforwards. Additionally, under Section 56(g)(4)(G) of the IRC, an ownership change (as discussed above) that occurs with respect to a corporation having a net unrealized built-in loss in its assets will cause, for AMT purposes, the adjusted basis of each asset of the corporation immediately after the ownership change to be equal to its proportionate share (determined on the basis of respective fair market values) of the fair market

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

value of the assets of the corporation, as determined under Section 382(h) of the IRC, immediately before the ownership change. The Debtors do not believe they will have a net unrealized built-in loss in their assets immediately after the ownership change.

         (d)      Funding Co

         Funding Co, a wholly owned "flow-through" affiliate of Solutia, will be treated as an entity disregarded from its owner for U.S. federal income tax purposes. Therefore, Solutia's contribution of a portion of the proceeds of the Rights Offering to Funding Co will be disregarded for U.S. federal income tax purposes. When Funding Co releases funds to Solutia to allow Solutia to make payments in accordance with the terms of the Relationship Agreement, Solutia should account for such amounts as if paid directly by Solutia. To the extent that Funding Co earns income on funds contributed to it, Solutia will take those amounts into gross income as if Solutia had earned the income.

         2.       BACKUP WITHHOLDING AND REPORTING

         The Debtors will withhold all amounts required by law to be withheld from payments of interest and dividends. The Debtors will comply with all applicable reporting requirements of the IRC. In general, information reporting requirements may apply to distributions or payments made to a Holder of a Claim. Additionally, backup withholding of taxes, currently at a rate of 28%, will apply to such payments if such Holder fails to provide an accurate taxpayer identification number or otherwise fails to comply with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules will be allowed as a credit against such Holder's U.S. federal income tax liability and may entitle such Holder to a refund, provided that the required information is provided to the IRS.

         THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER'S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

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                                     XV.
                                RECOMMENDATION
                                --------------

         In the opinion of Solutia, the Amended Plan is preferable to the alternatives described in this Disclosure Statement because it provides for a larger distribution to Solutia's creditors than would otherwise result in a liquidation under chapter 7 of the Bankruptcy Code. In addition, any alternative other than confirmation of the Amended Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to Holders of Allowed Claims than proposed under the Amended Plan. Accordingly, Solutia recommends that Holders of Claims entitled to vote on the Amended Plan support confirmation of the Amended Plan and vote to accept the Amended Plan.

Dated: [____] [___], 2007      Respectfully submitted,

                               SOLUTIA INC.
                               (for itself and on behalf of each of the Debtors)


                               By:
                                  ------------------------------------------
                                  Name:  Jeffry N. Quinn
                                  Title: President & Chief Executive Officer
Prepared by:

KIRKLAND & ELLIS LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4611
(212) 446-4800 (telephone)

ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION


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